As filed with the Securities and Exchange Commission on January 4, 2022

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

The Greenrose Holding Company Inc.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	2833	84-2845696
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY 11701
(516) 346-5270
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________________

William F. Harley III, Chief Executive Officer
111 Broadway
Amityville, NY 11701
(516) 346-5270
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

____________________________

Copies to:

Guy Molinari, Esq. Tarter Krinsky & Drogin LLP 1350 Broadway New York, New York 10018 (212) 216-8000

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	12,806,728	$3.265	$3,876.15
Warrants to purchase Common Stock	660,000	$0.20	$12.24

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(1)      Represents (i) 12,806,728 shares of Common Stock and (ii) 660,000 warrants issued or to be issued to the Selling Stockholders named herein. Pursuant to Rule 416(a) under the Securities Act of 1933, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)      Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is $3.265 and price per warrant is $0.20, respectively, which are individually the average of the $3.52 (high) and $3.01 (low) of our shares of Common Stock and $0.22 (high) and $0.18 (low) private warrants, respectively, on December 30, 2021 on the OTCQX, which date is within five business days prior to filing this Registration Statement.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 4, 2022

The Greenrose Holding Company Inc.

Up to 12,806,728 Shares of Common Stock
Up to 660,000 Warrants Exercisable for Common Stock

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This prospectus relates to the resale from time to time of (i) 5,000,000 shares of our common stock, $0.0001 par value per share (our “common stock”), held by the former equity holders of Theraplant, LLC (“Theraplant”) in connection with the Theraplant Merger (defined below); (ii) 3,266,350 shares of our common stock held or that will be held by our sponsor, Greenrose Associates LLC (our “Sponsor”), including up to 1,000,000 shares of common stock to be issued to our Sponsor in satisfaction of an aggregate principal amount of $1,235,000 interest free notes held by Sponsor; (iii) 4,430,378 shares of our common stock issued to True Harvest, LLC in connection the True Harvest Acquisition (defined below); (iv) 88,000 shares of our common stock and 528,000 private warrants (the “private warrants”) held by Imperial Capital, LLC, the representative of the underwriters in our initial public offering (“Imperial”); and (v) 22,000 shares of our common stock and 132,000 Private warrants held by I-Bankers Securities, Inc, an underwriter in our initial public offering (“I-Bankers” and, together with Theraplant, our Sponsor and Imperial, the “Selling Stockholders”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders, except with respect to amounts received by us upon exercise of the Warrants.

The Selling Stockholders may sell the shares of common stock and private warrants, as applicable, included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.” Each of the Selling Stockholders is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholders will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholders pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by the Selling Stockholders. See “Plan of Distribution.”

Our common stock and our public warrants (our “Public Warrants) are traded on The Over The Counter “OTCQX” Market and OTCQB Market under the symbols “GNRS” and “GNRS.W,” respectively. On December 30, 2021, the closing price of our common stock was $3.01 per share and the closing price of our Public Warrants was $0.19 per warrant.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is January 4, 2022

Page
Cautionary Note Regarding Forward Looking Statements	ii
About this Prospectus	iii
Prospectus Summary	1
Recent Developments	6
Risk Factors	9
The Theraplant Transaction	41
The Greenrose Associates Transactions	43
The Imperial and I-Banking Transactions	44
Use of Proceeds	45
Determination Of Offering Price	46
Market Information For Common Stock And Dividend Policy	47
Unaudited Pro Forma Condensed Combined Financial Information	48
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Greenrose for the three and nine months ended September 30, 2021 and 2020	64
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Greenrose for the year ended December 31, 2020 and 2019	71
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Theraplant	76
Description of the Business	87
Management	95
Executive Compensation	100
Certain Relationships and Related Party Transactions	102
Principal Stockholders	103
Description of Securities	106
Plan of Distribution	109
Material U.S. Federal Income Tax Considerations	111
Underwriting
Legal Matters	117
Experts	117
Where You Can Find Additional Information	117
Index to Financial Statements	F-1

We are responsible for the information contained in this prospectus, other than information relating to specified Selling Stockholders. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until _____, 2022, all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete future business combinations;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        potential changes in control of us if we acquire one or more target businesses for stock;

•        our public securities’ potential liquidity and trading;

•        the limited market for our securities;

•        our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders may, from time to time, sell the securities described in this prospectus.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

On November 26, 2021 (the “Closing Date”), Greenrose Acquisition Corp. consummated its previously announced business combination of Theraplant, LLC, a Connecticut limited liability company (“Theraplant”) pursuant to the Agreement and Plan of Merger dated March 12, 2021 (as amended pursuant to that certain Amendment No. 1, dated as of August 10, 2021, to the Agreement and Plan of Merger (“Amendment No. 1”), and that certain Amendment No. 2, dated as of November 26, 2021, to the Agreement and Plan of Merger (“Amendment No. 2”), collectively, the “Theraplant Merger Agreement”), pursuant to which GNRS CT Merger Sub, a Connecticut limited liability company and a wholly-owned subsidiary of Greenrose (“TPT Merger Sub”) was merged with and into Theraplant (the “Theraplant Merger” or the “Business Combination”), with Theraplant surviving the merger as a wholly owned subsidiary of Greenrose.

On the Closing Date, and in connection with the closing of the Theraplant Merger (the “Closing”), Greenrose Acquisition Corp. changed its name to The Greenrose Holding Company Inc. Unless the context otherwise requires, “we,” “us,” “our,” “Greenrose,” “Registrant” and the “Company” refer to The Greenrose Holding Company Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us,” “Greenrose,” “our Company” or the “Company” refer to The Greenrose Holding Company Inc. References in this prospectus to our “public shares” are to shares of our Common Stock and references to “public stockholders” refer to the holders of our public shares of Common Stock, including our Sponsor (as defined below), officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares. References in this prospectus to our “management” or our “management team” refer to our officers and directors, references to our “Sponsor” refer to Greenrose Associates LLC, a company founded by William Harley III, our Chief Executive Officer and Director, Daniel Harley, our Executive Vice-President and Director and Brendan Sheehan, our Director. The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of common stock.

The Greenrose Holding Company Inc.

Greenrose is focused on providing access to quality cannabis and cannabinoid-based products at competitive pricing through state-of-the-art customer engagement channels, in store, online and at home. The Greenrose team believes that a “cultivation led” vertically integrated approach will bring enhanced operating performance to our shareholders while also bringing the best value to consumers. Our initial operational strategy revolves around five primary areas of focus: (1) cultivation & genetics; (2) retail & distribution; (3) manufacturing & processing; (4) wholesale; and (5) proprietary data and insights. While we focus on these five areas, we have determined that we have just one reportable business segment: the production and sale of cannabis products.

Greenrose has developed an operating model that will govern its businesses with a team of functional experts at the corporate level that support local operators in execution of their vertically integrated businesses. This will include cultivation expertise to leverage best practices in phenotyping and strain development. The focus will be on indoor, growth methodology and technology deployment, with state-of-the-art control and monitoring systems. Additionally, Greenrose will continue to elevate retail knowledge and customer experience to reinforce brand and product adoption.

Consistently selecting and growing high-quality cannabis is one of the most important aspects of our business. The business needs to start with high quality, high yielding inputs to drive the best end results. In general, cannabis cultivation takes place in three settings: indoor, outdoor and in greenhouses. While it is cost effective to grow cannabis outdoors, it is also hard to control pest infestations without the use of significant amounts of pesticides, and it is subject to other risks such as severe weather, diseases and mold. As a result, cannabis grown outdoors is in general significantly lower in quality than cannabis grown indoors or in greenhouses. Our current focus is growing the highest quality medicinal cannabis. We therefore currently grow all of our cannabis in an indoor facility, which allows us to grow under ideal climate controls and manage key variables to deliver optimal yielding plants. New strain development and phenotyping operations are in place across our platform, enabling Greenrose companies to identify the differentiated offerings to drive downstream production and consumer offerings. Our cultivation teams will leverage retail and market data to identify future trends that need to be supported back up the value chain. We will invest regularly to maintain, and where possible, to expand our high performing facilities, leveraging growth techniques and technology across our platform.

Background

Our company was originally known as Greenrose Acquisition Corp. On the Closing Date (as described above, November 26, 2021), Greenrose consummated its previously announced business combination of Theraplant pursuant to the Agreement and Plan of Merger dated March 12, 2021 (as amended pursuant to that certain Amendment No. 1, dated as of August 10, 2021, to the Agreement and Plan of Merger (“Amendment No. 1”), and that certain Amendment No. 2, dated as of November 26, 2021, to the Agreement and Plan of Merger (“Amendment No. 2”), collectively, the “Theraplant Merger Agreement”), pursuant to which GNRS CT Merger Sub, a Connecticut limited liability company and a wholly-owned subsidiary of Greenrose (“TPT Merger Sub”) was merged with and into Theraplant (the “Theraplant Merger” or the “Business Combination”), with Theraplant surviving the Theraplant Merger as a wholly owned subsidiary of Greenrose.

On December 31, 2021, Greenrose and True Harvest Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“TH Buyer”), and True Harvest, LLC, an Arizona limited liability company (“True Harvest”), consummated the acquisition of substantially all of True Harvest’s assets and the assumption of certain of True Harvest’s liabilities (the “True Harvest Acquisition”), pursuant to that certain Asset Purchase Agreement dated March 12, 2021, as amended by that Amendment No. 1 to the Asset Purchase Agreement dated July 2, 2021, that certain Amendment No. 2 to the Asset Purchase Agreement dated October 28, 2021, and that certain Amendment No. 3 to the Asset Purchase Agreement dated December 31, 2021 (as it may be amended from time to time, the “Asset Purchase Agreement”).

At the special meeting of the Greenrose shareholders held on October 27, 2021 (the “Special Meeting”), the Greenrose shareholders considered, approved and adopted, among other matters, the Theraplant Merger, the True Harvest Acquisition, as well as the change of our corporate name.

Our Sponsor

Our Sponsor, Greenrose Associates LLC, a New York limited liability company, was established by William “Mickey” Harley, Daniel Harley and Brendan Sheehan in 2018 to investigate and assess the United States’ cannabis marketplace and potential acquisition opportunities for investment. The team recognized the opportunity for building a platform with vertically integrated businesses that also possessed differentiated cultivation talent. Mickey Harley’s background in agriculture, namely farming pecans and blueberries, offered a window into the importance of critical cultivation skills that not only understood how to grow the best quality plants, but also how to maximize yields and manage operating costs to deliver the best price to output.

Corporate Information

The mailing address of our principal executive office is 111 Broadway, Amityville, NY 11701. Our telephone number is (516) 346-5270. Our website address is www.greenroseholdings.com. The content on our website is not incorporated into this registration statement. Our common stock and public warrants are currently traded on the OTCQX and OTCQB under the symbols “GNRS” and “GNRS.W,” respectively.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), exemptions from or delays in being required to comply with new or revised financial accounting standards, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. See “Risk Factors — Greenrose is an emerging growth company and a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors.”

Summary of Risk Factors

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

•        An active trading market for our common stock and warrants may never develop or be sustained, which would adversely affect the liquidity and price of our securities.

•        The private warrants may be exercised at a time when the public warrants may not be exercised and have certain inherent differences.

•        The sponsor can earn a positive rate of return on its investment, even if other shareholders experience a negative rate of return in the post- business-combination company.

•        Greenrose’s stockholders cannot be sure of the market value of Greenrose’s securities due to many factors, some of which are beyond our control.

•        We do not intend to pay cash dividends for the foreseeable future.

•        The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what the Company’s actual financial position or results of operations would have been.

•        Our internal controls over financial reporting including controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness.

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•        Management of Theraplant have interests in competing businesses that may create a conflict of interest in allocating their time.

•        Greenrose is an “emerging growth company” and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, the common stock may be less attractive to investors.

•        Greenrose will incur significant increased expenses and administrative burdens as a public company.

•        A member of our management team may be subject to litigation with respect to the Piney Point, Florida.

•        Greenrose may be required to take write-downs or write-offs, restructuring and impairment or other charges.

•        If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

•        Our ability to successfully operate the business will be largely dependent upon the efforts and proper behavior of certain key personnel of Theraplant, our business partners, employees or agents.

•        Changes in cannabis related laws or regulations, our inability to adapt or a failure to comply with any laws and regulations, may adversely affect our business, investments, results of operations and tax rate.

•        There may be tax consequences to the Theraplant Merger or the True Harvest Acquisition that may adversely affect us, and changes in existing laws, regulations or other factors could negatively impact our future effective tax rate. Cannabis businesses are subject to unfavorable U.S. tax treatment so that an otherwise profitable cannabis business may operate at a loss after considering its U.S. income tax expense.

•        The Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

•        The impact of COVID-19, global, regional or local economic and market conditions may adversely affect our business, operating results and financial condition.

•        The development and implementation of regulatory framework for the recently legalized adult use market in Connecticut may create uncertainties relating to issuance of new cultivation licenses.

•        Expansion of our business is dependent on the continued legalization and market acceptance of cannabis.

•        Our clients and we are subject to a variety of U.S. and foreign laws regarding financial transactions and applicable anti-money laundering laws and regulations related to cannabis.

•        Cannabis businesses may be subject to proceeds of crime statutes and civil asset forfeiture under the federal law enforcement of which could adversely affect our revenues.

•        Greenrose’s Board did not obtain a fairness opinion in determining whether to proceed with the True Harvest Acquisition, therefore there can be no assurance that the consideration paid in connection with the True Harvest acquisition reflects the fair market value of the assets being purchased in that transaction.

•        Theraplant and True Harvest are located in different jurisdictions, and we may find it difficult integrating each into the Company following the True Harvest acquisition.

•        We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business. State regulation of cannabis is uncertain and state regulatory agencies may require us to post bonds or significant fees.

•        We may become subject to Food and Drug Administration or Bureau of Alcohol, Tobacco, Firearms and Explosives regulation and we may face limitations on ownership of cannabis licenses.

•        We have limited trademark protection and we face risks related to the results of future clinical research.

•        Competition for the acquisition and leasing of properties suitable for the cultivation, production and sale of medical and adult use cannabis may impede our ability to make acquisitions or may increase the cost of these acquisitions, and may generally impede our ability to expand.

•        We face risks due to industry immaturity or limited comparable, competitive or established industry best practices and we face security, cyber-attacks, fraudulent or illegal activity information technology systems related risks.

•        Our business is subject to the risks inherent in agricultural operations, such as climate change and environmental risks as well as to risks related to any rising or volatile energy costs.

•        We may be subject to securities, product liability, infringement, misappropriation or other litigation.

•        If the analysts cease publishing research or reports or adversely change their recommendations regarding our securities, then the price and trading volume of our securities could decline.

Securities Offered

Shares of Common Stock Offered by the Selling Stockholders

(i) 5,000,000 shares of our common stock issued to the former equity holders of Theraplant. (ii) 3,266,350 shares of our common stock held or that will be held by our Sponsor, including up to 1,000,000 shares of Common Stock to be issued to our Sponsor in satisfaction of an aggregate principal amount of $1,235,000 interest free notes held by Sponsor; (iii) 4,430,378 shares of our common stock issued to True Harvest, LLC in connection the True Harvest Acquisition; (iv) 88,000 shares of our common stock and 528,000 private warrants held by Imperial; and (v) 22,000 shares of our common stock and 132,000 Private warrants held by I-Bankers Securities, Inc

Shares of Common Stock Outstanding Prior to this Offering	16,061,190 shares of common stock as of January 4, 2022
Shares of Common Stock Outstanding After this Offering	16,061,190 shares of common stock.
Warrants offered by the Selling Stockholders	660,000 private placement warrants exercisable at
$11.50 per share, subject to adjustment as described herein
Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock included in this prospectus by the Selling Stockholders. Any proceeds that we receive upon conversion of any warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Market for Common Stock	Our common stock and public warrants are currently traded on the OTCQX and OTCQB Markets under the symbols “GNRS” and “GNRS.W,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RECENT DEVELOPMENTS

True Harvest Acquisition

On December 31, 2021, in connection with the closing of its previously announced acquisition of substantially all of the assets and the assumption of certain liabilities of True Harvest, LLC, an Arizona limited liability company (“True Harvest”) by True Harvest Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary (“TH Buyer”) of The Greenrose Holding Company Inc. (“Greenrose” or the “Company”), the Company, TH Buyer and True Harvest entered into a third amendment (“Amendment No. 3”) to the Asset Purchase Agreement dated March 12, 2021 (as amended from time to time, the “True Harvest Asset Purchase Agreement”). The Acquisition of substantially all of the assets and the assumption of certain liabilities of True Harvest, along with the other transactions contemplated thereby, was completed on December 31, 2021 and is referred to as the “True Harvest Acquisition”.

Pursuant to the True Harvest Asset Purchase Agreement, the Company paid aggregate consideration of $57.6 million at closing, consisting of:

•        $12.5 million in cash;

•        $23.0 million in the form of a convertible note, of which all principal and interest is payable in shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) at a conversion price of $10.00 per share of Common Stocks;

•        $4.6 million in assumed debt evidenced by three (3) promissory notes in favor of the Sellers; and

•        $17.5 million in shares of Common Stock of the Company valued at $3.95 per share of Common Stock.

Pursuant to an Amended Earnout Payment Agreement entered into by the Company, TH Buyer and True Harvest simultaneously with the entry into Amendment No. 3, contingent upon True Harvest achieving a certain price point per pound of cannabis flower relative to total flower production within 36 months following the close of the acquisition, Greenrose will pay additional consideration of up to $35.0 million in the form of an earnout, payable in shares of Common Stock of the Company.

The Company financed the True Harvest Acquisition using the proceeds of the Company’s delayed draw commitment from the Company’s existing lenders, DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC (collectively the “Lenders”) of Seventeen Million Dollars ($17,000,000) (the “Delayed Draw Commitment”) to fund the purchase.

The Common Stock issued to True Harvest as consideration for the True Harvest Acquisition was issued in a private placement exempt from registration pursuant to Rule 506(b) of Regulation D under Section 4(a)(2 of the Securities Act of 1933, as amended.

The foregoing description of Amendment No. 3 to the True Harvest Asset Purchase Agreement and the Amended Earnout Payment Agreement are not complete and is qualified in its entirety by reference to the complete text of Amendment No. 3 (including the exhibits thereto), a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

True Harvest Registration Rights Agreement

On December 31, 2021, in connection with the closing of the True Harvest Acquisition, Greenrose entered into a Registration Rights Agreement (the “True Harvest Registration Rights Agreement”) with True Harvest, as holder, pursuant to which Greenrose agreed that, at the request of True Harvest, Greenrose will file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock of the Company issued as part of the consideration in the True Harvest Acquisition, and Greenrose will use its reasonable best efforts to have the resale registration statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, True Harvest is entitled to piggyback registration rights.

The foregoing description of True Harvest Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of True Harvest Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Convertible Promissory Note

Also on December 31, 2021, TH Buyer entered into a convertible promissory note (the “Convertible Promissory Note”) with True Harvest, as lender, in aggregate principal amount of $23 million, representing a portion of the consideration paid to True Harvest in the True Harvest Acquisition. The Convertible Promissory Note bears interest at a rate of 8.0% per annum and matures on December 31, 2024. Obligations under the Convertible Promissory Note are guaranteed by Greenrose. All amounts of principal and interest will be paid in shares of Common Stock of the Company at a conversion price equal to $10.00, subject to adjustment.

The foregoing description of the Convertible Promissory Note is not complete and is qualified in its entirety by reference to the complete text of Convertible Promissory Note, a copy of which is attached as an exhibit to the Amendment No. 3 to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Unsecured Promissory Notes

Also on December 31, 2021, TH Buyer entered into three (3) unsecured promissory notes (the “Unsecured Promissory Notes”) with certain existing creditors of True Harvest in aggregate amount of $4.6 million, representing the assumption of certain liabilities of True Harvest in connection with the True Harvest Acquisition.

The Unsecured Promissory Notes accrue interest on all outstanding principal amounts at a rate of twelve percent (12.0%) per annum. The Unsecured Promissory Notes are payable in twenty-four (24) equal consecutive monthly payments beginning on January 15, 2022 until January 15, 2024. On January 15, 2022, all amounts then outstanding including principal and accrued but unpaid interest, shall be due. The lenders under the Unsecured Promissory Notes may choose to accelerate all amounts (including principal, accrued but unpaid interest and fees, if any) upon the occurrence and continuation of specified events of default.

The foregoing description of the Unsecured Promissory Notes is not complete and is qualified in its entirety by reference to the complete text of the Form of Unsecured Promissory Notes, a copy of which is attached as an exhibit to the Amendment No. 3 to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Amendment No. 1 to the Credit Agreement

On December 31, 2021, immediately prior to the closing of the True Harvest Acquisition, the Company entered into Amendment No. 1 to Credit Agreement (“Amendment No. 1 to Credit Agreement”) with DXR Finance, LLC (the “Agent”), and DXR-GL HOLDINGS II, LLC and DXR-GL HOLDINGS III, LLC (the “Lenders”). Pursuant to Amendment No. 1 to Credit Agreement, the Company agreed to issue to the Agent on the delayed draw funding date a Warrant (“Warrant No. 2”) representing 550,000 nonvoting shares of Common Stock of the Company. Amendment No. 1 to Credit Agreement also provided for certain technical amendments to the Credit Agreement to facilitate the True Harvest Acquisition, including, but not limited to, permitting the Convertible Promissory Note, the Unsecured Promissory Notes, and the Amended Earnout Payment Agreement.

The loan matures on November 26, 2024 and bears an interest rate of the LIBOR plus the applicable margin of 16% per annum, subject to a LIBOR floor of 1.0%, provided that for the first 12 months after the Closing Date, interest at the rate of 8.5% per annum may be payable-in-kind and thereafter interest at the rate of 5% per annum may be payable in kind. Interest is payable on the last business day of each quarter.

The Delayed Draw resulted in an incremental 550,000 warrants on the same terms and conditions issued to the lender for a total of 2,550,000 issued, with a modification to Floor Amount (defined below) for any Cash Election made, and providing at least one (1) business day prior notice to the Agent to exercise the Delayed Draw Commitment.

The foregoing description of the Amendment No. 1 to Credit Agreement is not complete and is qualified in its entirety by reference to the complete text of the Amendment No. 1 to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Warrant No. 1

In connection with the Amendment No. 1 to Credit Agreement, the Company on December 31, 2021 amended and restated warrant no. 1 (the “Amended and Restated Warrant No. 1”), originally issued to the Agent on November 26, 2021. The Amended and Restated Warrant No. 1 is subject to an exercise price of $0.01 per share and are exercisable at any time from issuance and expires on December 31, 2026, provided, the expiration may be extended for additional one-year periods if the cultivation, manufacture, distribution, or possession of cannabis remains illegal under U.S. federal law, up to a maximum extension date of December 31, 2031.

Pursuant to the Amended and Restated Warrant No. 1, the Agent may elect to receive cash in lieu of shares of Common Stock, then such cash payment would be subject to a floor amount (the “Floor Amount”). The “Floor Amount” means:

(1)    6.00 per share for any cash election made following December 31, 2021 and prior to November 26, 2022;

(2)    $7.00 per share for any cash election made on or after November 27, 2022 and before November 26, 2023;

(3)    $8.00 per share for any cash election made on or after November 27, 2023 and before November 26, 2024;

(4)    $9.00 per share for any cash election made on or after November 27, 2024 and before November 26, 2025; and

(5)    $10.00 per share for any cash election made on or after November 27, 2025 and before November 26, 2026.

The Amended and Restated Warrant No. 1 was issued to the Agent in a private placement exempt from registration pursuant to Rule 506(b) of Regulation D under Section 4(a)(2 of the Securities Act of 1933, as amended.

Warrant No. 2

In connection with the Amendment No. 1 to Credit Agreement, the Company on December 31, 2021 issued warrant no. 2 (“Warrant No. 2”) to the Agent providing for an incremental 550,000 warrants on the same terms and conditions as the Amended and Restated Warrant No. 1, for a total of 2,550,000 issued, with the same modification to the Floor Amount for any cash election made. Warrant No. 2 is subject to the same exercise price, conversion terms and expiration terms as Amended and Restated Warrant No. 1.

The Warrant No. 2 was issued to the Agent in a private placement exempt from registration pursuant to Rule 506(b) of Regulation D under Section 4(a)(2 of the Securities Act of 1933, as amended.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “Greenrose” and the “Company” refer to The Greenrose Holding Company Inc. and its subsidiaries following the Theraplant Merger, or to Greenrose Acquisition Corp. prior to the Theraplant Merger, as the case may be.

Risks Related to Certain Outstanding Greenrose Securities

An active trading market for our common stock and warrants may never develop or be sustained, which would adversely affect the liquidity and price of our securities.

An active trading market for our securities may never develop or, if developed, may not be sustained. In addition, the price of our securities could fluctuate significantly for various reasons, many of which are outside our control, such as our performance, large purchases or sales of our common stock, legislative changes and general economic, political or regulatory conditions. The release of our financial results may also cause our share price to vary. If an active market for our securities does not develop, it may be difficult for you to sell our common stock and/or warrants you own or purchase without depressing the market price for our securities or to sell the securities at all.

If we fail to maintain the requirements for eligibility to be included for trading on the OTC Markets, or if our securities, including the public warrants were to cease to be eligible for trading on the OTC Markets, there could be significant material adverse consequences, including a lack of liquidity for our securities (including our public warrants), a limited availability of market quotations for our securities (including our public warrants), a limited amount of news and analyst coverage for the combined company, and a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

On June 21, 2021, Greenrose filed a Form 25 with the SEC and voluntarily delisted its securities from the Nasdaq market as Greenrose’s securities were approved for quotation on over the counter (OTC) markets as of June 22, 2021. Greenrose determined to voluntarily delist from Nasdaq because completion of the Theraplant Merger would cause Greenrose to be out of compliance with Nasdaq requirements that companies traded on Nasdaq may not be engaged in business that is not legal in the United States, and cannabis is not legal under current U.S. federal law. Greenrose believes the OTC marketplaces have not historically enjoyed the same degree of liquidity as the Nasdaq market. Accordingly, Greenrose securityholders may encounter lower trading volumes, broader spreads between bid and ask prices and generally less liquidity for Greenrose’s securities than if those securities remained eligible, for quotation on the Nasdaq market.

The private warrants may be exercised at a time when the public warrants may not be exercised and have certain inherent differences.

Once the private warrants become exercisable, such warrants may immediately be exercised on a cashless basis, at the holder’s option, so long as they are held by the initial purchasers or their permitted transferees. The public warrants, however, will only be exercisable on a cashless basis at the option of the holders if we fail to register the shares issuable upon exercise of the warrants under the Securities Act within 90 days following the closing of the Theraplant Merger. Accordingly, it is possible that the holders of the private warrants could exercise such warrants at a time when the holders of public warrants could not.

On June 21, 2021, Greenrose voluntarily delisted its securities from Nasdaq and its securities were approved for quotation on the OTC markets. Greenrose’s publicly traded warrants are now quoted on the OTCQB market which may provide Greenrose warrant holders significantly less liquidity than Nasdaq.

Furthermore, publicly traded warrants issued by Greenrose do not have terms identical to those of Greenrose private warrants. While the private warrants are non-callable, the public warrants are callable, in whole and not in part, at a price of $0.01 per warrant, (i) at any time after the warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and (iii) if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants. Accordingly, holders of Greenrose public warrants may lose the ability to exercise the warrants if Greenrose chooses to call such warrants and completes any such call prior to such warrant holders’ election to exercise their public warrants.

Greenrose’s stockholders cannot be sure of the market value of Greenrose’s securities.

The market value of our common stock may vary significantly. The market price of Greenrose’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•        changes in financial estimates by analysts;

•        announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;

•        fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•        general economic conditions;

•        changes in market valuations of similar companies;

•        catastrophic events, including acts of terrorism, outbreak of war or hostilities, natural disasters and global health crises, including the coronavirus (COVID-19) pandemic;

•        changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•        future sales of Common Stock;

•        investor perception of the cannabis industry;

•        regulatory developments in the United States;

•        litigation involving Greenrose, its subsidiaries or its general industry; and

•        additions or departures of key personnel;

•        the other risks discussed under the headings “Risks Related to our Business.”

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Management and our audit committee concluded that it was appropriate to restate our previously issued audited financial statements as of and for the period ended December 31, 2020 (the “Restatement”). We also restated the financial statements as of February 13, 2020; and as of and for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. As part of such process, we identified a material weakness in our internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

As described elsewhere in this report, we have identified, in light of the prior reclassification of private warrants from equity to liability, as well as the reclassification of our redeemable common stock as temporary equity, a material weakness in our internal controls over financial reporting relating to our accounting for complex financial instruments.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

As a result of the material weakness, referred to in the preceding risk factor, the Restatement, the change in accounting for complex financial instruments, and other matters raised or that may in the future be raised relating to any material weakness, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this Registration Statement, we have no knowledge of any such potential claim, litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete any future acquisition or merger transactions.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital are discussed in the section of the Greenrose Annual Report on Form 10-K/A filed on December 3, 2021 titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 of the notes to the financial statements included in the Greenrose Annual Report on Form 10-K/A filed on December 3, 2021. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Risks Related to our Business

Each of Greenrose, Theraplant, and True Harvest has incurred and will incur substantial costs in connection with the Theraplant Merger and the True Harvest Acquisition and related transactions, such as legal, accounting, consulting and financial advisory fees.

As part of the Theraplant Merger and the True Harvest Acquisitions, each of Greenrose, Theraplant, and True Harvest utilized professional service firms for legal, accounting and financial advisory services. Although the parties have been provided with estimates of the costs for each advisory firm, the total actual costs may exceed those estimates. In addition, the companies may retain consulting services to assist in the integration of the businesses upon closing. These consulting services may extend beyond the current estimated time frame thus resulting in higher than expected costs.

Greenrose’s management largely remained the same following consummation of the Theraplant Merger, and it does not have experience managing a public company or complying with public company obligations, and fulfilling these obligations will be expensive, time consuming, and may divert management’s attention from the day-to-day operation of its business.

Greenrose’s senior management does not have experience managing a publicly-traded company and have limited experience complying with the increasingly complex laws pertaining to public companies. In particular, the significant regulatory oversight and reporting obligations imposed on public companies will require substantial attention from Greenrose’s senior management and may divert attention away from the day-to-day management of its after businesses, which could have a material adverse effect on Greenrose’s business, financial condition and results of operations. Similarly, corporate governance obligations, including with respect to the development and implementation of appropriate corporate governance policies, and concurrent service on the Board and possibly multiple board committees, will impose additional burdens on Greenrose’s non-executive directors.

Additionally, each of Theraplant and True Harvest have operated previously as a private company, Greenrose may be required to expend significant resources to ensure that Greenrose has sufficient systems in place to allow it to comply with its obligations as a publicly-traded company.

Management of Theraplant have interests in competing businesses that may create a conflict of interest in allocating their time.

While we intend to maintain the key personnel of the Theraplant following completion of the Business Combination, the management of Theraplant have interests in competing businesses. For example:

Daniel Emmans, the Chief Executive Officer of Theraplant who will serve as Regional President, has an ownership interest in Northeast Bio, which is seeking to obtain a license to cultivate cannabis in the State of Connecticut. While Mr. Emmans’ employment agreement requires him to devote sufficient time to Greenrose’s business to carry out his duties, neither his employment agreement nor his non-competition agreement restrict him from assisting any of these businesses in a way that may be competitive to Greenrose.

Greenrose will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Greenrose will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that none of the formerly corporate or company privately-held acquisition targets that we may attempt to purchase incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the SEC and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require Greenrose to carry out activities that Theraplant previously have not done. For example, Greenrose will adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), Greenrose could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Greenrose’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for Greenrose to obtain certain types of insurance, including director and officer liability insurance, and Greenrose may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for Greenrose to attract and retain qualified persons to serve on the Board, board committees or as executive officers. Furthermore, if Greenrose is unable to satisfy its obligations as a public company, it could be subject to delisting of its Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Greenrose to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on Greenrose’s business, operating results and stock price.

Prior to the consummation of the Theraplant Merger or the pending consummation of the True Harvest Acquisition, neither Theraplant nor True Harvest was a publicly listed company, or an affiliate of a publicly listed company, and neither has dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Theraplant and True Harvest as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If Greenrose is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of the Common Stock.

Neither Theraplant nor True Harvest nor their respective auditors were required to perform an evaluation of internal control over financial reporting as of or for the years ended December 31, 2019 and 2020 in accordance with the provisions of the Sarbanes-Oxley Act as each of Theraplant nor True Harvest were private companies. Following completion of the Business Combination, Greenrose’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until Greenrose’s first annual report on Form 10-K following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by our management, and those control deficiencies could also represent one or more material weaknesses. In addition, Greenrose cannot, at this time, predict the outcome of this determination and whether Greenrose will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years Greenrose is unable to assert that Greenrose’s internal control over financial reporting is effective, or if Greenrose’s auditors express an opinion that Greenrose’s internal control over financial reporting is ineffective, Greenrose may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause our investors to have less confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of Greenrose’s securities.

Greenrose is an emerging growth company and a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors.

Greenrose is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, and it intends to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including:

•        not being required to comply with the auditor attestation requirements in the assessment of Greenrose’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in periodic reports and registration statements; and

•        not being required to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Greenrose may take advantage of these reporting exemptions until it is no longer an emerging growth company. Greenrose will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which Greenrose has total annual gross revenue of at least $1.07 billion, or (c) in which Greenrose is deemed to be a large accelerated filer, which means the market value of the Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which Greenrose has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Greenrose is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Greenrose has elected to avail itself of this exemption from new or revised accounting standards and, therefore, it may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the Common Stock less attractive because Greenrose relies on these exemptions, which may result in a less active trading market for the Common Stock and the price of the Common Stock may be more volatile.

Greenrose is also deemed to be a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, and is thus allowed to provide simplified executive compensation disclosures in its SEC filings, will be exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting and will have certain other reduced disclosure obligations with respect to its SEC filings. Greenrose will remain a “smaller reporting company” as long as, as of the last Business Day its recently completed second fiscal quarter, (i) the aggregate market value of its outstanding common stock held by non-affiliates (“public float”) is less than $250 million, or (ii) it has annual revenues of less than $100 million and public float of less than $700 million.

Greenrose cannot predict if investors will find its common stock less attractive because it will rely on the accommodations and exemptions available to emerging growth companies and smaller reporting companies. If some investors find Greenrose common stock less attractive as a result, there may be a less active trading market for the common stock and Greenrose’s share price may be more volatile.

The sponsor can earn a positive rate of return on its investment, even if other shareholders experience a negative rate of return in the post- business-combination company.

On August 26, 2019, Greenrose issued an aggregate of 4,312,500 shares of its common stock (also referred to as the “Founder’s Shares”) for an aggregate purchase price of $25,000, or approximately $0.006 per share, to Greenrose’s sponsor. In its initial public offering, the Company issued an aggregate of 17,250,000 of its units (each unit consisting of one share of Greenrose common stock, $0.0001 par value per share and one warrant to purchase one share of Greenrose common stock at a price of $11.50 per share), at an offering price of $10.00 per Unit. Consequently, the Company’s sponsor may realize a positive rate of return on its initial $25,000 investment even if the public price per share of common stock of the Company drops to below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

Greenrose may incur successor liabilities due to conduct arising prior to the completion of the Business Combination.

Greenrose may be subject to certain successor liabilities of Theraplant. Greenrose may become subject to litigation claims in the operation of Theraplant’s business prior to the closing of the Business Combination, including, but not limited to, with respect to tax, regulatory, employee or contract matters. Any litigation may be expensive and time-consuming and could divert the attention of Greenrose’s management from its business and negatively affect its operating results or financial condition. Furthermore, the outcome of any litigation cannot be guaranteed, and adverse outcomes can affect Greenrose and each of Theraplant or True Harvest negatively.

A member of our management team may be subject to litigation.

In late March 2021, leakage was detected from the Piney Point, Florida site where HRK Holdings, LLC operates a ‘brownfield” industrial real estate project, including phosphogypsum containment ponds or “stacks” to remediate wastewater containing tailings from phosphate production. Operations at the phosphate plant for which the containment ponds were operated ceased twenty years ago. Wastewater more recently contained in the leaking stack was labeled “mixed seawater” by the Florida Department of Environmental Protection (“FDEP”) and contained sea water from dredging of Manatee Bay, rainwater, surface water runoff from local farmland, and by-products of legacy phosphate production, making the mixed seawater high in phosphates and nitrates. One stack at the Piney Point site experienced a serious liner tear in a pond estimated to contain approximately 480 million gallons of wastewater, and the FDEP issued an emergency discharge order to reduce water volume of the affected stack. To minimize potential risk to public health and safety that could occur in the event of a potential catastrophic failure of the stack and any resultant uncontrolled discharge of water, Florida State and local County government officials ordered the immediate evacuation of more than 300 homes deemed to be within a zone of potential flooding in the proximity of the Piney Point facility. Efforts of County, State and Federal agencies, along with HRK, succeeded in preventing a catastrophic collapse of the stack after a four-day state of emergency, and on April 6, 2021, residents subject to the evacuation order were permitted to return to their homes.

Efforts have been ongoing to develop and implement a permanent resolution to the Piney Point facility’s challenges over a period of years in addressing the issues presented in operating the site. Possible environmental impact of the stack leakage and emergency discharge of wastewater into Manatee Bay are currently being evaluated. To date, FDEP testing of Tampa Bay affected by the discharged water meet “marine water quality standards”, as defined by FDEP.

In connection with responding to the Piney Point leak and emergency management thereof, public statements have made by County and State officials, including the Governor of Florida, to the effect that HRK will be held accountable for the incident.

Greenrose CEO William F. Harley III is the Managing Member and majority owner of The Arsenal Group, a partial owner of HRK Holdings LLC. At this time, it is uncertain what impact on HRK, or on its investors, including The Arsenal Group, any effort to assert accountability or seek any remedy in connection with the leak from the stack, subsequent emergency discharge of wastewater or future site management efforts by government agencies may have.

Greenrose may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Greenrose’s financial condition, results of operations and the stock price, which could cause you to lose some or all of your investment.

Although Greenrose has conducted due diligence on Theraplant and True Harvest, there can be no assurance that Greenrose’s diligence surfaced all material issues that may be presented by the business of Theraplant and True Harvest, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Theraplant’s and True Harvest’s and outside of Greenrose’s control will not later arise. As a result of these factors, Greenrose may be forced to later write-down or write off assets, restructure its operations, or incur impairment or other charges that could result in Greenrose reporting losses. Even if Greenrose’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Greenrose’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Greenrose’s liquidity, the fact that Greenrose reports charges of this nature could contribute to negative market perceptions about Greenrose or its securities. Accordingly, any stockholders who choose to remain stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Greenrose’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy statement relating to the Business Combination contained an actionable material misstatement or material omission.

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

Under generally accepted accounting principles, we review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill and indefinite-lived intangible assets are tested for impairment at least annually. Factors that may indicate that the carrying value of our goodwill or intangible assets may not be recoverable include a decline in stock price and market capitalization, reduced future cash flow estimates and slower growth rates in our industry. As a result of an annual impairment test or a test upon an impairment indicator, if our goodwill or intangible assets are determined to be impaired, we may be required to record a significant charge to earnings.

Greenrose’s and Theraplant’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Theraplant, all of whom are expected to stay with Greenrose following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of Greenrose.

Greenrose’s and Theraplant’s ability to successfully operate the business following the Closing is dependent upon the efforts of certain key personnel of Theraplant. Although such key personnel are generally expected to remain with Greenrose following the Business Combination, and Greenrose has entered into employment agreements with them that are effective as of the Closing and require such individual to agree to remain with Greenrose as of the Closing, there can be no assurance that such individuals will continue to remain with Greenrose after the Closing. It is possible that Theraplant may lose key personnel, the loss of which could negatively impact the operations and profitability of Greenrose.

The operations of Greenrose may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, the U.S. Department of Health and Human Services declared a public health emergency for the United States to aid the U.S., and on March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.”

The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that has and could continue to adversely affect the economies and financial markets worldwide, which may delay or prevent the consummation of any of the Business Combinations, and the business of any of Theraplant or True Harvest or Greenrose following Closing of any of the Business Combination could be materially and adversely affected. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

The disruptions posed by COVID-19 and various variants, including most recently the omicron variant, have continued, and other matters of global concern may continue, for an extensive period of time, and if Greenrose is unable to recover from business disruptions due to COVID-19 or other matters of global concern on a timely basis, Greenrose’s financial condition and results of operations may be materially adversely affected. Greenrose may also incur additional costs due to delays caused by COVID-19, which could adversely affect Greenrose’s financial condition and results of operations.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to the Theraplant Merger or the True Harvest Acquisition that may adversely affect us.

The Theraplant Merger or the True Harvest Business Combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction.

There are risks related to the cannabis industry to which we may be subject.

We will not invest in or consummate a business combination with a target business that we determine has been operating in violation of U.S. federal laws, other than the Controlled Substances Act. Nevertheless, companies with operations in the cannabis industry entail special considerations and risks. We will be subject to, and possibly adversely affected by, the following risks:

•        the cannabis industry is extremely speculative, and its legality is uncertain and constantly changing, making it subject to inherent risks;

•        use of cannabis that is not in compliance with the Controlled Substances Act is illegal under federal law, and therefore, strict enforcement of federal laws regarding the use, cultivation, processing and/or sale of cannabis would likely result in our inability to execute a business plan in the cannabis industry;

•        any changes in the current policies of the Biden Administration and the Department of Justice resulting in heightened enforcement of federal cannabis laws may negatively impact our ability to pursue our prospective business operations and/or generate revenues;

•        federal courts may refuse to recognize the enforceability of contracts pertaining to any business operations that are deemed illegal under federal law and, as a result, cannabis-related contracts could prove unenforceable in such courts;

•        consumer complaints and negative publicity regarding cannabis related products and services could lead to political pressure on states to implement new laws and regulations that are adverse to the cannabis industry or to reverse current favorable laws and regulations relating to cannabis;

•        assets leased or sold to cannabis businesses may be forfeited to the federal government in connection with government enforcement actions under federal law;

•        U.S. Food and Drug Administration regulation of cannabis and the possible registration of facilities where cannabis is grown could negatively affect the cannabis industry, which could directly affect our financial condition;

•        due to our involvement in the regulated cannabis industry, we may have a difficult time obtaining the various insurance policies that are needed to operate our business, which may expose us to additional risks and financial liabilities;

•        the cannabis industry may face significant opposition from other industries that perceive cannabis products and services as competitive with their own, including but not limited to the pharmaceutical industry, adult beverage industry and tobacco industry, all of which have powerful lobbying and financial resources;

•        many national and regional banks have been resistant to doing business with cannabis companies because of the uncertainties presented by federal law and, as a result, we may have difficulty accessing the service of banks, which may inhibit our ability to open bank accounts, obtain financing in the future, or otherwise utilize traditional banking services;

•        laws and regulations affecting the regulated cannabis industry are varied, broad in scope and subject to evolving interpretations, and may restrict the use of the properties we acquire or require certain additional regulatory approvals, which could materially adversely affect our operations;

•        securities exchanges may not list companies engaged in the cannabis industry; and

•        Section 280E of the Internal Revenue Code, which disallows a tax deduction for any amount paid or incurred in carrying on any trade or business that consists of trafficking in controlled substances prohibited by federal or state law, is anticipated to prevent us from deducting certain business expenditures, which would increase our net taxable income.

Any of the foregoing could have a material and adverse impact on our operations.

The cannabis industry is an evolving industry, and we must anticipate and respond to changes.

The cannabis industry in the United States is growing significantly, although its development and evolution cannot yet be accurately predicted. While Greenrose has attempted to identify many risks specific to the cannabis industry, you should carefully consider that there are other risks that cannot be foreseen or are not described in this prospectus, which could materially and adversely affect Greenrose’s business and financial performance. Greenrose’s long-term success will depend on its ability to successfully adjust its strategy to meet the changing market dynamics. If Greenrose is unable to successfully adapt to changes in the cannabis industry, Greenrose’s operations could be adversely affected.

If we are unable to recruit, train, retain and motivate key personnel, we may not achieve our business objectives.

Our future success depends on our ability to recruit, train, retain and motivate key personnel, including members of the management of Theraplant. Additionally, we face challenges in attracting, retaining and motivating highly qualified personnel due to our relationship to the cannabis industry, which is rapidly evolving and has varying levels of social acceptance. We do not maintain fixed term employment contracts or key man life insurance with any of our employees. Any failure to attract, train, retain and motivate qualified personnel could materially harm our operating results and growth prospects.

If we fail to manage our growth effectively, our brand, business and operating results could be harmed.

We have experienced rapid growth in our headcount and operations, which places substantial demands on management and our operational infrastructure. To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls. We will also be required to expand our finance, administrative and operations staff. We intend to continue making substantial investments in our technology, sales and data infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a significant number of new employees, while maintaining the beneficial aspects of our existing corporate culture, which we believe fosters innovation, teamwork and a passion for our products and clients. In addition, our revenue may not grow at the same rate as the expansion of our business.

There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retrain, motivate and manage required personnel. If we are unable to manage our growth effectively, the quality of our platform, efficiency of our operations, and management of our expenses could suffer, which could negatively impact our brand, business, profitability and operating results.

Changes in existing laws, regulations or other factors could negatively impact our future effective tax rate.

Our future effective tax rate may be affected by such factors as changing interpretation of existing laws or regulations, the impact of accounting for equity-based compensation, the impact of accounting for business combinations, and changes in overall levels of income before tax. In addition, in the ordinary course of our business, there are many intercompany transactions and calculations where the ultimate tax determination is uncertain.

Although we believe that our tax estimates are reasonable, we cannot ensure that the final determination of tax audits or tax disputes will not be different from what is reflected in our historical income tax provisions and accruals.

Natural disasters and other events beyond our control could harm our business.

Natural disasters or other catastrophic events, such as earthquakes, flooding, wildfires, power shortages, pandemics such as COVID-19, terrorism, political unrest, telecommunications failure, vandalism, cyberattacks, geopolitical instability, war, drought, sea level rise and other events beyond our control may cause damage or disruption to our operations, the operations of our suppliers and service providers, international commerce and the global economy, and could seriously harm our revenue and financial condition and increase our costs and expenses. The geographic location of our facilities, as well as the facilities of certain of our key suppliers and service providers, subject them to earthquake and wildfire risks. If a major earthquake, wildfire or other natural disaster were to damage our facilities or the facilities of suppliers and service providers or impact the ability of our employees or the employees of our suppliers and service providers to travel to their workplace, we may experience potential impacts ranging from production and shipping delays to lost revenues and increased costs, which could significantly harm our business. Moreover, planned widespread blackouts during the peak wildfire season, such as those instituted in October 2019 by Pacific Gas and Electric, the public electric utility in the Northern California region, to avoid and contain wildfires sparked during strong wind events by downed power lines or equipment failure particularly if prolonged or frequent, could impact our operations and the operations of our suppliers and service providers located in the region. Many of our employees and the employees of such suppliers and service providers reside in or surrounding counties and may be unable to travel to work for the duration of any power shut off. We do not have multiple-site capacity for all of our operations in the event of a business disruption, and our insurance may not be sufficient to cover losses or additional expense that we may sustain. Furthermore, other parties in our supply chain are similarly vulnerable to natural disasters or other sudden, unforeseen, and severe adverse events. A natural disaster or other catastrophic event in any of our major markets could have a material adverse impact on our business, financial condition, results of operations, or cash flows. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

The impact of global, regional or local economic and market conditions may adversely affect our business, operating results and financial condition.

Our performance is subject to global economic conditions and economic conditions in one or more of our key markets, which impact spending by our clients and consumers. Many of our clients are small and medium-sized businesses that operate just a few retail locations, and their access to capital, liquidity and other financial resources is constrained due to the regulatory restrictions applicable to cannabis businesses. As a result, these clients may be disproportionately affected by economic downturns. Clients may choose to allocate their spending to items other than our platform, especially during economic downturns.

Economic conditions may also adversely impact retail sales of cannabis. Declining retail sales of cannabis could result in our clients going out of business or deciding to stop using our platform to conserve financial resources. Negative economic conditions may also affect third parties with whom we have entered into relationships and upon whom we depend in order to grow our business.

Furthermore, economic downturns could also lead to limitations on our ability to obtain debt or equity financing on favorable terms or at all, reduced liquidity, decreases in the market price of our securities, decreases in the fair market value of our financial or other assets, and write-downs of and increased credit and collectability risk on our receivables, any of which could have a material adverse effect on our business, operating results or financial condition.

We will need to expand our organization and may experience difficulties in recruiting needed additional employees and consultants, which could disrupt operations.

As our development and commercialization plans and strategies develop, we will need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the cannabis industry is intense. Due to this intense competition, we may be unable to attract and retain the qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of its operations, which may result in weaknesses in its infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional products. If our management is unable to effectively manage its growth, its expenses may increase more than expected, and its ability to generate and/or grow revenue could be reduced and it may not be able to implement its business strategy. Our future financial performance and its ability to commercialize products and services and compete effectively will depend, in part, on its ability to effectively manage any future growth.

As our costs increase, we may not be able to generate sufficient revenue to maintain profitability in the future.

Revenue for the business of Theraplant may not be sustainable due to a number of factors, including the maturation of our business and the eventual decline in the number of new major geographic markets in which the sale of cannabis is permitted and to which we have not already expanded. We may not be able to generate sufficient revenue to sustain profitability. Additionally, our costs may increase in future periods as we expend substantial financial and other resources on, among other things:

•        sales and marketing, including continued investment in our current marketing efforts and future marketing initiatives;

•        hiring of additional employees, including our product and engineering teams;

•        expansion domestically in an effort to increase our client usage, client base, and our sales to our clients;

•        development of new products, and increased investment in the ongoing development of our existing products; and

•        general administration, including a significant increase in legal and accounting expenses related to public company compliance, continued compliance with various regulations applicable to cannabis industry businesses and other work arising from the growth and maturity of our Company.

These expenditures may not result in additional revenue or the growth of our business. If we fail to continue to grow revenue or to sustain profitability, the market price of our securities could decline, and our business, operating results and financial condition could be adversely affected.

Ongoing compliance with applicable local suitability requirements for significant stockholders and senior officers

Under applicable State licensure requirements, if Greenrose’s policymaking senior officers and significant stockholders were to be found to be unsuitable under applicable law, there is a risk that the Company’s licensure in such State may be subject to administrative action, suspension or revocation. Significant stockholder thresholds vary by local regulatory framework but are generally set at 5% or 10% of the shares outstanding of the applicant for the license transfer. Officer suitability applications are also submitted for each natural person serving the applicant in a senior officer or policymaking role. In the event any person or stockholder whose suitability determination is a requirement of license transfer were in the future to become unsuitable under applicable law, local licensing may be put at risk of regulatory administrative action. To monitor compliance, Greenrose’s compliance procedures will include quarterly verification of ongoing suitability under applicable law. If any party whose suitability was established in connection with Greenrose’s applications for license transfer were in the future to become unsuitable, or any significant stockholder unknown to Greenrose were to be unsuitable under applicable law, to preclude or mitigate regulatory risk, Greenrose has the right to repurchase such unsuitable party’s stock. The repurchase price to be paid by Greenrose in any such repurchase may be material and unanticipated.

Risks Related to Theraplant’s Business

Issuance of new cultivation licenses

Introduction in Connecticut of legislation authorizing recreational adult use may have an impact on patient or usage rates for medical use of cannabis; it is unclear what impact such trends, if significant and prolonged, may have on the business or prospects of Theraplant. Additionally, the regulatory framework implementing and administering the recently legalized adult use market in Connecticut is not yet complete, and development and implementation of that framework may create uncertainties relating to the rules applicable to the issuance of new licenses as well as the timing of and any limitations on adult use sales of cannabis in Connecticut.

Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could adversely affect our business operations.

We are dependent on public support, continued market acceptance and the proliferation of consumers in the state-level cannabis markets. While we believe that the market and opportunities in the space will continue to grow, we cannot predict the future growth rate or size of the market. Any downturns in, or negative outlooks on, the cannabis industry may adversely affect our business and financial condition.

Expansion of our business is dependent on the continued legalization of cannabis.

Expansion of our business is in part dependent upon continued legislative authorization, including by voter initiatives and referenda, of cannabis in various jurisdictions worldwide. Any number of factors could slow, halt, or even reverse progress in this area. For example, some ballot measures in 2020 were delayed due to the COVID-19 pandemic. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action in a particular jurisdiction, numerous factors could impact the legislative process, including lobbying efforts by opposing stakeholders as well as legislators’ disagreements about how to legalize cannabis as well as the interpretation, implementation, and enforcement of applicable laws or regulations. Any one of these factors could slow or halt the legalization of cannabis, which would negatively impact our ability to expand our business. Additionally, the expansion of our business also depends on jurisdictions in which cannabis is currently legalized not narrowing, limiting or repealing existing laws legalizing and regulating cannabis, or altering the regulatory landscape in a way that diminishes the viability of cannabis businesses in those jurisdictions. Additionally, if such challenges are successful in any other jurisdictions that have legalized or are in the process of legalizing cannabis, our ability to expand our business would be negatively impacted.

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Cannabis, other than hemp (defined by the U.S. government as Cannabis sativa L. with a THC concentration of not more than 0.3% on a dry weight basis), is a Schedule I controlled substance under the Controlled Substances Act (“CSA”). Even in states or territories that have legalized cannabis to some extent, the cultivation, possession, and sale of cannabis all violate the CSA and are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they aid and abet another in violating the CSA, or conspire with another to violate the law, and violating the CSA is a predicate for certain other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. The U.S. Supreme Court has ruled that the federal government has the authority to regulate and criminalize the sale, possession and use of cannabis, even for individual medical purposes, regardless of whether it is legal under state law. For over five years, however, the U.S. government has not prioritized the enforcement of those laws against cannabis companies complying with state law and their vendors. No reversal of that policy of prosecutorial discretion is expected under a Biden administration given his campaign’s position on cannabis, discussed further below, although prosecutions against state-legal entities cannot be ruled out.

On January 4, 2018, then U.S. Attorney General Jeff Sessions issued a memorandum for all U.S. Attorneys (the “Sessions Memo”) rescinding certain past DOJ memoranda on cannabis law enforcement, including the Memorandum by former Deputy Attorney General James Michael Cole (the “Cole Memo”) issued on August 29, 2013, under the Obama administration. Describing the criminal enforcement of federal cannabis prohibitions against those complying with state cannabis regulatory systems as an inefficient use of federal investigative and prosecutorial resources, the Cole Memo gave federal prosecutors discretion not to prosecute state law compliant cannabis companies in states that were regulating cannabis, unless one or more of eight federal priorities were implicated, including use of cannabis by minors, violence, or the use of federal lands for cultivation. The Sessions Memo, which remains in effect, states that each U.S. Attorney’s Office should follow established principles that govern all federal prosecutions when deciding which cannabis activities to prosecute. As a result, federal prosecutors could and still can use their prosecutorial discretion to decide to prosecute even state-legal cannabis activities. Since the Sessions Memo was issued nearly three years ago, however, U.S. Attorneys have generally not prioritized the targeting of state law compliant entities.

Then Attorney General William Barr testified in his confirmation hearing on January 15, 2019, that he would not upset “settled expectations,” “investments,” or other “reliance interest[s]” arising as a result of the Cole Memo, and that he does not intend to devote federal resources to enforce federal cannabis laws in states that have legalized cannabis “to the extent people are complying with the state laws.” He stated: “My approach to this would be not to upset settled expectations and the reliance interests that have arisen as a result of the Cole Memorandum and investments have been made and so there has been reliance on it, so I don’t think it’s appropriate to upset those interests.” He also implied that the CSA’s prohibitions of cannabis may be implicitly nullified in states that have legalized cannabis: “[T]he current situation … is almost like a back-door nullification of federal law.” Industry observers generally have not interpreted former Attorney General Barr’s comments to suggest that the DOJ would proceed with cases against participants who entered the state-legal industry after the Cole Memo’s rescission.

As such, we cannot assure that each U.S. Attorney’s Office in each judicial district where we operate will not choose to enforce federal laws governing cannabis sales against state-legal companies like our business clients. The basis for the federal government’s lack of recent enforcement with respect to the cannabis industry extends beyond the strong public sentiment and ongoing prosecutorial discretion. Since 2014, versions of the U.S. omnibus spending bill have included a provision prohibiting the DOJ, which includes the Drug Enforcement Administration, from using appropriated funds to prevent states from implementing their medical-use cannabis laws. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that the provision prohibits the DOJ from spending funds to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. The court noted that, if the spending bill provision were not continued, prosecutors could enforce against conduct occurring during the statute of limitations even while the provision was previously in force. Other courts that have considered the issue have ruled similarly, although courts disagree about which party bears the burden of proof of showing compliance or noncompliance with state law. Our policies do not prohibit our state-licensed cannabis retailers from engaging in the cannabis business for adult use that is permissible under state and local laws. Consequently, certain of our retailers currently (and may in the future) sell adult-use cannabis, if permitted by such state and local laws now or in the future, and therefore may be outside any protections extended to medical-use cannabis under the spending bill provision. This could subject our clients to greater and/or different federal legal and other risks as compared to businesses where cannabis is sold exclusively for medical use, which could in turn materially adversely affect our business. Furthermore, any change in the federal government’s enforcement posture with respect to state-licensed cannabis sales, including the enforcement postures of individual federal prosecutors in judicial districts where we operate, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to client base, which would adversely affect our operations, cash flow and financial condition.

While President Biden’s campaign position on cannabis falls short of full legalization, he has campaigned on a platform of relaxing enforcement of cannabis proscriptions, including decriminalization generally. According to the Biden campaign website: “A Biden Administration will support the legalization of cannabis for medical purposes and reschedule cannabis as a CSA Schedule II drug so researchers can study its positive and negative impacts. This will include allowing the VA to research the use of medical cannabis to treat veteran-specific health needs.” He has pledged to “decriminalize” cannabis, which could prompt his U.S. Attorney General to issue policy guidance to U.S. Attorneys that they should not enforce federal cannabis prohibition against state law compliant entities and others legally transacting business with them. Indeed, the Biden-Sanders Unity Platform, which was released at the time President Biden won the Democratic Party nomination for President, affirmed that his administration would seek to “[de]criminalize marijuana use and legalize marijuana for medical purposes at the federal level;” “allow states to make their own decisions about legalizing recreational use;” and “automatically expunge all past marijuana convictions for use and possession.” Vice President Harris echoed these intentions during the vice-presidential debate, saying that “[w]e will decriminalize marijuana and we will expunge the records of those who have been convicted of marijuana [-related offenses].” While President Biden’s promise to decriminalize likely would mean that the federal government would not criminally enforce the Schedule II status against state legal entities, the implications are not entirely clear.

Although the U.S. Attorney General could issue policy guidance to federal prosecutors that they should not interfere with cannabis businesses operating in compliance with states’ laws, any such guidance would not have the force of law and could not be enforced by the courts. The President alone cannot legalize medical cannabis, and as states have demonstrated, legalizing medical cannabis can take many different forms. While rescheduling cannabis to the CSA’s Schedule II would ease certain research restrictions, it would not make the state medical or adult-use programs federally legal. Additionally, President Biden has not appointed any known proponents of cannabis legalization to the Office of National Drug Control Policy transition team. Furthermore, while industry observers are hopeful that changes in Congress, along with a Biden presidency, will increase the chances of federal cannabis policy reform, such as the Marijuana Opportunity Reinvestment and Expungement Act (or MORE Act), which was originally co-sponsored by now Vice President Harris in the Senate, or banking reform, such as the SAFE Banking Act, we cannot provide assurances about the content, timing or chances of passage of a bill legalizing cannabis, particularly in the Senate. Accordingly, we cannot predict the timing of any change in federal law or possible changes in federal enforcement. In the unlikely event that the federal government were to reverse its long-standing hands-off approach to the state legal cannabis markets and start more broadly enforcing federal law regarding cannabis, we would likely be unable to execute our business plan, and our business and financial results would be adversely affected.

There is currently no interstate commerce in the cannabis industry due to the federal prohibition of cannabis as a Schedule I narcotic. The relaxation of the federal laws prohibiting the sale of cannabis products across state lines will eventually lead to interstate commerce, which could have a material adverse effect on the business of the company.

Our business and our clients are subject to a variety of U.S. and foreign laws regarding financial transactions related to cannabis, which could subject our clients to legal claims or otherwise adversely affect our business.

We and our clients are subject to a variety of laws and regulations in the United States regarding financial transactions. Violations of the U.S. anti-money laundering (AML) laws require proceeds from enumerated criminal activity, which includes trafficking in cannabis in violation of the CSA. Financial institutions that both we and our clients rely on are subject to the Bank Secrecy Act, as amended by Title III of the USA Patriot Act. The penalties for violation of these laws include imprisonment, substantial fines and forfeiture.

In 2014, the DOJ under the Obama administration directed federal prosecutors to exercise restraint in prosecuting AML violations arising in the state legal cannabis programs and to consider the federal enforcement priorities enumerated in the Cole Memo when determining whether to charge institutions or individuals based upon cannabis-related activity. Around the same time, the Treasury Department issued guidance that clarified how financial institutions can provide services to cannabis-related businesses, consistent with financial institutions’ obligations under the Bank Secrecy Act. Then-Attorney General Sessions’ rescission of the DOJ’s guidance on the state cannabis programs in early 2018 increased uncertainty and heighted the risk that federal law enforcement authorities could seek to pursue money laundering charges against entities, or individuals, engaged in supporting the cannabis industry. On January 31, 2018, the Treasury Department issued additional guidance that the 2014 Guidance would remain in place until further notice, despite the rescission of the DOJ’s earlier guidance memoranda.

We are subject to a variety of laws and regulations in the United States and the Money Laundering Control Act (U.S.), as amended, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by governmental authorities in the United States. If any of our clients’ business activities, any dividends or distributions therefrom, or any profits or revenue accruing thereby are found to be in violation of money laundering statutes, our clients could be subject to criminal liability and significant penalties and fines. Any violations of these laws, or allegations of such violations, by our clients could disrupt our operations and involve significant management distraction and expenses. As a result, a significant number of our clients facing money laundering charges could materially affect our business, operations and financial condition. Additionally, proceeds from our clients’ business activities, including payments we have received from those clients, could be subject to seizure or forfeiture if they are found to be illegal proceeds of a crime transmitted in violation of anti-money laundering laws, which could have a material adverse effect on our business. Finally, if any of our clients are found to be violating the above statutes, this could have a material adverse effect on their ability to access or maintain financial services, as discussed in detail below, which could, in turn, have a material adverse effect on our business.

We are dependent on our banking relations, and we may have difficulty accessing or consistently maintaining banking or other financial services due to our connection with the cannabis industry.

We are dependent on the banking industry to support the financial functions of our products and solutions. Our business operating functions including payroll for our employees, real estate leases, and other expenses are reliant on traditional banking. Additionally, many of our clients pay us via wire transfer to our bank accounts, or via checks that we deposit into our banks. We require access to banking services for both us and our clients to receive payments in a timely manner. Lastly, to the extent we rely on any lines of credit, these could be affected by our relationships with financial institutions and could be jeopardized if we lose access to a bank account. Important components of our offerings depend on client accounts and relationships, which in turn depend on banking functions. Most federal and federally-insured state banks currently do not serve businesses that grow and sell cannabis products on the stated ground that growing and selling cannabis is illegal under federal law, even though the Treasury Department’s Financial Crimes Enforcement Network, or FinCEN, issued guidelines to banks in February 2014 that clarified how financial institutions can provide services to cannabis-related businesses, consistent with financial institutions’ obligations under the Bank Secrecy Act. While the federal government has generally not initiated financial crimes prosecutions against state-law compliant cannabis companies or their vendors, the government theoretically could, at least against companies in the adult-use markets. The continued uncertainty surrounding financial transactions related to cannabis activities and the subsequent risks this uncertainty presents to financial institutions may result in their discontinuing services to the cannabis industry or limit their ability to provide services to the cannabis industry or ancillary businesses providing services to the cannabis industry.

As a result of federal-level illegality and the risk that providing services to state-licensed cannabis businesses poses to banks, cannabis-related businesses face difficulties accessing banks that will provide services to them. When cannabis businesses are able to find a bank that will provide services, they face extensive client due diligence in light of complex state regulatory requirements and guidance from FinCEN, and these reviews may be time-consuming and costly, potentially creating additional barriers to financial services for, and imposing additional compliance requirements on, us and our clients. FinCEN requires a party in trade or business to file with the U.S. Internal Revenue Service, or the IRS, a Form 8300 report within 15 days of receiving a cash payment of over $10,000. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, results of operations and financial condition. We cannot assure that our strategies and techniques for designing our products and solutions for our clients will operate effectively and efficiently and not be adversely impacted by any refusal or reluctance of banks to serve businesses that grow and sell cannabis products. A change in banking regulations or a change in the position of the banking industry that permits banks to serve businesses that grow and sell cannabis products may increase competition for us, facilitate new entrants into the industry offering products or solutions similar to those that we offer, or otherwise adversely affect our results of operations. Also, the inability of potential clients in our target market to open accounts and otherwise use the services of banks or other financial institutions may make it difficult for us to conduct business, including receiving payments in a timely manner.

We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.

We currently have no need or plans to seek bankruptcy protection. U.S. courts have held that debtors whose income is derived from cannabis or cannabis assets in violation of the CSA cannot seek federal bankruptcy protections. A U.S. court could determine that our revenue is derived from cannabis or cannabis assets and prevent us from obtaining bankruptcy protections if necessary.

We may continue to be subject to constraints on marketing our products.

Certain of the states in which we operate have enacted strict regulations regarding marketing and sales activities on cannabis products, which could affect our cannabis retail clients’ demand for our listing and marketing services. There may be restrictions on sales and marketing activities of cannabis businesses imposed by government regulatory bodies that can hinder the development of our business and operating results because of the restrictions our clients face. If our clients are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products for our clients, this could hamper demand for our products and services from licensed cannabis retailers, which could result in a loss of revenue.

Cannabis businesses are subject to unfavorable U.S. tax treatment.

Section 280E of the Code does not allow any deduction or credit for any amount paid or incurred during the taxable year in carrying on business, other than costs of goods sold, if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the Controlled Substances Act). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses beyond costs of goods sold and asserting assessments and penalties for additional taxes owed. Section 280E may have a lesser impact on cannabis cultivation and manufacturing operations than on sales operations, which directly affects our clients, who are cannabis retailers. However, Section 280E and related IRS enforcement activity have had a significant impact on the operations of all cannabis companies. An otherwise profitable cannabis business may operate at a loss after considering its U.S. income tax expenses.

Cannabis businesses may be subject to civil asset forfeiture.

Any property owned by participants in the cannabis industry used in the course of conducting such business, or that represents proceeds of such business or is traceable to proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture. Forfeiture of assets of our cannabis business clients could adversely affect our revenues if it impedes their profitability or operations and our clients’ ability to continue to subscribe to our services.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability and directors’ and officers’ insurance, is more difficult for us to find and is more expensive or contains significant exclusions because we are cannabis industry participants. There are no guarantees that we will be able to find such insurance coverage in the future or that the cost will be affordable to us. If we are forced to go without such insurance coverage, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. If we experience an uninsured loss, it may result in loss of anticipated cash flow and could materially adversely affect our results of operations, financial condition, and business.

There may be difficulty enforcing certain of our commercial agreements and contracts.

Courts will not enforce a contract deemed to involve a violation of law or public policy. Because cannabis remains illegal under U.S. federal law, parties to contracts involving the state-legal cannabis industry have argued that the agreement was void as federally illegal or against public policy. Some courts have accepted this argument in certain cases, usually against the company trafficking in cannabis. While courts have enforced contracts related to activities by state-legal cannabis companies, and the trend is generally to enforce contracts with state-legal cannabis companies and their vendors, there remains doubt and uncertainty that we will be able to enforce our commercial agreements in court for this reason. We cannot be assured that we will have a remedy for breach of contract, which would have a material adverse effect on our business.

If we fail to expand effectively into new markets, our revenue and business will be adversely affected.

While a key part of our business strategy is to add clients and consumers in our existing geographic markets, we intend to expand our operations into new markets if and as cannabis continues to be legalized. Any such expansion places us in competitive markets with which we may be unfamiliar, requires us to analyze the potential applicability of new and potentially complicated regulations regarding the usage, sale and marketing of cannabis, and involves various risks, including the need to invest significant time and resources and the possibility that returns on such investments will not be achieved for several years, if at all. As a result of such expansion, we may incur losses or otherwise fail to enter new markets successfully. In attempting to establish a presence in new markets, we expect to incur significant expenses and face various other challenges, such as expanding our compliance efforts to cover those new markets. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these expenses. Our current and any future expansion plans will require significant resources and management attention.

RISKS RELATING TO THE TRUE HARVEST ACQUISITION

Greenrose’s Board did not obtain a fairness opinion in determining whether to proceed with the True Harvest Acquisition.

In analyzing the True Harvest acquisition, the Board conducted significant due diligence on True Harvest. The Board believes because of the financial skills and background of its directors, and the financial information supporting the True Harvest acquisition provided by Greenrose’s management team, it was qualified to conclude that the True Harvest acquisition was fair from a financial perspective to Greenrose’s stockholders. Notwithstanding the foregoing, the Board did not obtain a fairness opinion to assist it in its determination. There can be no assurance that the consideration paid in connection with the True Harvest acquisition reflects the fair market value of the assets being purchased in that transaction.

Theraplant and True Harvest are located in different jurisdictions, and we may find it difficult integrating each into the Company following the True Harvest acquisition.

As a result of the Theraplant Merger and the True Harvest Acquisition, Greenrose acquired operations in two (2) states and managing each of these businesses and integrating them into a single unified company may be difficult and could have a material adverse effect on Greenrose’s business, financial condition and results of operations.

True Harvest has previously been subject to litigation.

True Harvest is engaged in litigation relating to various business matters, including a dispute relating to a consulting services agreement with a consulting firm asserting that True Harvest is in breach of certain payment obligations, and that such party has filed liens securing its claims. Pursuant to the asset purchase agreement between Greenrose and True Harvest, Greenrose is not assuming liability for any litigation affecting True Harvest through the date of closing, and Greenrose understands any liability payable by True Harvest is to be paid by True Harvest in accordance with any settlement agreement entered to resolve pending litigation.

ADDITIONAL REGULATORY RISKS

Marijuana remains illegal under federal law, and enforcement of cannabis laws could change.

Cannabis is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act (21 U.S.C. § 811). The Controlled Substances Act classifies cannabis as a Schedule I controlled substance, and as such, medical and adult use cannabis use is illegal under U.S. federal law. Unless and until Congress amends the Controlled Substances Act with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. If that occurs, we may be deemed to be producing, cultivating or dispensing cannabis and drug paraphernalia in violation of federal law. Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, enforcement of federal law regarding cannabis is a significant risk and would greatly harm our business, prospects, revenue, results of operation and financial condition.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. We are directly or indirectly engaged in the medical and adult use cannabis industry in the United States where local state law permits such activities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge, and management may not be able to predict all such risks.

As of June 2021, there are 36 states in the U.S., in addition to Washington D.C., Puerto Rico, Guam and the U.S. Virgin Islands, that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Alaska, Arizona, California, Colorado, Illinois, Maine, Massachusetts, Michigan, Montana, Nevada, New Jersey, New York, Oregon, South Dakota, Vermont, Washington, Washington, D.C., and Guam have legalized cannabis for adult use.

Our activities in the medical and adult use cannabis industry may be illegal under the applicable federal laws of the United States. There can be no assurances that the federal government of the United States will not seek to enforce the applicable laws against us. The consequences of such enforcement would be materially adverse to us and our business, including our reputation, profitability and the market price of our publicly traded shares, and could result in the forfeiture or seizure of all or substantially all of our assets.

Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations.

There can be no assurance that the federal government will not enforce federal laws relating to cannabis and seek to prosecute cases involving cannabis businesses that are otherwise compliant with state laws in the future.

The U.S. administration under President Obama attempted to address the inconsistent treatment of cannabis under state and federal law in the Cole Memorandum which Deputy Attorney General James Cole sent to all U.S. Attorneys in August 2013 that outlined certain priorities for the U.S. Department of Justice (“DOJ”) relating to the prosecution of cannabis offenses. The Cole Memorandum held that enforcing federal cannabis laws and regulations in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations was not a priority for the DOJ. Instead, the Cole Memorandum directed U.S. Attorney’s Offices discretion not to investigate or prosecute state law compliant participants in the medical cannabis industry who did not implicate certain identified federal government priorities, including preventing interstate diversion or distribution of cannabis to minors.

As discussed above, on January 4, 2018, then U.S. Attorney General Jeff Sessions formally issued the Sessions Memorandum, which rescinded the Cole Memorandum effective upon its issuance. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles that govern all federal prosecutions when deciding whether to pursue prosecutions related to cannabis activities. As a result, federal prosecutors could, and still can, use their prosecutorial discretion to decide to prosecute actors compliant with their state laws. Although there have not been any identified prosecutions of state law compliant cannabis entities, there can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. Jeff Sessions resigned as U.S. Attorney General on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, Attorney General Barr stated, “I do not intend to go after parties who have complied with state law in reliance on the Cole Memo.” Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

The Department of Justice under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. Mr. Barr has stated publicly that his preference would be to have a uniform federal rule against cannabis, but absent such a uniform rule, his preference would be to permit the existing federal approach of leaving it up to the states to make their own decisions.

Furthermore, Acting Attorney General Monty Wilkinson, who began in his position on January 20, 2021, has not provided a clear policy directive for the United States as it pertains to state-legal cannabis-related activities. President Biden has nominated, and the United States Senate has confirmed, Merrick Garland to serve as Attorney General in the Biden administration. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland, will re-adopt the Cole Memorandum or announce a substantive cannabis enforcement policy.

If the Department of Justice policy under Acting Attorney General Wilkinson or Attorney General Garland were to aggressively pursue financiers or owners of cannabis-related businesses, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then the Company could face (i) seizure of its cash and other assets used to support or derived from its cannabis operations, (ii) the arrest of its employees, directors, officers, managers and investors, and charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis, and/or (iii) the barring of its employees, directors, officers, managers and investors who are not United States citizens from entry into the United States for life.

One legislative safeguard for the medical cannabis industry, appended to federal appropriations legislation, remains in place. Currently referred to as the “Rohrabacher-Blumenauer Amendment”, this so-called “rider” provision has been appended to the Consolidated Appropriations Acts for fiscal years 2015, 2016, 2017, 2018, and 2019. Under the terms of the Rohrabacher-Blumenauer rider, the federal government is prohibited from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. On December 20, 2019, then President Donald Trump signed the Consolidated Appropriations Act, 2020 which included the Rohrabacher-Blumenauer Amendment, which prohibits the funding of federal prosecutions with respect to medical cannabis activities that are legal under state law. On December 27, 2020, the omnibus spending bill passed including the Rohrabacher-Blumenauer Amendment, extending its application until September 30, 2021. There can be no assurances that the Rohrabacher-Blumenauer Amendment will be included in future appropriations bills to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law.

There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends or repeals the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a significant risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

Marijuana (cannabis) remains a Schedule I controlled substance under the CSA, and neither the Cole Memorandum nor its rescission nor the continued passage of the Rohrabacher/Blumenauer Amendment has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use marijuana, even if state law sanctions such sale and disbursement. If the United States federal government begins to enforce United States federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations present major risks for us.

We may be subject to action by the U.S. federal government.

Since the cultivation, processing, production, distribution and sale of cannabis for any purpose, medical, adult use or otherwise, remain illegal under U.S. federal law, it is possible that we may be forced to cease activities. The U.S. federal government, though, among others, the Department of Justice, its sub-agency the Drug Enforcement Administration and the Internal Revenue Service, has the right to actively investigate, audit and shut down cannabis growing facilities, processors and retailers. The U.S. federal government may also attempt to seize our property. Any action taken by the Department of Justice, the Drug Enforcement Administration and/or the IRS to interfere with, seize or shut down our operations will have an adverse effect on our business, prospects, revenue, results of operation and financial condition.

Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, the federal government can assert criminal violations of federal law despite state laws permitting the use of cannabis. It does not appear that federal law enforcement and regulatory agencies are focusing resources on licensed marijuana related businesses that are operating in compliance with state law, although the position of the current administration is unclear with respect efforts to reform, repeal or amendment the CSA to decriminalize cannabis, or the timing of any such efforts. As the recession of the Cole Memorandum and the implementation of the Sessions Memorandum demonstrate, the Department of Justice may at any time issue additional guidance that directs federal prosecutors to devote more resources to prosecuting marijuana related businesses. We could face:

(i)     seizure of our cash and other assets used to support or derived from our cannabis subsidiaries;

(ii)    the arrest of our employees, directors, officers, managers and investors; and

(iii)   ancillary criminal violations of the Controlled Substances Act for aiding and abetting, and conspiracy to violate the Controlled Substances Act by providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors and/or retailers of cannabis.

Because the Cole Memorandum was rescinded, the Department of Justice under the current administration or an aggressive federal prosecutor could allege that Greenrose and our Board, our executive officers and, potentially, our shareholders, “aided and abetted” violations of federal law by providing finances and services to our portfolio cannabis companies. Under these circumstances, federal prosecutors could seek to seize our assets, and to recover the “illicit profits” previously distributed to shareholders resulting from any of our financing or services. In these circumstances, our operations would cease, shareholders may lose their entire investments and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Additionally, there can be no assurance as to the position any new administration may take on marijuana, and a new administration could decide to enforce the federal laws strongly. Any enforcement of current federal marijuana laws could cause significant financial damage to us and our shareholders. Further, future presidential administrations may choose to treat marijuana differently and potentially enforce the federal laws more aggressively.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. These results could have a material adverse effect on us, including our reputation and ability to conduct business, our holding (directly or indirectly) of cannabis licenses in the United States, the listing of our securities on various stock exchanges, our financial position, operating results, profitability or liquidity or the market price of our common stock. In addition, it is difficult to estimate the time or resources that would be needed for the investigation or final resolution of any such matters because: (i) the time and resources that may be needed depend on the nature and extent of any information requested by the authorities involved, and (ii) such time or resources could be substantial.

State regulation of cannabis is uncertain.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be amended, repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, our business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry, or a substantial repeal of cannabis related legislation could adversely affect us, our business and our assets or investments.

The rulemaking process at the state level that applies to cannabis operators in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All of our implemented operating policies and procedures are compliance-based and are derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding our efforts and diligence, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that we will receive the requisite licenses, permits or cards to continue operating our businesses.

In addition, local laws and ordinances could restrict our business activity. Although our operations are legal under the laws of the states in which we operate, local governments have the ability to limit, restrict and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances and similar laws could be adopted or changed and have a material adverse effect on our business.

Multiple states where medical and/or adult use cannabis is legal have or are considering special taxes or fees on businesses in the marijuana industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon our business, prospects, revenue, results of operation and financial condition.

Following completion of the Theraplant Merger and the True Harvest Acquisition, we will operate in Arizona and Connecticut and intend to operate in other states as deemed appropriate by management.

State regulatory agencies may require us to post bonds or significant fees.

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal marijuana to post a bond or significant fees when applying, for example, for a dispensary license or renewal as a guarantee of payment of sales and franchise taxes. We are not able to quantify at this time the potential scope of such bonds or fees in the states in which we currently operate or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of our business.

We may face limitations on ownership of cannabis licenses.

In certain states, the cannabis laws and regulations limit not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person or entity may own. Such limitations on the ownership of additional licenses within certain states may limit our ability to expand in such states. We may employ joint ventures from time to time to ensure continued compliance with the applicable regulatory guidelines. We will structure our joint ventures on a case-by-case basis but will generally try to maintain operational control over the joint venture business and a variable economic interest through the applicable governing documents.

We may become subject to Food and Drug Administration or Bureau of Alcohol, Tobacco, Firearms and Explosives regulation.

Cannabis remains a Schedule I controlled substance under U.S. federal law. If the federal government reclassifies cannabis to a Schedule II controlled substance, it is possible that the Food and Drug Administration would seek to regulate cannabis under the Food, Drug and Cosmetics Act of 1938. Additionally, the Food and Drug Administration may issue rules and regulations, including good manufacturing practices, related to the growth, cultivation, harvesting, processing and labeling of medical cannabis. Clinical trials may be needed to verify the efficacy and safety of cannabis. It is also possible that the Food and Drug Administration would require facilities where medical use cannabis is grown to register with the Food and Drug Administration and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact they would have on the cannabis industry is unknown, including the costs, requirements and possible prohibitions that may be enforced. If we are unable to comply with the potential regulations or registration requirements prescribed by the Food and Drug Administration, it may have an adverse effect on our business, prospects, revenue, results of operation and financial condition.

It is also possible that the federal government could seek to regulate cannabis under the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. The Bureau of Alcohol, Tobacco, Firearms and Explosives may issue rules and regulations related to the use, transporting, sale and advertising of cannabis or cannabis products, including smokeless cannabis products.

Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services.

We are subject to a variety of laws and regulations in the United States that involve money laundering, financial record-keeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970, (which we refer to as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by

Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (which we refer to as the USA Patriot Act), and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. Accordingly, pursuant to the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

The United States Department of the Treasury’s Financial Crimes Enforcement Network, which we refer to as FinCEN, issued a memorandum on February 14, 2014, which we refer to as the FinCEN Memorandum, outlining the pathways for financial institutions to bank cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. The FinCEN Memorandum refers to the Cole Memorandum’s enforcement priorities.

The revocation of the Cole Memorandum has not yet affected the status of the FinCEN Memorandum, nor has FinCEN given any indication that it intends to rescind the FinCEN Memorandum itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Memorandum, but FinCEN has not yet issued further guidance.

Although the FinCEN Memorandum remains intact, it is unclear whether the current administration will continue to follow its guidelines. The Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the Department of Justice’s enforcement priorities could change for any number of reasons. A change in the Department of Justice’s priorities could result in the prosecution of banks and financial institutions for crimes that were not previously prosecuted.

If our operations, or proceeds thereof, dividend distributions or profits or revenues derived from our operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime (the sale of a Schedule I drug) under the Bank Secrecy Act’s money laundering provisions. This may restrict our ability to declare or pay dividends or effect other distributions.

The FinCEN Memorandum does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the Department of Justice, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear comfortable providing banking services to cannabis-related businesses or relying on this guidance given that it has the potential to be amended or revoked by the current administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, we may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. Our inability or limitation of our ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for us to operate and conduct our business as planned or to operate efficiently.

Banks and other depository institutions are currently hindered by federal law from providing financial services to marijuana businesses, even in states where those businesses are regulated. On March 7, 2019, Democratic representative Ed Perlmutter of Colorado introduced house bill H.R. 1595, known as the Secure and Fair Enforcement (SAFE) Banking Act of 2019 (H.R. 1595), which we refer to as the SAFE Banking Act, which was reintroduced in March 2021, and would protect banks and their employees from punishment for providing services to cannabis businesses that are legal on a state level. The SAFE Banking Act has passed the U.S. House of Representatives five times, most recently in September 2021 as an amendment to the FY22 National Defense Authorization Act. Previously, the SAFE Banking Act passed the House by a vote of 321 to 101 on April 19, 2021 but was not included in the most recent version December, 2021 of the National Defense Authorization Act.

We may face difficulties acquiring additional financing.

We may require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions and/or other business combination transactions. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing through traditional banking to fund on-going operations, capital expenditures or acquisitions could limit our growth and may have a material adverse effect upon our business, prospects, revenue, results of operation and financial condition.

We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

Our business and activities are heavily regulated in all jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by state and local governmental authorities relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of cannabis and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the manufacture, production, storage, transportation, sale, import and export, as applicable, of our products. The commercial cannabis industry is still a new industry at the state and local level. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

While we endeavor to comply with all relevant laws, regulations and guidelines and, to our knowledge, we are in compliance or are in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business; the suspension or expulsion from a particular market or jurisdiction or of our key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities and/or revocation of our licenses and other permits, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact our ongoing costs relating to regulatory compliance.

We may face difficulties in enforcing our contracts.

Because our contracts involve cannabis and other activities that are not legal under federal law and in some state jurisdictions, we may face difficulties in enforcing our contracts in federal courts and certain state courts. We cannot be assured that we will have a remedy for breach of contract, which could have a material adverse effect on us.

We have limited trademark protection.

We will not be able to register any federal trademarks for our cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling and using cannabis is a crime under the Controlled Substances Act, the Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, we likely will be unable to protect our cannabis product trademarks beyond the geographic areas in which it conducts business. The use of our trademarks outside the states in which we operate by one or more other persons could have a material adverse effect on the value of such trademarks.

We are and may continue to be subject to constraints on marketing our products.

Certain of the states in which we operate have enacted strict regulations regarding marketing and sales activities on cannabis products. There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

We face risks related to the results of future clinical research.

Research regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as cannabidiol, commonly referred to as CBD, and tetrahydrocannabinol, commonly referred to as THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that various articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Further, the federal illegality of cannabis and associated limits on our ability to properly fund and conduct research on cannabis and the lack of formal Food and Drug Administration oversight of cannabis, there is limited information about the long-term safety and efficacy of cannabis in its various forms, when combusted or combined with various cannabis and/or non-cannabis derived ingredients and materials or when ingested, inhaled, or topically applied. Future research or oversight may reveal negative health and safety effects, which may significantly impact our reputation, operations and financial performance.

Given these risks, uncertainties and assumptions, prospective purchasers should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products, with the potential to have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We are subject to proceeds of crime statutes.

We will be subject to a variety of laws that concern money laundering, financial recordkeeping and proceeds of crime. These include: the Bank Secrecy Act, as amended by Title III of the USA Patriot Act, the Proceeds of Crime (Money Laundering) and the Corporate Transparency Act enacted in January 2021 and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States.

In the event that any of our license agreements, or any proceeds thereof, in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above, or any other applicable legislation. This could have a material adverse effect on us and, among other things, could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

We face security risks.

The business premises of our operating locations are targets for theft. While we have implemented security measures at each location and continue to monitor and improve such security measures, our cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and we fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers, other cannabis goods and cultivation and processing equipment could have a material adverse impact on our business, prospects, revenue, results of operation and financial condition.

As our business involves the movement and transfer of cash which is collected from dispensaries or patients/customers and deposited into our bank, there is a risk of theft or robbery during the transport of cash. Our transport, distribution, and delivery of finished cannabis goods inventory including but not limited to wholesale delivery of finished products to retail customers and delivery of finished goods to end consumers and other intermediaries, also is subject to risks of theft and robbery. We have engaged a security firm to provide security in the transport and movement of large amounts of cash and products. Employees sometimes transport cash and/or products and, if requested, may be escorted by armed guards. While we have taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

We face exposure to fraudulent or illegal activity.

We face exposure to the risk that employees, independent contractors or consultants may engage in fraudulent or other illegal activities. Misconduct by these parties could be intentional, reckless and/or negligent conduct. There may be disclosure of unauthorized activities that violate government regulations, manufacturing standards, healthcare laws, abuse laws and other financial reporting laws. Further, it may not always be possible for us to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent these activities may not always be effective. As a result, we could face potential penalties and litigation.

There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

We currently have, and may in the future enter into, additional strategic alliances and partnerships with third parties that we believe will complement or augment our existing business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, if at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Competition for the acquisition and leasing of properties suitable for the cultivation, production and sale of medical and adult use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, and may generally impede our ability to expand, which could adversely affect our operating results and financial condition.

We compete for the acquisition of properties suitable for the cultivation, production and sale of medical and adult use cannabis with entities engaged in agriculture, real estate investment, consumer products manufacturing and retail activities, including corporate agriculture companies, cultivators, producers and sellers of cannabis. These competitors may prevent us from acquiring and leasing desirable properties, may cause an increase in the price we must pay for properties or may result in us having to lease our properties on less favorable terms than we expect. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties or enter into leases for such properties on less favorable terms than we expect, our profitability and ability to generate cash flow and make distributions to our stockholders may decrease. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

We cannot provide assurance that our internal controls and compliance systems will protect us from acts committed by our employees, agents or business partners in violation of U.S. federal or state or local laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civic and criminal monetary and non-monetary penalties and could cause us to incur significant legal and investigatory fees.

We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.

As a relatively new industry, there are not many established operators in the medical and adult use cannabis industries whose business models we can follow or build upon. Similarly, there is no or limited information about comparable companies available for potential investors to review in making a decision about whether to invest in us.

Shareholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies, like us, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the Common Stock to the extent that investors may lose their entire investments.

We face risks related to our products.

We have committed and expect to continue committing significant resources and capital to develop and market existing products and new products and services. These products are relatively untested in the marketplace, and we cannot assure shareholders and investors that we will achieve market acceptance for these products, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the industry. In addition, new products and services may pose a variety of challenges and require us to attract additional qualified employees. The failure to successfully develop, manage and market these new products and services could seriously harm our business, prospects, revenue, results of operation and financial condition.

We are dependent on the popularity of consumer acceptance of our brand portfolio.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance of and demand for our products produced and sold. Acceptance of our products depends on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety and reliability. If these customers do not accept our products, or if such products fail to adequately meet customers’ needs and expectations, our ability to continue generating revenues could be reduced.

Our business is subject to the risks inherent in agricultural operations.

Our business involves the growing of cannabis, an agricultural product. Our business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks that could deplete the viability of harvested cannabis and our revenue generating abilities. Although our cultivation is substantially completed indoors under climate control, some cultivation may be completed outdoors, and there can be no assurance that natural elements will not have a material adverse effect on any future production. In addition, events such as system failures or utility outages, which could result from natural or man-made conditions, could limit our ability to control the climates of our indoor grow and/or storage facilities that could result in damage, disease or rot to our products and our revenue generating abilities.

Climate change risk to our future operations from natural disasters and extreme weather conditions.

Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere could present risks to the Company’s future operations from natural disasters and extreme weather conditions, such as droughts, heat waves, hurricanes, tornadoes, wildfires or flooding. Such extreme weather conditions could pose physical risks to our facilities and disrupt operation of our supply chain and may impact operational costs.

The impacts of climate change on global water resources may result in water scarcity, which could in the future impact the Company’s ability to access sufficient quantities of water in certain locations and result in increased costs. The Company is dependent upon electricity to power equipment at the indoor growing facilities. Impacts of climate change may also impact the availability of electricity at its current and future locations. In recent years, shortages of electricity have resulted in increased costs to users and interruptions in service. For example, California has experienced rolling blackouts due to excessive demands on the electrical grid or as precautionary measures against the risk of wildfire, Texas recently experienced widespread outages, rolling blackouts and electricity price spikes arising from cold weather conditions and other markets in which the Company operates can experience significant power outages from time to time. Climate change may increase the frequency of such weather-related energy security issues. In the event of a power outage or shortage, the Company will typically be dependent on the utility company and/or the site host to restore power or provide power at a reasonable cost.

Concern over climate change could result in new legal or regulatory requirements designed to mitigate the effects of climate change on the environment. If such laws or regulations are more stringent than current legal or regulatory requirements, we may experience increased compliance burdens and costs to meet the regulatory obligations and may adversely affect raw material sourcing, manufacturing operations and the distribution of our products.

We may be adversely impacted by rising or volatile energy costs.

Our cannabis growing operations consume considerable energy, which makes us vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may adversely affect our business and our ability to operate profitably.

We may encounter unknown environmental risks.

There can be no assurance that we will not encounter hazardous conditions, such as asbestos or lead, at the sites of the real estate used to operate our businesses, which may delay the development of our businesses. Upon encountering a hazardous condition, work at our facilities may be suspended. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. If additional hazardous conditions were present, it would likely delay construction and may require significant expenditure of our resources to correct the conditions. Such conditions could have a material impact on our investment returns.

We face risks related to our information technology systems, and potential cyber-attacks and security breaches.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, information technology, which we refer to as IT, systems and software against damage and threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance and replacement of network equipment, IT systems and software, as well as pre-emptive expenses to mitigate associated risks. Given the nature of our products and the lack of legal availability outside of channels approved by the federal government, as well as the concentration of inventory in our facilities, there remains a risk of shrinkages, as well as theft. If there was a breach in security and we fell victim to theft or robbery, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivations and processing equipment, or if there was a failure in information systems, it could adversely affect our reputation and business continuity.

Additionally, we may store and collect personal information about customers and are responsible for protecting that information from privacy breaches that may occur through procedural or process failure, IT malfunction or deliberate unauthorized intrusions. Any such theft or privacy breach would have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We are subject to laws, rules and regulations in the United States (such as the California Consumer Privacy Act which became effective on January 1, 2020) and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. Evolving compliance and operational requirements under the California Consumer Privacy Act and the privacy laws, rules and regulations of other jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation, and may otherwise adversely impact our business, financial condition and operating results.

We are dependent on key inputs, suppliers and skilled labor.

The marijuana business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, or natural or other disruptions to power or other utility systems, could materially impact our business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier were to go out of business, we might be unable to find a replacement for such source in a timely manner, or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a materially adverse impact on our business, prospects, revenue, results of operation and financial condition. We aim to provide our vendor base with annual projections so that our vendors can better ensure a steady supply of raw materials and packaging. We check in with our vendors at least once quarterly to update them to relevant real time changes in our annual plan. For most important raw materials and packaging, we aim to have both a primary vendor supplier and a secondary vendor supplier to ensure redundancy.

Our ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. This could have an adverse effect on our financial results.

Our sales are difficult to forecast.

As a result of recent and ongoing regulatory and policy changes in the medical and adult use cannabis industries and unreliable levels of market supply, the market data available is limited and unreliable. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and our projections of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for the Common Stock and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of Greenrose.

We face an inherent risk of product liability and similar claims.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have failed to meet expected standards or to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury, illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. As an agricultural product, the quality of cannabis is inherently variable, and consumers may raise claims that our quality control or labeling processes have not sufficiently ensured that our grown and manufactured processes are sufficient to meet expected standards. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally and could have a material adverse effect on our business, results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could subject us to significant liabilities and other costs.

Our success may depend on our ability to use and develop new extraction technologies, recipes, know-how and new strains of marijuana without infringing the intellectual property rights of third parties. We cannot assure that third parties will not assert intellectual property claims against us. We are subject to additional risks if entities licensing intellectual property to us do not have adequate rights to the licensed materials. If third parties assert copyright or patent infringement or violation of other intellectual property rights against us, we will be required to defend ourselves in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, require us to pay ongoing royalties or subject us to injunctions that may prohibit the development and operation of our applications.

The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what the Company’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this prospectus is presented solely for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the business combinations completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If the Company fails to introduce or acquire new products or services that achieve broad market acceptance on a timely basis, or if its products or services are not adopted as expected, the combined company will not be able to compete effectively.

The Company will operate in a highly competitive, quickly changing environment, and the combined company’s future success depends in part on its ability to develop or acquire and introduce new products and services that achieve broad market acceptance. The Company’s ability to successfully introduce and market new products is unproven. Because the Company will have a limited operating history and the market for its products, including newly acquired or developed products, is rapidly evolving, it is difficult to predict the combined Company’s operating results, particularly with respect to any new products that it may introduce. The Company’s future success will depend in large part upon its ability to identify demand trends in the market in which it will operate and quickly develop or acquire, and design, manufacture and sell, products and services that satisfy these demands in a cost-effective manner. In order to differentiate the Company’s products and services from competitors’ products, the Company will need to increase focus and capital investment in research and development. If the Company’s new products or services fail to achieve widespread market acceptance, or if we are unsuccessful in capitalizing on opportunities in the market in which the Company will operate, the Company’s future growth may be slowed and its business, results of operations and financial condition could be materially adversely affected. Successfully predicting demand trends is difficult, and it is difficult to predict the effect that introducing a new product or service will have on existing product or service sales. It is possible that the Company may not be successful with its new products and services, and as a result the Company’s future growth may be slowed and its business, results of operations and financial condition could be materially adversely affected. Also, the Company may not be able to respond effectively to new product or service announcements by competitors by quickly introducing competitive products and services. In addition, the Company may acquire companies and technologies in the future. In these circumstances, the combined company may not be able to successfully manage integration of the new product and service lines with the combined company’s existing suite of products and services. If the Company is unable to effectively and successfully further develop these new product and service lines, the Company may not be able to increase or maintain sales, and the Company’s gross margin may be adversely affected. Furthermore, the success of the Company’s new products will depend on several factors, including, but not limited to, market demand costs, timely completion and introduction of these products, prompt resolution of any defects or bugs in these products, the Company’s ability to support these products, differentiation of new products from those of the Company’s competitors, market acceptance of these products, delays and quality issues in releasing new products and services. The occurrence of one or more of the foregoing factors may result in lower quarterly revenue than expected, and the Company may in the future experience product or service introductions that fall short of its projected rates of market adoption.

If the Company’s products fail to achieve and sustain sufficient market acceptance, the combined company’s revenue will be adversely affected.

The Company’s success will depend on its ability to develop and market products that are recognized and accepted as reliable, enabling and cost-effective. Some potential customers of the combined company may already use products similar to what Theraplant currently offer and similar to what the Company may offer in the future and may be reluctant to replace those products with what Theraplant currently offers or which the combined company may offer in the future. Market acceptance of the Company’s products will depend on many factors, including the Company’s ability to convince potential customers that the Company’s products are an attractive alternative to existing products.

The future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of the Company’s common stock.

Sales of a substantial number of shares of the Company’s common stock in the public market could occur at any time. If the Company’s stockholders sell, or the market perceives that the Company’s stockholders intend to sell, substantial amounts of the Company’s common stock in the public market, the market price of the Company’s common stock could decline.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the completion of a business combination.

Theraplant and True Harvest were not subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to provide management’s attestation on internal controls commencing with its annual report for year ending December 31, 2021. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that are applicable to us. If Greenrose is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, Greenrose may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its common stock.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination, including general market and economic conditions, and being traded on the OTC market which is not a national stock exchange. An active trading market for our securities may never develop or, if developed, may not be sustained. In addition, the price of our securities could vary due to general economic conditions and forecasts, general business conditions and the release of financial reports. You may be unable to sell your securities unless a market can be sustained.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our securities adversely, then the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company negatively change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our internal control over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the Company will be required to provide the management report on internal controls commencing with the annual report for fiscal year ended December 31, 2021, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the Company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

THE THERAPLANT TRANSACTION

On the Closing Date (November 26, 2021), Greenrose consummated its previously announced business combination with Theraplant. The Theraplant Merger had previously been approved by a majority of Greenrose’s shareholders at a special meeting of shareholders held on October 27, 2021.

The aggregate consideration paid at the Closing to the former unit holders of Theraplant was approximately $150,000,000, comprised of $50,000,000 in Greenrose Common Stock and $100,000,000 in cash and Deferred Cash Payment as defined below, subject to customary purchase price adjustments, less an indemnity escrow in the amount of $13,000,000 (the “Escrow Amount”), which amount will be used to satisfy the difference, if any, between the estimated net working capital at closing and the final working capital at closing (as determined jointly by the buyer and the selling Theraplant security holders’ representative) as well as indemnification obligations of the selling Theraplant security holders with respect to losses arising from breaches of representations, warranties or covenants, inaccuracies or omissions with respect to certain closing statements, or taxes, costs or expenses incurred by the Company. Additionally, $700,000 of such amount was placed into dedicated accounts controlled by the SRS and the Theraplant managing members to provide a source of funds for those parties to use in administering any claims or disputes that arise post-Closing.

The Theraplant Merger Agreement provides for a Deferred Cash Payment Amount in the amount of Ten Million Dollars ($10,000,000) plus simple, non-compounding interest at the rate of nine percent (9%) per annum, payable in equal monthly installments during the first twelve months following the Closing of the Theraplant Merger. The Deferred Cash Payment Amount may, at the election of the Theraplant Steering Committee, be converted (in whole or in part and at any time or from time to time), into shares of Common Stock of Greenrose at a price per share of $10.00, subject to adjustment.

Registration Rights

In connection with the Closing, Greenrose entered into a Registration Rights Agreement (the “Theraplant Registration Rights Agreement”) with the selling stockholders of Theraplant pursuant to which Greenrose agreed that, at the request of the Majority Holders (as defined in the Theraplant Registration Rights Agreement), Greenrose will file a registration statement with the Commission covering the resale of the Registrable Securities (as defined in the Theraplant Registration Rights Agreement) requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the Theraplant Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the Theraplant Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Theraplant Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

THE TRUE HARVEST ACQUISITION

RECENT DEVELOPMENTS

True Harvest Acquisition

On December 31, 2021, the Company, True Harvest Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“TH Buyer”), and True Harvest, LLC, an Arizona limited liability company (“True Harvest”), entered into an amendment (“Amendment No. 3”) to the Asset Purchase Agreement dated March 12, 2021, as amended by that Amendment No. 1 to the Asset Purchase Agreement dated July 2, 2021, that certain Amendment No. 2 to the Asset Purchase Agreement dated October 28, 2021, and that certain Amendment No. 3 to the Asset Purchase Agreement dated December 31, 2021 (as it may be amended from time to time, the “Asset Purchase Agreement”), which provided for, among other things, the purchase of substantially all of True Harvest’s assets and the assumption of certain of True Harvest’s liabilities by True Harvest Holdings Inc., a Delaware corporation wholly owned subsidiary of Greenrose (“TH Buyer”) (the “TH Acquisition,” and, together with the other transactions contemplated by the Asset Purchase Agreement, the “True Harvest Acquisition”). The Company had previously entered into the original Asset Purchase Agreement on March 12, 2021 to purchase of substantially all of True Harvest’s assets and assume certain of True Harvest’s liabilities by TH Buyer.

Pursuant to the amended Asset Purchase Agreement, the Company has agreed to pay aggregate consideration of $57.6 million at closing, consisting of:

•        $12.5 million in cash;

•        $23.0 million in the form of a convertible note, of which all principal and interest is payable in shares of Common Stock of the Company at a conversion price equal to the average closing price of the Common Stock over the prior thirty (30) consecutive trading days;

•        $4.6 million in assumed debt evidenced by three (3) promissory notes in favor of the Sellers; and

•        $17.5 million in shares of Common Stock of the Company.

Contingent upon True Harvest achieving a certain price point per pound of cannabis flower relative to total flower production within 36 months following the close of the transaction, Greenrose will pay additional consideration of up to $35.0 million in the form of an earnout, payable in shares of common stock of the Company.

The Company financed the True Harvest Acquisition using the proceeds of the Company’s delayed draw commitment from the Company’s existing lenders, DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC (collectively the “Lenders”) of Seventeen Million Dollars ($17,000,000) (the “Delayed Draw Commitment”) to fund the purchase of the True Harvest Acquisition. The loan matures on November 26, 2024 and bears an interest rate of the LIBOR plus the applicable margin of 16% per annum, subject to a LIBOR floor of 1.0%, provided that for the first 12 months after the Closing Date, interest at the rate of 8.5% per annum may be payable-in-kind and thereafter interest at the rate of 5% per annum may be payable in kind. Interest is payable on the last business day of each quarter.

Registration Rights

In connection with the consummation of the True Harvest Acquisition, Greenrose entered into a Registration Rights Agreement (the “True Harvest Registration Rights Agreement”) with the Selling Stockholders of True Harvest pursuant to which Greenrose agreed that it will file a registration statement with the Commission covering the resale of the Registrable Securities (as defined in the True Harvest Registration Rights Agreement) requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the True Harvest Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the True Harvest Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of True Harvest Registration Rights Agreement, a copy of which is attached as Exhibit 4.3 and incorporated herein by reference.

THE GREENROSE ASSOCIATES TRANSACTION

Sponsor’s Shares

In August 2019, the Company issued 4,312,500 shares of Common Stock to our Sponsor, Greenrose Associates, LLC, our sponsor, for $25,000 in cash, at a purchase price of approximately $0.006 per share, in connection with our organization. This registration statement registers for resale one-half of the Sponsor’s Common Stock, or 2,156,250 shares of Common Stock.

From the date of initial public offering to November 26, 2021 (the date of the closing of our Business Combination with Theraplant), the Sponsor made to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We paid our sponsor $10,000 per month for these services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Sponsor’s Notes

Greenrose intends to issue shares of its Common Stock issuable to the Sponsor in consideration of the redemption of certain outstanding promissory notes in the aggregate principal face amount of $1,235,000 (the “Sponsor 2021 Promissory Notes”). Pursuant to the Credit Agreement, Greenrose has an obligation to redeem such promissory notes for equity or equity-linked securities. Greenrose and Sponsor have negotiated the issuance to Sponsor of [up to 1,000,000 shares of Greenrose Common Stock] for the redemption in full of the Sponsor 2021 Promissory Notes. The Common Stock issuable to Sponsor for redemption in full of the Sponsor 2021 Promissory Notes is being registered pursuant to this registration statement for resale by Sponsor.

THE IMPERIAL AND I-BANKERS TRANSACTION

Imperial Capital

In connection with, and simultaneously with the consummation of, our initial public offering, we consummated the private placement of 88,000 units (“private units”) at a price of $10.00 per private unit and 440,000 private warrants at a price of $1.00 per private warrant. The private units and private warrants are identical to the public units and warrants sold in the initial public offering, except that the private warrants and the warrants underlying the private units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The private units have since split into the underlying private shares of common stock and additional private warrants.

In connection with the initial public offering, Greenrose entered into a Registration Rights Agreement (the “Imperial Registration Rights Agreement”) with Imperial pursuant to which Greenrose agreed that, at the request of the Imperial will file a registration statement with the SEC covering the resale of the Registrable Securities (as defined in the Imperial Registration Rights Agreement) requested to be included in such registration statement (the “Imperial Resale Registration Statement”), and Greenrose will use its reasonable best efforts to have the Imperial Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the Imperial Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the Imperial Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Imperial Registration Rights Agreement, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

This registration statement registers for resale all of common stock and private warrants held by Imperial.

I-Bankers

In connection with, and simultaneously with the consummation of, our initial public offering, we consummated the private placement of 22,000 units (the “private units”) at a price of $10.00 per private unit and 110,000 warrants (the “private warrants”) at a price of $1.00 per private warrant to I-Bankers Securities, Inc. (“I-Bankers”). The private units and private warrants are identical to the public units and warrants sold in the initial public offering, except that the private warrants and the warrants underlying the private units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The private units have since split into the underlying private shares of common stock and additional private warrants.

On February 11, 2020, in connection with our initial public offering, I-Bankers entered into a joinder agreement to the Imperial Registration Rights Agreement.

This registration statement registers for resale all of common stock and private warrants held by I-Bankers.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. All of the common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own accounts. We will not receive any of the proceeds from these sales.

We expect to use any proceeds that we receive in respect of exercise of any outstanding private warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE

Our common stock is currently traded on the OTCQX under the symbol “GNRS”. Our public warrants are traded on the OTCQB under the symbol “GNRS.W,”

The actual offering price by the Selling Stockholders covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET INFORMATION FOR COMMON STOCK
AND DIVIDEND POLICY

Market Information

Our common stock and public warrants are currently traded on the OTCQX and OTCQB Markets under the symbols “GNRS” and “GNRS.W,” respectively.

Holders

As of January 3, 2022, our shares of Common Stock issued and outstanding were held of record by approximately 43 holders, and the Warrants outstanding were held of record by approximately 4 holders.

Dividend Policy

We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations and expansion and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future outstanding indebtedness we or our subsidiaries incur.

Securities Authorized for Issuance under Equity Compensation Plans

The Company’s 2021 Equity Incentive Plan, (the “Incentive Plan”) was approved by our stockholders on October 27, 2021 in connection with the Business Combination and is our only equity compensation plan. No securities under the Incentive Plan or have been issued related to the Equity Compensation Plans and no Warrants have been exercised.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used in this section of the prospectus and not defined in this section of the prospectus have the respective meanings given to those terms as defined and included elsewhere in this prospectus. Terms specifically defined in this section have such meanings for purposes of this section of this prospectus. In particular, in this section of the prospectus, the term “Greenrose” refers to The Greenrose Holding Company, Inc. (formerly known as Greenrose Acquisition Corp). The term “Common Stock” refers to the Common Stock of Greenrose.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, combine the financial statements of the acquirer, Greenrose, and the acquirees Theraplant, LLC (“Theraplant”) and True Harvest LLC (“True Harvest”) (collectively, the “Operating Companies”) giving effect to (a) the Business Combination, (b) the Financing and (c) the True Harvest Acquisition, which has been determined to be probable (collectively, the “Transactions”), as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with the following included elsewhere in this prospectus:

•        the historical audited financial statements of Greenrose as of and for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus;

•        the historical unaudited consolidated financial statements of Greenrose as of and for the nine months ended September 30, 2021 and the related notes, included elsewhere in this prospectus;

•        the historical audited financial statements of the Operating Companies as of and for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus;

•        the historical unaudited financial statements of the Operating Companies as of and for the nine months ended September 30, 2021 and the related notes, included elsewhere in this prospectus;

•        Theraplant Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus, as the predecessor of Greenrose;

•        Greenrose Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus; and

•        Risk Factors.

See the section entitled “Prospectus Summary — Background” elsewhere in this prospectus for further background information of each of the parties in the Business Combination and the True Harvest Acquisition.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions.

Description of the Transactions

The Business Combination/Theraplant Merger

On November 26, 2021, Greenrose consummated the Business Combination with Theraplant. Greenrose has satisfied applicable regulatory, lender and funding requirements to complete the acquisition of certain assets of Arizona-based True Harvest, LLC. Greenrose is continuing to work towards acquiring certain assets of True Harvest, LLC and the acquisition of each of Shango Holdings, Inc. and Futureworks LLC. Each of these acquisitions is subject to, among other things, Greenrose’s compliance with certain debt covenants, appropriate funding, the terms, conditions and rights in each of the applicable agreements and the receipt of applicable state regulatory approvals, if any. On December 31, 2021, Greenrose acquired the assets of True Harvest, LLC. Potential future acquisitions of Shango Holdings, Inc. and Futureworks LLC are not currently determined to be probable given the need for future financing, updated merger agreements and the potential for lengthy regulatory approval. As such, only Theraplant and True Harvest have been included within these pro forma financial statements.

The Theraplant Merger Agreement:

On March 12, 2021, Greenrose entered into the Theraplant Merger Agreement with TPT Merger Sub, Theraplant and SRS as the Selling Stockholders’ representative, pursuant to which, subject to the terms and conditions contained therein, TPT Merger Sub will merge with and into Theraplant, with Theraplant continuing as the surviving entity and a wholly-owned subsidiary of Greenrose. Pursuant to the Theraplant Merger Agreement, at the effective time of the Theraplant Merger, each unit of Theraplant issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a pro rata portion of merger consideration (without interest), as described below. The aggregate merger consideration to be paid at the closing to the unit holders of Theraplant will be $150,000,000, comprised of $50,000,000 Common Stock (5,000,000 shares of Common Stock valued at $10 per share) and $100,000,000 in cash, subject to customary purchase price adjustments, and an indemnity escrow as described more fully in the Theraplant Merger Agreement.

On August 10, 2021, we entered into an amendment (the “Theraplant Amendment No.1”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC (“Theraplant”) and Shareholder Representative Services LLC (the “Merger Agreement”). Theraplant Amendment No. 1 extended the drop-dead date of the Merger Agreement to November 30, 2021. Also, the Merger Agreement was amended by restating the “Aggregate Consideration” portion to mean the aggregate amount of consideration to be paid or issued by Parent in respect of all Company Units in the sum of $100,000,000, minus the escrow amount, the expense amount, and the Managing Member Expense amount. Furthermore, aggregate consideration would now include the amount equal to the difference between the Estimated Closing New Working Capital, and the Base Net Capital. Additionally, the Aggregate Consideration would include the amount released from the Escrow and Expense Fund, the amount released from the Managing Member Expense Fund, and the Stock Consideration comprised of unregistered shares of Parent Common Stock valued at $10.00 per share payable in the aggregate amount of $50,000,000.

On November 26, 2021, we entered into an amendment (the “Theraplant Amendment No.2”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC (“Theraplant”) and Shareholder Representative Services LLC (the “Merger Agreement”). Theraplant Amendment No. 2 deferred cash payment (“Deferred Cash Payment”) of $10.0 million for up to twelve months following Closing plus simple interest thereon at an annual rate of 9%, payable in equal monthly installments. At the option of the seller, the Deferred Cash Payment may be converted to Greenrose Common Stock at any time at a price per share of $10 per share. Of the Deferred Cash Payment amount, $1.8 million will be reserved in a restricted cash account to reflect two months of payments.

The Financing

On the Closing Date the Company, TPT Merger Sub and Theraplant (the “Loan Parties”) entered into a senior secured credit agreement (the “Credit Agreement”) with DXR Finance, LLC as Agent (“Agent”) and DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC as lenders (collectively the “Lenders”). Upon entering into the Credit Agreement and the associated loan documents and agreements described below, the Lenders provided the initial term loan (the “Initial Term Loan”) in the amount of Eighty-Eight Million Dollars ($88,000,000). Pursuant to the Credit Agreement, the Company may also draw upon the remaining amount of Seventeen Million Dollars ($17,000,000) (the “Delayed Draw Commitment”) upon providing at least five (5) business days prior notice to the Agent. The loans mature on November 26, 2024 and bear an interest rate of the LIBOR plus the applicable margin of 16% per annum, subject to a LIBOR floor of 1.0%, provided that for the first 12 months after the Closing Date, interest at the rate of 8.5% per annum may be payable-in-kind and thereafter interest at the rate of 5% per annum may be payable in kind. Interest is payable on the last business day of each quarter. The Credit Facility also has a $17 million delayed draw to fund future acquisitions (the “Delayed Draw”). Initial fees associated with the secured loan are 4% of the secured loan and 2% of the Delayed Draw both due at the earlier of (i) December 31, 2022 or (ii) the quarter following a specified triggering event. Further, if the Delayed Draw is made, an additional 2% fee will be payable at the later of (i) the date of funding or the earlier of (i) December 31, 2022 or (ii) the quarter following a specified triggering event. The Credit Facility consists of payment in kind (“PIK”) interest of 8.5% and cash interest of at least 8.5% per annum for the first year. After the first twelve months, PIK interest will be 5% and cash interest will be at least 12% per annum for the remaining two-year term.

The funding of the secured loan will also result in the issuance of 2.0 million warrants to the lender, to be exercisable at $0.01 per warrant.

Credit Agreement Amendment

In connection with the consummation of the True Harvest Acquisition, the Company and DXR Finance, LLC, as agent for the Lenders, and the Lenders entered into an amendment (“Amendment No. 1 to the Credit Agreement”) to the Company’s existing senior secured credit agreement (as amended from time to time, the “Credit Agreement”). The Delayed Draw resulted in .55 million warrants on the same terms and conditions issued to the lender for a total of 2.55 million issued, with a modification to Floor Amount for any Cash Election made, and providing at least one (1) business day prior notice to the Agent to exercise the Delayed Draw Commitment.

Non-Redemption Agreement

In order to help facilitate the closing of the Business Combination, on October 20, 2021, Greenrose and YA II PN, LTD. (the “Investor”), a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP, entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”), pursuant to which the Investor has agreed to commit to purchase (collectively, the “Purchased Shares”) up to 1,000,000 shares common stock of the Company, $0.0001 par value per share, in open market transactions or in private transactions from the certain selling shareholders who are not affiliated with the Company, at a purchase price not to exceed $10.14 per share, or a combination of the foregoing.

Greenrose shall issue and sell to the Investor, and the Investor shall purchase from Greenrose, for the sum of $500, an aggregate of 500,000 newly issued shares of Greenrose Common Stock (“Investor Shares”). These shares are subject to a lock-up and will be released based on a contractual calculation each month for six months. Any shares not released within that six-month period shall be forfeited.

Standby Equity Purchase Agreement

On October 20, 2021, Greenrose and the Investor, entered into a Standby Equity Purchase Agreement (the “Equity Purchase Agreement” or “SEPA”), whereby the Investor agreed to purchase from the Company up to $100 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of 96% multiplied by the lowest daily volume weighted average price of shares during regular trading hours as reported by Bloomberg L.P. of the Company’s common stock during the three (3) consecutive trading days commencing on the advance notice date. As a commitment fee, Greenrose will pay $1.0 million for access to the Equity Purchase Agreement.

The True Harvest Acquisition

On March 12, 2021, Greenrose entered into the Asset Purchase Agreement with TH Buyer and True Harvest, pursuant to which, subject to the terms and conditions contained therein, TH Buyer will purchase substantially all of the assets of True Harvest and assume certain of its liabilities. The initial consideration to be paid by the Company to True Harvest for the purchased assets will be $50,000,000, payable as follows: (i) $21,750,000 in cash; (ii) an additional $25,000,000 evidenced by a secured promissory note bearing interest at 8% per annum, which matures on the third anniversary of the closing of the asset purchase, and which is secured by the purchased assets pursuant to the terms of a security agreement between TH Buyer and True Harvest; and (iii) the assumption by TH Buyer of $3,250,000 of True Harvest’s debt.

In addition to the initial payment amount, the Company may be required to pay additional consideration to True Harvest of up to a maximum of $35,000,000 in cash contingent on the True Harvest business attaining, within thirty-six (36) months after the closing date of the asset purchase, a certain price per pound of cannabis flower as compared to total flower production, irrespective of the final form in which such flower is sold. The earnout payment, if any, would be evidenced by a promissory note which would bear interest at an annual rate of 8% per annum, would be payable in twenty-four (24) monthly installments after issuance and would be secured by the purchased assets.

On December 31, 2021, the Company, True Harvest Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“TH Buyer”), and True Harvest, LLC, an Arizona limited liability company (“True Harvest”), entered into an amendment (“Amendment No. 3”) to the Asset Purchase Agreement (as it may be amended from time to time, the “Asset Purchase Agreement”), which provides for, among other things, the purchase of substantially all of True Harvest’s assets and the assumption of certain of True Harvest’s liabilities by TH Buyer (the “TH Acquisition,” and, together with the other transactions contemplated by the Asset Purchase Agreement, the “True Harvest Acquisition”). The Company had previously entered into the original Asset Purchase Agreement on March 12, 2021 to purchase of substantially all of True Harvest’s assets and assume certain of True Harvest’s liabilities by TH Buyer.

Pursuant to the amended Asset Purchase Agreement, the Company has agreed to pay aggregate consideration of $57.6 million at close, consisting of $12.5 million in cash, $23.0 million in the form of a convertible note, $4.6 million in assumed debt, and $17.5 million in shares of common stock of the Company. Contingent upon True Harvest achieving a certain price point per pound of cannabis flower relative to total flower production within 36 months following the close of the transaction, Greenrose will pay additional consideration of up to $35.0 million in the form of an earnout, payable in shares of common stock of the Company.

The Business Combination was financed with Greenrose’s IPO proceeds that were held within a trust account and the Financing. The True Harvest acquisition is expected to be financed by utilizing the Delayed Draw. Upon closing of the Business Combination and the True Harvest Acquisition, Greenrose will own 100% of the Operating Companies acquired.

The Business Combination has been accounted for and the True Harvest Acquisition will be accounted for under the acquisition method of accounting under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combination (“ASC 805”), in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, Greenrose is the accounting acquiror and the purchase price has been allocated to the Operating Companies’ assets acquired and liabilities assumed with identifiable intangible assets and goodwill being recorded at consummation of the Business Combination and the True Harvest Acquisition.

Management determined that Greenrose is the accounting acquirer based on an evaluation of the following facts and circumstances:

•        Greenrose transferred cash to the respective sellers of the Operating Companies from cash on hand and the Financing and in debt financing; none of the Operating Companies transferred cash or incurred incremental liabilities in connection with the Business Combination or the True Harvest Acquisition;

•        Greenrose issued stock to certain of the sellers of the Operating Companies to effectuate the Business Combination and will issue stock to effectuate the True Harvest Acquisition; none of the Operating Companies issued equity;

•        Greenrose will have a majority voting interest in the combined entity;

•        the current board of directors continues to direct the combined entity with no contemplated changes. As such, Greenrose controls the board;

•        Greenrose will hire or retain executive management of the combined business.

•        the combined entity’s name is The Greenrose Holding Company Inc.; and

•        the corporate headquarters remain that of Greenrose in New York State;

Consideration of $140.0 million was paid out to the sellers of Theraplant upon closing exclusive of any working capital adjustments and consisting of an estimated $90.0 million in cash, $50 million in the form of shares of Greenrose’s Common stock, comprised of 5.0 million shares assuming a per share value of $10.00. Additionally, $10.0 million of Deferred Cash Payment will be payable to sellers and will have a 9% interest rate per annum. The Deferred Cash Payment can be converted to Greenrose’s Common Stock at any time prior to payment at $10 per share.

Consideration of $53.0 million is expected to be paid out to the sellers of True Harvest upon closing of the acquisition consisting of $12.5 million in cash, $17.5 million in shares of Greenrose Common Stock and $23.0 million of seller notes to be issued.

The cash portion of the Business Combination consideration was funded from the cash held in Greenrose’s trust account, which was $20.2 million after redemptions of $154.9 million and $88.0 million raised through the Financing. To the extent not used to pay the cash portion of the Business Combination consideration, the redemption price for any properly redeemed shares of Greenrose’s Common stock, or fees and expenses related to the Business Combination and the other transactions contemplated by the Business Combination Agreements, the proceeds from Greenrose’s trust account and the Financing will be used for general corporate purposes, which may include, but not be limited to, working capital for operations, repayment of indebtedness, capital expenditures, and future acquisitions.

Greenrose is expecting to utilize the Delayed Draw to finance the cash portion of the True Harvest Acquisition. The incremental cash from the Delayed Draw will be used for general corporate purposes, which may include, but not be limited to, working capital for operations, repayment of indebtedness, capital expenditures, and future acquisitions.

Below is a summary of the total consideration of the Business Combination and the True Harvest Acquisition on a gross basis. The GAAP consideration is calculated below in Note 2(g).

Cash Paid to Theraplant(1)	90,000
Equity Issuance to Theraplant, $10/share(2)	50,000
Deferred Cash Payment to Theraplant(3)	10,000
Total Consideration for Theraplant	$150,000
Cash paid to True Harvest	$12,500
Equity issuance to True Harvest	17,500
Seller note from True Harvest	23,000
Initial Consideration for True Harvest	$53,000

Earnout shares issuable to sellers of True Harvest(5)	35,000
Total Potential Consideration for True Harvest	$88,000

____________

(1)      Final cash paid to the sellers of the Operating Company is subject to a final net working capital adjustment pursuant to the Merger Agreement.

(2)      In accordance with Amendment number 1 to the Merger Agreement with Theraplant, Greenrose will issue 5.0 million shares of Common Stock with an estimated value of $50.0 million issuable upon the close of the Transactions.

(3)      In accordance with Amendment number 2 to the Merger Agreement with Theraplant, $10.0 million will be deferred for up to twelve months and will carry an annual interest rate of 9% payable to the sellers.

(4)      True Harvest will issue a $23.0 million Secured Promissory Note bearing interest of 8% per annum and due in December 2024.

(5)      True Harvest sellers may be issued notes by Greenrose of $35.0 million to be issued in 2024 upon achievement of certain earnout hurdles.

The following table summarizes the expected shares outstanding after giving effect to the Transactions.

	Shares	%
Greenrose Public Shareholders	1,988,000	12%
Greenrose Initial Shareholders	4,312,500	26%
Private units	330,000	2%
Theraplant shareholders	5,000,000	30%
Total Shares at Closing	11,630,500	70%

Issuance of Investor shares(2)	500,000	3%
Conversion of convertible and promissory notes(3)	145,250	1%
True Harvest shareholders(1)	4,430,378	27%
Total Shares after Closing and True Harvest Acquisition	16,706,128	100%

____________

(1)      On December 31, 2021, True Harvest sellers were issued 4,430,378 shares based upon an agreed upon price of $3.95 per share.

(2)      Greenrose will issue 0.5 million shares to the Investor as part of the non-redemption agreement whereby the Investor agreed to purchase shares of Greenrose Common stock directly from selling shareholders and simultaneously agreed not to redeem the purchased shares. These shares may be forfeited based on certain market conditions but are legally outstanding shares.

(3)      The convertible promissory note and the promissory note — related party will be converted into shares of equity and private warrants. This amount assumes the conversion of the elected amount of notes to be converted into shares of equity at $10 per share.

The Greenrose Holding Company, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2021
(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	True Harvest (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant Transaction Adjustments		Pro Forma True Harvest Transaction Adjustments		Combined Pro Forma
Assets
Current Assets:
Cash and Cash Equivalents	$102	$3,678	$1,522	$20,180	2a	$(94,874)	2d	$(12,500)	2d	$10,654
				88,000	2b	(5,147)	2e	(1,522)	2e
				(3,968)	2c	(1,817)	2m	17,000	2p
Restricted Cash	—	—	285	—		1,817	2m	(285)	2e	1,817
Accounts Receivable	—	1,381	423	—		—		(423)	2e	1,381
Due From Related Parties	—	—	—	—		—		—		—
Loans Receivable – Related Parties Current Portion	—	—	—	—		—		—		—
Inventories	—	3,231	2,132	—		—		—		5,363
Prepaid Expenses and Other Current Assets	67	240	22	1,000	2n	—		(22)	2e	1,307
Total Current Assets	169	8,530	4,384	105,212		(100,021)		2,248		20,522
Non-Current Assets:
Property and Equipment, Net	—	12,265	6,968	—		—		—		19,233
Loans Receivable – Related Parties	—	—	—	—		—		—		—
Intangible Assets, Net	—	—	—	—		109,000	2f	7,300	2f	116,300
Goodwill	—	—	—	—		31,779	2g	71,117	2g	102,896
Deferred Tax Assets	—	—	—	—		—		—		—
Marketable Securities Held in Trust Account	174,507	—	—	(174,507)	2a	—		—		—
Other Non-Current Assets	50	—	133	—		—		—		183
Total Assets	$174,726	$20,795	$11,485	$(69,295)		$40,758		$80,665		$259,134
Liabilities
Current Liabilities:
Accounts Payable and Accrued Liabilities	2,015	1,494	—	10,423	2c	—		340	2p	19,132
				3,860	2b
				1,000	2n			—
Accounts Payable			774	—		—		(774)	2e	—
Accrued Liabilities			1,581	—		—		(1,581)	2e	—
Due to Related Parties	—	—	—	—		—		—		—
Deferred Rent, Current Portion	—	—	—	—		—		—		—
Current Portion of Equipment Lease	—	—	—	—		—		—		—
Lease Liabilities, Current Portion	—	—	—	—		—		—		—
Current Portion of Notes Payable	—	217	5,684	—		(217)	2e	(5,684)	2e	10,000
						10,000	2h
Current Portion of Notes Payable – Related Parties	—	—	—	—		—		—		—
Income Tax Payable	—	—	—	—		—		—		—
Sales Tax Payable	—	—	—	—		—		—		—
Promissory note- related party	1,095	—	—	(1,671)	2l	—		—		—
				576	2a
Distributions Payable to Members	—	—	128	—		—		(128)	2e	—
Other current liabilities	—	—	—	2,615	2r	—		—		2,615
Total Current Liabilities	3,110	1,711	8,167	16,803		9,783		(7,827)		31,747
Long-Term Liabilities:
Lease Liabilities	—	—	—	—		—		—		—
Convertible Debt, Net of Debt Discount	—	—	—	—		—		—		—
Derivative Liability	—	—	—	—		—		—		—
Notes Payable, Net of Current Portion	—	5,147	7,608	66,832	2b, 2h	(5,147)	2e	20,042	2h	107,266
								12,784	2p
Deferred Income Taxes	—	58	—	—		—		—		58
Deferred Rent, Net of Current Portion	—	—	558	—		—		(558)	2e	—
Contingent Consideration	—	—	—	—		—		30,000	2o	30,000
Private warrants liability	1,168	—	—	850	2i	—		—		2,868
				850	2l
Convertible Promissory Note – Related Parties	2,752	—	—	(2,752)	2i	—		—		—
Total Liabilities	7,030	6,916	16,333	82,583		4,636		54,441		171,939
Commitment and Contingencies
Common stock subject to possible redemption 17,250,000 shares at redemption value at September 30, 2021	174,458	—	—	(174,458)	2j	—		—		—

The Greenrose Holding Company, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2021 — (Continued)
(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	True Harvest (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant Transaction Adjustments		Pro Forma True Harvest Transaction Adjustments		Combined Pro Forma
Shareholders’ Equity:
Share Capital	—	—	—	—		—		—		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—	—		—		—		—
Common stock, $0.0001 par value; 70,000,000 shares authorized; 4,642,500 shares issued and outstanding (excluding 17,250,000 shares subject to possible redemption) at September 30, 2021	—	—	—	—	2j	1	2k	—		1
Additional paid-in capital	—	—	—	19,555	2j	50,000	2k	17,500	2q	107,434
				15,122	2b			3,876	2p
				821	2l
				560	2i
Members’ Equity (Deficit)	—	13,879	(4,848)	—		(13,879)	2e	4,848	2e	—
Retained Earnings (Accumulated Deficit)	(6,762)	—	—	(3,968)	2c	—		—		(20,240)
				(7,783)	2c
				(454)	2b
				1,342	2i
				(2,615)	2r
Total Shareholders’ Equity (Deficit)	(6,762)	13,879	(4,848)	22,580		36,122		26,224		87,195
	—	—	—
Total Liabilities and Equity	$174,726	$20,795	$11,485	$(69,295)		$40,758		$80,665		$259,134

The Greenrose Holding Company, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2021
(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	True Harvest (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant and True Harvest Transaction Adjustments		Combined Pro Forma
Revenues, net of discounts	$—	$19,956	$12,538	$—		$—		$32,494
Operating Expenses:
Cost of goods sold (exclusive of depreciation)	—	6,421	5,579	—		—		12,000
Selling, General, and Administrative	—	—	1,802	—		—		1,802
Sales and Marketing	—	198	—	—		—		198
General and Administrative	—	2,851	—	—		—		2,851
Depreciation and Amortization	—	607	588	—		11,403	3a	12,598
Operating and formation costs	3,578	—	—	—		—		3,578
Total Operating Expenses:	3,578	10,077	7,969	—		11,403		33,027

Income (loss) from Operations:	(3,578)	9,879	4,569	—		(11,403)		(533)

Other Income (Expense):
Other Income (Expense), Net	—	—	281	—		—		281
Interest expense	(1,118)	(146)	(1,330)	(17,585)	3c	(3,706)	3c	(22,767)
				1,118	3e
Interest earned on marketable securities held in Trust Account	13	—		(13)	3d			—
Change in fair value of private warrants liability	812	—	—	—		—		812
Change in fair value of Convertible promissory note, net – related party	959	—	—	(959)	3e			—
Total Other Income (Expense):	666	(146)	(1,049)	(17,439)		(3,706)		(21,674)

Income (Loss) Before Provision for Income Taxes:	(2,912)	9,733	3,520	(17,439)		(15,109)		(22,207)
Provision For Income Taxes	—	812	—	—		4,619	3b	5,431
Net income (loss):	$(2,912)	$8,921	$3,520	$(17,439)		$(19,728)		$(27,638)

Basic and diluted weighted average shares outstanding, Common stock	21,892,500							19,256,000
Basic and diluted net loss per share, Common stock	$(0.13)							$(1.44)

Net Income per share – basic and diluted – attributable to:
Angel Founder Units		110,000
Series A Units		42,761
Series R Units		54,000

Weighted average shares – basic and diluted – attributable to:
Angel Founder Units		$43.15
Series A Units		$43.15
Series R Units		$43.15

The Greenrose Holding Company, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2020
(Amounts in thousands of U.S. dollars, except per share data)

	Greenrose Acquisition Corp (Historical)	Theraplant (Historical)	True Harvest (Historical)	Pro Forma Recapitalization Transaction Adjustments		Pro Forma Theraplant and True Harvest Transaction Adjustments		Combined Pro Forma
Revenues, net of discounts	$—	$28,375	$8,036	$—		$—		$36,411
Operating Expenses:
Cost of goods sold (exclusive of depreciation)	—	8,875	5,817	—		—		14,692
Selling, General, and Administrative	—	—	1,022	—		—		1,022
Transaction costs	—	—	—	11,751	3a	—		14,366
				2,615	3j
Sales and Marketing	—	333	—	—		—		333
General and Administrative	—	2,505	—	—		—		2,505
Depreciation and Amortization	—	799	542	—		15,205	3b	16,546
Operating and formation costs	1,599	—	—	—		—		1,599
Total Operating Expenses:	1,599	12,512	7,381	14,366		15,205		51,063

Income (loss) from Operations:	(1,599)	15,863	655	(14,366)		(15,205)		(14,652)

Other Income (Expense):
Other Income (Expense), Net	—	—	(101)	(454)	3i	8	3c	(547)
Gain on Sale of Property and Equipment	—	8	—	—		(8)	3c	—
Change in Fair Value of Derivatives	—	—	—	—		—		—
Interest expense	(273)	(102)	(1,556)	(21,696)	3d	(5,811)	3d	(27,823)
				273	3g
				1,342	3h
Interest earned on marketable securities held in Trust Account	1,157	—	—	(1,157)	3e	—		—
Change in fair value of private warrants liability	(574)	—	—	—		—		(574)
Change in fair value of Convertible promissory note, net – related party	(321)	—	—	321	3g	—		—
Total Other Income (Expense):	(11)	(94)	(1,657)	(21,371)		(5,811)		(28,944)

Income (Loss) Before Provision for Income Taxes:	(1,610)	15,769	(1,002)	(35,737)		(21,016)		(43,596)
Provision For Income Taxes	—	1,179	—	—		4,577	3f	5,756
Net income (loss):	$(1,610)	$14,590	$(1,002)	$(35,737)		$(25,593)		$(49,352)

Basic and diluted weighted average shares outstanding, Common stock	19,779,057							19,256,000
Basic and diluted net loss per share, Common stock	$(0.08)							$(2.56)

Net Income per share – basic and diluted – attributable to:
Angel Founder Units		110,000
Series A Units		42,761
Series R Units		54,000

Weighted average shares – basic and diluted – attributable to:
Angel Founder Units		$48.65
Series A Units		$158.35
Series R Units		$45.69

1. Basis of Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the Transactions and factually supportable.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, nor do they purport to project the future operating results or financial position of Greenrose following the completion of the Transactions. They should be read in conjunction with the historical financial statements and notes thereto of Greenrose and the Operating Companies.

The Business Combination and the True Harvest Acquisition are being accounted for as an acquisition of the Operating Companies by Greenrose. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of the Operating Companies based on their respective fair market value, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on estimates of the fair market value of the tangible and intangible assets and liabilities as described in Notes 2(f) and 2(g) of the unaudited condensed combined pro forma balance sheet adjustments in the accompanying notes to the unaudited pro forma condensed combined financial information. As of the date of this prospectus, the valuation studies necessary to determine the fair market value of the assets and liabilities to be acquired and the related allocations of purchase price are preliminary and prepared based on preliminary forecasts, discount rates, and limited publicly available information. A final determination of fair values will be based on the actual net tangible and intangible assets that existed as of the Closing Dates of the Transactions. The final purchase price allocation will be based, in part, on third party appraisals and may differ than that reflected in the pro forma purchase price allocation, and any differences may be material.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions. The pro forma adjustments reflecting the consummation of the Business Combination and the True Harvest Acquisition are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the True Harvest Acquisition based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

There were no significant intercompany balances or transactions between Greenrose and the Operating Companies as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Greenrose and the Operating Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Greenrose’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Transaction Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)      Reflects the reclassification of cash and cash equivalents held in Greenrose’s trust account that became available for transaction consideration, transaction expenses, and the operating activities following the Business Combination net of actual redemptions and an extension funded through a promissory note — related party directly to the trust account.

b)      Reflects the cash proceeds from the Financing of the issuance of the secured loan for $88.0 million. The debt has been reduced by $3.8 million of original issue discount, which has been recorded as an accrued expense, as it is not due on the closing date. The secured loan was further reduced by $15.1 million allocated to paid in capital for equity classified detachable warrants on a relative fair value basis and $2.2 million of financing costs for net debt of $66.8 million. $0.5 million of financing fees were allocated to the equity classified warrants and were expensed as incurred. See Note 3i.

c)      Reflects transaction costs Greenrose and the Operating Company incurred related to legal, financial advisory, and other professional fees amounting to approximately $14.4 million in order to consummate the Transactions. Included within transaction costs are $7.8 million of deferred underwriter discount and $2.6 million of fees owed to underwriters for the Financing which have both been accrued and will be paid at a later date. Additionally, $4.0 million of professional legal, accounting and consulting fees were incurred and expensed as incurred.

d)      Reflects the cash paid to the sellers of Theraplant and True Harvest on the respective closing dates, including an estimated net working capital adjustment calculated as of September 30, 2021 pursuant to the Merger and the Asset Purchase Agreement. See Note 2(g).

e)      Represents adjustments for assets, liabilities and historical equity not acquired pursuant to the Business Combination Agreement and Asset Purchase Agreement as well as historical debt that was paid down upon Closing of the Business Combination.

f)      As part of the preliminary valuation analysis, Greenrose identified customer relationships, trade names, and licenses as the acquired identifiable intangible assets. The fair value of identifiable intangible assets was mainly determined using the “income approach,” which requires a forecast of all expected future cash flows and the sales comparison approach. The fair value and useful life calculations are preliminary and subject to change after Greenrose finalizes its acquisition accounting of the Business Combination and the True Harvest Acquisition.

Intangible Asset	Theraplant Estimated Fair Value	True Harvest Estimated Fair Value	Total	Weighted Average Useful Life in Years
Customer relationships	$17,200	$5,500	$22,700	5
Trade Name	3,800	1,800	5,600	3
Licenses	88,000	—	88,000	10
Fair value of intangible assets acquired	$109,000	$7,300	$116,300
Remove historical intangible assets	—	—	—
Pro forma transaction adjustment to intangible assets	$109,000	$7,300	$116,300

g)      As the accounting acquirer, Greenrose has performed a valuation analysis of the fair market value of the assets and liabilities of the Operating Companies. This adjustment reflects the goodwill from the purchase price allocation as of September 30, 2021 resulting from the Business Combination and the True Harvest Acquisition. For purposes of determining the purchase price allocation, the fair market value of all tangible and intangible assets acquired, and liabilities assumed were estimated as of September 30, 2021. Except for the specific fair value adjustments discussed in the notes to the “Unaudited pro forma condensed combined financial information,” Greenrose has assumed that the historical carrying value of the assets acquired and liabilities assumed reflects fair value. The preliminary allocation of purchase price for each of the Operating Companies is as follows:

	Theraplant	True Harvest	Total
Estimated GAAP consideration:
Cash, net of cash acquired	$90,000	$12,500	$102,500
Estimated preliminary net working capital adjustment	1,196	—	1,196
Greenrose stock	50,000	17,500	67,500
Earnout	—	30,000	30,000
Seller note	10,000	23,000	33,000
Total estimated GAAP consideration	151,196	83,000	234,196

Allocated to:
Net working capital	3,358	2,132	5,490
Property and equipment, net	12,265	6,968	19,233
Intangible assets	109,000	7,300	116,300
Other assets	—	133	133
Other liabilities	(5,205)	(4,650)	(9,855)
Taxes payable	—	—	—
Preliminary net assets acquired	119,418	11,883	131,301
Preliminary allocation to goodwill	$31,778	$71,117	$102,895

h)      All debt of Theraplant was paid off in connection with the transaction and only the debt below will be assumed from True Harvest. Refer to Note 2(g) for seller notes as consideration and Notes 2b and 2p for discussion of the Financing and Delayed Draw Financing. The following table presents the long-term debt outstanding following the completion of the Transactions on a pro forma basis:

Financing, term loan, net	$67,172
Delayed Draw, net	12,784
Theraplant seller note	10,000
True Harvest seller note	23,000
True Harvest assumed debt	4,650
Pro forma long-term debt, net	$117,266

i)       Reflects the conversion of the $2 million convertible promissory notes into private placement warrants and equity at $1 and $10 per warrant and share, respectively. The convertible promissory note has a bifurcated derivative which has been included in the carrying amount. The difference in the principal amount and the carrying amount inclusive of the derivative will be recorded as a gain or loss in the statement of operations. Refer to Note 3h.

j)       Represents the reclassification of common stock previously subject to redemption to permanent equity, less amounts actually redeemed.

k)      Pursuant to Theraplant Amendment No.1 to the Merger Agreement, Greenrose will issue 5.0 million shares of Common Stock as consideration.

l)       Reflects the conversion of the promissory notes — related party into private warrants and equity shares at the value of the loan on the transaction date.

m)     Reflects the payment of $1.8 million of cash into a restricted account to reserve for the Deferred Cash Payment.

n)      Reflects an accrual to be paid for the Equity Purchase Agreement entered into as part of the Transactions. The Equity Purchase Agreement allows for up to $100 million of equity to be sold to the Investor over time and the commitment fee is settleable in shares or cash at the option of Greenrose. An asset has been recorded for the commitment fee in accordance with ASC 340-10-S99-1 which allows for fees to be offset against proposed offerings.

o)      Reflects the estimated fair value of the Earnouts potentially due to the sellers of True Harvest, as further described in the description of the True Harvest Acquisition. See Note 2(g).

p)      Reflects the cash proceeds from the Delayed Draw $17.0 million. The Delayed Draw was reduced by $3.9 million allocated to paid in capital for equity classified detachable warrants on a relative fair value basis and $0.3 for issue discount that has been accrued and is not due on the date the Delayed Draw will be made for net debt of $12.8 million.

q)      Pursuant to the 3rd Amendment to the True Harvest Asset Purchase Agreement, Greenrose will issue $17.5 million of common stock as consideration with an agreed upon value of $3.95 per share.

r)      The Newly issued shares were valued as of the transaction date but are subject to a lock-up and are effectively earned each month based on the Greenrose stock price. The monetary value of the Newly Issued Shares varies inversely from the value of the Greenrose common stock price and are considered a liability and accounted for under ASC 480.

3. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 are as follows:

a)      Reflects the estimated amortization expense resulting from the recording of intangible assets being recorded in connection with the Business Combination and True Harvest Acquisition.

	Theraplant Amortization	True Harvest Amortization	Total Amortization
Pro Forma Amortization	$10,128	$1,275	$11,403
Historical Amortization	—	—	—
Pro Forma Adjustment	$10,128	$1,275	$11,403

b)      Reflects the incremental corporate income tax expense at a blended statutory rate of 26.5% for Theraplant which was historically taxed as a partnership and not as a corporation. Due to limitations on the deductibility of certain expenses pursuant to IRC Section 280E, the blended statutory rate was applied to the gross profit. Further, the incremental pro forma adjustments were not tax effected as they are not deductible for tax purposes subject to IRC Section 280E.

c)      Represents the impact to interest expense as a result of (i) the new long-term debt incurred as part of the Financing and Delayed Draw and (ii) the paydown of Theraplant debt and the expected paydown of True Harvest debt not assumed and the elimination of the corresponding interest expense. See Notes 2(b), 2(h) 2(e) and 2(p) for more information on debt financings. The table below represents the key terms of the new debt incurred in connection with the Transactions:

Debt Instrument	Principal	Interest Rate	Maturity
Financing – Senior Loan	$88,000	17.00%	12/1/2024
Delayed Draw	17,000	17.00%	12/1/2024
Theraplant seller note	10,000	9.00%	12/31/2022
True Harvest seller note	23,000	8.00%	12/31/2024
New Debt	$138,000

The table below reflects the summary of changes to interest expense due to new financings and paydowns.

	PIPE Financing Interest	Delayed Draw Interest	Theraplant Interest	True Harvest Interest	Total Interest
Pro forma Interest on assumed debt	$—	$—	$—	$419	$419
Pro forma Interest on new debt	17,585	3,383	—	1,380	22,348
Historical interest expense	—	—	146	1,330	1,476
Pro forma Interest adjustment	$17,585	$3,383	$(146)	$469	$21,291

d)      Represents the elimination of interest income earned on Greenrose’s trust account for the nine months ended September 30, 2021.

e)      Reflects the elimination of interest expense and changes in fair value associated to the Greenrose convertible promissory note as discussed in Note 2i.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

a)      Reflects expensed transaction costs direct and incremental to the Transactions exclusive of $2.6 million of Financing fees which were offset against the debt proceeds.

b)      The following table summarizes the changes in the estimated amortization expense resulting from the changes in intangible assets being recorded in connection with the business Combination:

	Theraplant Amortization	True Harvest Amortization	Total Amortization
Pro Forma Amortization	$13,507	$1,700	$15,207
Historical Amortization	2	—	2
Pro Forma Adjustment	$13,505	$1,700	$15,205

c)      Adjustments reclassify certain expenses to conform to a combined expense presentation.

d)      Represents the impact to interest expense as a result of (i) the new long-term debt incurred as part of the Financing and Delayed Draw (ii) the issuance of the $10.0 million Theraplant seller note (iii) the issuance of the $23.0 million True Harvest seller note and (iv) the paydown of Theraplant debt and True Harvest debt not assumed and the elimination of the corresponding interest expense. See Notes 2(b), 2(h), 2(e) and 2(p) for more information on debt financings. The table below represents the key terms of the new debt incurred in connection with the Transactions:

The table below reflects the summary of changes to interest expense due to new financings and paydowns.

For the year ended December 31, 2020	Financing Interest	Delayed Draw Interest	Theraplant Interest	True Harvest Interest	Total Interest
Pro forma Interest on assumed debt	—	—	—	$558	$558
Pro forma Interest on new debt	21,696	4,171	900	1,840	28,607
Historical interest expense	—	—	102	1,556	1,658
Pro forma Interest adjustment	$21,696	$4,171	$798	$842	$27,507

e)      Represents the elimination of $1.2 million of interest income earned on Greenrose’s trust account for the year ended December 31, 2020.

f)      Reflects the incremental corporate income tax expense at a blended statutory rate of 26.5% for Theraplant, which were historically taxed as partnerships and not as corporations. Due to limitations on the deductibility of certain expenses pursuant to IRC Section 280E, the blended statutory rate was applied to the gross profit of these entities. Further, the incremental pro forma adjustments were not tax effected as they are not deductible for tax purposes subject to IRC Section 280E.

g)      Reflects the elimination of interest expense and changes in fair value associated to the Greenrose convertible promissory note as discussed in Note 2i.

h)      Reflects the one-time gain resulting from the conversion of the convertible promissory note through the settlement of the bifurcated derivative as discussed in Note 2i.

i)       Reflects the one-time expense allocated to warrants bifurcated from the issued debt which have been expensed as incurred. Refer to the discussion around the Financing in discussed in Note 2b.

j)       Reflects the issuance of the Newly Issued Shares which are considered an equity transaction cost without proceeds to be offset against and therefore, are being charged to the statement of operations. Refer to the discussion of the Newly Issued Shares in Note 2r.

4. Earnings Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2021 and for the year ended December 31, 2020. The unaudited condensed combined pro forma earnings per share (“EPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Greenrose has one class of common stock outstanding which will continue to be outstanding upon the close of the Transactions. Greenrose also has 15.0 million outstanding public warrants sold during the initial public offering, 2.2 million sold in connection with the underwriter over-allotment and 2.0 million warrants sold in private placements to purchase an aggregate of 19.2 million Common Stock. The warrants are exercisable at $11.50 per share amounts which exceeds the current market price of Greenrose’s common stock. These warrants are considered anti-dilutive and excluded from the loss per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. The Financing also provides the lender with 2.0 million warrants and the Delayed Draw provides the lender with 0.6 million warrants with a notional exercise price and are determined to be issued as Common Stock.

In thousands, except per share data	For the nine months ended September 30, 2021	For the year ended December 31, 2020
	Combined Pro Forma	Combined Pro Forma
Pro forma net loss attributable to common shareholders – basic and diluted	$(27,638)	$(49,352)
Basic and diluted weighted average shares outstanding	19,256	19,256
Pro Forma Basic and Diluted Loss Per Share	$(1.44)	$(2.56)

Pro Forma Basic and Diluted Weighted Average Shares
Greenrose Public Shareholders	1,988	1,988
Greenrose Initial Stockholders	4,313	4,313
Private units	330	330
Lender warrants	2,550	2,550
Theraplant Shareholders	5,000	5,000
Conversion of convertible and promissory notes	500	500
Issuance of Investor shares	145	145
True Harvest shareholders	4,430	4,430
Total Pro Forma Basic and Diluted Weighted Average Shares	19,256	19,256

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GREENROSE FOR THE NINE MONTHS ENDED SEPTEMEBER 30, 2021 AND 2020

References in this report (the “Quarterly Report”) to “we,” “us” or the “Company” refer to Greenrose Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to Greenrose Associates LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Quarterly Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements other than statements of historical fact included in this Form 10-Q including statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K/A for the year ending December 31, 2020 filed with the SEC on May 27, 2021. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations has been amended and restated to give effect to the restatement of our financial statements for the periods from March 31, 2020 through to June 30, 2021. Management identified errors made in its historical financial statements where, at the closing of our Initial Public Offering, we improperly valued our common stock subject to possible redemption. We previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of the public common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the common stock issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside of the Company’s control. Therefore, management concluded that the redemption value should include all common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to their redemption value. As a result, management has noted a restatement error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock subject to possible redemption.

Overview

We are a blank check company incorporated on August 26, 2019 as a Delaware corporation and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combination with one or more businesses or entities. We intend to effectuate our initial Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the private units and private warrants, our capital stock, debt or a combination of cash, stock, and debt.

On March 12, 2021, the Company entered into definitive agreements to acquire four cannabis companies. The companies are Shango Holdings Inc. (Shango), Futureworks, LLC (d/b/a The Health Center), Theraplant, LLC, and True Harvest, LLC.

True Harvest

On July 2, 2021, the Company entered into an amendment (the “True Harvest Amendment No.1”) to the True Harvest Holdings, Inc. Asset Purchase Agreement, dated as of March 12, 2021. Pursuant to True Harvest Amendment No. 1, the table in Section 1.05(c) of the Purchase Agreement was deleted and replaced with the following table:

36 Month Price Point
Percentage of Earnout	Flower Production – average price
0%	<$2,199
20%	$2,200 – $2,199
50%	$2,200 – $2,499
80%	$2,500 – $2,799
100%	$2,800+

In addition, pursuant to the True Harvest Amendment No. 1, a new Section 1.05.1 Hurdle Amount is added to the Purchase Agreement, whereby the purchase price of True Harvest would be adjusted by the addition of (i) up to a maximum of four million seven hundred thousand dollars ($4,700,000) added to the principal amount of the secured note to be issued at closing and (ii) up to a maximum of one million four hundred thousand dollars ($1,400,000) of additional debt to be assumed by the Buyer at closing, in each case, subject to True Harvest achieving certain revenue targets, as well as True Harvest having constructed eight grow rooms in a condition ready to accept plants for grow prior to closing, in each case as set forth in the True Harvest Amendment No. 1. Also, in addition, pursuant to the True Harvest Amendment No. 1, the “drop dead” date for closing was amended to be November 30, 2021.

On October 28, 2021, Company entered into an amendment (“Amendment No. 2”) to the Purchase Agreement. Pursuant to Amendment No. 2, Greenrose and True Harvest agreed that the Purchase Price Adjustment for the year 2021 will be calculated using the cumulative year-to-date revenue of the Business as of September 30, 2021.

Theraplant

On August 10, 2021, the Company entered into an amendment (the “Theraplant Amendment No.1”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among the Company, GNRS CT Merger Sub, LLC, Theraplant and Shareholder Representative Services LLC (the “Merger Agreement”).

Pursuant to the Theraplant Amendment No. 1, the purchase price of Theraplant would be adjusted by the addition of the issuance registered shares of the Company’s common stock, par value $10.00 per share, in the aggregate amount of Fifty Million Dollars ($50,000,000). Theraplant’s selling shareholders will receive customary registration rights in connection with the issuance of shares of the Company’s common stock as part of the merger consideration. Also, in addition, pursuant to the Theraplant Amendment No. 1, the “drop dead” date for closing was amended to be November 30, 2021.

The Theraplant Amendment No.1 also provides that the Company shall bear (i) 50% of all documented accounting transaction expenses incurred by Theraplant in connection with the auditor review of the Theraplant’s 2021 first quarter financial statements and (ii) all documented legal, accounting and other transaction expenses of Theraplant incurred in connection with the Merger from and after the date of the Theraplant Amendment No. 1.

Extension of Business Combination

On August 11, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from August 13, 2021 to September 13, 2021. Furthermore, in accordance with Investment Management Trust Agreement between Greenrose Acquisition Corp and Continental Stock Transfer & Trust Company, dated February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account. The Sponsor has the right to exercise its right to extend the time available to consummate a Business Combination for up to two additional months.

On September 8, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from September 13, 2021 to October 13, 2021.

Furthermore, in accordance with Investment Management Trust Agreement between Greenrose and Continental Stock Transfer & Trust Company, dated to February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account.

On October 8, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from October 13, 2021 to November 13, 2021. Furthermore, in accordance with the Investment Management Trust Agreement between Greenrose and Continental Stock Transfer & Trust Company, dated February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account on October 13, 2021.

On October 27, 2021, the stockholders approved to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from November 13, 2021 to November 30, 2021.

Results of Operations

Our only activities from August 26, 2019 (inception) through September 30, 2021 were organizational activities, those necessary to consummate the Initial Public Offering, described below, and identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2021, we had net loss of $777,743, which consists of interest expense for promissory notes of $78,319, a decrease in the fair value of private warrants liability of $277,200, a decrease in the fair value of the convertible promissory note of $222,000 and interest income on marketable securities held in the Trust Account of $4,378, offset by operating expenses of $1,203,002.

For the nine months ended September 30, 2021, we had net loss of $2,911,072, which consists of interest expense of $1,117,630, a decrease in the fair value of private warrants liability of $811,800, a decrease in the fair value of the convertible promissory note of $959,287 and interest income on marketable securities held in the Trust Account of $12,984, offset by operating expenses of $3,577,513.

For the three months ended September 30, 2020, we had net loss of $513,085, which consists of interest expense related to promissory note of $89,662, change in fair value of private warrant liability of $59,400, a change in fair value of convertible promissory note related party of $22,676 and interest income on marketable securities held in the Trust Account of $4,377, offset by operating expenses of $436,062, and a benefit for income taxes of $90,338.

For the nine months ended September 30, 2020, we had net income of $1,178,558, which consists of interest income on marketable securities held in the Trust Account of $1,152,225, an increase in the fair value of private warrants liability of $930,600, an increase in the fair value of the convertible promissory note of $299,794 and interest expense related to promissory note of $183,222 offset by operating costs of $985,093, and a provision for income taxes of $35,746.

The Company exited their position of face value $173,750,000 US T-bills for accreted interest of $1,031,879 on March 9, 2020, for shorter duration US Treasuries, due to the decline in the interest rates at the onset of the COVID-19 Pandemic. The interest rates decline at the onset of the COVID-19 Pandemic, resulted in the assets held in the escrow to increase, and the resulting accretion was recorded as interest income. The interest rates remained low throughout 2020 and 2021, resulting in lower interest earned the remaining part of the year, and the nine months ended September 30, 2021. As required by its formation documents, all income earned by the trust resides with the trust for the benefit of its shareholders should they elect to redeem all or a portion of their shares prior to a business combination.

Liquidity and Capital Resources

On February 13, 2020, we consummated our Initial Public Offering of 15,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $150,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 300,000 private units and 1,500,000 private warrants to our Sponsor and Imperial Capital and its designee, generating gross proceeds of $4,500,000.

On February 14, 2020, in connection with the underwriters’ exercise of their over-allotment option in full, we consummated the sale of an additional 2,250,000 Units at a price of $10.00 per Unit, generating total gross proceeds of $22,500,000. In addition, we also consummated the sale of an additional 30,000 private units at $10.00 per private unit and 150,000 private warrants at $1.00 per private warrant, generating total gross proceeds of $450,000.

As of September 30, 2021, we had marketable securities held in the Trust Account of $174,507,917 (including approximately $1,170,000 of interest income) consisting of securities held in a money market fund that invests in U.S Treasury securities with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2021, we withdrew $300,170 of interest earned on the Trust Account to pay our taxes.

For the nine months September 30, 2021, cash used in operating activities was $2,033,688, which was comprised of our net loss of $2,911,072 less interest earned on marketable securities held in the Trust Account of $12,984, a decrease in the fair value of private warrants liability of $811,800, a decrease in the fair value of the convertible promissory note of $959,287, interest expense of $1,117,630, and changes in operating assets and liabilities provided $1,543,825 of cash for operating activities.

For the nine months ended September 30, 2020, cash used in operating activities was $755,404. Net income of $1,178,558 was affected by interest earned on marketable securities held in the Trust Account of $1,152,225, interest expense of $183,222, an increase in the fair value of private warrants liability of $930,600 and an increase in the fair value of the convertible promissory note of $299,794. Changes in operating assets and liabilities provided $265,435 of cash for operating activities.

We intend to use substantially all of the funds held in the Trust Account to acquire a target business and to pay our expenses relating thereto, including a fee payable to Imperial Capital, upon consummation of our initial Business Combination for assisting us in connection with our initial Business Combination. To the extent that our capital stock is used in whole or in part as consideration to effect a Business Combination, the remaining funds held in the Trust Account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of September 30, 2021, we had cash of $102,081. We intend to use the funds held outside the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Insiders, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $2,000,000 of notes may be convertible into private units, at a price of $10.00 per private unit, and/or private warrants, at a price of $1.00 per private warrant. The units and warrants would be identical to the private units and private warrants sold in the private placement. On March 26, 2020, we issued an unsecured promissory note (the “2020 Note”) in the principal amount of $1,000,000 to the Sponsor. The 2020 Note is non-interest bearing and payable upon the consummation of a Business Combination. The 2020 Note may be converted into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the private units and the warrants would be identical to the private warrants. On January 29, 2021, we issued an unsecured promissory note

(the “2021 Note”) in the principal amount of $1,000,000 to the sponsor. The 2021 Note is non-interest bearing and payable upon the consummation of a Business Combination. The 2021 Note may be converted into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the private units and the warrants would be identical to the private warrants. On June 22, 2021, the Company issued an unsecured non-interest bearing promissory note in the principal amount of $300,000, on September 9, 2021 the  Company issued an unsecured non-interest bearing promissory note in the principal amount of $180,000, on September 20, 2021 an unsecured non-interest bearing promissory note in the principal amount of $65,000, and on October 1, 2021 an unsecured non-interest bearing promissory note in the principal amount of $100,000, each of which is to Greenrose Associates LLC and is payable upon the consummation of the Business Combination.

We have concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We will need to raise additional capital through loans or additional investments from its sponsor, shareholders, officers, directors, or third parties. Our officers, directors and Sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through September 13, 2021, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Senior Secured Loan

On July 30, 2021, the Company entered into a commitment letter (the “Commitment Letter”) with SunStream Bancorp Inc. (“Sunstream”), pursuant to which Sunstream committed to provide, subject to the satisfaction of customary closing conditions stipulated in the Commitment Letter, a multi-tranche senior secured loan (the “Loan”) to the Company. The proceeds of the Loan are expected to be used (i) to consummate one or more of the Company’s previously announced Business Combinations and (ii) for general working capital purposes.

The Loan consists of $78.1 million of loan principal including an initial tranche of $52.1 million (“Tranche I”) on the closing date of the Loan and second tranche of $26.0 million (“Tranche II”) available prior to the 12-month anniversary of the closing date of the Loan, in each case.

The Loan will be collateralized by a senior secured first-priority lien over all of the assets of the Company and its subsidiaries, subject to to-be-agreed upon carve-outs and exceptions. The Loan matures 48 months following the closing date of the Loan and has an interest rate, payable monthly, of 11.9% per annum on the outstanding principal. The Loan amortizes at a rate of 15.0% of outstanding principal per annum, beginning on the 24-month anniversary of the closing date of the Loan.

Tranche I of the Loan is prepayable, at Greenrose’s option, prior to the 36-month anniversary of the closing of the loan, subject to certain fees. In addition, Tranche II of the Loan is prepayable, at the Company’s option, prior to the 36-month anniversary of the Tranche II drawdown date, subject to certain fees.

The Company has also agreed to pay to Sunstream certain additional fees customary to transactions of this type.

In connection with the Loan commitments, Sunstream will be issued warrants with a five-year term to acquire additional shares of common stock of Greenrose with terms substantially similar to the warrants issued to the Company’s sponsors in connection with the initial public offering of the Company.

In addition, the Loan will be subject to the Company’s compliance with certain on-going financial covenants customary to other senior secured loans of this type, as will be negotiated by Sunstream and the Company in the course of ongoing due diligence by Sunstream prior to funding of the Loan.

In connection with the Commitment Letter, the Company and Sunstream have agreed to deal exclusively with one another until the earlier of September 30, 2021 or the closing of one or more of the Company’s previously announced Business Combinations with respect to any financing proposals similar to the financings contemplated by the Loan commitments.

Tranche I of the Loan is anticipated to close substantially simultaneously with the consummation of one or more of the Company’s previously announced Business Combinations.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of September 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on February 10, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

The Initial Public Offering underwriting agreement provides that in the event we complete a financing transaction similar to the Initial Public Offering or Business Combination, or enter into a statement or letter of intent that results in such a transaction, within 18 months following its termination, Imperial shall be entitled to receive any expense reimbursement due to it along with payment in full of its applicable fee of either (i) 2% of the gross proceeds of the offering, of which 1% will be in cash and 1% will be in equity of the Company for a financing transaction, or (ii) an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable). Additionally, Imperial has the right to act as a book-runner and managing underwriter for all underwritten follow-on offerings for 18 months following completion of the Initial Public Offering and the right to approve any co-lead managing underwriter or co-book runner.

We have engaged Imperial as an advisor in connection with a Business Combination to assist us in holding meetings with our shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with a Business Combination, assist us in obtaining shareholder approval for the Business Combination and assist us with its press releases and public filings in connection with the Business Combination. We will pay Imperial a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of Initial Public Offering, or $7,762,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 20% of the fee may be allocated at our sole discretion to other FINRA members that assist us in identifying and consummating a Business Combination.

Additionally, we have agreed to pay Imperial a cash fee for assisting us in obtaining financing for the Business Combination in an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable).

We have engaged a vendor to provide accounting advisory services. The agreement requires that we pay $10,000 per month based on an agreed hourly time and materials rate for work performed with any additional services to be only payable upon the consummation of a Business Combination. As of September 30, 2021, we had paid $65,000 pursuant to this agreement and have incurred an additional $441,790 of which an additional $30,000 is included in accrued expenses, and would become due upon a successful Business Combination.

We have also entered into an agreement with a vendor to provide investor relations services related to the Company’s Business Combination. The agreement requires that us to pay $15,000 upon commencement of the agreement plus reimbursement for any out-of-pocket expenses. In addition, we have agreed to pay a $100,000 fee only upon the consummation of a Business Combination. The agreement also requires the continuation of investor relations services for a minimum of six months subsequent to the consummation of a Business Combination at the rate of $15,000 per month.

We also entered into an agreement with a vendor to provide multimedia services related to the Company’s Business Combination and virtual investor event. This agreement requires that the Company pay $32,500 when the current financing closes-the consummation of a Business Combination. The agreement will terminate on August 31, 2022.

Critical Accounting Policies

The preparation of condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Derivative Instruments

We account for the Derivative Instruments in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Derivative Instruments do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Derivative Instruments as liabilities at their fair value and adjust the Derivative Instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The Private Placement Warrants for periods where no observable traded price was available are valued using a Black-Scholes model. The fair value of the convertible promissory note was estimated using a Black-Scholes model.

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible redemption in accordance with the guidance in ASC Topic 480. Shares of common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed consolidated balance sheets.

Net Income (loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Accretion associated with the redeemable shares of common stock is excluded from income (loss) per common share as the redemption value approximates fair value.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GREENROSE FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Amendment. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Amendment.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations has been amended and restated to give effect to the restatement and revision of our Original Financial Statements. We are restating our historical financial results to reclassify our temporary equity and permanent equity. The impact of the restatement is reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations below. Other than as disclosed in the Explanatory Note and with respect to the impact of the restatement, no other information in this Item 7 has been amended and this Item 7 does not reflect any events occurring after the Original Filing. The impact of the restatement is more fully described in Note 2 to our accompanying financial statements and Item 9A: Controls and Procedures, both contained herein.

Additionally, Analysis of Financial Condition and Results of Operations has been amended and restated to give effect to the restatement of our financial statements as of December 31, 2020. Management identified errors made in its historical financial statements where, at the closing of our Initial Public Offering, we improperly valued our common stock subject to possible redemption. We previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the public shares issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside of the Company’s control. Therefore, management concluded that the redemption value should include all common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a classification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

Overview

We are a blank check company incorporated on August 26, 2019 as a Delaware corporation and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combination with one or more businesses or entities. We intend to effectuate our initial Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the private units and private warrants, our capital stock, debt or a combination of cash, stock and debt.

Results of Operations

Our only activities from August 26, 2019 (inception) through December 31, 2020 were organizational activities, those necessary to consummate the initial public offering, described below, and identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2020, we had net loss of $1,609,783 which consists of operating costs of $1,598,581, a decrease in the fair value of private warrants liability of 574,200, decrease in the fair value of the convertible promissory note of 320,721, and interest expense of $272,884 offset by interest income on marketable securities held in the Trust Account of $1,156,603.

For the nine months ended September 30, 2020, we had net income of $1,178,558, which consists of an increase in the fair value of private warrants liability of 930,600, an increase in the fair value of the convertible promissory note of 299,794, interest income on marketable securities held in the Trust Account of $1,152,225, offset by operating costs of $985,093, a provision for income taxes of $35,746 and interest expense of $183,222.

For the three months ended September 30, 2020, we had net loss of $513,085 which consists of operating costs of $436,062, interest expense of $89,662, a decrease in the fair value of private warrants liability of 59,400, a decrease in the fair value of the convertible promissory note of 22,676, offset by a benefit from income taxes of $90,338 and interest income on marketable securities held in the Trust Account of $4,377.

For the six months ended June 30, 2020, we had net income of $1,691,643, which consists of an increase in the fair value of private warrants liability of 990,000, an increase in the fair value of the convertible promissory note of 322,470, interest income on marketable securities held in the Trust Account of $1,147,848, offset by operating costs of $549,031, a provision for income taxes of $126,084 and interest expense of $93,560.

For the three months ended June 30, 2020, we had net income of $561,389, which consists of an increase in the fair value of private warrants liability of 594,000, an increase in the fair value of the convertible promissory note of 238,079, a benefit from income taxes of $48,373, interest income on marketable securities held in the Trust Account of $43,276, offset by operating costs of $273,652 and interest expense of $88,687.

For the three months ended March 31, 2020, we had net income of $1,130,254, which consists of interest income on marketable securities held in the Trust Account of $1,104,572, an increase in the fair value of private warrants liability of 396,000, an increase in the fair value of the convertible promissory note of 84,391, offset by operating costs of $275,379, a provision for income taxes of $174,457 and interest expense of $4,873.

For the period from August 26, 2019 (inception) through December 31, 2019, we had net loss of $2,199, which consists of formation and operating costs.

Liquidity and Capital Resources

On February 13, 2020, we consummated our initial public offering of 15,000,000 Units, at a price of $10.00 per unit, generating gross proceeds of $150,000,000. Simultaneously with the closing of the initial public offering, we consummated the sale of 300,000 private units and 1,500,000 private warrants to our sponsor and Imperial Capital and its designee, generating gross proceeds of $4,500,000.

On February 14, 2020, in connection with the underwriters’ exercise of their over-allotment option in full, we consummated the sale of an additional 2,250,000 Units at a price of $10.00 per Unit, generating total gross proceeds of $22,500,000. In addition, we also consummated the sale of an additional 30,000 private units at $10.00 per private unit and 150,000 private warrants at $1.00 per private warrant, generating total gross proceeds of $450,000.

For the year ended December 31, 2020, cash used in operating activities was $1,214,806, which was comprised of our net loss of $1,609,783, less interest earned on marketable securities held in the Trust Account of $1,156,603, non-cash charges for the changes in the fair value of private warrants liability of 574,200, change in the fair value of the convertible promissory note of 320,721, interest expense of $272,884, and changes in operating assets and liabilities of $383,775.

For the nine months ended September 30, 2020, cash used in operating activities was $755,404, which was comprised of our net income of $1,178,558, less interest earned on marketable securities held in the Trust Account of $1,152,225, non-cash charges for the changes in the fair value of private warrants liability of 930,600, change in the fair value of the convertible promissory note of 299,794, interest expense of $183,222, and changes in operating assets and liabilities of $265,435.

For the six months ended June 30, 2020, cash used in operating activities was $472,651, which was comprised of our net income of $1,691,643, less interest earned on marketable securities held in the Trust Account of $1,147,848, non-cash charges for the changes in the fair value of private warrants liability of 990,000, change in the fair value of the convertible promissory note of 322,470, interest expense of $93,560, and changes in operating assets and liabilities of $202,464.

For the three months ended March 31, 2020, cash used in operating activities was $223,188, which was comprised of our net income of $1,130,254, less interest earned on marketable securities held in the Trust Account of $1,104,572, non-cash charges for the changes in the fair value of private warrants liability of 396,000, change in the fair value of the convertible promissory note of 84,391, interest expense of $4,873, and changes in operating assets and liabilities of $226,648.

For the period from August 26, 2019 (inception) through December 31, 2019, cash used in operating activities was $31,071, which was comprised of our net loss of $2,199 and changes in operating assets and liabilities of $28,872.

As of December 31, 2020, we had marketable securities held in the Trust Account of $173,656,603 (including approximately $1,157,000 of interest income) consisting of securities held in a money market fund that invests in U.S Treasury securities with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through December 31, 2020, we did not withdraw any interest earned on the Trust Account to pay our taxes. We intend to use substantially all of the funds held in the Trust Account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to Imperial Capital, upon consummation of our initial Business Combination for assisting us in connection with our initial Business Combination. To the extent that our capital stock is used in whole or in part as consideration to effect a Business Combination, the remaining funds held in the Trust Account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of December 31, 2020, we had cash of $309,849. We intend to use the funds held outside the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Insiders, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $2,000,000 of notes may be convertible into private units, at a price of $10.00 per private unit, and/or private warrants, at a price of $1.00 per private warrant. The units and warrants would be identical to the private units and private warrants sold in the private placement. On March 26, 2020, we issued an unsecured promissory note (the “2020 Note”) in the principal amount of $1,000,000 to the Sponsor. The 2020 Note is non-interest bearing and payable upon the consummation of a Business Combination. The 2020 Note may be converted into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the private units and the warrants would be identical to the private warrants. On January 29, 2021, we issued an unsecured promissory note (the “2021 Note”) in the principal amount of $1,000,000 to the sponsor. The 2021 Note is non-interest bearing and payable upon the consummation of a Business Combination. The 2021 Note may be converted into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the private units and the warrants would be identical to the private warrants.

We have concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. Our officers, directors and Sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through August 13, 2021, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on February 10, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

The Initial Public Offering underwriting agreement provides that in the event we complete a financing transaction similar to the Initial Public Offering or Business Combination, or enter into a statement or letter of intent that results in such a transaction, within 18 months following its termination, Imperial shall be entitled to receive any expense reimbursement due to it along with payment in full of its applicable fee of either (i) 2% of the gross proceeds of the offering, of which 1% will be in cash and 1% will be in equity of the Company for a financing transaction, or (ii) an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable). Additionally, Imperial has the right to act as a book-runner and managing underwriter for all underwritten follow-on offerings for 18 months following completion of the Initial Public Offering and the right to approve any co-lead managing underwriter or co-book runner.

We have engaged Imperial as an advisor in connection with a Business Combination to assist us in holding meetings with our shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with a Business Combination, assist us in obtaining shareholder approval for the Business Combination and assist us with its press releases and public filings in connection with the Business Combination. We will pay Imperial a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of Initial Public Offering, or $7,762,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 20% of the fee may be allocated at our sole discretion to other FINRA members that assist us in identifying and consummating a Business Combination.

Additionally, we have agreed to pay Imperial a cash fee for assisting us in obtaining financing for the Business Combination in an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable).

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Derivative Instruments

We account for the Derivative Instruments in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Derivative Instruments do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Derivative Instruments as liabilities at their fair value and adjust the Derivative Instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The private warrants are valued using a Black-Scholes model. The fair value of the convertible component of the convertible promissory note was estimated using a Black-Scholes model.

For issued or modified instruments that meet all of the criteria for equity classification, the instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified instruments that do not meet all the criteria for equity classification, the instruments are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the instruments are recognized as a non-cash gain or loss on the statements of operations. The fair value of the instruments was estimated using a Black-Scholes model.

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stocks to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stocks resulted in charges against additional paid-in capital and accumulated deficit.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common share outstanding for the period. The Company applies the two-class method in calculating income (loss) per share. Accretion associated with the redeemable shares of common stock is excluded from income (loss) per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 19,230,000 shares of common stock in the aggregate. As of December 31, 2020 and 2019, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

Recent accounting standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THERAPLANT

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of Theraplant included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” appearing elsewhere in this prospectus.

Unless otherwise indicated by the context, references to “Theraplant” refer to Theraplant solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to Greenrose Acquisition Corp. after giving effect to the Business Combinations.

Business Combinations

Greenrose Acquisition Corp. is a special purpose acquisition company formed on August 26, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to our entering into the Business Combinations Agreements, our acquisition and value creation strategy were to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise.

Subsequent to the closing of the Business Combinations, our operations will include (i) breeding & cultivating cannabis plants, (ii) manufacturing branded consumer products, and (iii) distributing cannabis flower and manufactured products. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust, loyalty and repeat purchase.

Pursuant with the guidance set forth in ASC 805, we have determined that Greenrose Acquisition Corp. is the accounting acquirer and accordingly, the Business Combination will be treated as a forward acquisition.

As a result of the Business Combination and the application of acquisition accounting, the assets and liabilities of Theraplant will be adjusted to their estimated fair market values as of the Closing. We anticipate these adjusted valuations will result in an increase in our future operating expenses due to the increased depreciation and amortization expense related to the increased carrying value of our fixed assets and identifiable definite-lived intangible assets. Additionally, the excess value of the total purchase price over the estimated fair value of our identifiable assets and liabilities, inclusive of identifiable intangible assets and contingent consideration, on the Closing will be allocated to goodwill. Any identifiable indefinite-lived assets, including goodwill, will be subject to annual impairment testing. See “Unaudited Pro Forma Condensed Combined Financial Information” and “Risk Factors — Risks related to the Acquisition” “If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.” Additionally, we expect to finance the Business Combinations through a PIPE financing comprised of a series of debt instruments, which is expected to increase interest expense on the consolidated financial statements.

In arriving at the estimated fair values presented in the unaudited pro forma condensed combined financial statements, we have considered the preliminary appraisals of independent consultants, which were based on a preliminary and limited review of forecasts and discount rates. We expect to complete the purchase price allocation after considering the fair market value of Theraplant and each Target Businesses, assets and liabilities at the level of detail necessary to finalize the purchase price allocation. The preliminary estimated purchase price allocation is subject to change for a number of reasons, including:

•        finalization of the fair value of working capital and other assets and liabilities on the opening balance sheet;

•        the final identification and valuation of intangible assets; and

•        completion of appraisals of assets acquired and liabilities assumed.

The final purchase price allocation will be adjusted based on the factors above and may differ materially from the estimated allocation. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Predecessor

After careful review, we have determined that Theraplant is the predecessor entity (as defined in Regulation C, Rule 405) because Theraplant is bringing what we believe to be best practices and operational procedures that we will implement throughout our Company on a going forward basis.

Overview

Theraplant is a cannabis producer licensed by the State of Connecticut, dedicated to providing patients options to improve their wellbeing. Theraplant was Connecticut’s first state-licensed medical cannabis producer, receiving its license on February 7, 2014, and in October 2014 became the first producer to distribute medical cannabis in the Connecticut market. Theraplant designs premium cannabis genetics to offer a wide variety of compositions to meet needs of the state’s medical cannabis cardholders for all approved treatment conditions. Theraplant continually leads the market in making quality medical cannabis affordable to the greatest range of patients. Theraplant hand selects premium cannabis genetics grown in a controlled, clean environment, under the watch of an award-winning cultivation team, and tested by a third-party laboratory for pesticides and microbiologics. Theraplant operates out of a cultivation facility with 68,000 square feet of capacity, with an additional 30,000 square feet of capacity under construction that is expected to be completed in the fourth quarter of fiscal 2021.

Regulation Overview and Balance Sheet Exposure

Subsequent to the Business Combinations, 100% of our balance sheet will be exposed to U.S. cannabis-related activities. We believe our operations are in material compliance with all applicable state and local laws, regulations, and licensing requirements in the states and locals in which we operate. However, cannabis remains illegal under U.S. federal law and substantially all our revenue is derived from U.S. cannabis operations.

Key Performance Indicators and Non-GAAP Measures

Our management uses a variety of financial and operating metrics to evaluate our business, analyze our performance, and make strategic decisions. We believe these metrics and non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for financial measures that have been calculated in accordance with GAAP. We primarily review the following key performance indicators and non-GAAP measures when assessing our performance: (i) revenue; (ii) EBITDA; (iii) adjusted EBITDA; (iv) working capital; (v) cash flow; and (vi) return on capital employed. We believe these indicators provide us with useful data with which to measure our performance.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measures that represents earnings before interest expense, income taxes, depreciations, and amortization, or EBITDA, and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations.

Theraplant discloses EBITDA and Adjusted EBITDA because these non-GAAP measures are key measures used by its management to evaluate our business, measure its operating performance, and make strategic decisions. We believe EBITDA and Adjusted EBITDA are useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA and Adjusted EBITDA are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA and Adjusted EBITDA or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated:

Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

	For the three months ended September 30,
	2021	2020
Net Income (Loss)	2,839,636	3,736,339
Income tax expense	262,625	286,125
Interest (income) expense, net	62,491	25,987
Depreciation & amortization	204,805	199,105
EBITDA	3,369,557	4,247,556
Transaction related fees(1)	127,312	56,181
Infrequent events(2)	54,027	19,143
Management fees(3)	—	—
Litigation(4)	11,100	—
Adjusted EBITDA	3,561,996	4,322,880

____________

(1)      Transaction fees relate to consulting, legal, and accounting fees in preparation for the Business Combinations.

(2)      Infrequent events consist of $0.05 million for consulting fees related to Connecticut cannabis regulation proposals for the three months ended September 30, 2021.

(3)      Represents management fees associated with management consulting services that will not be required to be paid after the closing of the Business Combinations.

(4)      Represents fees related to consultation of attorneys regarding the recovery of insurance proceeds, related to the fire in 2020.

Nine Months Ended September 30, 2021 Compared to the Nine Months Ended September 30, 2020

	For the nine months ended September 30,
	2021	2020
Net Income (Loss)	8,921,314	10,668,544
Income tax expense	812,475	889,500
Interest (income) expense, net	145,652	78,263
Depreciation & amortization	606,780	597,314
EBITDA	10,486,221	12,233,621
Transaction related fees(1)	538,919	100,861
Infrequent events(2)	198,471	238,086
Management fees(3)	400,000	450,000
Litigation(4)	11,100	—
Adjusted EBITDA	11,634,711	13,022,568

____________

(1)      Transaction fees relate to consulting, legal, and accounting fees in preparation for the Business Combinations.

(2)      Infrequent events consist of $0.2 million for consulting fees related to Connecticut cannabis regulation proposals for the nine months ended September 30, 2021 and 2020, respectively, as well as costs related to a fire in a grow room causing repair expenses that have not been recovered by insurance for the nine months ended September 30, 2020.

(3)      Represents management fees associated with management consulting services that will not be required to be paid after the closing of the Business Combinations.

(4)      Represents fees related to consultation of attorneys regarding the recovery of insurance proceeds, related to the fire in 2020.

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

	For the year ended December 30,
	2020	2019
Net Income (Loss)	$14,589,928	$7,937,294
Provision for income taxes	1,178,500	747,527
Interest expense, net	101,560	112,017
Depreciation & amortization	798,538	976,702
EBITDA	16,668,526	9,773,540
Transaction related fees(a)	152,588	62,000
Infrequent events(b)	246,594	415,664
Management fees(c)	500,000	550,000
Adjusted EBITDA	$17,567,708	$10,801,204

____________

(a)      Transaction fees relate to consulting, legal, and accounting fees in preparation for the Business Combinations.

(b)      Infrequent events include $0.05 million for a fire in a grow room causing repair expenses that that have not been recovered by insurance for fiscal 2020 and $0.2 million for consulting fees related to Connecticut cannabis regulation proposals during fiscal 2020 and 2019 as well as $0.2 million for legal costs incurred for legal consultations and execution of internal agreements in 2019.

(c)      Represents management fees associated with management consulting services that will not be required to be paid after the closing of the Business Combinations.

Key Components of Results of Operations

The period-to-period comparisons of Theraplant’s results of operations have been prepared using the historical periods included in Theraplant’s consolidated financial statements. The following discussion should be read in conjunction with Theraplant’s consolidated financial statements and related notes included elsewhere in this prospectus.

Revenues, net of discounts

Theraplant is a seed-to-wholesale cultivator, extractor, and processor that produces high quality cannabis products and sells wholesale product to dispensaries in the State of Connecticut. Revenues are recorded net of any applicable sales discounts.

Cost of goods sold, net (excludes depreciation and amortization)

Cost of goods sold, net is derived from costs related to the cultivation and production of cannabis and cannabis products. Cost of goods sold, net includes the costs directly attributable to the production of inventory and includes amounts incurred in the cultivation and manufacturing of finished goods, such as flower, concentrates, and ingestibles. Direct and indirect costs include, but are not limited to, material, labor, supplies, utilities, and facility costs associated with cultivation, not including depreciation and amortization.

Selling and marketing

Selling and marketing expenses consist of marketing expenses related to marketing programs for Theraplant products. As Theraplant continues to expand its facility, sales and marketing expenses will continue to increase.

General and administrative

General and administrative expenses represent costs incurred at Theraplant’s corporate offices, primarily related to personnel costs, including salaries, incentive compensation, benefits, and other professional service costs, including legal and accounting. Theraplant expects to continue to invest considerably in this area to support expansion plans and to support the increasing complexity of the cannabis business. Theraplant anticipates an increase in compensation expenses related to recruiting and hiring talent, accounting, legal and professional fees associated with becoming compliant with the Sarbanes-Oxley Act, and other public company corporate expenses.

Depreciation and amortization

Depreciation and amortization expenses represent a write-down to reduce the carrying value of Theraplant’s property and equipment and intangible assets. As Theraplant continues to grow and expand their property and equipment, we expect to see continued growth to the depreciation expense.

Other income (expense), net

Other income (expense), net consist primarily of interest expense and other non-operating activities.

Provision for income taxes

Theraplant’s members have elected to have Theraplant treated as a partnership for income tax purposes. The State of Connecticut imposes a corporate flow through tax of 6.99% on partnership earnings, resulting in taxable liabilities for Theraplant. Except for the corporate flow through tax, Theraplant’s items of income, loss, deduction, and credit are passed through to, and taken into account by Theraplant’s members in computing their own taxable income.

As Theraplant operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which Theraplant is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

Results of Operations

Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020

	For the three months ended September 30,		Change Increase/(Decrease)
	2021	2020	$	%
Revenues, net of discounts	$6,235,744	$7,366,062	$(1,130,318)	(15)%
Cost of revenues (excludes depreciation and amortization)	2,001,181	2,469,397	(468,216)	(19)%
Selling and marketing	12,044	116,148	(104,144)	(90)%
General and administrative	853,002	532,961	320,041	60%
Depreciation and amortization	204,805	199,105	5,700	3%
Other income (expense), net	(62,491)	(25,987)	(36,504)	140%
Provision for income taxes	(262,625)	(286,125)	23,500	(8)%
Net income	$2,839,636	$3,736,339	$(896,703)	(19)%

Revenues, net of discounts, for the three months ended September 30, 2021 was $6.2 million, compared to $7.4 million for the three months ended September 30, 2020, a decrease of $1.1 million, or 15%. The decrease in revenue is a temporary result of the new legislation for adult-use cannabis in Connecticut. With the law, “An Act Concerning Responsible and Equitable Regulation of Adult-Use Cannabis”, recently passed in June 2021, we believe that prospective consumers who previously obtained a medical card or considered obtaining a medical card in Q3 decided to purchase cannabis outside of the medical market. This was the result of the decriminalization of cannabis as of July 1, 2021, thus forgoing the cost of a doctor’s visit and a state license registration. Further, the availability of black-market products for the larger new adult (non-medical) market has increased due to illegal events and delivery services, negatively impacting revenues. The new law now allows for an adult use of the product in Connecticut.

Cost of goods sold, net (excluding depreciation and amortization), for the three months ended September 30, 2021 was $2.0 million, compared to $2.4 million for the three months ended September 30, 2021, a decrease of $0.5 million or 19%. The decrease in cost of goods sold is primarily a result of less sales revenue in the quarter.

Selling and marketing expenses for the three months ended September 30, 2021 was $0.01 million, compared to $0.1 million for the three months ended September 30, 2020, a decrease of $0.1 million, or 90%. The decrease is primarily due to smaller purchases in marketing material.

General and administrative expenses for the three months ended September 30, 2021 was $0.9 million, compared to $0.5 million for the three months ended September 30, 2020, an increase of $0.3 million, or 60%. The increase is primarily driven by an increase in professional services, legal fees and accounting fees related to the sale. There also has been a large increase in the cost of insurance due to the expansion of facility and consulting fees related to Connecticut cannabis regulation proposals.

Other income (expense), net, comprised of interest expense, for the three months ended September 30, 2021 was $(0.1) million, compared to $(0.03) million for the three months ended September 30, 2020, an increase of $0.04 million, or 140%. The increase is primarily due to an added additional Letter of Credit of $550,000, and the construction loan for $3.3 million which increased related interest and fees.

Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020

	For the nine months ended September 30,		Change Increase/(Decrease)
	2021	2020	$	%
Revenues, net of discounts	$19,955,892	$21,344,457	(1,388,565)	(7)%
Cost of goods sold (excludes depreciation and amortization)	6,420,529	6,881,485	(460,956)	(7)%
Selling and Marketing	198,159	256,353	(58,194)	(23)%
General, and Administrative	2,850,983	1,972,998	877,985	45%
Depreciation and Amortization	606,780	597,314	9,466	2%
Other Income (Expense), net	(145,652)	(78,263)	(67,389)	86%
Provision for income taxes	(812,475)	(889,500)	77,025	(9)%
Net income (loss)	$8,921,314	$10,668,544	(1,747,230)	(16)%

Revenues, net of discounts, for the nine months ended September 30, 2021 was $20.0 million, compared to $21.3 million for the nine months ended September 30, 2020, a decrease of $1.4 million, or 7%. The decrease in revenue is a result of pending legislation of recreational adult use of marijuana in Connecticut discussed in the three months ended results of operations above.

Cost of goods sold, net (excluding depreciation and amortization), for the nine months ended September 30, 2021 was $6.4 million, compared to $6.9 million for the nine months ended September 30, 2020, a decrease of $0.5 million, or 7%. Cost of goods sold decreased is primarily due to the decrease in revenues for the period.

Selling and marketing expenses for the nine months ended September 30, 2021 was $0.2 million, compared to $0.3 million for the nine months ended September 30, 2020, a decrease of $0.1 million, or 23%. The decrease is primarily due to smaller purchases in marketing materials.

General and administrative expenses for the nine months ended September 30, 2021 was $2.9 million, compared to $2.0 million for the nine months ended September 30, 2020, an increase of $0.9 million, or 45%. The increase is primarily driven by an increase in legal and professional fees for the 2020 audit and 2021 quarter reviews, insurance cost, payroll, and benefits.

Other income (expense), net, comprised of interest expense, for the nine months ended September 30, 2021 was $(0.15) million, compared to $(0.08) million for the nine months ended September 30, 2020, an increase of $0.07 million, or 86%. The increase is primarily due to an added additional Letter of Credit of $550,000, and the construction loan for $3.3 million which increased related interest and fees.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

	For the year ended December 31,		Change Increase/(Decrease)
	2020	2019	$	%
Revenues, net of discounts	$28,375,477	$17,773,900	$10,601,577	60%
Cost of revenues (excludes depreciation and amortization)	8,874,978	5,166,916	3,708,062	72%
Selling and marketing	333,114	330,627	2,487	1%
General and administrative	2,504,877	2,504,874	3	0%
Depreciation and amortization	798,538	976,702	(178,164)	(18)%
Other income (expense), net	(95,542)	(109,960)	(14,418)	(13)%
Provision for income taxes	(1,178,500)	(747,527)	430,973	58%
Net income	$14,589,928	$7,937,294	$6,652,634	84%

Revenues, net of discounts for fiscal 2020 was $28.4 million, compared to $17.8 million for fiscal 2019, an increase of $10.6 million, or 60%. The increase in revenue is a result of an increase in the number of medical card holders in the state of Connecticut which grew from approximately thirty-seven thousand customers in 2019 to approximately fifty thousand in 2020, and an increase in the number of dispensaries supplied by Theraplant which accounted for $1.8 million of the total increase in revenue. The organic growth experienced at dispensaries supplied by Theraplant, resulted in an additional $8.8 million in increased sales from fiscal 2019 to fiscal 2020.

Cost of goods sold, net (excluding depreciation and amortization) for fiscal 2020 was $8.9 million, compared to $5.2 million for fiscal 2019, an increase of $3.7 million, or 72%. The increase is primarily due to the growth in sales and production as well as Theraplant is continuing to increase employee headcount and infrastructure to support future growth.

Selling and marketing expenses remained consistent period over period at $0.3 million for fiscal 2020 and fiscal 2019.

General and administrative expenses remained consistent period over period at $2.5 million for fiscal 2020 and fiscal 2019. Theraplant experienced a reduction in consulting fees of approximately $0.1 million that were offset by an increase in repairs and maintenance of approximately $0.1 million

Depreciation and amortization for fiscal 2020 was $0.8 million, compared to $1.0 million for fiscal 2019, a decrease of $0.2 million, or 18%. This decrease is based on our depreciable base remaining relatively constant period over period.

Other income (expense), net, which consists of interest expenses, net, remained consistent period over period at $(0.1) million for fiscal 2020 and fiscal 2019.

Provision for income taxes in fiscal 2020 was $1.2 million, compared to $0.7 million in fiscal 2019, an increase of $0.4 million, or 58%. This increase is primarily a result of the $6.9 million increase in gross profit for the same periods. Under IRC Section 280E, cannabis companies are only allowed to deduct expenses that are directly related to production of the products. Due to the significant increase in gross profit as a result of the increase in sales and the efficiencies gained in automation of production, income tax expense increased significantly.

Liquidity and Capital Resources

Sources of Liquidity

Since Theraplant’s inception, it has funded its operations and capital spending primarily through cash flows from product sales, as well as third-party debt, and equity contributions, respectively. Theraplant is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term to support its business growth and expansion. Theraplant’s current principal sources of liquidity are cash and cash equivalents provided by operations. Cash and cash equivalents consist primarily of cash deposits with financial institutions. Cash and cash equivalents were $3.7 and $2.3 million as of September 30, 2021 and December 31, 2020, respectively.

Theraplant’s primary uses of cash are for working capital requirements, capital expenditures, and debt service payments. Additionally, from time to time, Theraplant may use capital for acquisitions and other investing and financing activities. Working capital is used primarily for personnel as well as costs related to the growth, manufacture, and production of products. Theraplant’s capital expenditures consist primarily of improvements in existing facilities, product development, and equipment purchases due to expansion.

As of September 30, 2021, Theraplant has a third-party promissory note payable with a principal balance outstanding of $1.7 million, due in April 2027, of which $0.2 is due in one year and bears interest of 5.5% per annum. Theraplant also has as a third-party commercial term loan with a principal balance outstanding of $0.5 million, due in March 2026, and bears interest of 6.875% per annum. Theraplant has a construction loan that provides for borrowing up to $4.4 million with a balance outstanding of $3.3 million, due February 2032, and bears interest through January 2027 of 6.875% per annum, adjusting to 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” on February 1, 2027 for the duration of the loan, with a “floor interest rate” of 5.5%. Theraplant plans to fund the current amounts due within one year with cash from operations. Theraplant believes that cash from operations in fiscal 2021 will be sufficient to cover current debt obligations. To the extent additional funds are necessary to meet long-term liquidity needs as Theraplant continues to execute its business strategy, Theraplant anticipates that additional funds will be obtained through the incurrence of indebtedness, additional equity financings or a combination of these potential sources of funds. There can be no assurance that Theraplant will be able to obtain additional funds on acceptable terms, on a timely basis, or at all. The failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on the results of operations, and financial condition.

The following table presents Theraplant’s cash and outstanding debt as of the dates indicated:

	September 30, 2021	December 31, 2020
Cash and Cash Equivalents	$3,678,125	$2,263,061
Outstanding Debt:
Notes Payable	5,518,893	1,778,725
Total Debt	5,518,893	1,778,725
Less: deferred loan finance cost	155,190	23,869
Less: current portion of debt	216,676	68,674
Total long-term debt	$5,147,027	$1,686,182

Cash Flows

Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020

The table below highlights Theraplant’s cash flows for the periods indicated.

	For the nine months ended September 30,
	2021	2020
Net Cash Provided By Operating Activities	$9,774,362	$12,408,334
Net Cash Used In Investing Activities	(4,798,363)	(480,370)
Net Cash Used In Financing Activities	(3,560,935)	(12,923,702)
Net Increase / (Decrease) In Cash and Cash Equivalents	$1,415,064	$(995,738)

Cash Flow from Operating Activities

Net cash provided by operating activities was $9.8 million for the nine months ended September 30, 2021, a decrease of $2.6 million, compared to net cash provided by operating activities of $12.4 million during the nine months ended September 30, 2020. This decrease is primarily due to lower net income partially offset by a lower increase in accounts payables and inventories when comparing the nine months ended September 30, 2021 and the nine months ended September 30, 2020.

Cash Flow from Investing Activities

Net cash used in investing activities was $4.8 million for the nine months ended September 30, 2021, an increase of $4.3 million, compared to net cash used in investing activities of $0.5 million during the nine months ended September 30, 2020. The increase is due to the acquisition of additional fixed assets and for building an additional 30,000 square feet of capacity that is expected to be completed in the fourth quarter of fiscal 2021.

Cash Flow from Financing Activities

Net cash used in financing activities was $3.6 million for the nine months ended September 30, 2021, a decrease of $9.3 million, compared to net cash used in financing activities of $12.9 million during the nine months ended September 30, 2020. The decrease in cash in financing activities is primarily due to $5.8 million less of distributions to members during the nine months ended September 30, 2021 than during the nine months ended September 30, 2020 as well as $3.7 million of proceeds from notes payable during the nine months ended September 30, 2021 compared to none for the nine months ended September 30, 2020.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The table below highlights Theraplant’s cash flows for the periods indicated.

	For the year ended December 31,
	2020	2019
Net cash provided by (used in) operating activities	$15,998,524	$6,181,753
Net cash used in investing activities	(926,318)	(693,519)
Net cash provided by financing activities	(19,994,395)	(1,540,462)
Net increase in cash and cash equivalents	$(4,922,189)	$3,947,772

Cash Flow from Operating Activities

Net cash provided by operating activities was $16.0 million for fiscal 2020, an increase of $9.8 million, compared to net cash provided by operating activities of $6.2 million during fiscal 2019. This increase is primarily due to (1) increase in net income from fiscal 2019 to fiscal 2020; and (2) management’s focus on operational improvements all resulting in improved cash flows from operations.

Cash Flow from Investing Activities

Net cash used in investing activities was $0.9 million for fiscal 2020, an increase of $0.2 million, compared to net cash used in investing activities of $0.7 million during fiscal 2019. The increase is due to the cash spent as part of Theraplant’s property and equipment expansion.

Cash Flow from Financing Activities

Net cash used in financing activities was $20.0 million for fiscal 2020, an increase of $18.5 million, compared to net cash used in financing activities of $1.5 million during fiscal 2019. The increase in cash used was primarily related to the $20.0 million of distributions to members during fiscal 2020 compared to the $2.0 million distributions to members in fiscal 2019.

Funding Sources

Liquidity following the Transactions

Following the consummation of the Business Combinations, we anticipate that cash flows from operations, cash on hand, along with the net cash expected to be funded at the Closing of the Business Combinations after considering the PIPE, Greenrose trust account, transaction costs, payment of any convertible promissory notes and consideration paid for each of the target companies, will be sufficient to fund the liquidity requirements after the Closing Date. From time to time, we may establish new local lines of credit or utilize existing local lines of credit. We will manage our cash balances by utilizing available cash management strategies, which may include intercompany agreements, opening lines of credit, or other banking relationships. However, our ability to service our indebtedness and to fund our other liquidity requirements will depend on our ability to generate and access cash in the future. This is subject to general economic, financial, contractual, competitive, legislative, regulatory, and other factors, some of which are beyond our control, as well as the factors described in “Risk Factors” included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements or other financing activities with special-purpose entities.

Commitments and Contingencies

Theraplant follows the provisions of U.S. GAAP when recording litigation related contingencies. A liability is recorded when a loss is probable and can be reasonably estimated. On March 14, 2021, Theraplant received a letter from counsel for four members of the Company (i) requesting information regarding the 2018 issuance of warrants to certain members of management and a consultant of Theraplant, and (ii) alleging potential claims against Theraplant, including for breach of fiduciary duty, fraudulent misrepresentation, omissions, and potentially breach of the Theraplant’s operating agreement. Theraplant, through its legal counsel has responded to two separate information requests and no claims have been filed. Theraplant has not concluded that the likelihood of an unfavorable outcome is either “probable” or “remote,” and expresses no opinion as to the likely outcome of such matter. Furthermore, Theraplant is unable to provide an estimate of the amount or range of potential loss if the outcome of pending or overtly threatened litigation, claims or assessments should be unfavorable.

Critical Accounting Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and underlying assumptions are reviewed on an ongoing basis. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates, and revisions to accounting estimates are recognized in the period in which the estimate is revised.

Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements of Theraplant are described below.

Estimated Useful Lives and Depreciation of Property and Equipment and Intangible Assets

Depreciation and amortization of property and equipment and intangible assets are dependent upon estimates of useful lives, which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price, what we expect to realize by selling the inventory and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

Allowance for Uncollectible Accounts

Allowances for doubtful accounts reflect Theraplant’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. The allowance is determined based on a combination of factors, including Theraplant’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Though infrequent, if ever, account balances are charged off against the allowance when Theraplant believes it is probable the receivable will not be recovered. No allowance for doubtful accounts was required as of June 30, 2021 and December 31, 2020.

Provision for Income Taxes

Theraplant is classified as partnership for income tax purposes and an LLC, thus does not pay state and federal income taxes. As such, all the income, loss, deductions, and credits are passed through to, and taken into account by the members of Theraplant.

Theraplant is subject to the limits of IRC Section 280E under which Theraplant is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

The state of Connecticut imposes a corporate flow through tax on partnership earnings, resulting in an accrued tax liability. Theraplant recognizes deferred tax amounts arising from timing differences between federal and state depreciation regulations.

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04 (ASU), Reference Rate Reform (Topic 848) (“ASC 848”), this standard provides optional guidance for a limited period of time to ease the potential burden in accounting for the effects of reference rate reform on financial reporting. Reference rates are widely used in a broad range of financial instruments and other agreements. In response to concerns about structural risks of interbank offered rates, regulators in several jurisdictions around the world have undertaken efforts generally referred to as reference rate reform, to identify alternative reference rates that are more observable or transaction-based and less susceptible to manipulation. As a result of the reference rate reform initiative, certain widely used reference rates are expected to be discontinued. The ASU can be adopted no later than December 31, 2022 with early adoption permitted. The Company is evaluating the effect of adopting this new accounting guidance.

DESCRIPTION OF THE BUSINESS

GREENROSE

General

We were incorporated as a blank check company on August 26, 2019 as a Delaware corporation formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combinations with one or more businesses or entities. We intend to effectuate our initial Business Combinations using cash from the proceeds of the IPO and the sale of the private units and private warrants issued in the private placement simultaneously with the IPO, our capital stock, debt or a combination of cash, stock and debt.

Our Sponsor was established by Greenrose Associates LLC, a New York limited liability company founded by William “Mickey” Harley, Daniel Harley and Brendan Sheehan in 2018 to investigate and assess the US cannabis marketplace and potential acquisition opportunities for investment. The team recognized the opportunity for building a platform with vertically integrated businesses that also possessed differentiated cultivation talent. Mickey’s background in agriculture, namely pecans and blueberries, offered a window into the importance of critical cultivation skills that not only understood how to grow the best quality plants, but also how to maximize yields and manage operating costs to deliver the best price, to cost, to output. Given the many acquisition possibilities that the team identified in the market, the next step was to raise investment capital, with the most direct path being via a SPAC. In August 2019, other elements of the executive team were recruited, and a banker selected and engaged to raise funds.

On February 13, 2020, Greenrose closed its initial public offering of 17,250,000 units, including 2,250,000 units issued upon the exercise in full of the underwriters’ overallotment option on February 14, 2020, with each unit consisting of one share of Common Stock and one redeemable warrant, with each warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 commencing on the later of the one-year anniversary of the initial public offering or 30 days after the consummation of an initial business combination. The units from the Company’s initial public offering (including the units issued upon the exercise in full of the underwriters’ over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $172,500,000. Simultaneously with the consummation of its initial public offering and the issuance of units upon the full exercise of the underwriters’ over-allotment option, the Company consummated a private placement of 330,000 units at price of $10.00 per unit and 1,650,000 warrants at a price of $1.00 per warrant, generating gross proceeds of an additional $4,950,000. A total of $172,500,000 was deposited into the Trust Account and the remaining proceeds, net of underwriting discounts and commissions and other costs and expenses, became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Following the IPO, the Greenrose team immersed itself in the US market, focusing both on targeted opportunities in the limited medical marijuana licensed states as well as the more mature medical and recreational markets west of the Mississippi. The team spoke with 100’s of operators across the value chain, some with a single market focus, and others with multi-state operations.

Upon consummation of the IPO, the Company’s common stock began listing for trading on the NASDAQ Capital Market® under the symbol “GNRS”. On June 18, 2021, the OTC Markets Group, Inc. approved the Company’s application to list its common stock for trading on the OTCQX over-the-counter market. Trading of the Company’s Common Stock on the OTCQX began on at the open of business on June 22, 2021. The Company’s Common Stock continue to be traded under the symbol “GNRS”. Upon effectiveness of the listing of the Company’s Common Stock for trading on the OTCQX, the Company’s common stock was no longer be quoted on the NASDAQ Capital Market®.

Strategy and the Greenrose Operations Footprint

As of the date of this Prospectus, Greenrose has completed the Theraplant Merger and has signed a definitive agreement to complete the True Harvest Acquisition. Through these companies, Greenrose expects to be engaged in, or hold a license to engage in, or have management or consulting services agreements in place with license holders to assist in the manufacture and processing of cannabis in the recreation adult-use and medical cannabis marketplace in Connecticut and Arizona. In addition, Theraplant expects to acquire a dispensary in Connecticut to begin vertical integration in that market.

Greenrose is focused on providing access to the quality cannabis and cannabinoid-based products at competitive pricing through state-of-the-art customer engagement channels, in store, online and at home. The Greenrose team believes that a “cultivation led” vertically integrated approach will bring enhanced operating performance to our shareholders while also bringing the best value to consumers. Our initial operational strategy revolves around five primary areas of focus: (1) cultivation & genetics; (2) retail & distribution; (3) manufacturing & processing; (4) wholesale; and (5) proprietary data and insights. While we focus on these five areas, we have determined that we have just one reportable business segment: the production and sale of cannabis products.

Greenrose has developed an operating model that will govern its businesses with oversight of two operating regions with a team of functional experts at the corporate level that support local operators in execution of their vertically integrated businesses. This will include cultivation expertise to leverage best practices in phenotyping and strain development. The focus will be on indoor, growth methodology and technology deployment, with state-of-the-art control and monitoring systems. Additionally, Greenrose will continue to elevate retail knowledge and customer experience to reinforce brand and product adoption.

Cultivation & Genetics:

Consistently selecting & growing high-quality cannabis is one of the most important aspects of our business. The business needs to start with high quality, high yielding inputs to drive the best end results. In general, cannabis cultivation takes place in three settings: indoor, outdoor and in greenhouses. While it is cost effective to grow cannabis outdoors, it is also hard to control pest infestations without the use of significant amounts of pesticides, and it is subject to other risks such as severe weather, diseases and mold. As a result, cannabis grown outdoors is significantly lower in quality than cannabis grown indoors or in greenhouses. Our focus is growing the highest quality medicinal and adult-use cannabis. We therefore currently grow all of our cannabis in indoor facilities, which allows us to grow under ideal climate controls and manage key variables to deliver optimal yielding plants. New strain development and phenotyping operations are in place across our platform, enabling Greenrose companies to identify the differentiated offerings to drive downstream production and consumer offerings. Our cultivation teams will leverage retail and market data to identify future trends that need to be supported back up the value chain. We will invest regularly to maintain, and where possible, to expand our high performing facilities, leveraging growth techniques and technology across our platform.

As of September 30, 2021, Greenrose has 142,000 square feet of canopy for cannabis cultivation, with current expansion projects underway to add an additional 104,000 sf of canopy for cannabis cultivation.

Employees

We currently have five executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs. Greenrose anticipates that additional titles, responsibilities, and compensation arrangements will be determined by the board with input from the Compensation Committee.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to the Company’s knowledge, threatened against the Company or any members of our management team in their capacity as such.

THERAPLANT

General

Theraplant is a well-established seed-to-wholesale cultivator, extractor, and processor that produces high quality cannabis products. Located in the limited license state of Connecticut, Theraplant has captured a significant portion of Connecticut’s medical cannabis market and is poised to capitalize on the projected $250 million adult-use cannabis market in year 1 projected to increase to $725 million in year 4. The adult use legislation was recently signed into law. Led by cannabis industry veterans, Theraplant maintains profitability while complying with Connecticut’s rigorous medical program regulations.

Theraplant, the largest independently owned and operated medical marijuana producer in Connecticut, has been cultivating, processing and packaging medical cannabis and derivative products since 2014. Theraplant was recognized by the Connecticut Department of Consumer Protection as the highest scoring license applicant, and in February 2014, was awarded the first of only four cultivation licenses in the state.

In September 2014, Theraplant was the first cultivator/producer to supply state-licensed dispensaries with medical cannabis products and the sole source of supply in Connecticut for the first five months after medical legalization.

Theraplant is run by a team of business and cannabis experts. Dan Emmans has designed and/or built over 1 million square feet of cultivation, processing and retail facilities. He has 11+ years’ experience in the legal cannabis market around the country. Jennifer Mandzuk has implemented many of the company’s growth generating platforms. Collectively the team has demonstrated significant annual cultivation yield increases, from 350 pounds in 2015, to 1,000 pounds in 2016, to 4,000 pounds in 2017, to 6,000 pounds in 2018, to 14,000 pounds in 2019, and 12,000 pounds in 2020, due to a fire in the first quarter of 2020. These gains came from careful optimization of cannabis strain production, facility expansions, enhanced cultivation technologies, efficient manufacturing operations and business positioning.

Connecticut Cannabis Market

Connecticut has fostered a successful medical marijuana program that now includes over 54,000 registered patients (estimated increase of 700 new patients per month) and over 1,200 registered physicians with, according to a July 22, 2021 article in Forbes Magazine, sales of $143 million in 2020. There are currently 39 qualifying conditions for adults and 11 for patients under 18. The state currently has 18 licensed medical marijuana dispensaries and four licensed medical cultivation and processing facilities (three MSO’s: Curaleaf (60,000 square feet) in Simsbury, CTPharma/Tuatara (200,000 square feet shell being built out in stages) in Rocky Hill, Advanced Grow Labs/Green Thumb Industries (50,000 square feet) in West Haven, and Theraplant (98,000 square feet) in Watertown).

On June 22, 2021, Governor Ned Lamont signed Connecticut Senate Bill 1201, An Act Concerning Responsible And Equitable Regulation Of Adult-Use Cannabis, thereby legalizing adult-use recreational cannabis use in Connecticut. Anticipated revenues from combined medical and recreational adult sales have been projected to top $285 million in 2022.

Cultivation & Genetics

Theraplant has been a leader in Connecticut cultivation since its initial opening. Its operations span 68,000 square feet with a current production capacity of 20,000 pounds, which may be less based upon the number and type of strains in production. Situated on 10 acres, there is ample opportunity for expansion to 500,000 square feet to meet future demand. Theraplant is nearing completion of its fourth cultivation expansion to provide an additional 30,000 square feet, bringing the currently facility to 98,000 square feet. The additional square footage increases Theraplant’s total capacity to nearly 40,000 lbs. per year. Theraplant currently maintains a genetics library of over 300 in-house variants, with 30 strains in regular production and 15 strains in seasonal rotation. The company employs an experienced R&D team, where Theraplant’s breeding program is constantly developing new strains to meet evolving customer tastes and preferences, and to improve production efficiencies. New equipment is tested and built to support research and development initiatives. The team has demonstrated key competencies in marrying strains with high yield, high THC, and short growth cycles, and optimizing strain production to ensure high-yield, resilient genetics.

Manufacturing & Processing

Cutting-edge processing operations have propelled Theraplant to meet all USP111/Pharmacopoeia quality standards and passing all finished product tests since inception. Rebranding in 2019 and 2020 demonstrates Theraplant’s commitment to providing elevated customer experiences and evolving to meet customers’ shifting demands. Such initiatives have helped increase brand awareness in Connecticut. In 2020, Theraplant processed over 19,000 pounds of cannabis flower with a mix of 60% flower and 40% extracts, which had included flower produced from the prior year. At any given time, the production operations have over 100 SKUs on the Theraplant production menu, with about one week testing turnaround for flower, and about two weeks turnaround for extracts. Theraplant’s size and streamlined operations have historically allowed, and we expect it to continue to, to remain below competitor’s pricing, while still maintaining profitability:

•        Wholesale flower price: $1,800 to $2,200 per pound; and

•        Wholesale concentrate price: $3,500 to $4,500 per pound of flower (product cost per pound is under $500).

Theraplant’s state-of-the-art facilities are housed in Watertown, Connecticut. Theraplant employs quality equipment sourced from known suppliers in the cannabis equipment industry. Carbon dioxide or ethanol extraction is followed by a series of proprietary refining processes yielding oils & concentrates ranging from soft-and-buttery, to sap-like and brittle. Highly refined concentrates test between 75% to 90% THC. There are dedicated functional spaces for each processing and postprocessing stage: extraction, filtration/distillation/formulation, in-process storage, packaging, and finished goods vaults. Reclamation and distillation processes are utilized to minimize waste and maximize return.

Our quality control process helps to make sure that our products meet applicable standards. We believe we have a best-in-class compliance department with nine full-time employees dedicated to ensuring regulatory and quality compliance. The quality control process is compliant with state and local regulations. Quality and safety of products are tested at third-party labs in Connecticut, which have found no deficiencies since Theraplant’s inception. Our products consistently exceed state testing and certification requirements. As part of Theraplant’s quality control process, it is able to sterilize products safely, without altering the plants or their chemical profiles.

We believe Theraplant operates a safe and secure facility. Physical operations are secured and monitored continuously by third party licensed security guards and state-of-the-art video monitoring systems. Only authorized personnel with appropriate clearances have access to Theraplant’s facilities using card and bio-metric controls. Theraplant engages third party legal, environmental health and safety advisors to assist in maintaining appropriate procedural, educational and training programs for its employees.

Wholesale & Distribution

Theraplant sells and delivers products directly to multiple dispensaries throughout all regions across Connecticut. We believe its operational efficiencies have yielded wholesale price competitiveness and profitability. Supported by upstream efficiencies in the supply chain including manufacturing optimization and automation, Theraplant helps dispensary customers and client’s potential profitability by providing what we believe to be premium, high-quality products at a lower price point than competitors. We believe attractive price points retain customers and grow shelf space. Theraplant’s purpose-built infrastructure ensures Theraplant manages production processes from start to finish, maintaining and tracking inventory from seed to distribution using its own proprietary system.

Theraplant has established relationships with all third-party Connecticut dispensaries, enabling dispensaries to place orders online 24/7. Theraplant’s focus on inventory management and distribution are syncopated: Theraplant’s proprietary inventory management system provides real-time menu updates and advanced analytics capabilities that assist the provision of data-driven data to better predict demand.

Theraplant owns four delivery vehicles, which allow substantial control over distribution, timing and compliance with state regulations with an average of two to three deliveries per dispensary per week, inventory is often 100% sold through at the dispensaries before next delivery, with average order size steadily growing. Delivery vehicles are driven by what we believe to be reputable, licensed, third-party security providers.

Cash management practices are approved and audited by Theraplant’s current banking institutions.

Operational Systems

Theraplant has well established proprietary operating systems. The company has developed systems that enable it to provide high quality products and services at a lower cost. In its cultivation facilities, these systems include irrigation, rolling tables, specific nutrient schedules, efficient manicuring, and trellising for plant support. All of these systems include efficient facility design, seed to sale tracking software, and RFID tagging. Detailed systems for receiving and sending products through our inventory management operating systems and specific documentation regarding policies, procedures, consumer education, employee education, compliance regulations, and security, is provided by extensive training and manuals onsite.

Intellectual Property (IP)

Theraplant has intellectual property that gives it an advantage over our competitors. Intellectual property includes production facility design, proprietarily designed HVAC systems, environmental conditioning including but not limited to nutrient/ feeding schedules, extensive knowledge of strains for breeding, and specific manicuring techniques to increase yield and potency.

Human Capital

Theraplant is a leader of an industry in its infancy. Theraplant prides itself on providing quality and professionalism at all levels of its business while producing the highest quality products at competitive prices. Theraplant’s human capital includes highly trained employees with extensive experience in this industry and a wide knowledge of our products and strains.

Theraplant has over 100 personnel licensed to work in the facility, comprised of employees, security, and regular contractors. There are 85 full time employees, with an average tenure of 1.5 years, and an average supervisor tenure of 5 years. The workforce is 44% female and 25% minority. A detailed employee handbook and training program ensures smooth onboarding for all new hires. All full-time employees are eligible for health benefits after a 90-day waiting period. These benefits include medical, vision, and accidental coverage.

Theraplant is dedicated to the principles of equal employment opportunity in any term, condition, or privilege of employment. They hire, promote, and make assignments on the basis of employee qualifications and we do not discriminate against applicants or employees on the basis of age 40 or over, race, sex, color, national origin, sexual orientation, disability, genetic information, veteran status, or any other status protected by the state of Connecticut, and US Federal Law.

Competition

Theraplant is one of only four legal cannabis cultivators in Connecticut. Although we have a strong operating history in the state’s medical cannabis market, and we believe we are well positioned to compete effectively in Connecticut’s newly established recreational cannabis market, we will face significant competition from Theraplant’s competitors in Connecticut. We cannot assure you that, subsequent to the Business Combinations, we will have the resources or ability to compete effectively in Connecticut’s cannabis market.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to Greenrose’s knowledge, threatened against Theraplant or any members of its management team in their capacity as such.

TRUE HARVEST

General

True Harvest is a cultivation services business operating under license to Oasis, an Arizona medical cannabis operator. In this role, True Harvest grows, processes and packages cannabis under the Shango Fine Cannabis brand and is sold through a wholesale network to 60% of the owner groups in Arizona’s medical and recreational marijuana marketplace.

True Harvest was initially established in May 2015, completing construction on its initial grow facility in October 2015. Over the past six years, True Harvest has operated under license to several Arizona dispensary brands, having moved most recently to medical license holder, Oasis, in late 2019.

True Harvest operates within 74,000 square feet of the former Revlon manufacturing facility at 4301 West Buckeye Road, Phoenix, Arizona. This facility was built in the late 1960s with more than 800,000 square feet footprint. True Harvest is one of the largest indoor grow operators in the state. The space occupied by True Harvest includes industrial sized water treatment, power and cooling infrastructure with four flower rooms, three vegetation rooms, one mother room and one clone room, with the remaining space under construction to double the facility’s cultivation capacity. Operating with one of lowest energy prices at $0.047/kw hour (SRPe63 plan) allows True Harvest to be able to deliver one of the market’s optimal costs per pound. Cooling capacity allows for substantial growth and reduction of risk during the summer season. True Harvest has the potential to substantially expand its cultivation footprint within the existing 4301 West Buckeye Road footprint.

The business operates with 50 strains in its library and with more than 20 in current rotation. The operations are managed through an agreement with RMC AZ, LLC, which is founded and owned by the principals of Shango as manager of their cultivation, which has deep cannabis cultivation operations experience. That contract was initiated concurrently with the leasing of the Oasis offsite cultivation license in late 2019. The relationship brings market leading expertise to the True Harvest team and its customer base as well as industry recognized branding. Shango manages all aspects of operations at the True Harvest site, from genetic selection to planting, harvesting, production, packaging and distribution.

True Harvest’s largest customers are public multi-state cannabis operators (“MSO’s): Curaleaf, Cresco Labs and Harvest Health. Being one of the first wholesale operations in Arizona has allowed True Harvest to develop deep seated relationships with dispensaries throughout the state. Same day delivery allows True Harvest to capitalize on market opportunities across the state. True Harvest utilizes bulk and jar-based packaging to meet dispensary requirements and to better communicate the Shango brand.

True Harvest managed through a period of regulatory scrutiny, with a positive inspection report in 2020, demonstrating the enhancements and improvements that the operation has made to meet state and local regulatory requirements.

Current Market

The State of Arizona legalized medical marijuana in 2010, and Arizona has since issued 130 vertically integrated licenses across the state; each license includes one dispensary, one onsite grow and one off-site grow with no cap on production. The market is populated with a number of public and private MSOs as well as local operators, including Copperstate Farms, the largest in the state with 44 acres of greenhouse grow. Adult recreational cannabis was approved in the November 2020 elections and was implemented as of January 2021. This created an additional 130 licenses being made available to current medical license holders with certain financial considerations. The market has expanded significantly since the legalization of medical marijuana, with 2021 revenues state-wide anticipated at $1.25 billion – $1.5 billion, based on a registered medical patient count of 299,054 (Q1 2021 AZDH) representing approximately 4.03% of the state’s adult population.

Operational Systems

True Harvest owners understood the market positioning of their product and the ongoing importance of producing high quality indoor cannabis, and the importance of their relationship with RMC AZ, LLC, which is founded and owned by the principals of Shango as manager of their cultivation. True Harvest utilizes the Shango proprietary operating procedures, process and systems to manage the employees and overall facility, through its affiliation with RMC AZ, LLC. Shango has developed systems that enable True Harvest to provide high quality products and services at a lower cost. In the cultivation facilities these systems include programmed irrigation, HVAC, rolling tables, floor drains, specific nutrient schedules, efficient manicuring, and trellising for plant support, and further rely on efficient facility design and seed to sale tracking software. True Harvest also employs systems for receiving and sending products through its inventory management operating systems. Specific documentation regarding policies, procedures, consumer education, employee education, compliance regulations, and security is provided by extensive training and manuals onsite.

Intellectual Property

True Harvest has intellectual property that gives it an advantage over its competitors. True Harvest’s intellectual property includes production facility design, and environmental conditioning including but not limited to nutrient/feeding schedules, extensive knowledge of strains for breeding, and specific manicuring techniques to increase yield and potency. The cultivation team includes highly trained employees with extensive experience in the cannabis industry and a wide knowledge of True Harvest’s products and strains. The True Harvest team has gained the skills necessary to enable it to create a professional environment based on providing a legitimate foundation for the cannabis industry.

Human Capital

True Harvest has 69 personnel licensed to work in the facility. True Harvest is dedicated to the principles of equal employment opportunity in any term, condition, or privilege of employment. True Harvest hires, promotes, and makes assignments on the basis of employee qualifications and does not discriminate against applicants or employees on the basis of age 40 or over, race, sex, color, national origin, sexual orientation, disability, genetic information, veteran status, or any other status protected by the State of Arizona and U.S. federal law.

Legal Proceedings

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 30, 2020, there are no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest. In addition, as of June 30, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations, except for the following:

Copper State Herbal Center, Inc. vs. True Harvest, LLC

The Company maintained a business relationship with Copper State Herbal Center, Inc. (“Copper State”) under an amended consulting services agreement entered into on April 1, 2017. Copper State and the Company have competing claims for breach of the amended consulting services agreement. In addition, the Company sued Copper State for breach of fiduciary duties arising out of Copper State’s failure, as an entity licensed by Arizona Department of Health Services, to protect the medical cannabis products and flowering plants in the Facility leading directly to the Company’s loss of several million dollars in revenue. The Company believes its damages outstrip Copper State’s alleged damages by at least 5:1. Currently, the parties are going through a discovery phase, which is nearing an end. A trial date has not been set. Any gain or loss in connection with this litigation is currently not estimable.

In 2019, in connection with the litigation, the Company suspended its payment on the promissory notes dated May 16, 2018 issued to Copper State. Certain member of the Company provided guarantee and all the membership interests of the guarantor member at the time of the issuance was provided as collateral. The promissory note bears no interest. However, upon default, the Company should pay penalty interest at 12% per year, compounded annually, and the lender may demand the repayment of the entire remaining notes payable. The

Non Profit Patient Center, Inc. vs. True Harvest, LLC

The Company maintained a business relationship with Non-Profit Patient Center, Inc. (“NPPC”) since the Company entered into a cultivation service agreement with NPPC on November 5, 2018. In 2019, the Company sued NPPC for breach of contract, breach of the covenant of good faith and fair dealing, fraudulent inducement, negligent misrepresentation, and tortious interference with a business expectancy. These causes of action arose out of NPPC’s failure to abide by the cultivation services agreement with the Company.

On January 9, 2020, a trial court ordered settlement agreement and dismissed all matters. The Company deposited $200,000 in an escrow account for the settlement, included in Restricted Cash in the condensed balance sheets as of December 31, 2020. In addition, the Company had a payable of $200,000 for the settlement, included in Accounts Payable in the condensed balance sheets as of December 31, 2020.

On February 10, 2020, NPPC appealed the settlement order. The Court of Appeals dismissed the appeal because the settlement order was not a final order from which an appeal lies. On February 5, 2021, the Company and its investors have filed a motion to dismiss this action in accordance with the settlement agreement. NPPC suggested that NPPC may appeal an order dismissing the case.

On or about April 16, 2021, the lawsuit was resolved by the entry of a consensual order dismissing the case, with prejudice. The dismissal fulfilled the final terms of the settlement that was reached between the litigants. Since the dismissal was with prejudice, all litigation between the Company and NPPC arising out of their prior contractual relationship should be concluded. Based on this, the Company made the payment of $200,000 and NPPC accepted the settlement payment in April 2021, which reduced the Company’s restricted cash and accounts payable.

Rocinante Construction, LLC and PinderNation Electric, LLC vs. True Harvest, LLC

In 2020, True Harvest sued Rocinante Construction, LLC (“Rocinante”) and PinderNation Electric, LLC (“PinderNation”) for construction defects in relation to the electrical and lighting works at certain sections of the Facility, which resulted in losing the use of approximately 25% of the planned lighting in the sections. Rocinante has asserted a counterclaim against the Company for construction fees related to certain phase of construction work. Currently, the parties are going through a discovery phase, but the parties are committed to participate in alternative dispute resolution in 2021. A trial date has not been set. Any gain or loss in connection with this litigation is currently not estimable.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
William Harley III	57	Chief Executive Officer, Director
Paul Wimer	56	President and Chief Business Officer
Scott Cohen	43	Chief Financial Officer
Daniel Harley	56	Executive Vice President, Business Development, Director
Nicole Conboy	56	Chief Administrative Officer
Brendan Sheehan	50	Director
Steven Cummings	57	Director
John Falcon	72	Chairman
Thomas Megale	61	Director
John Torrance, III	45	Director

William (“Mickey”) Harley III has served as our Chief Executive Officer and Director since our inception. Mr. Harley has over 30 years of experience in agriculture, real estate and finance. Mr. Harley currently serves as a managing member of our sponsor. From 2012 through 2018 Mr. Harley served as President of Bhavanna Berries LLC, a vertically integrated branded organic blueberry business located on the North Fork of Long Island. From 2010 to 2012, Mr. Harley was the Chief Executive Officer of National Pecan Company, which became the largest, vertically integrated pecan company in the world, and was later acquired by Diamond Foods, Inc. in 2017. Since 2011, Mr. Harley has been the Managing Member and majority owner of The Arsenal Group, which is involved in the acquisition, remediation and redevelopment of a “brownfield” industrial real estate project. In 2012, HRK Holdings, LLC and HRK Industries, LLC, entities partially owned by The Arsenal Group, both filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Middle District of Florida and emerged from bankruptcy protection in 2017. Prior to these endeavors Mr. Harley spent nearly twenty years in asset management. Mr. Harley holds a Master’s Degree in Public and Private Management from Yale University’s School of Management and received a BS degree in Chemical Engineering and a BA in Economics from Yale University. We believe Mr. Harley is well-qualified to serve as a member of the board due to his agriculture and business experience, as well as his contacts and relationships.

Paul Wimer has served as our President and Chief Business Officer since our inception. Since 2017 Mr. Wimer has served as the Chief Experience & Strategy Officer of Tivity Health, Inc., a publicly traded health and wellness company, where he is responsible for the company’s innovation, product management, digital marketing, business development, corporate development and call center operations. From 2010 through 2017 he served as a Senior Principal of Clareo Inc., a management consulting firm where he was responsible for business development, client management and project delivery. From 2010 to present he serves as the founder of Aspen Lane LLC, a strategic grow advisory firm. Mr. Wimer holds a BS in Chemical Engineering from Yale University and a Master of Business Administration from Harvard University.

Scott Cohen, has served as our Chief Financial Officer since December 2021 and had previously served as our Chief Accounting Officer since 2020, and he has previously worked in both private accounting and accounting consulting for public companies. Prior to Greenrose, Mr. Cohen spent eleven years at PwC LLP focusing on client transactions across sectors including: consumer products, healthcare, telecommunications, and aerospace and defense. Mr. Cohen is a Certified Public Accountant, licensed in New York, and he holds a Master of Business Administration in finance from New York University’s Stern School of Business and a Bachelors of Arts in economics from the University of Pennsylvania. Mr. Cohen does not have any family relationships with any current or prospective director or executive officer of the Company.

Daniel Harley has served as our Executive Vice President, Business Development and a Director since our inception. Mr. Harley has over 25 years of investment experience, having invested in private and public companies both domestically and internationally. He currently serves as a managing member of our sponsor. From 2016 through 2018 he served as a Portfolio Manager at Narmo Capital Management, a Saudi family office based out of Bahrain, where he was responsible for the concept, formation and launch of a global event driven fund. From 2010 through 2016 he was the Founder, Principal and Portfolio Manager of Unqua Capital Management (and its predecessor Bannon

Alternative Strategies). Mr. Harley began his career as an associate investment banker at Ryan Beck & Associates from 1991 through 1993 where he participated in a full range of investment banking and corporate services. From 1993 through 1998 he worked at Allen & Company Incorporated as an OTC Market Maker trading in post-bankruptcy equities and warrants, and then managed the company’s special situations fund. In 1999 he joined his brother, Mickey Harley, our Chief Executive Officer to form HBV Alternative Strategies and its successor companies, where he helped grow assets from $5 million to a peak of over $1.3 billion. Mr. Harley received a Master of Business Administration in Finance from St. Joseph’s University and a BS in Biology from the University of Delaware. We believe Mr. Harley is well-qualified to serve as a member of the board due to his business experience, as well as his contacts and relationships.

Nicole Conboy has served as our Chief Administrative Officer since December 2020. Ms. Conboy has over 30 years of experience within the field of Human Resources with expertise in the areas of employee relations, organizational culture and change, performance management, compensation, legal compliance, training, succession planning, talent acquisition, and benefits. From 2014 through 2020 Ms. Conboy served as a Business Manager/Director of Human Resources for HRK Holdings, LLC. Prior to HRK, Ms. Conboy held the title of Director of Human Resources for Bannon Hospitability from 2009-2013. Ms. Conboy began her career at Saks Fifth Avenue as a Benefits Associate then held various human resource management positions with firms such as Publishers Clearing House, Precision Pharma Services, Partminer, and Career Moves, an executive recruitment firm servicing the financial services industry.

Brendan Sheehan served as our Executive Vice President, Corporate Strategy and Investor Relations until November 2021 and has served a Director since our inception. Mr. Sheehan has over 25 years of experience in business development, sales and operations in the finance, technology and healthcare industries. He currently serves as a managing member of our sponsor. Mr. Sheehan has an extensive network of family offices and high net-worth individuals with whom he has raised funds for the cannabis industry. Since 2015 he has served as the founder of Greenrose Associates, an executive recruiter for hedge funds and fintech firms as well as for companies in the cannabis industry. Between 2010 and 2014 he served as a bond broker at Tullet Prebon (now part of TP ICAP plc) and prior to that served in similar positions with leading firms such as Tradition Securities and Futures and GFI Group. Mr. Sheehan began his finance career as a hedge fund analyst at Mellon HBV, specializing in distressed asset evaluations. Mr. Sheehan received a Master of Business Administration from New York University and a BA from Yale University. We believe Mr. Sheehan is well-qualified to serve as a member of the board due to his business experience, as well as his contacts and relationships.

Steven Cummings has served as a member of our Board of Directors since October 2019. Since 2017 Mr. Cummings has served as the Vice President of Business Development Munitions and Government of Day & Zimmermann, a privately held company in the fields of construction, engineering, staffing and ammunition manufacture, operating out of 150 locations worldwide. From 2016 through 2017, Mr. Cummings was the President of Chemring Group US, and a member of its United States board of directors, and Chemring Sensors and Electronic Systems. In this capacity, Mr. Cummings had profit and loss responsibility for Chemring’s wide range of critical and lifesaving chemical, biological, and improvised explosive device (IED) detection systems. Beginning in 2015, Mr. Cummings was the Chemring Group Vice President of Global Business Development and prior to that, Vice President of Business Development for North America responsible for customer relations and growing the business. Prior to entering private industry, Mr. Cummings had a distinguished 28-year career in the US Army retiring at the rank of Colonel. Mr. Cummings served in a number of significant Army leadership positions including Project Manager Close Combat Systems at PEO Ammunition, where he was responsible for procurement and management of more than 200 ammunition items and counter-IED equipment. He also personally led the training teams that were fielding that equipment in Afghanistan in 2011. Mr. Cummings holds multiple educational degrees, including a BS from the US Military Academy at West Point, a Master of Business Administration from Clemson University and a Master’s Degree in Strategic Studies from the US Army War College. Mr. Cummings’ military awards include the Defense Superior Service Medal, two awards of the Legion of Merit, the Bronze Star for service in Afghanistan, the Army Staff Identification Badge and Airborne wings. We believe Mr. Cummings is well-qualified to serve as a member of the board due to his business experience serving in prominent leadership roles in both the private and public sectors as well as his business contacts.

John (Jack) Falcon has served as our Chairman since October 2019. He has over 40 years of experience working with manufacturing and automotive industries and has helped turn around numerous underperforming companies. From 2014 to 2017 Mr. Falcon served as the President & Chief Executive Officer of U.S. Manufacturing Corporation, a provider of critical axle components with approximately $400M of revenue and 1,500 employees. During his time at U.S. Manufacturing, Mr. Falcon oversaw the reorganization of the company and prepared it for a sale. From 2011 through 2017, Mr. Falcon has also served as the Chairman, President and Chief Executive Officer of JAC Products Inc., a global leader of roof racking systems with approximately $400M of revenue and 1,250 employees. At JAC Products Mr. Falcon took the company’s business from a deficit to achieving record margins and assisted in the sale of the company in 2016. From 2009 through 2010, he served as the Chairman, President, Chief Operating Officer and Co-Founder of Bannon Automotive, one of the world’s premiere sellers of electric cars. Mr. Falcon was instrumental in all aspects of technical and operational activities, including the sale of the company to a large Indian multinational corporation. Mr. Falcon has served on the board of directors of several public and private companies, including Huntingdon International Holdings and Shiloh Industries, both of which are traded on Nasdaq and currently serves on the board of directors of Beacon and Bridges, a private company and is a member of the operations group of Center Rock Capital Partners, LP, a private equity firm. Mr. Falcon earned his BA from Muskingum College, where he majored in Communications and minored in Economics. We believe Mr. Falcon is well-qualified to serve as a member of our board of directors due to his business experience as well as business contacts and relationships.

Thomas Megale has served as a member of our Board of Directors since October 2019. He has over 30 years of experience as a Certified Public Accountant. Since 1996, Mr. Megale has been the owner and managing member of TJ Megale CPA PLLC, where he has advised both individuals and private companies on tax planning and compliance. From 1986 through 2006, Mr. Megale was a partner at the accounting firm of Abbate + Megale, Certified Public Accountants, LLP. Mr. Megale received his BS from the School of Management of Boston College and has been a Certified Public Accountant licensed in the State of New York since 1985. We believe Mr. Megale is well-qualified to serve as a member of the board due to his accounting experience as well as his business contacts.

John Torrance, III has served as a member of our Board of Directors since October 2019. He has over 20 years of experience in the specialty chemical and alternative energy sectors. Since 2016, Mr. Torrance has been working for Element Solutions (formerly Platform Specialty Products) a publicly held corporation serving the consumer electronics, automotive, graphic solutions & offshore drilling industries with proprietary specialty chemicals and application expertise. Mr. Torrance is currently the Vice President of Supply Chain of North & South America leading the integration of 5 legacy businesses with 12 plants in the US, Canada, Mexico & Brazil. Prior to his role at Element Solutions, Mr. Torrance spent 15 years with increasing levels of responsibility in Operations and Manufacturing for an alternative energy start-up Proton Onsite. He spent time designing, building and outfitting the company’s turnkey global headquarters in Wallingford, CT while also developing the business processes and software systems to support late-stage commercialization of their patented Polymer Exchange Membrane (PEM) based technology. The company was founded in 1996 and grew to the global leader in onsite hydrogen generation for commercial & industrial markets and oxygen generation for military & aerospace applications. Mr. Torrance has a B.S. in Chemical Engineering from Bucknell University while also studying abroad at the University of Nottingham. We believe Mr. Torrance is well-qualified to serve as a member of our board of directors due to his business experience as well as business contacts and relationships.

Director Independence

Our board has determined that each of Steven Cummings, John Falcon, Thomas Megale and John Torrance is an “independent director” under applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Audit Committee

Effective February 13, 2020, we established an audit committee of the board of directors, in accordance with Section 3(a)(58)(A) of the Exchange Act, which consists of Steven Cummings, John Falcon and John Torrance, each of whom would qualify as an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. The board of directors has determined that John Falcon qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective February 13, 2020, we established a nominating committee of the board of directors, which consists of Steven Cummings, John Falcon and John Torrance, each of whom would qualify as an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide those persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

Compensation Committee

Effective February 13, 2020, we established a compensation committee of the board of directors, which consists of John Falcon, John Torrance and Thomas Megale, each of whom would qualify as an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

Effective February 13, 2020, we adopted a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Insider Trading Policy

Effective December 22, 2021, we adopted an insider trading policy that applies to all our executive officers, directors and employees. The insider trading policy codifies the legal and ethical principles that govern trading in our securities by persons associated with the Company that may possess material nonpublic information relating to Greenrose.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2020, all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Executive Summary

In the 2019 and 2020 fiscal years, no executive officer received any cash compensation for services rendered to us.

In the 2021 fiscal year, our principal executive officer and two most highly compensated executive officers have received the cash compensation for services rendered to us the 2021 fiscal year as reflected in the Summary Compensation Table presented below.

Since our formation, we have not granted any post-employment benefits nor any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors. However, our Compensation Committee may recommend, and our Board of Directors may approve, such benefits or options, rights or awards. n this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

For the fiscal year 2022, our Compensation Committee has recommended, and our Board of Directors has approved, the following executive compensation for its principal executive officer and its two most highly compensated executive officers:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Options awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
William F. Harley III, Chief Executive Officer, Director	2022*	508,000	—	—	—	—	—	—		508,000
	2021	39,077	—	—	—	—	—	—		39,077
	2020	—	—	—	—	—	—	—		—
	2019	—	—	—	—	—	—	—		—

Paul Otto Wimer, President and Chief Operating Officer	2022*	408,000	—	—	—	—	—	—		408,000
	2021	31,385	—	—	—	—	—	—	**	31,385
	2020	—	—	—	—	—	—	—		—
	2019	—	—	—	—	—	—	—		—

Daniel Harley, Executive Vice President, Business Development, Director	2022*	350,000	—	—	—	—	—	—		350,000
	2021	26,923	—	—	—	—	—	—		26,923
	2020	—	—	—	—	—	—	—		—
	2019	—	—	—	—	—	—	—		—

____________

*        No fiscal year 2022 amounts have not been paid to date; reflects amounts recommended by our Compensation Committee and approved our Board of Directors for the fiscal year 2022 and are anticipated to be paid to the named executive officers in fiscal year 2022. See the disclosure presented under the caption “Cautionary Note Regarding Forward-Looking Statements” in this registration statement regarding forward-looking statements.

**      Other compensation consisted of reimbursement for medical insurance premiums in the amount of approximately $10,000 per month in the fiscal year 2021.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy and registration statements. Accordingly, an emerging growth company:

•        does not have to provide a Compensation Discussion and Analysis (CD&A);

•        does not have to provide a disclosure of the relationship of compensation policies and practices to risk management;

•        only has to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table with accompanying narrative text; and

•        can limit its Summary Compensation Table to only its principal executive officer and its two most highly compensated officers (rather than also including the principal financial officer and its three most highly compensated officers) and to two (rather than three) fiscal years of compensation information.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of our Compensation Committee was an officer or employee of the Company, or was formerly an officer or employee of the Company. In addition, during the last completed fiscal year, no member of our Compensation Committee was a participant in any transaction with the Company, other than in their respective non-compensated roles as members of our Board of Directors, Compensation Committee, and, with respect to Messrs. Falcon and Torrance, our Audit Committee and Nominating Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 2019, we issued 4,312,500 shares of common stock to our Sponsor for $25,000 in cash, at a purchase price of approximately $0.006 per share, in connection with our organization.

On March 26, 2020, we issued an unsecured promissory note (the “2020 Note”) in the principal amount of $1,000,000 to the Sponsor. The 2020 Note is non-interest bearing and payable upon the consummation of a Business Combination. The 2020 Note may be converted into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the private units and the warrants would be identical to the private warrants.

On January 29, 2021, we issued an unsecured promissory note (the “2021 Note”) in the principal amount of $1,000,000 to the Sponsor. The 2021 Note is non-interest bearing and payable upon the consummation of a Business Combination. The 2021 Note may be converted into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the private warrants.

On June 18, 2021, the Company issued an unsecured promissory note (the “June 2021 Note”), in the principal amount of $300,000 to our sponsor evidencing a loan in the amount of $300,000. The June 2021 Note is non-interest bearing and payable upon the consummation of a business combination.

On August 26, 2021, the Company issued an unsecured promissory note (the “August 2021 Note”), in the principal amount of $450,000 to our sponsor evidencing a loan in the amount of $450,000. The August 2021 Note is non-interest bearing and payable upon the consummation of a business combination.

On September 9, 2021, the Company issued an unsecured promissory note (the “September 2021 Note”), in the principal amount of $180,000 to our Sponsor evidencing a loan in the amount of $180,000. The September 2021 Note is non-interest bearing and payable upon the consummation of a business combination.

On September 20, 2021, the Company issued an unsecured promissory note (the “Second September 2021 Note”), in the principal amount of $65,000 to our Sponsor evidencing a loan in the amount of $65,000. The Second September 2021 Note is non-interest bearing and payable upon the consummation of a business combination.

On October 1, 2021, the Company issued an unsecured promissory note (the “October 2021 Note”) in the principal amount of $100,000 to our Sponsor evidencing a loan in the amount of $100,000. The October 2021 Note is non-interest bearing and payable upon the consummation of a business combination.

On November 1, 2021, the Company issued an unsecured promissory note (the “November 2021 Note”) in the principal amount of $140,000 to our Sponsor evidencing a loan in the amount of $140,000. The November 2021 Note is non-interest bearing and payable upon the consummation of a business combination.

The June 2021 Note, the August 2021 Note, the September 2021 Note, the Second September 2021 Note, the October 2021 Note and the November 2021 Note are collectively referred to in this prospectus as the Sponsor’s Notes in the amount of $1,235,000, which does not include the convertible 2020 Note and 2021 Note.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to Greenrose regarding the beneficial ownership of the Company’s shares of Common Stock as of December 31, 2021 by:

•        each person known to the Company to be the beneficial owner of more than 5% of outstanding Greenrose shares of Common Stock;

•        each of the Company’s executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants, or other securities that are currently exercisable or exercisable within 60 days. The Company’s Shares of Common Stock issuable upon exercise of options, warrants, or other securities currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of the shares of Common Stock of the Company is based on approximately 16,061,190 shares of Common Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s Shares of Common Stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o The Greenrose Holding Company Inc., 111 Broadway, Amityville, NY 11701.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares
William F. Harley III	0	(2)	0
Daniel Harley	0	(2)	0
Brendan Sheehan	0	(2)	0
Paul Otto Wimer	0	(3)	0
Scott Cohen(8)	0	(3)	0
Jeffrey Stegner(9)	0	(3)	0
Steven Cummings	0	(3)	0
Thomas Megale	0		0
John Falcon	0	(3)	0
John Torrance III	0	(3)	0
Greenrose Associates LLC	4,532,500	(4)	28.22%
All Greenrose directors and executive officers as a group (nine individuals)	4,532,500		28.22%
True Harvest, LLC	6,730,378	(5)	41.90%
Ethan Ruby	1,562,287(6)		9.73%
YA II PN, Ltd.	914,900	(7)	5.70%
Daniel Emmans	829,654	(6)	5.17%
DeMatteo Industries LLC*	794,395	(6)	4.95%

____________

*        Represents ownership of less than 5%.

(1)      Unless otherwise indicated, the business address of each of the individuals is 111 Broadway, Amityville, NY 11701.

(2)      Does not include any securities held by Greenrose Associates LLC, of which each person is a manager and member. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual of the committee exercises voting or dipositive control over any of the securities held by such entity, even those in which he directly owns a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(3)      Does not include any securities held by Greenrose Associates LLC, of which each person is directly or indirectly a member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(4)      Based on a Schedule 13-G filed with the Commission on February 12, 2021. This amount reflects 4,312,500 shares of common stock owned by the Reporting Person and 220,000 shares of common stock underlying units of the Issuer purchased by the Reporting Person in private placements conducted in connection with the Issuer’s initial public offering. This amount does not include 220,000 shares of common stock issuable upon the exercise of warrants underlying units of the Issuer held by the Reporting Person, or 1,100,000 shares of common stock issuable upon the exercise of warrants held by the Reporting Person, none of which are exercisable and will not be exercisable within 60 days of this filing. See the description under “Private Placements” in the Issuer’s registration statement on Form S-1 (File No. 333-235724) (the “Registration Statement”) filed with the SEC on December 27, 2019, as amended. This amount does not include securities issuable upon conversion of $3,250,000 in Sponsor’s Notes issued by the Issuer to the Reporting Person, evidencing loans in the same aggregate amount. The Sponsor’s Notes allow the Reporting Person, at its sole option, to convert any of the principal amount due under the Notes into units at a price of $10.00 per unit (“Working Capital Units”) and/or warrants at a price of $1.00 per warrant (“Working Capital Warrants”). The Working Capital Units and/or Working Capital Warrants, if any, would be identical to the private units and/or private warrants, as described in the Registration Statement. As of the date of this filing, the Reporting Person has not determined whether it will convert the Sponsor’s Notes into Working Capital Units and/or Working Capital Warrants, or have the Sponsor’s Notes repaid without interest.

(5)      This includes 4,430,378 shares at $3.95 issued on December 31, 2021 to the owners of True Harvest, LLC, as part of the consideration for acquisition of the assets of True Harvest, LLC, and 2,300,000 shares of common stock underlying the convertible note issued as part of the True Harvest Acquisition. The Convertible Note allows True Harvest, LLC, to convert any of the principal amount due under the Convertible Notes into common stock at a price of $10.00 per unit. Michael Macchiaroli may be deemed to beneficially own such shares by virtue of his status as the sole manager of True Harvest, LLC. The address of True Harvest, LLC is 10768 E. Acoma Drive, Scottadale, Arizona 85255.

(6)      This does not include up to 500,000 shares of common stock subject to certain terms and conditions of the Theraplant Merger Agreement.

(7)      Based on a Schedule 13-D filed with the Commission on December 23, 2021.

(8)      On December 22, 2021, the board of directors of the Company appointed Scott Cohen as Chief Financial Officer of the Company.

(9)      On December 22, 2021, Mr. Stegner resigned as Chief Financial Officer of the Company. Mr. Stegner’s resignation did not result from a disagreement with the Company or the board of directors.

All of the Founder’s Shares outstanding prior to the IPO were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (i) with respect to 50% of such shares, the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of such shares, one year after the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to affect a business combination and liquidate, there will be no liquidation distribution with respect to the Founder’s Shares.

William F. Harley III, Chief Executive Officer and Director of the Company, and Daniel Harley, Executive Vice President, Business Development and Director of the Company, are brothers.

Messrs. W. Harley, D. Harley, Sheehan, Cummings, Falcon, Megale and Torrance are Directors of the Company.

The Company’s executive officers, and Sponsor are “promoters,” as that term is defined under federal securities laws.

SELLING STOCKHOLDERS

The table below presents information regarding the Selling Stockholders and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholders may offer under this prospectus. The Selling Stockholders may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholders have voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 16,061,190 shares of our Common Stock outstanding on January 4, 2022. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent		Number(1)	Percent
Selling Stockholders of Theraplant LLC	5,000,000	31.13%	5,000,000	0	0%
True Harvest, LLC	4,430,378	27.58%	4,430,378	0	0%
Greenrose Associates LLC	4,532,500	28.22%	2,266,350	2,266,150	14.11%
Imperial Capital, LLC	88,000	0.55%	88,000	0	0%
I-Bankers Securities, LLC	22,000	0.14%	22,000	0	0%

____________

*        Represents ownership of less than 1%.

(1)      Assumes the sale of all shares being offered pursuant to this prospectus.

DESCRIPTION OF SECURITIES

Unless otherwise indicated, references in this section to the “Company,” “we,” “us,” and “our” are to Greenrose.

Authorized and Outstanding Stock

The Company’s authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.0001 per share; and 1,000,000 shares of Preferred Stock, par value $0.0001 per share.

Voting Rights

The Charter provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the outstanding shares of Common Stock of the Company will vote together as a single class on all matters with respect to which stockholders of the Company are entitled to vote under applicable law, the Charter or the Amended and Restated Bylaws or upon which a vote of stockholders generally entitled to vote is otherwise called for by the Company, except that, except as may otherwise be required by applicable law, each holder of Common Stock will not be entitled to vote on any amendment to the Proposed Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either voting separately as a single class or together as a class with the holders of any other outstanding series of Preferred Stock, to vote thereon pursuant to the Proposed Charter or the DGCL.

No Preemptive Rights

The Charter does not provide the holders of Common Stock with preemptive rights.

Preferred Stock

Our Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Liquidation, Dissolution or Winding Up

The Charter will provide that upon the liquidation, dissolution or winding up of the Post-Combinations Company (either voluntary or involuntary), the holders of Common Stock will be entitled to share ratably in the assets and funds of the Company that are available for distribution to stockholders of the Company.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combinations. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to the Business Combinations will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, LLC.

Listing of Our Securities

Our Common Stock is traded on the OTCQX under the symbol “GNRS.”

Registration Rights

In connection with the Closing, Greenrose entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholders of Theraplant pursuant to which Greenrose agreed that, at the request of the Majority Holders (as defined in the Registration Rights Agreement), Greenrose will file a registration statement with the Commission covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Certain Anti-Takeover Provisions of Delaware Law and By-Laws

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing.

Section 203 of the Delaware General Corporation Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers.

This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

This summary description of the material terms of the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the resale from time to time of (i) 5,000,000 shares of our common stock, $0.0001 par value per share (our “Common Stock”), held by the former equity holders of Theraplant, LLC (“Theraplant”); (ii) 2,266,350 shares of our Common Stock held by our sponsor, Greenrose Associates LLC (our “Sponsor”); (iii) 22,000 shares of our Common Stock and 132,000 private warrants (the “private warrants”) held by Imperial Capital, LLC, the representative of the underwriters in our initial public offering (“Imperial”); and 88,000 shares of our Common Stock and 528,000 private warrants held by I-Bankers Securities, Inc, an underwriter in our initial public offering (“I-Bankers” and, together with Theraplant, our Sponsor and Imperial, the “Selling Stockholders”).

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholders. Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will receive proceeds from Private warrants and the Selling Securityholder Warrants exercised in the event that such warrants are exercised for cash.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes the pledgees, donees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement or other agreement with us, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of the applicable exchange;

•        settlement of short sales entered into after the date of this prospectus;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the shares of our common stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of Warrants may exercise its Warrants in accordance with the applicable warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income and estate tax considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:

•        certain financial institutions;

•        insurance companies;

•        dealers and traders in securities or foreign currencies;

•        persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•        former citizens or residents of the United States;

•        U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•        partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•        persons liable for the alternative minimum tax; and

•        tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. If you are a partner in such an entity, you should consult your tax advisor.

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and one warrant, each whole warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and half warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

Personal Holding Company Status

We could be subject to United States federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:

•        an individual citizen or resident of the United States for U.S. federal income tax purposes;

•        a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the common stock (as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common Stock” below).

The conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than conversion into cash but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you may be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants was increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “— Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock or Warrants” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation”(see “Sale or Other Disposition of Common Stock or Warrants” below), we will withhold at least 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Sale or Other Disposition of Common Stock or Warrants

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:

•        the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•        you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 10% of the amount realized upon such disposition.

If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Sale or Other Disposition or Conversion of Common Stock.” You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants was increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death, or by an entity the property of which is potentially includible in such an individual’s gross estate, will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.

Unearned Income Medicare Tax

If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. Holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.

FATCA

A 30% withholding tax will be imposed on payments to certain foreign entities of U.S.-source dividends and the gross proceeds of dispositions of stock (including our securities) that can produce U.S.-source dividends, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption has otherwise been established. This withholding tax will not apply, however, to payments of gross proceeds from dispositions of stock before January 1, 2019. Potential investors should consult their tax advisors regarding the possible implications of this withholding tax on their investment in the units.

LEGAL MATTERS

Tarter Krinsky & Drogin LLP, New York, New York, is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering.

EXPERTS

The balance sheet of Greenrose Acquisition Corp. as of December 31, 2020 and 2019, and for the period from August 26, 2019 (inception) through December 31, 2019 appearing in this Prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Greenrose Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included herein in reliance on the report of such firm given their authority as experts in auditing and accounting.

The consolidated financial statements of Theraplant LLC as of December 31, 2020 and 2019 and for the years then ended have been included herein in reliance upon the reports of Macias Gini & O’Connell LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of True Harvest LLC as of December 31, 2020 and 2019 and for the years then ended have been included herein in reliance upon the reports of Macias Gini & O’Connell LLP, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements of Greenrose Acquisition Corp
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Stockholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7

Condensed Consolidated Balance Sheets	F-48
Condensed Consolidated Statements of Operations (Unaudited)	F-49
Statements of Changes in Permanent Deficit for the Three and Nine Months Ended September 30, 2021 (Unaudited)	F-50
Condensed Consolidated Statements of Cash Flows (Unaudited)	F-51
Notes to Condensed Consolidated Financial Statements	F-52

Financial Statements of Theraplant, LLC
Report of Independent Registered Public Accounting Firm	F-79
Consolidated Balance Sheets December 31, 2020 and 2019	F-80
Consolidated Statements of Operations Years Ended December 31, 2020 and 2019	F-81
Consolidated Statements of Changes in Members’ Equity Years Ended December 31, 2020 and 2019	F-82
Consolidated Statements of Cash Flows Years Ended December 31, 2020 and 2019	F-83
Notes to the Consolidated Financial Statements	F-84

Consolidated Balance Sheets September 30, 2021 and December 31, 2020	F-94

Unaudited Consolidated Statements of Operations Three and Nine Months Ended September 30, 2021 and 2020 Unaudited Consolidated Statements of Changes in Members’ Equity Nine Months Ended September 30, 2021 and 2020

F-95
Unaudited Consolidated Statements of Changes in Members’ Equity Nine Months Ended September 30, 2021 and 2020	F-96
Unaudited Consolidated Statements of Cash Flows Nine Months Ended September 30, 2021 and 2020	F-97
Notes to Consolidated Financial Statements	F-98

Financial Statements of True Harvest, LLC
Independent Auditor’s Report	F-105
Balance Sheets As of December 31, 2020 and 2019	F-106
Statements of Operations Years Ended December 31, 2020 and 2019	F-107
Statements of Changes in Members’ Deficit Years Ended December 31, 2020 and 2019	F-108
Statements of Cash Flows Years Ended December 31, 2020 and 2019	F-109
Notes to the Financial Statements	F-110

Condensed Financial Statements (Unaudited):
Condensed Balance Sheets	F-124
Condensed Statements of Operations	F-125
Condensed Statements of Changes in Members’ Deficit	F-126
Condensed Statements of Cash Flows	F-127
Notes to the Condensed Financial Statements	F-128

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Greenrose Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Greenrose Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in permanent (deficit) equity and cash flows for the year ended December 31, 2020 and for the period from August 26, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from August 26, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statement

As discussed in Note 2, the accompanying balance sheet as of December 31, 2020 and the related statements of operations, changes in permanent (deficit) equity and cash flows for the year ended December 31, 2020, have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY

March 10, 2021, except for the effects of the restatement disclosed in Note 2, — Amendment 1, and the subsequent events discussed in Note 11 as to which the date is May 27, 2021, and except for the effects of the restatement disclosed in Note 2 — Amendment 2, as to which the date is December 2, 2021.

GREENROSE ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2020	2019
	(As Restated)
ASSETS
Current assets
Cash	$309,849	$24,970
Prepaid expenses	45,096	28,872
Total Current Assets	354,945	53,842

Deferred offering costs	—	603,833
Marketable securities held in Trust Account	173,656,603	—
TOTAL ASSETS	$174,011,548	$657,675

LIABILITIES, TEMPORARY AND PERMANENT (DEFICIT) EQUITY
Current liabilities
Accrued expenses	$399,999	$—
Accrued offering costs	—	3,508
Advances from related party	—	631,366
Total Current Liabilities	399,999	634,874

Private warrants liability	1,980,000	—
Convertible promissory note, net – related party	1,593,605	—
TOTAL LIABILITIES	3,973,604	634,874

Commitments

Common stock subject to possible redemption; 17,250,000 and no shares at redemption value at December 31, 2020 and 2019, respectively	173,439,148	—

Permanent (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 70,000,000 shares authorized; 4,642,500 and 4,312,500 shares issued and outstanding (excluding 17,250,000 and no shares subject to possible redemption) at December 31, 2020 and 2019(1), respectively	464	431
Additional paid-in capital	—	24,569
Accumulated deficit	(3,401,668)	(2,199)
Total Permanent (Deficit) Equity	(3,401,204)	22,801
TOTAL LIABILITIES, TEMPORARY AND PERMANENT (DEFICIT) EQUITY	$174,011,548	$657,675

____________

(1)      Share count at December 31, 2019 included up to 562,500 shares subject to forfeiture if the over-allotment was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the financial statements.

GREENROSE ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2020	For the Period from August 26, 2019 (inception) Through December 31, 2019
	(As Restated)
Operating and formation costs	$1,598,581	$2,199
Loss from operations	(1,598,581)	(2,199)

Other income:
Interest earned on marketable securities held in Trust Account	1,156,603	—
Interest Expense	(272,884)
Change in fair value of private warrants liability	(574,200)
Change in fair value of Convertible promissory note, net – related party	(320,721)	—
Net loss	$(1,609,783)	$(2,199)

Basic and diluted weighted average shares outstanding, Common stock(1)	19,779,057	3,750,000

Basic and diluted net loss per share, Common stock	$(0.08)	$(0.00)

____________

(1)      Excludes an aggregate of 562,500 shares that were subject to forfeiture at December 31, 2019.

The accompanying notes are an integral part of the financial statements.

GREENROSE ACQUISITION CORP.
STATEMENTS OF CHANGES IN PERMANENT DEFICIT EQUITY

YEAR ENDED DECEMBER 31, 2020
(As Restated)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Permanent (Deficit) Equity
	Shares	Amount
Balance – January 1, 2020	4,312,500	$431	$24,569	$(2,199)	$22,801
Sale of 330,000 private units, net of warrant liability	330,000	33	3,065,667	—	3,065,700
Contribution in excess of fair value of sale of 1,650,000 private warrants	—	—	478,500	—	478,500
Interest income, net of withdrawals for Delaware franchise taxes paid				(1,031,906)	(1,031,906)
Accretion of carrying value to redemption value	—	—	(3,568,736)	(757,780)	(4,326,516)
Net loss	—	—	—	(1,609,783)	(1,609,783)
Balance – December 31, 2020	4,642,500	$464	$—	$(3,401,668)	$(3,401,204)

FOR THE PERIOD FROM AUGUST 26, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Permanent Equity
	Shares	Amount
Balance – August 26, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor(1)	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	(2,199)	(2,199)
Balance – December 31, 2019	4,312,500	$431	$24,569	$(2,199)	$22,801

____________

(1)      Included 562,500 shares subject to forfeiture if the over-allotment was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the financial statements.

GREENROSE ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2020	For the Period from August 26, 2019 (inception) Through December 31, 2019
	(As Restated)
Cash Flows from Operating Activities:
Net loss	$(1,609,783)		$(2,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,156,603)		—
Interest expense	272,884		—
Change in fair value of private warrants liability	574,200
Change in fair value of Convertible promissory note, net – related party	320,721		—
Changes in operating assets and liabilities:
Prepaid expenses	(16,224)		(28,872)
Accrued expenses	399,999		—
Net cash used in operating activities	(1,214,806)		(31,071)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(172,500,000)		—
Net cash used in investing activities	(172,500,000)		—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—		25,000
Proceeds from sale of Units, net of underwriting discounts paid	169,050,000		—
Proceeds from sale of private units	3,300,000		—
Proceeds from sale of private warrants	1,650,000		—
Advances from related party	164,753		631,366
Repayment of advances from related party	(796,119)		—
Proceeds from Convertible promissory note – related party	1,000,000		—
Payment of offering costs	(368,949)		(600,325)
Net cash provided by financing activities	173,999,685		56,041

Net Change in Cash	284,879		24,970
Cash – Beginning of period	24,970		—
Cash – End of period	$309,849		$24,970

Non-Cash investing and financing activities:
Initial classification of private warrants liability	$1,405,800	$
Initial classification of Convertible promissory note, net – related party	$492,165		$—
Offering costs included in accrued offering costs	$—		$3,508

The accompanying notes are an integral part of the financial statements.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Greenrose Acquisition Corp. (the “Company”) was incorporated in Delaware on August 26, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the cannabis industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company or companies for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income (loss) in the form of interest income from the proceeds derived from assets held in the Trust Account, interest expense from the amortization of the debt discount on our promissory note and recognizes changes in the fair value of derivative liabilities as other income (expense).

The registration statement for the Company’s Initial Public Offering was declared effective on February 10, 2020. On February 13, 2020, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $150,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 300,000 units (the “Private Units”) and 1,500,000 warrants (the “Private Warrants” and, together with the private units, the “Private Securities”) at a price of $10.00 per private unit and $1.00 per Private Warrant in a private placement to Greenrose Associates LLC (the “Sponsor”) and Imperial Capital, LLC (“Imperial”), generating gross proceeds of $4,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on February 13, 2020, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Securities was placed in a trust account (the “Trust Account”) located in the United States, which will be only invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

On February 14, 2020, the underwriters notified the Company of their intention to exercise their over-allotment option in full. As such, on February 14, 2020, the Company consummated the sale of an additional 2,250,000 Units, at $10.00 per Unit, and the sale of an additional 30,000 Private Units, at $10.00 per Private Unit, and 150,000 private warrants, at $1.00 per Private Warrant, generating total gross proceeds of $22,950,000. A total of $22,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

Transaction costs amounted to $4,419,274 consisting of $3,450,000 of underwriting fees and $969,274 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Securities, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and Imperial have agreed to vote their Founder’s Shares (as defined in Note 6), Private Shares (as defined in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

The Sponsor and Imperial have agreed (a) to waive their redemption rights with respect to their Founder’s Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder’s Shares and Private Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until August 13, 2021 (subject to its right to extend the period of time to consummate a Business Combination for up to an additional three months if the Sponsor agrees to deposit $569,250 in the Trust Account for each one-month extension) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject (in each case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, none of the Company’s officers or directors, the Sponsor, Imperial or their respective officers, directors, shareholder or members (collectively, the “Insiders”) will be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Insiders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of December 31, 2020, the Company had cash of $309,849 held outside of the Trust Account, total current liabilities of $182,544 which excludes franchise taxes payable of $187,500, of which such amount will be paid from interest earned on the Trust Account and $29,955 of franchise taxes paid and not yet reimbursed from the trust and working capital of $172,401. For the year ended December 31, 2020, we incurred a net loss of $1,609,783 and used $1,214,806 cash from operating activities.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 30, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Amendment 1

The Company previously accounted for its outstanding private warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. In addition, the Company did not account for its convertible promissory note as a derivative liability (the convertible component of the convertible promissory note, together with the private warrants, the “Derivative Instruments”). The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant.

In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the private warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s private warrants are not indexed to the Company’s Common Stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. As a result of the above, the Company should have classified the Derivative Instruments as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Derivative Instruments at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the Derivative Instruments as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The table below summarizes the effects of the restatement on the financial statements for all periods being restated:

BALANCE SHEETS

		February 13, 2020	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Private warrants liability	As Previously Reported	—	—	—	—	—
	Adjustments	1,405,800	1,009,800	415,800	475,200	1,980,000
	As Restated	1,405,800	1,009,800	415,800	475,200	1,980,000

Convertible promissory note, net – related party	As Previously Reported	—	1,000,000	1,000,000	1,000,000	1,000,000
	Adjustments	—	(79,518)	(228,910)	(116,572)	593,605
	As Restated	—	920,482	771,090	883,428	1,593,605

Total Liabilities	As Previously Reported	865,008	1,283,698	1,237,423	1,271,744	1,399,999
	Adjustments	1,405,800	930,282	186,890	358,618	2,573,605
	As Restated	2,270,808	2,213,980	1,424,313	1,630,362	3,973,604

Common stock subject to possible redemption	As Previously Reported	145,552,990	168,708,256	168,526,257	168,184,912	167,611,542
	Adjustments	(1,405,796)	(930,282)	(186,894)	(358,634)	(2,573,605)
	As Restated	144,147,194	167,777,974	168,339,363	167,826,278	165,037,937

Common stock	As Previously Reported	506	511	513	517	522
	Adjustments	15	9	1	3	26
	As Restated	521	520	514	520	548

Additional Paid-in Capital	As Previously Reported	5,002,230	4,346,959	4,528,956	4,870,297	5,443,662
	Adjustments	(19)	(475,527)	(1,218,907)	(1,047,169)	1,167,779
	As Restated	5,002,211	3,871,432	3,310,049	3,823,128	6,611,441

Accumulated Deficit	As Previously Reported	(2,731)	652,537	470,534	129,187	(444,177)
	Adjustments	—	475,518	1,218,910	1,047,172	(1,167,805)
	As Restated	(2,731)	1,128,055	1,689,444	1,176,359	(1,611,982)

Total Permanent Equity	As Previously Reported	5,000,005	5,000,007	5,000,003	5,000,001	5,000,007
	Adjustments	(4)	—	4	6	—
	As Restated	5,000,001	5,000,007	5,000,007	5,000,007	5,000,007

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

STATEMENTS OF OPERATIONS — YTD

		Three Months Ended March 31, 2020	Six Months Ended June 30, 2020	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Change in fair value of private warrants liability	As Previously Reported	—	—	—	—
	Adjustments	396,000	990,000	930,600	(574,200)
	As Restated	396,000	990,000	930,600	(574,200)

Change in fair value of Convertible promissory note, net – related party	As Previously Reported	—	—	—	—
	Adjustments	84,391	322,470	299,794	(320,721)
	As Restated	84,391	322,470	299,794	(320,721)

Interest Expense	As Previously Reported	—	—	—	—
	Adjustments	(4,873)	(93,560)	(183,222)	(272,884)
	As Restated	(4,873)	(93,560)	(183,222)	(272,884)

Total Other Income (Expense), net	As Previously Reported	1,104,572	1,147,848	1,152,225	1,156,603
	Adjustments	475,518	1,218,910	1,047,172	(1,167,805)
	As Restated	1,580,090	2,366,758	2,199,397	(11,202)

Net income (loss)	As Previously Reported	654,736	472,733	131,386	(441,978)
	Adjustments	475,518	1,218,910	1,047,172	(1,167,805)
	As Restated	1,130,254	1,691,643	1,178,558	(1,609,783)

Basic and diluted net income (loss) per share, Common Stock	As Previously Reported	(0.04)	(0.08)	(0.16)	(0.27)
	Adjustments	0.10	0.24	0.21	(0.22)
	As Restated	0.06	0.16	0.05	(0.49)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

STATEMENTS OF OPERATIONS — THREE MONTHS ENDED

		Three Months Ended March 31, 2020	Three Months Ended June 30, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2020
Change in fair value of private warrants liability	As Previously Reported	—	—	—	—
	Adjustments	396,000	594,000	(59,400)	(1,504,800)
	As Restated	396,000	594,000	(59,400)	(1,504,800)

Change in fair value of Convertible promissory note, net – related party	As Previously Reported	—	—	—	—
	Adjustments	84,391	238,079	(22,676)	(620,515)
	As Restated	84,391	238,079	(22,676)	(620,515)

Interest Expense	As Previously Reported	—	—	—	—
	Adjustments	(4,873)	(88,687)	(89,662)	(89,662)
	As Restated	(4,873)	(88,687)	(89,662)	(89,662)

Total Other Income (Expense), net	As Previously Reported	1,104,572	43,276	4,377	4,378
	Adjustments	475,518	743,392	(171,738)	(2,214,977)
	As Restated	1,580,090	786,668	(167,361)	(2,210,599)

Net income (loss)	As Previously Reported	654,736	(182,003)	(341,347)	(573,364)
	Adjustments	475,518	743,392	(171,738)	(2,214,977)
	As Restated	1,130,254	561,389	(513,085)	(2,788,341)

Basic and diluted net income (loss) per share, Common Stock	As Previously Reported	(0.04)	(0.04)	(0.07)	(0.11)
	Adjustments	0.10	0.14	(0.03)	(0.43)
	As Restated	0.06	0.10	(0.10)	(0.54)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

STATEMENTS OF CHANGES IN PERMANENT (DEFICIT) EQUITY

		March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Common stock	As Previously Reported	511	513	517	522
	Adjustments	9	1	3	26
	As Restated	520	514	520	548

Additional Paid-in Capital	As Previously Reported	4,346,959	4,528,956	4,870,297	5,443,662
	Adjustments	(475,527)	(1,218,907)	(1,047,169)	1,167,779
	As Restated	3,871,432	3,310,049	3,823,128	6,611,441

Accumulated Deficit	As Previously Reported	652,537	470,534	129,187	(444,177)
	Adjustments	475,518	1,218,910	1,047,172	(1,167,805)
	As Restated	1,128,055	1,689,444	1,176,359	(1,611,982)

Total Permanent Equity	As Previously Reported	5,000,007	5,000,003	5,000,001	5,000,007
	Adjustments	—	4	6	—
	As Restated	5,000,007	5,000,007	5,000,007	5,000,007

STATEMENTS OF CASH FLOWS

		Three Months Ended March 31, 2020	Six Months Ended June 30, 2020	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Net income (loss)	As Previously Reported	654,736	472,733	131,386	(441,978)
	Adjustments	475,518	1,218,910	1,047,172	(1,167,805)
	As Restated	1,130,254	1,691,643	1,178,558	(1,609,783)

Change in fair value of private warrants liability	As Previously Reported	—	—	—	—
	Adjustments	(396,000)	(990,000)	(930,600)	574,200
	As Restated	(396,000)	(990,000)	(930,600)	574,200

Change in fair value of Convertible promissory note, net – related party	As Previously Reported	—	—	—	—
	Adjustments	(84,391)	(322,470)	(299,794)	320,721
	As Restated	(84,391)	(322,470)	(299,794)	320,721

Interest Expense	As Previously Reported	—	—	—	—
	Adjustments	4,873	93,560	183,222	272,884
	As Restated	4,873	93,560	183,222	272,884

Amendment 2

In connection with the preparation of the Company’s financial statements as of September 30, 2021, management identified errors made in its historical financial statements where, at the closing of the Company’s Initial Public Offering, the Company improperly valued its common stock subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Public Shares underlying the Units issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all shares of common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to their redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

In connection with the change in presentation for the common stock subject to redemption, the Company also restated its income (loss) per common share calculation to allocate net income (loss) evenly to all common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, all common stock share pro rata in the income (loss) of the Company.

The impact of the revision on the Company’s financial statements is reflected in the following table.

Balance Sheet as of February 13, 2020 (restated)	As Previously Reported	Restatement Adjustment	As Restated
Common stock subject to possible redemption	$144,147,194	$5,852,806	$150,000,000
Common stock	$521	$(59)	$462
Additional paid-in capital	$5,002,212	$(5,002,212)	$—
Accumulated deficit	$(2,731)	$(850,535)	$(853,266)
Total Permanent (Deficit) Equity	$5,000,001	$(5,852,806)	$(852,805)
Number of shares subject to possible redemption	14,414,719	581,281	15,000,000

Balance Sheet as of March 31, 2020 (restated)
Common stock subject to possible redemption	$167,777,974	$5,611,341	$173,389,315
Common stock	$520	$(56)	$464
Additional paid-in capital	$3,871,432	$(3,871,432)	$—
Accumulated deficit	$1,128,055	$(1,739,853)	$(611,798)
Total Permanent (Deficit) Equity	$5,000,007	$(5,611,341)	$(611,334)
Number of shares subject to possible redemption	16,691,744	558,256	17,250,000

Balance Sheet as of June 30, 2020 (restated)
Common stock subject to possible redemption	$168,339,363	$5,100,801	$173,440,164
Common stock	$514	$(50)	$464
Additional paid-in capital	$3,310,049	$(3,310,049)	$—
Accumulated deficit	$1,689,444	$(1,790,702)	$(101,258)
Total Permanent (Deficit) Equity	$5,000,007	$(5,100,801)	$(100,794)
Number of shares subject to possible redemption	16,745,577	504,423	17,250,000

Balance Sheet as of September 31, 2020 (restated)
Common stock subject to possible redemption	$167,826,278	$5,640,201	$173,466,479
Common stock	$520	$(56)	$464
Additional paid-in capital	$3,823,128	$(3,823,128)	$—
Accumulated deficit	$1,176,359	$(1,817,017)	$(640,658)
Total Permanent (Deficit) Equity	$5,000,007	$(5,640,201)	$(640,194)
Number of shares subject to possible redemption	16,692,005	557,995	17,250,000

Balance Sheet as of December 31, 2020 (restated)
Common stock subject to possible redemption	$165,037,937	$8,401,211	$173,439,148
Common stock	$548	$(84)	$464
Additional paid-in capital	$6,611,441	$(6,611,441)	$—
Accumulated deficit	$(1,611,982)	$(1,789,686)	$(3,401,668)
Total Permanent (Deficit) Equity	$5,000,007	$(8,401,211)	$(3,401,204)
Number of shares subject to possible redemption	16,414,428	835,572	17,250,000

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported: Redeemable and Non-Redeemable	Restatement Adjustment	As Restated: Common Stock
Statement of Operations for the Three Month Period Ended March 31, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,664,719	(16,664,719)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	4,785,228	8,607,052	13,392,280
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.06	$0.02	$0.08

Statement of Operations for the Three Month Period Ended June 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,694,628	(16,694,628)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,197,872	16,694,628	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.10	$(0.07)	$0.03

Statement of Operations for the Six Month Period Ended June 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,684,442	(16,684,442)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	4,991,550	12,650,840	17,642,390
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.16	$(0.06)	$0.10

Statement of Operations for the Three Month Period Ended September 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,745,577	(16,745,577)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,146,923	16,745,577	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.10)	$0.08	$(0.02)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported: Redeemable and Non-Redeemable	Restatement Adjustment	As Restated: Common Stock
Statement of Operations for the Nine Period Ended September 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,708,896	(16,708,896)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,043,719	14,025,715	19,069,434
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.05	$0.01	$0.06

Statement of Operations for the Year Ended December 31, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,704,070	(16,704,070)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,083,127	14,695,930	19,779,057
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.49)	$0.41	$(0.08)

Statement of Changes in Permanent (Deficit) Equity for the Three Months Ended March 31, 2020 (restated)
Sale of 17,250,000 Units, net of underwriting discounts, offering costs and warrant liability	$168,080,726	$(168,080,726)	$—
Common stock subject to possible redemption	$(167,777,974)	$167,777,974	$—
Change in value of common stock subject to redemption	$302,752	$(302,752)	$—
Interest income, net of withdrawals for Delaware franchise taxes paid	$—	$(1,031,894)	$(1,031,894)
Accretion for common stock subject to redemption amount	$—	$(4,276,695)	$(4,276,695)
Statement of Changes in Permanent (Deficit) Equity for the Three Months Ended June 30, 2020 (restated)
Change in value of common stock subject to redemption	$(561,389)	$561,389	$—
Interest income, net of withdrawals for Delaware franchise taxes paid	$—	$(12)	$(12)
Accretion for common stock subject to redemption amount	$—	$(50,837)	$(50,837)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported: Redeemable and Non-Redeemable	Restatement Adjustment	As Restated: Common Stock
Statement of Changes in Permanent (Deficit) Equity for the Three Months Ended September 30, 2020 (restated)
Change in value of common stock subject to redemption	$513,085	$(513,085)	$—
Accretion for common stock subject to redemption amount	$—	$(26,315)	$(26,315)

Statement of Changes in Permanent (Deficit) Equity for the Three Months Ended December 31, 2020 (restated)
Change in value of common stock subject to redemption	$2,788,341	$(2,788,341)	$—
Decretion for common stock subject to redemption amount	$—	$27,331	$27,331
Non-Cash investing and financing activities:	As Previously Reported	Restatement Adjustments	As Restated
Statement of Cash Flows for the Period Ended March 31, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$(166,647,190)	$—
Change in value of common stock subject to possible redemption	$1,130,784	$(1,130,784)	$—

Statement of Cash Flows for the Period Ended June 30, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$(166,647,190)	$—
Change in value of common stock subject to possible redemption	$(1,609,253)	$1,609,253	$—

Statement of Cash Flows for the Period Ended September 30, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$(166,647,190)	$—
Change in value of common stock subject to possible redemption	$1,179,088	$(1,179,088)	$—

Statement of Cash Flows for the Year Ended December 31, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$(166,647,190)	$—
Change in value of common stock subject to possible redemption	$(1,609,253)	$1,609,253	$—

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(l) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which invest U.S. Treasury securities.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own Common Stock and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding.

For issued or modified instruments that meet all of the criteria for equity classification, the instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified instruments that do not meet all the criteria for equity classification, the instruments are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the instruments are recognized as a non-cash gain or loss on the statements of operations. The fair value of the instruments was estimated using a Black-Scholes model (see Note 10).

Convertible Instruments

The Company accounts for its promissory notes that feature conversion options in accordance with ASC No. 815, Derivatives and Hedging Activities (“ASC No. 815”). ASC No. 815 requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) a promissory note that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to a discount on the promissory note. The discount will be amortized over the life of the note.

Common Stock Subject to Possible Redemption (Restated, see Note 2 — Amendment 2)

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

At December 31, 2020, the common stock reflected in the consolidated balance sheet are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Common stock offering costs	(4,419,274)
Proceeds net of underwriting discounts, offering costs and warrant liability	168,080,726
Plus:
Interest income, net of withdrawals for Delaware franchise taxes paid	1,031,906
Accretion of carrying value to redemption value	4,326,516

Common stock subject to possible redemption at December 31, 2020	$173,439,148

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and JOBS Act tax provisions. The enactment of the CARES Act did not have a material impact on the Company’s income tax accounts or profile.

Net Income (Loss) per Common Share (Restated, see Note 2 — Amendment 1)

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. At December 31, 2019, weighted average shares were reduced for the effect of an aggregate of 562,500 shares of common stock that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 6). The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 19,230,000 shares in the calculation of diluted loss per share, since the exercise of the warrants are

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. There were no dilutive securities for the period ended December 31, 2020 or December 31, 2019. These amounts are not included in the computation of dilutive loss per share because their impact is antidilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for Common Stock subject to possible redemption. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	For the Period from August 26, 2019 (Inception) Through December 31, 2019
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$1,100,578	$—
Less: interest available to be withdrawn for payment of taxes	(206,921)	—
Net income	$893,657	$—
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,704,070	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(1,609,783)	$(2,199)
Less: Income attributable to Common stock subject to possible redemption	(893,657)	—
Non-redeemable net loss	$(2,503,440)	$(2,199)
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding, Common Stock	5,083,127	3,750,000

Basic and diluted net loss per share, Common Stock	$(0.49)	$(0.00)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) Per Common Share (Restated, see Note 2 — Amendment 2)

The Company applies the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of Common Stock outstanding for the period. Accretion associated with the redeemable shares of common stock is excluded from income (loss) per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 19,230,000 shares of common stock in the aggregate. As of December 31, 2020, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	For The Period From August 26, 2019 (Inception) Through December 31, 2019
	Common Stock	Common Stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(1,609,783)	$(2,199)
Denominator:
Basic and diluted weighted average stock outstanding	19,779,057	3,750,000
Basic and diluted net loss per common share	$(0.08)	$—

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. (see Note 10)

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 4 — PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 2,250,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 5 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the sponsor and Imperial purchased an aggregate of 300,000 private units at a price of $10.00 per private unit and 1,500,000 private warrants at a price of $1.00 per private warrant, for an aggregate purchase price of $4,500,000. The sponsor purchased 200,000 private units and 1,000,000 private warrants and Imperial purchased 100,000 private units and 500,000 private warrants. As a result of the underwriters’ election to fully exercise their over-allotment option on February 14, 2020, the Sponsor and Imperial purchased an additional 30,000 private units, at a purchase price of $10.00 per Private Unit, and 150,000 private warrants, at a purchase price of $1.00 per private warrant, for an aggregate purchase price of $450,000. Each private unit consists of one share of common stock (“private share”) and one warrant. Each private warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the private securities were added to the proceeds from the initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Securities will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the private shares will expire worthless.

NOTE 6 — RELATED PARTY TRANSACTIONS

Founder’s Shares

In August 2019, the Sponsor purchased 4,312,500 shares (the “Founder’s Shares”) of the Company’s common stock for an aggregate price of $25,000. The Founder’s Shares included an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Shares underlying the Private Securities). On February 14, 2020, as a result of the underwriters’ election to fully exercise their over-allotment option, 562,500 Founder’s Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, it will not transfer, assign or sell any of the Founder’s Shares until (i) with respect to 50% of the Founder’s Shares, for a period ending on the earlier of the one-year anniversary of the date of the consummation of the Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (ii) with respect to the remaining 50% of the Founder’s Shares, for a period ending on the one-year anniversary of the date of the consummation of the Business Combination, or earlier if, subsequent to the Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to the Company’s or Sponsor’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, or (vii) in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with the Company’s prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 6 — RELATED PARTY TRANSACTIONS (cont.)

In addition, the Sponsor has agreed not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder’s Shares unless, prior to (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Founder’s Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

Advances — Related Party

During the year ended December 31, 2019, the Sponsor advanced an aggregate of $631,366 on the Company’s behalf to cover certain expenses (the “Advances”). An additional $164,753 was advanced as of February 2020. The Advances were non-interest bearing and due on demand. Total advances of $796,119 were repaid on March 9, 2020.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of the Working Capital Loans may be convertible into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the private warrants.

On March 26, 2020, the Company issued an unsecured promissory note (the “Note”) in the principal amount of $1,000,000 to the Sponsor. The Note is non-interest bearing and payable upon the consummation of a Business Combination. Up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the private warrants.

The Company assessed the provisions of the convertible promissory note under ASC 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to a discount on the promissory note. The discount will be amortized over the life of the Note. For the year ended December 31, 2020 $272,884 was included within interest expense. To calculate the value of the embedded derivative we utilized a “with” and “without” approach. In the “with” scenario we valued the convertible promissory notes using a Black-Scholes model as it was determined that on a business combination, a holder would likely convert into private warrants, which were themselves valued using a Black-Scholes model and are considered to be a Level 3 fair value measurement (see Note 10). In the “without” scenario, we valued the repayment of the notional value of the convertible promissory note using a risk-adjusted discounted cash flow model. The primary unobservable inputs utilized in determining the fair value of the conversion option are volatility and credit spread.

As of December 31, 2020, the Company owed $1,593,605 in principal before a debt discount of $780,719 comprised of $272,884 in accrued interest (included in interest expense) and $691,057 of discount on its outstanding convertible promissory notes. The fair value of the conversion feature was $812,886. As of December 31, 2019, the Company did not have any outstanding convertible promissory notes.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 6 — RELATED PARTY TRANSACTIONS (cont.)

The assumptions used to value the conversion option were consistent with those utilized in the Company’s Black-Scholes valuation for stock options are detailed below:

	March 26, 2020	December 31, 2020
Expected volatility (%)	15.0%	15.0%
Risk-free interest rate (%)	0.60%	0.43%
Discount Rate (%)	25.0%	25.0%
Expected dividend yield (%)	0.0%	0.0%
Contractual term (years)	0.88	0.5
Conversion price	(*)	(*)
Underlying share price	8.97	10.13
Convertible notes amount	$1,000,000	$1,000,000
Fair value of the conversion feature	$492,165	$812,886

____________

(*)      the conversion price is $10.00 per unit and/or $1.00 per warrant

The following table presents the change in the fair value of conversion option:

Fair value as of January 1, 2020	$—
Initial measurement on March 26, 2020	492,165
Change in valuation inputs and other assumptions	320,721
Fair value as of December 31, 2020	$812,886

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on the February 10, 2020, through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2020, the Company incurred and paid $110,000 in fees for these services.

NOTE 7 — COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on February 11, 2020, the holders of the Founder’s Shares, private units, private warrants, and any units or warrants that may be issued upon conversion of Working Capital Loans (and all underlying securities) are entitled to registration rights. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder’s Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder’s Shares are to be released from escrow. The holders of a majority of the private units or units issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time commencing after the Company consummates a Business Combination. Notwithstanding anything to the contrary, Imperial may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Initial Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that Imperial may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the initial public offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 7 — COMMITMENTS (cont.)

Underwriting Agreement

The initial public offering underwriting agreement provides that in the event the Company completes a financing transaction similar to the initial public offering or Business Combination, or enters into a statement or letter of intent that results in such a transaction, within 18 months following its termination, Imperial shall be entitled to receive any expense reimbursement due to it along with payment in full of its applicable fee of either (i) 2% of the gross proceeds of the offering, of which 1% will be in cash and 1% will be in equity of the Company for a financing transaction, or (ii) an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable). Additionally, Imperial has the right to act as a book-runner and managing underwriter for all underwritten follow-on offerings for 18 months following completion of the initial public offering and the right to approve any co-lead managing underwriter or co-book runner.

Business Combination Marketing Agreement

The Company has engaged Imperial as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Imperial a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of Initial Public Offering, or $7,762,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 20% of the fee may be allocated at the Company’s sole discretion to other FINRA members that assist the Company in identifying and consummating a Business Combination.

Additionally, the Company has agreed to pay Imperial a cash fee for assisting it in obtaining financing for the Business Combination in an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable).

NOTE 8 — PERMANENT (DEFICIT) EQUITY (Restated, see Note 2 — Amendment 2)

Preferred Stock — On February 10, 2020, the Company amended its certificate of incorporation such that the Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Common Stock — On February 10, 2020, the Company amended its certificate of incorporation such that the Company is authorized to issue up to 70,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 4,642,500 and 4,312,500 shares of common stock issued and outstanding, excluding 17,250,000 and no shares of common stock subject to possible redemption which are presented as temporary equity, respectively.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 8 — PERMANENT (DEFICIT) EQUITY (Restated, see Note 2 — Amendment 2) (cont.)

basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption;

•        if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of an initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 9 — INCOME TAX

The Company’s net deferred tax assets at December 31, 2020 and 2019 as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforward	$92,417	$462
Total deferred tax assets	92,417	462
Valuation allowance	(92,417)	(462)
Deferred tax assets	$—	$—

The income tax provision for the year ended December 31, 2020 and for the period from August 26, 2019 (inception) through December 31, 2019 consists of the following:

	December 31, 2020	December 31, 2019
Federal
Current	$—	$—
Deferred	(91,955)	(462)

State and Local
Current	—	—
Deferred	—	—

Change in valuation allowance	91,955	462
Income tax provision	$—	$—

As of December 31, 2020, and 2019, the Company had $440,083 and $2,199, respectively of U.S. federal net operating loss carryovers available to offset future taxable income. The net operating loss carryovers are subject to an indefinite period of utilization.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $92,417.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 and 2019 is as follows:

	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Interest expense	(3.6)%	0.0%
Change in fair value of private warrants liability	(7.5)%	0.0%
Change in fair value of Convertible promissory note, net – related party	(4.2)%	0.0%
Meals	(0.1)%	0.0%
Valuation allowance	(5.6)%	(21.0)%
Income tax provision	0.0%	21.0%

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 9 — INCOME TAX (cont.)

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2020 and 2019 remain open and subject to examination. The Company considers New York to be a significant state tax jurisdiction.

NOTE 10 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$173,656,603

Liabilities:
Private warrants liability	2	$1,980,000
Convertible component of convertible promissory note	3	$812,886

The private warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Derivative Instruments were accounted for as liabilities in accordance with ASC 815-40 and are presented within the private warrant liabilities and convertible promissory note, net — related party on our consolidated balance sheet. The instruments are measured at fair value at inception and on a recurring basis, with changes in fair value presented within Change in fair value of private warrant liabilities and Change in fair value of Convertible promissory note, net — related party in the consolidated statement of operations.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 10 — FAIR VALUE MEASUREMENTS (cont.)

Initial Measurement

The Company established the initial fair value for the warrants on February 13, 2020, the date of the Company’s Initial Public Offering, using a Black-Scholes model for the private warrants. The Company allocated the proceeds received from the sale of private warrants first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common stock subject to possible redemption and common stock based on their relative fair values at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs, and they move to a Level 2 when the public warrants begin trading separately on May 11, 2020.

The key inputs into the Black-Scholes model for the private warrants were as follows at initial measurement:

Input	February 13, 2020 (Initial Measurement)
Risk-free interest rate (%)	1.45%
Expected term (years)	6
Expected volatility (%)	12.5%
Exercise price	$11.50
Fair value of Units	$10.07

On February 13, 2020, the private warrants were determined to be $0.71 per warrant for an aggregate value of $1,405,800.

Subsequent Measurement

The private warrants are measured at fair value on a recurring basis. As of March 31, 2020, the private warrants are classified as Level 2 due to the use of an observable market quote in an active market.

As of December 31, 2020, the aggregate values of the private warrants and the convertible component of convertible promissory note were $1,980,000 and $812,886, respectively.

The following table presents the changes in the fair value of derivative liabilities:

	Private Warrants	Convertible Component
Fair value as of January 1, 2020	$—	$—
Initial measurement on February 13, 2020	1,405,800
Initial measurement on March 26, 2020		492,165
Changes in fair value	574,200	320,721
Fair value as of December 31, 2020	$1,980,000	$812,886

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company identified the following subsequent events that would have required adjustment or disclosure in the financial statements.

On January 29, 2021, the Company issued an unsecured promissory note (the “2021 Note”) in the principal amount of $1,000,000 to the Sponsor. The Note is non-interest bearing and payable upon the consummation of a Business Combination. Up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the -private warrants.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Initial Business Combinations

On March 12, 2021 the Company entered into definitive agreements to acquire the following four cannabis companies:

•        the Agreement and Plan of Merger by and among Greenrose, GNRS NV Merger Sub, Inc., Shango Holdings, Inc. and Gary Rexroad as the Selling Stockholders’ Representative dated as of March 12, 2021 (the “Shango Merger Agreement”);

•        the Agreement and Plan of Merger by and among Greenrose, GNRS CT Merger Sub, LLC, Theraplant, LLC acting by and through its Steering Committee and Shareholder Representative Services LLC as the Selling Stockholders’ Representative dated as of March 12, 2021 (the “Theraplant Merger Agreement”);

•        the Asset Purchase Agreement by and among Greenrose, True Harvest Holdings, Inc. and True Harvest, LLC dated as of March 12, 2021 (the “Asset Purchase Agreement”); and

•        the Agreement and Plan of Merger by and among Greenrose, Futureworks Holdings, Inc., and Futureworks LLC dated as of March 12, 2021 (“Futureworks Merger Agreement”).

Agreements for Business Combinations

Shango Holdings Inc. Merger Agreement

The Company , GNRS NV Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company formed on March 10, 2021 (“GS Merger Sub”), Shango Holdings Inc., a Nevada corporation (“Shango”) and Gary Rexroad, in his capacity as the representative for the Sellers thereunder (the “Shango Sellers’ Representative”), entered into an Agreement and Plan of Merger (the “Shango Merger Agreement”), pursuant to which GS Merger Sub will be merged with and into Shango (the “Shango Merger”), with Shango surviving as a wholly owned subsidiary of Greenrose. Capitalized but undefined terms used in this section shall have the meanings set forth in the Shango Merger Agreement.

Conversion of Securities

Subject to the terms and conditions set forth in the Shango Merger Agreement, at the effective time of the Shango Merger (the “Shango Effective Time”), other than Dissenting Shares, each share of Shango’s common stock issued and outstanding immediately prior to the Shango Effective Time will be canceled and converted into the right to receive a pro rata portion of cash (without interest) and the number of shares of the common stock of Greenrose (the “Greenrose Common Stock”) issued as part of the Additional Consideration (as defined below), if any, in an amount equal to the sum of (i) the applicable Per Share Initial Consideration plus (ii) any applicable Per Share Additional Consideration, as described below.

Merger Consideration

Initial Consideration

The aggregate consideration to be paid at Closing to Shango’s stockholders, other than for Dissenting Shares, will be: (i) $31,000,000 in cash, (ii) the assumption of up to $9,000,000 of Shango’s liabilities and (iii) any shortfall between $9,000,000 and the amount of Shango liabilities actually assumed by Greenrose at Closing. Additionally, Greenrose agreed to commit up to $10,000,000 for use for certain capital expenditures, as described more fully in the Shango Merger Agreement.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Earnout Payments

In addition to the Initial Consideration, and subject to Shango meeting certain target revenues in each of Greenrose’s 2021, 2022 and 2023 fiscal years, and having cash flow from operations of no less than $0, then, subject to Shango’s stockholders having delivered an Accredited Investor Certification, Greenrose may be required to issue to Shango’s stockholders up to such number of shares of Greenrose Common Stock equal to $65,000,000 in value, consisting of up to $20,000,000 in value of shares of Greenrose Common Stock for the 2021 fiscal year, up to $25,000,000 in value of shares of Greenrose Common Stock for the 2022 fiscal year and up to $20,000,000 in value of shares of Greenrose Common Stock for the 2023 fiscal year (collectively, the “Additional Consideration”), divided by the Parent Common Stock Price, which is calculated based upon the volume weighted average price per share of Greenrose Common Stock (rounded down to the nearest cent) on the OTCQX, or such other exchange on which Greenrose Common Stock is then listed or quoted on, for the ten (10) consecutive trading days ending on (and including) the last full trading day immediately prior to, as applicable, (1) the 2021 Milestone Payment Date, (2) the 2022 Milestone Payment Date, or (3) the 2023 Milestone Payment Date, as reported by the Wall Street Journal for each such trading day, or, if not reported by the Wall Street Journal, any other authoritative source mutually agreed by Greenrose and the Company. The Shango Merger Agreement provides that if any portion of the Additional Consideration is not fully earned in either 2021 or 2022, such portion of the Additional Consideration may be earned in subsequent years through 2023. Additionally, the Additional Consideration may be subject to acceleration as further set forth in the Shango Merger Agreement.

Closing

The Closing will occur as promptly as reasonably practicable, but in no event later than two (2) business days following the satisfaction or waiver of all of the closing conditions in the Shango Merger Agreement.

Representations and Warranties

The Shango Merger Agreement contains customary representations and warranties by each of Shango, Greenrose and GS Merger Sub. Many of the representations and warranties are qualified by knowledge of a party, materiality or Material Adverse Effect. At the Closing, Greenrose will also enter into an eighteen (18) month escrow arrangement in a customary form with the Shango Sellers’ Representative and an escrow agent and will deposit $3,000,000 in cash into an escrow fund for the recovery of indemnification claims and working capital adjustments. The Shango stockholders’ aggregate liability for Representation Breach Claims shall not exceed $11,500,000, subject to certain exceptions, and the aggregate liability for all claims shall not exceed the lesser of (i) $25,000,000 or (ii) the Aggregate Consideration actually received by the Shango stockholders.

Covenants of the Parties

Each Party agreed to use its commercially reasonable efforts to effect the Closing. The Shango Merger Agreement also contains certain customary covenants by each of the Parties during the period between the signing of the Shango Merger Agreement and the earlier of the Closing or the termination of the Shango Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Shango Merger Agreement.

Shango agreed to (and to cause each of its subsidiaries to), use commercially reasonable efforts to, during the period between the signing of the Merger Agreement and until the earlier of the Closing or the termination of the Shango Merger Agreement, carry on its business in the ordinary course consistent with past practice. Shango also agreed not to, during the period between the signing of the Shango Merger Agreement and until the earlier of the Closing or the termination of the Shango Merger Agreement, without the prior written consent of Greenrose, to take certain actions as more fully set forth in the Shango Merger Agreement.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Conditions to Consummation of the Shango Merger

Under the Shango Merger Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Shango Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Shango Merger Agreement and transactions contemplated thereby and certain other matters by the requisite vote of the stockholders of Greenrose (the “Greenrose Stockholders”); (ii) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a Material Adverse Effect since the date of the Shango Merger Agreement; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Shango Merger Agreement, in each case subject to the certain materiality standards contained in the Shango Merger Agreement.

Termination

The Shango Merger Agreement may be terminated under the following customary and limited circumstances at any time prior to the Closing: (i) upon the mutual written consent of Greenrose and Shango; (ii) by Greenrose or Shango if any Law or Order is enacted, promulgated or issued or deemed applicable to the Shango Merger by any Governmental Authority that would make consummation of the Shango Merger illegal, other than Federal Cannabis Laws; (iii) by Greenrose or Shango if the Closing has not occurred by August 31, 2021; or (iv) by Greenrose, on the one hand, or Shango, on the other hand, as a result of certain breaches by the counterparties to the Shango Merger Agreement that remain uncured after any applicable cure period; provided, in each case of (i)-(iv), that such termination right is not available to any party if such party is in breach of its representations, warranties, covenants, agreements or other obligations under the Shango Merger Agreement.

The foregoing description of the Shango Merger Agreement is qualified in its entirety by reference to the full text of the form of the Shango Merger Agreement, a copy of which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on March 18, 2021 and incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, each of Shango’s stockholders will be required to enter into a Lock-Up Agreement (the “Shango Lock-Up Agreement”) pursuant to which they will agree, subject to certain exceptions, for a period of 6 months after the applicable Milestone Payment Date, (i) not to lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Greenrose Common Stock, (ii) enter into any swap or other arrangement that transfers to another party, in whole or in part, any of the economic consequences of ownership of the Greenrose Common Stock, or (iii) publicly disclose the intention to do any of the foregoing, with respect to any shares of Greenrose Common Stock received by such Shango stockholder as part of the Additional Consideration.

The foregoing description of the Shango Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit I to the Shango Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on March 18, 2021, and incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, Greenrose will enter into a Registration Rights Agreement with each of Shango’s stockholders (the “Shango Registration Rights Agreement”) pursuant to which Greenrose agrees that, after the expiration of the applicable lock-up period set forth in the Shango Lock-Up Agreement, at the request of the Majority Holders (as defined in the Shango Registration Rights Agreement), Greenrose will file a registration statement with the SEC covering the resale of the Registrable Securities (as defined in the Shango Registration Rights Agreement)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose shall use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the Shango Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the Shango Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit H to the Shango Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 18, 2021, and incorporated herein by reference.

Theraplant Merger Agreement

On March 12, 2021, the Company, GNRS CT Merger Sub, LLC, a Connecticut limited liability company and a wholly-owned subsidiary of the Company formed on March 5,2021 (“TPT Merger Sub”), Theraplant, LLC, a Connecticut limited liability company (“Theraplant”) and Shareholder Representative Services LLC, solely in its capacity as the representative for the Selling Stockholders thereunder (the “Theraplant Seller Representative”), entered into an Agreement and Plan of Merger (the “Theraplant Merger Agreement”), pursuant to which TPT Merger Sub will be merged with and into Theraplant (the “Theraplant Merger”), with Theraplant surviving the Merger as a wholly owned subsidiary of Greenrose. Capitalized but undefined terms used in this section “Theraplant Merger Agreement” the meanings set forth in the Theraplant Merger Agreement.

Conversion of Securities

Subject to the terms and conditions set forth in the Theraplant Merger Agreement, at the effective time of the Theraplant Merger (the “Theraplant Effective Time”), each unit of Theraplant issued and outstanding immediately prior to the Theraplant Effective Time will be canceled and converted into the right to receive a pro rata portion of cash (without interest), as described below.

Merger Consideration

The aggregate merger consideration (the “Theraplant Merger Consideration”) to be paid at Closing to the unit holders of Theraplant pursuant to the Theraplant Merger Agreement for all Company Units will be $100,000,000 in cash, subject to customary purchase price adjustments, and an indemnity escrow as described more fully in the Theraplant Merger Agreement. Additionally, $700,000 of the Theraplant Merger Consideration will be placed into dedicated accounts controlled by the Theraplant Seller Representative and the Theraplant Managing Members immediately prior to Closing, to provide a source of funds for those parties to use in administering any claims or disputes that arise post-Closing.

Closing

The Closing will occur as promptly as reasonably practicable, but in no event later than two (2) business days following the satisfaction or waiver of all of the closing conditions in the Theraplant Merger Agreement.

Representations and Warranties

The Theraplant Merger Agreement contains customary representations and warranties by each of Theraplant, Greenrose and TPT Merger Sub. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. Other than Fundamental Representations, the representations and warranties made by the Parties survive the Closing for a period of 18 months.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Covenants of the Parties

Each Party agreed to use its commercially reasonable efforts to effect the Closing. The Theraplant Merger Agreement also contains certain customary covenants by each of the Parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Theraplant Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Theraplant Merger Agreement.

Pursuant to the Theraplant Merger Agreement, Theraplant agreed to (and agreed to cause each Subsidiary to), use commercially reasonable efforts to, during the period between the signing of the Theraplant Merger Agreement and until the earlier of the Closing or the termination of the Theraplant Merger Agreement, carry on its business in the ordinary course consistent with past practice. Pursuant to the Theraplant Merger Agreement, Theraplant also agrees not to, during the period between the signing of the Theraplant Merger Agreement and until the earlier of the Closing or the termination of the Theraplant Merger Agreement, without the prior written consent of Greenrose, to take certain actions as more fully described in the Theraplant Merger Agreement.

Conditions to Consummation of the Theraplant Merger

Under the Theraplant Merger Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Theraplant Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Theraplant Merger Agreement and transactions contemplated thereby and certain other matters by the requisite vote of the Greenrose Stockholders; (ii) the approval and adoption of the Theraplant Merger Agreement and transactions contemplated thereby by Theraplant’s members owning no less than 70% of Theraplant’s units entitled to vote; (iii) the absence of a Material Adverse Effect since the date of the Theraplant Merger Agreement; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Theraplant Merger Agreement, in each case subject to the certain materiality standards contained in the Theraplant Merger Agreement.

Termination

The Theraplant Merger Agreement may be terminated under the following customary and limited circumstances at any time prior to the Closing: (i) upon the mutual written consent of the Company and Theraplant; (ii) by the Company or Theraplant if any Law or Order is enacted, promulgated or issued or deemed applicable to the Theraplant Merger by any Governmental Authority that would make consummation of the Theraplant Merger illegal, other than Federal Cannabis Laws; (iii) by the Company or Theraplant if the Closing has not occurred by August 13, 2021; (iv) by the Company or Theraplant if, after giving effect to the completion of the Redemption and any financings undertaken by the Company in connection with the Closing, the Company shall have net tangible assets of less than $120,000,000; or (v) by the Company, on the one hand, or Theraplant, on the other hand, as a result of certain breaches by the counterparties to the Theraplant Merger Agreement that remain uncured after any applicable cure period; provided, in each case of (i)-(v), that such termination right is not available to any party if such party is in breach of its representations, warranties, covenants, agreements or other obligations under the Theraplant Merger Agreement.

The foregoing description of the Theraplant Merger Agreement is qualified in its entirety by reference to the full text of the form of the Theraplant Merger Agreement, a copy of which is included as Exhibit 2.2 to the Current Report on Form 8-K filed with the SEC on March 18, 2021, and incorporated herein by reference.

True Harvest Holdings Asset Purchase Agreement

On March 12, 2021, the Company , True Harvest Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company formed on March 10, 2021 (“Buyer”), and True Harvest, LLC, an Arizona limited liability company (the “Seller” or “True Harvest”), entered into an Asset Purchase Agreement (the “Asset Purchase

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Agreement,”), pursuant to which Buyer agreed to acquire substantially all of Seller’s assets in connection with its indoor cannabis cultivation facility (the “Business”). Capitalized but undefined terms used in this section shall have the meanings set forth in the Asset Purchase Agreement.

Purchase Consideration

Initial Consideration

The initial consideration to be paid by the Buyer to Seller for the Purchased Assets (the “Initial Payment Amount”), will consist of: (i) $21,750,000 in cash; (ii) an additional $25,000,000 evidenced by a secured promissory note bearing interest at 8% per annum, issued by Buyer to Seller which matures on the third anniversary of the Closing, and which is secured by the Purchased Assets pursuant to the terms of a Security Agreement; and (iii) the assumption by Buyer of $3,250,000 of Seller’s debt.

Earnout Payment

In addition to the Initial Payment Amount, Buyer may be required to pay additional consideration to Seller (the “Earnout Payment”) of up to a maximum of $35,000,000 in cash (the “Maximum Earnout Amount”) contingent on the Business attaining, within thirty-six (36) months after the Closing Date, a certain price per pound (the “36 Month Price Point”) of cannabis flower (“flower”) as compared to total flower production, irrespective of the final form in which such flower is sold. The Earnout Payment, if any, shall be evidenced by a promissory note (the “Earnout Note”). The Earnout Note, which shall bear interest at an annual rate of 8% per annum, is payable in twenty-four (24) monthly installments after issuance and will be secured by the Purchased Assets. The 36 Month Price Point will be equal to the average of the Weighted Average Annual Price Points for the three (3) years following the Closing Date. The “Weighted Average Annual Price Point” equals revenue of the Business for the three (3) year period following the Closing Date divided by total weight of flower product produced and sold by Buyer (as listed in Biotrack or equivalent tracking system) during the three (3) year period following the Closing Date, provided, that in the event any flower product is lost or otherwise destroyed, then such lost or destroyed products shall not be included in the calculation of Weighted Average Annual Price Point.

The percentage of the Maximum Earnout Amount payable by Buyer to Seller will be determined in accordance with the following table:

36 Month Price Point
Percentage of Earnout	Flower Production of <17,500 pounds/yr.	Flower Production of >17,500 pounds/yr.
0%	<$2,199	<$2,199
20%	$2,200-$2,399	$2,200-$2,199
50%	$2,400-$2,699	$2,200-$2,499
80%	$2,700-$2,999	$2,500-$2,799
100%	$3,000+	$2,800+

Closing

The Closing will occur as promptly as reasonably practicable, but in no event later than two (2) business days following the satisfaction or waiver of all of the closing conditions in the Asset Purchase Agreement.

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties by each of Seller, the Company and Buyer. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. Other than certain fundamental representations, the representations and warranties made by the Parties survive the Closing for a period of 18 months.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Covenants of the Parties

Each party agrees to use its commercially reasonable efforts to effect the Closing. The Asset Purchase Agreement also contains certain customary covenants by each of the Parties during the period between the signing of the Asset Purchase Agreement and prior to the Closing, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Asset Purchase Agreement. Each party will also use its reasonable best efforts to obtain all consents, authorizations, orders and approvals from all governmental authorities that may be necessary for execution of the Asset Purchase Agreement.

The Seller agrees that, during the period between the signing of the Asset Purchase Agreement and until the Closing, it will use its best efforts to operate its business in good faith in the ordinary course, using reasonable efforts to maintain and preserve intact the current Business and operations and to preserve the rights, goodwill and relationships of its employees, customers, lenders, vendors, and others having relationships with the Business.

After the Closing, Seller agrees to cooperate with Buyer in Buyer’s efforts to continue and maintain those business relationships of Seller existing prior to the Closing and relating to the Business for a period of time.

Conditions to Consummation of the Asset Purchase Agreement

Under the Asset Purchase Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Asset Purchase Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Asset Purchase Agreement and transactions contemplated thereby and certain other matters by the requisite vote of the Greenrose Stockholders; (ii) the absence of a Material Adverse Effect (as defined in the Asset Purchase Agreement) since the date of the Asset Purchase Agreement; (iii) after giving effect to the completion of the Redemption and any financings undertaken by the Company in connection with the Closing, the Company shall have net tangible assets of no less than $70,000,000; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Asset Purchase Agreement, in each case subject to the certain materiality standards contained in the Asset Purchase Agreement.

Termination

The Asset Purchase Agreement may be terminated under the following customary and limited circumstances at any time prior to the Closing: (i) upon the mutual written consent of Greenrose and True Harvest; (ii) by the Company or True Harvest if there shall be any law or order enacted that makes consummation of the transactions contemplated by the Asset Purchase Agreement illegal or otherwise prohibited, other than Federal Cannabis Laws; (iii) by the Company or True Harvest if the Closing has not occurred by the Drop Dead Date; or (v) by Greenrose, on the one hand, or True Harvest, on the other hand, as a result of certain breaches by the counterparties to the Asset Purchase Agreement that remain uncured after any applicable cure period; provided, in each case of (i)-(iv), that such termination right is not available to any party if such party is in breach of its representations, warranties, covenants, agreements or other obligations under the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the form of the Asset Purchase Agreement, including the exhibits attached thereto, a copy of which is included as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 18, 2021, and incorporated herein by reference.

Futureworks Merger Agreement

On March 12, 2021, the Company, Futureworks Holdings, Inc. a Delaware corporation and a wholly owned subsidiary of the Company formed on March 11, 2021 (“FW Merger Sub”), and Futureworks LLC, a Colorado limited liability company (“Futureworks”), entered into an Agreement and Plan of Merger (the “Futureworks Merger

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Agreement”), pursuant to which Futureworks will be merged with and into FW Merger Sub (the “Futureworks Merger”), with FW Merger Sub surviving the Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”). Capitalized but undefined terms used in this section shall have the meanings set forth in the Futureworks Merger Agreement.

Conversion of Securities

Subject to the terms and conditions set forth in the Futureworks Merger Agreement, at the effective time of the Futureworks Merger (the “Futureworks Effective Time”) each ownership interest in Futureworks issued and outstanding immediately prior to the Futureworks Effective Time will be canceled and extinguished and converted into the right to receive a pro rata portion of the Aggregate Consideration (without interest), as described below.

Merger Consideration

Initial Consideration

The value of the aggregate merger consideration (the “Initial Consideration”) to be paid at closing to the holders of Futureworks ownership interests pursuant to the Futureworks Merger Agreement for all Company Interests will be: (i) $17,500,000 in cash, plus (ii) such number of shares of Greenrose Common Stock equal to $15,000,000 in value (the “Parent Common Stock”), calculated based upon the volume weighted average price per share of Parent Common Stock (rounded down to the nearest cent) on the OTCQX for the twenty (20) consecutive trading days ending on (and including) the last full trading day immediately prior to, (i) the Closing Date, (ii) March 31, 2022, or (iii) such date as Parent Common Stock Price is required to be paid or issued, as appliable (the “Parent Common Stock Price”), as reported by the Wall Street Journal for each such trading day, or, if not reported by the Wall Street Journal, any other authoritative source mutually agreed by Greenrose and the Company, provided that the Parent Common Stock Price for the shares of Parent Common Stock to be issued on the Closing Date shall be subject to a minimum price of $12.00 per share of Parent Common Stock and a maximum price of $15.00 per share of Parent Common Stock, subject to customary purchase price adjustments, and indemnity escrow, as described more fully in the Futureworks Merger Agreement.

Earnout Payment

In addition to the Initial Consideration, and subject to the Surviving Corporation meeting the Earnout Threshold then, subject to Futureworks’ members having delivered an executed Accredited Investor Certification to the Company the Company may be required to issue to Futureworks’ members up to such number of shares of Parent Common Stock equal to $10,000,000 in value, calculated based on the Parent Common Stock Price (the “Futureworks Additional Consideration”).

Closing

The Closing will occur as promptly as reasonably practicable, but in no event later than two (2) business days following the satisfaction or waiver of all of the closing conditions in the Futureworks Merger Agreement.

Representations and Warranties

The Futureworks Merger Agreement contains customary representations and warranties by each of Futureworks, the Company and FW Merger Sub. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. The representations and warranties made by the Parties survive the Closing until the Expiration Date.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Covenants of the Parties

Each Party agreed to use its commercially reasonable efforts to effect the Closing. The Futureworks Merger Agreement also contains certain customary covenants by each of the Parties during the period between the signing of the Futureworks Merger Agreement and the earlier of the Closing or the termination of the Futureworks Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Futureworks Merger Agreement.

Futureworks agreed to (and to cause each Futureworks subsidiary to), use commercially reasonable efforts to, during the period between the signing of the Futureworks Merger Agreement and until the earlier of the Closing or the termination of the Futureworks Merger Agreement, carry on its business in the ordinary course consistent with past practice. Futureworks also agreed not to, during the period between the signing of the Futureworks Merger Agreement and until the earlier of the Closing or the termination of the Futureworks Merger Agreement, without the prior written consent of the Company, to take certain actions as further set forth in the Futureworks Merger Agreement.

Conditions to Consummation of the Futureworks Merger

Under the Futureworks Merger Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Futureworks Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Futureworks Merger Agreement and transactions contemplated thereby and certain other matters by the requisite vote of the Greenrose Stockholders; (ii) the absence of a Material Adverse Effect since the date of the Futureworks Merger Agreement; and (iii) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Futureworks Merger Agreement, in each case subject to the certain materiality standards contained in the Futureworks Merger Agreement.

Termination

The Futureworks Merger Agreement may be terminated under the following customary and limited circumstances at any time prior to the Closing: (i) upon the mutual written consent of Greenrose and Futureworks; (ii) by Greenrose or Futureworks if any Applicable Law or Order is enacted, promulgated or issued or deemed applicable to the Futureworks Merger by any Governmental Authority that would make consummation of the Futureworks Merger illegal; provided, however, that the violation of any Federal Cannabis Laws shall not be deemed to make consummation of the Futureworks Merger illegal; (iii) by Greenrose or Futureworks if the Effective Time has not occurred within 12 months from the date of the Futureworks Merger Agreement; or (iv) by Greenrose, on the one hand, or Futureworks, on the other hand, as a result of certain breaches by the counterparties to the Futureworks Merger Agreement that remain uncured after any applicable cure period; provided, in each case of (i)-(iv), that such termination right is not available to any party if such party is in breach of its representations, warranties, covenants, agreements or other obligations under the Futureworks Merger Agreement.

Lock-Up Agreements

In connection with the Closing, each of Futureworks’ members will be required to enter into a Lock-Up Agreement (the “Futureworks Lock-Up Agreement”) pursuant to which they will agree, subject to certain exceptions, for a period of 6 months after the Closing Date, (i) not to lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock, or (iii) publicly disclose the intention to do any of the foregoing, with respect to any shares of Parent Common Stock received by such Futureworks’ member as part of the Initial Consideration or the Futureworks Additional Consideration.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

The foregoing description of the Futureworks Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit G to the Futureworks Merger Agreement, filed as Exhibit 2.3 to the Current Report on Form 8-K filed with the SEC on March 18, 2021, and incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, the Company will enter into a Registration Rights Agreement with each of Futureworks’ members (the “Futureworks Registration Rights Agreement”) pursuant to which Greenrose agrees that, after the expiration of the lock-up period set forth in the Futureworks Lock-Up Agreement, at the request of the Majority Holders (as defined in the Futureworks Registration Rights Agreement), the Company will file a registration statement with the SEC covering the resale of the Registrable Securities (as defined in the Futureworks Registration Rights Agreement) requested to be included in such registration statement (the “Futureworks Resale Registration Statement”), and the Company shall use its reasonable best efforts to have the Futureworks Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the Futureworks Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the Futureworks Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit H to the Futureworks Merger Agreement, filed as Exhibit 2.3 to the Current Report on Form 8-K filed with the SEC on March 18, 2021, and incorporated herein by reference.

Delisting and Relisting

Unless a change in applicable law has occurred prior to the closing of each of the applicable agreements that would allow for shares of Greenrose Common Stock and other equity of the Company to remain listed on Nasdaq, the Company will use its reasonable best efforts to delist all such equity from Nasdaq and have such equity listed or quoted for trading on another securities exchange or trading platform.

Extension of Business Combination

On August 11, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from August 13, 2021 to September 13, 2021. Furthermore, in accordance with Investment Management Trust Agreement between Greenrose Acquisition Corp and Continental Stock Transfer & Trust Company, February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account. The Sponsor has the right to exercise its right to extend the time available to consummate a Business Combination for up to two additional months.

On September 8, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from September 13, 2021 to October 13, 2021. Furthermore, in accordance with Investment Management Trust Agreement between Greenrose and Continental Stock Transfer & Trust Company, dated to February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account.

On October 8, 2021 and October 27, 2021, the Company extended the dates by which the Company has to consummate a business combination from October 13, 2021 to November 13, 2021 and then to November 30, 2021.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Senior Secured Loan

On July 30, 2021, the Company entered into a commitment letter (the “Commitment Letter”) with SunStream Bancorp Inc. (“Sunstream”), pursuant to which Sunstream committed to provide, subject to the satisfaction of customary closing conditions stipulated in the Commitment Letter, a multi-tranche senior secured loan (the “Loan”) to the Company. The proceeds of the Loan are expected to be used (i) to consummate one or more of the Company’s previously announced Business Combinations and (ii) for general working capital purposes.

The Loan consists of $78.1 million of loan principal including an initial tranche of $52.1 million (“Tranche I”) on the closing date of the Loan and second tranche of $26.0 million (“Tranche II”) available prior to the 12-month anniversary of the closing date of the Loan, in each case.

The Loan will be collateralized by a senior secured first-priority lien over all of the assets of the Company and its subsidiaries, subject to to-be-agreed upon carve-outs and exceptions. The Loan matures 48 months following the closing date of the Loan and has an interest rate, payable monthly, of 11.9% per annum on the outstanding principal. The Loan amortizes at a rate of 15.0% of outstanding principal per annum, beginning on the 24-month anniversary of the closing date of the Loan.

Tranche I of the Loan is prepayable, at Greenrose’s option, prior to the 36-month anniversary of the closing of the loan, subject to certain fees. In addition, Tranche II of the Loan is prepayable, at the Company’s option, prior to the 36-month anniversary of the Tranche II drawdown date, subject to certain fees.

The Company has also agreed to pay to Sunstream certain additional fees customary to transactions of this type.

In connection with the Loan commitments, Sunstream will be issued warrants with a five-year term to acquire additional shares of common stock of Greenrose with terms substantially similar to the warrants issued to the Company’s sponsors in connection with the initial public offering of the Company.

In addition, the Loan will be subject to the Company’s compliance with certain on-going financial covenants customary to other senior secured loans of this type, as will be negotiated by Sunstream and the Company in the course of ongoing due diligence by Sunstream prior to funding of the Loan.

In connection with the Commitment Letter, the Company and Sunstream have agreed to deal exclusively with one another until the earlier of September 30, 2021 or the closing of one or more of the Company’s previously announced Business Combinations with respect to any financing proposals similar to the financings contemplated by the Loan commitments.

Tranche I of the Loan is anticipated to close substantially simultaneously with the consummation of one or more of the Company’s previously announced Business Combinations.

Related Party Loans

On June 18, 2021, the Company issued an unsecured promissory note (the “Note”), in the principal amount of $300,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $300,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On August 26, 2021, the Company issued an unsecured promissory note (the “Note”), in the principal amount of $450,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $450,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

On September 9, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) issued an unsecured promissory note (the “Note”), in the principal amount of $180,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $180,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On September 20, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) issued an unsecured promissory note (the “Note”), in the principal amount of $65,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $65,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On October 1, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of $100,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $100,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

Merger Agreement

True Harvest

On July 2, 2021, the Company entered into an amendment (the “True Harvest Amendment No.1”) to the True Harvest Holdings, Inc. Asset Purchase Agreement, dated as of March 12, 2021. Pursuant to True Harvest Amendment No. 1, the table in Section 1.05(c) of the Purchase Agreement was deleted and replaced with the following table:

Percentage of Earnout	Flower Production – average price
0%	<$2,199
20%	$2,200-$2,199
50%	$2,200-$2,499
80%	$2,500-$2,799
100%	$2,800+

In addition, pursuant to the True Harvest Amendment No. 1, a new Section 1.05.1 Hurdle Amount is added to the Purchase Agreement, whereby the purchase price of True Harvest would be adjusted by the addition of (i) up to a maximum of four million seven hundred thousand dollars ($4,700,000) added to the principal amount of the secured note to be issued at closing and (ii) up to a maximum of one million four hundred thousand dollars ($1,400,000) of additional debt to be assumed by the Buyer at closing, in each case, subject to True Harvest achieving certain revenue targets, as well as True Harvest having constructed eight grow rooms in a condition ready to accept plants for grow prior to closing, in each case as set forth in the True Harvest Amendment No. 1. Also, in addition, pursuant to the True Harvest Amendment No. 1, the “drop dead” date for closing was amended to be November 30, 2021.

Theraplant

On August 10, 2021, the Company entered into an amendment (the “Theraplant Amendment No.1”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among the Company, GNRS CT Merger Sub, LLC, Theraplant and Shareholder Representative Services LLC (the “Merger Agreement”).

Pursuant to the Theraplant Amendment No. 1, the purchase price of Theraplant would be adjusted by the addition of the issuance registered shares of the Company’s common stock, par value $10.00 per share, in the aggregate amount of Fifty Million Dollars ($50,000,000). Theraplant’s selling shareholders will receive customary registration rights

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

in connection with the issuance of shares of the Company’s common stock as part of the merger consideration. Also, in addition, pursuant to the Theraplant Amendment No. 1, the “drop dead” date for closing was amended to be November 30, 2021.

The Theraplant Amendment No.1 also provides that the Company shall bear (i) 50% of all documented accounting transaction expenses incurred by Theraplant in connection with the auditor review of the Theraplant’s 2021 first quarter financial statements and (ii) all documented legal, accounting and other transaction expenses of Theraplant incurred in connection with the Merger from and after the date of the Theraplant Amendment No. 1.

Vendor Agreements

On September 1, 2021, the Company entered into an agreement with a vendor to provide multimedia services related to the Company’s Business Combination and virtual investor event. This agreement requires that the Company pay $32,500 when the current financing closes-the consummation of a Business Combination. The agreement will terminate on August 31, 2022.

Non-Redemption Agreement

In order to help facilitate the closing of Greenrose’s previously announced Qualified Business Combinations (as defined in the Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 5, 2021 (the “Proxy”)), on October 20, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) and YA II PN, LTD. (the “Investor”), a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP, entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”), pursuant to which the Investor has agreed to commit to purchase (collectively, the “Purchased Shares”) up to 1,000,000 shares common stock of the Company, $0.0001 par value per share, in open market transactions or in private transactions from the certain selling shareholders who are not affiliated with the Company, at a purchase price not to exceed $10.14 per share, or a combination of the foregoing.

Standby Equity Purchase Agreement

On October 20, 2021, Greenrose and the Investor, entered into a Standby Equity Purchase Agreement (the “Equity Purchase Agreement” or “SEPA”), whereby the Investor agreed to purchase from the Company up to $100 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of 96% multiplied by the lowest daily volume weighted average price of shares during regular trading hours as reported by Bloomberg L.P. of the Company’s common stock during the three (3) consecutive trading days commencing on the advance notice date.

Registration Rights Agreement

In connection with the entry of the Non-Redemption Agreement, Greenrose entered into a Registration Rights Agreement with the Investor (the “Yorkville Registration Rights Agreement”) pursuant to which Greenrose agrees that to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose shall use its best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the 45th calendar day following the filing of the Resale Registration Statement (or, the fifth calendar day following the date on which the Company is notified by the SEC that the Resale Registration Statement will not be or is no longer subject to further review and comments.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Amendment No. 2 to True Harvest Asset Purchase Agreement

On October 28, 2021, Company entered into an amendment (“Amendment No. 2”) to the Purchase Agreement. Pursuant to Amendment No. 2, Greenrose and True Harvest agreed that the Purchase Price Adjustment for the year 2021 will be calculated using the cumulative year-to-date revenue of the Business as of September 30, 2021.

Cancellation of Commitment for Senior Secured Loan

On November 8, 2021, SunStream Bancorp Inc. (“Sunstream”) notified the Company that the conditions precedent in connection with the previously announced financing have not been satisfied, and until such time as they are satisfied, Sunstream was not prepared to proceed with the proposed financing. In addition, on November 8, 2021, Sunstream waived the Company’s obligation to deal exclusively with Sunstream and indicated its support of the Company’s exploration of alternative financing sources. Sunstream also communicated its agreement to revisit financing opportunities at a future date, including on a co-lending basis.

Voluntary delisting from Nasdaq

On June 18, 2021, the OTC Markets Group, Inc. approved the Company’s application to list its common stock for trading on the OTCQX over-the-counter market. Trading of the Company’s Common Stock on the OTCQX began at the open of business on June 22, 2021. Upon effectiveness of the listing of the Company’s Common Stock for trading on the OTCQX, the Company’s common stock was not quoted on the NASDAQ Capital Markets.

Amendment to Theraplant Merger Agreement

On November 26, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) entered into an amendment (the “Amendment No. 2”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC (“Theraplant”) and Shareholder Representative Services LLC, as amended (the “Merger Agreement”).

Pursuant to Amendment No. 2, the “Aggregate Consideration” to be paid by Greenrose in respect of the Theraplant merger will equal “Cash Consideration” in the amount of One Hundred Million Dollars ($100,000,000), minus the escrow amount, the expense amount, the Managing Member Expense Amount (as defined in the Merger Agreement), and the Deferred Cash Payment Amount described below. Furthermore, Aggregate Consideration would include the amount equal to the difference between the Estimated Closing Net Working Capital and the Base Net Capital (each as defined in the Merger Agreement). The Aggregate Consideration would include the amount released from the Escrow and Expense Fund, the amount released from the Managing Member Expense Fund, and the Stock Consideration comprised of five million (5,000,000) unregistered shares of Greenrose common stock valued at $10.00 per share, valued in the aggregate amount of Fifty Million Dollars ($50,000,000). The Merger Agreement as amended provides that the Stock Consideration is subject to upward adjustment in the event a registration statement covering the resale of the Stock Consideration has not been declared effective 7 days after the Merger and the Parent Stock Price is less than $10.00 per share. In such circumstances, Greenrose has agreed to issue additional Parent Common Stock in such number of additional shares of Parent Common Stock, to be confirmed by the Theraplant Steering Committee, that, when multiplied by the Parent Common Stock Price (determined pursuant to the Merger Agreement) would increase the Stock Consideration to $50,000,000; provided that the number of shares of additional Common Stock Greenrose shall issue shall not exceed $5,000,000 in additional Parent Stock. Amendment No. 2 provides for a Deferred Cash Payment Amount in the amount of ten million dollars ($10,000,000) plus simple interest at the rate of nine percent (9%) per annum, payable in equal monthly installments during the first twelve months following the closing of the merger contemplated by the Merger Agreement. The Deferred Cash Payment Amount may, at the election of the Theraplant Steering Committee, be converted (in whole or in part and at any time or from time to time), into common stock of Greenrose at a price per share of $10.00, subject to adjustment.

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

Any agreement of Greenrose with any third-party financing source shall expressly permit payment by Greenrose of the Deferred Cash Payment Amount (either in cash or common stock of Greenrose) (i) with respect to the first six monthly payments, without restriction, and (ii) with respect to the last six monthly payments, subject solely to blockage by the such financing source as a result of an Event of Default (as defined in the credit agreement between Greenrose and such financing source) as a result of a payment default or in the event such financing source accelerates its loan to Greenrose.

Senior Secured Credit Agreement

The Company, TPT Merger Sub and Theraplant (the “Loan Parties”) entered into a senior secured credit agreement (the “Credit Agreement”) with DXR Finance, LLC as Agent (“Agent”) and DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC as lenders (collectively the “Lenders”). Upon entering into the Credit Agreement and the associated loan documents and agreements described below, the Lenders provided the initial term loan (the “Initial Term Loan”) in the amount of Eighty-Eight Million Dollars ($88,000,000). The Company may also draw upon the remaining amount of Seventeen Million Dollars ($17,000,000) (the “Delayed Draw Commitment”) upon providing at least five (5) business days prior notice to the Agent. The loans mature on November 26, 2024 and bear an interest rate of the LIBOR plus the applicable margin of 16% per annum provided that for the first 12 months after the Closing Date, 8.5% per annum may be payable-in-kind and thereafter 5% may be payable in kind. Interest shall be payable on the last business day of each quarter.

The proceeds of the Initial Term Loans made on the Closing Date shall be applied to fund the Theraplant Acquisition (as defined in the Credit Agreement) and to fund related transaction costs. The proceeds of the Delayed Draw Term Loans shall be applied by the Borrower to fund the True Harvest Acquisition (as defined in the Credit Agreement) and to fund related transaction costs.

The Credit Agreement provides for the Company’s optional prepayment of outstanding loans, subject to certain terms and procedures set forth in the Credit Agreement.

Under certain circumstances, if any Loan Party receives cash proceeds from an asset sale, insurance payments, and condemnation awards, then the Company must either reinvest such proceeds within one year or use the proceeds to make a prepayment. There are mandatory prepayment provisions for some issuance of debt and excess cash flow scenarios.

Pursuant to the Credit Agreement, commencing June 30, 2022, the Company will be subject to minimum adjusted EBITDA, total net leverage ratio, and total secured net leverage ratio covenants tested quarterly subject to varying thresholds.

The Credit Agreement contains other provisions customary for this type of transaction, including, without limitation, representations and warranties, indemnities, covenants, events of defaults, and confidentiality undertaking.

Lender Warrants

Pursuant to the Credit Agreement, the Company has issued a common stock purchase warrant (the “Lender Warrant”) to the Agent which will entitle the Agent to acquire shares of unregistered shares of common stock of the Company at an exercise price of $0.01 per Warrant Share until November 26, 2026.

Lender Registration Rights

Substantially simultaneously with the Closing and the Company’s issuance of penny warrants to the Agent, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Lenders, whereby the a majority-in-interest of the Lenders and its directors, officers and affiliates may, pursuant to the terms of the Registration Rights Agreement, demand registration under the Securities Act of 1933, as amended, all or part of the Company’s non-voting common stock issuable upon exercise of the Lender Warrant (the “Registrable Securities”)

GREENROSE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11 — SUBSEQUENT EVENTS (cont.)

held by them. Such demand may not be effectuated until a registration statement of the Company has been declared effective by the Securities and Exchange Commission. The registration may be in the form of an underwritten offering if a majority-in-interest of such demanding security holders elect. The Registration Rights Agreement also provides the holders of the Registrable Securities with piggy-back rights if the Company proposes to file a registration statement with respect to an offering of equity securities or other securities exercisable or exchangeable for, or convertible into, equity securities of the Company. In addition, the holders of Registrable Securities may at any time and from time-to-time request that the Company register the resale of any or all such Registrable Securities on Form S-3 or any similar short-form registration at an aggregate price to the public of not less than $500,000.

Corporate Name Change

On November 24, 2021, the Company filed an amended and restated certificate of incorporation in the form approved by Greenrose stockholders at the Special Meeting of the Company held October 27,2021 (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which became effective on the same date, pursuant to which the Company changed its name from “Greenrose Acquisition Corp.” to “The Greenrose Holding Company Inc.”

GREENROSE ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)	(Restated)
ASSETS
Current assets
Cash	$102,081	$309,849
Prepaid expenses	66,536	45,096
Total Current Assets	168,617	354,945

Marketable securities held in Trust Account	174,507,917	173,656,603
Other asset	50,000	—
TOTAL ASSETS	$174,726,534	$174,011,548

LIABILITIES, TEMPORARY EQUITY AND PERMANENT DEFICIT
Current liabilities
Accrued expenses	$2,015,264	$399,999
Promissory note – related party	1,095,000	—
Total Current Liabilities	3,110,264	399,999

Derivative Liability – Private Warrants	1,168,200	1,980,000
Convertible promissory note, net – related party	2,751,948	1,593,605
TOTAL LIABILITIES	7,030,412	3,973,604

Commitments

Common stock subject to possible redemption; 17,250,000 shares at redemption value at September 30, 2021 and December 31, 2020	174,457,917	173,439,148

Permanent Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 70,000,000 shares authorized; 4,642,500 shares issued and outstanding (excluding 17,250,000 shares subject to possible redemption) at September 30, 2021 and December 31, 2020	464	464
Additional paid-in capital	—	—
Accumulated deficit	(6,762,259)	(3,401,668)
Total Permanent Deficit	(6,761,795)	(3,401,204)
TOTAL LIABILITIES, TEMPORARY EQUITY AND PERMANENT DEFICIT	$174,726,534	$174,011,548

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENROSE ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine months Ended September 30,
	2021	2020	2021	2020
		(Restated)		(Restated)
Operating and formation costs	$1,203,002	$436,062	$3,577,513	$985,093
Loss from operations	(1,203,002)	(436,062)	(3,577,513)	(985,093)

Other (expenses) income:
Interest earned on marketable securities held in Trust Account	4,378	4,377	12,984	1,152,225
Interest Expense – Promissory Note	(78,319)	(89,662)	(1,117,630)	(183,222)
Change in fair value of private warrants liabilities	277,200	(59,400)	811,800	930,600
Change in fair value of Convertible promissory note, net – related party	222,000	(22,676)	959,287	299,794
Other (expenses) income, net	425,259	(167,361)	666,441	2,199,397

(Loss) Income before income taxes	(777,743)	(603,423)	(2,911,072)	1,214,304
Benefit from (Provision for) income taxes	—	90,338	—	(35,746)
Net (loss) income	$(777,743)	$(513,085)	$(2,911,072)	$1,178,558

Basic and diluted weighted average shares outstanding, Common stock	21,892,500	21,892,500	21,892,500	19,069,434

Basic and diluted net (loss) income per share, Common stock	$(0.04)	$(0.02)	$(0.13)	$0.06

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENROSE ACQUISITION CORP.
STATEMENTS OF CHANGES IN PERMANENT DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
(UNAUDITED)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Permanent Deficit
	Shares	Amount
Balance – January 1, 2021 (restated)	4,642,500	$464	$—	$(3,401,668)	$(3,401,204)
Accretion of carrying value to redemption value	—	—	—	15,964	15,964
Net loss	—	—	—	(784,951)	(784,951)
Balance – March 31, 2021 (restated)	4,642,500	$464	$—	$(4,170,655)	$(4,170,191)
Accretion of carrying value to redemption value	—	—	—	70,655	70,655
Net loss	—	—	—	(1,348,378)	(1,348,378)
Balance – June 30, 2021 (restated)	4,642,500	$464	$—	$(5,448,378)	$(5,447,914)
Capital contribution to Trust Account	—	—	569,250	—	(569,250)
Accretion of carrying value to redemption value	—	—	(569,250)	(536,138)	(1,105,388)
Net loss	—	—	—	(777,743)	(777,743)
Balance – September 30, 2021	4,642,500	$464	$—	$(6,762,259)	$(6,761,795)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Permanent Deficit
	Shares	Amount
Balance – January 1, 2020	4,312,500	$431	$24,569	$(2,199)	$22,801
Sale of 330,000 Private Units, net of warrant liability	330,000	33	3,065,667	—	3,065,700
Contribution in excess of fair value of sale of 1,650,000 Private Warrants	—	—	478,500	—	478,500
Accretion of carrying value to redemption value	—	—	(3,568,736)	(1,739,853)	(5,308,589)
Net Income	—	—	—	1,130,254	1,130,254
Balance – March 31, 2020 (restated)	4,642,500	$464	$—	$(611,798)	$(611,334)
Accretion of carrying value to redemption value	—	—	—	(50,849)	(50,849)
Net Income	—	—	—	561,389	561,389
Balance – June 30, 2020 (restated)	4,642,500	$464	$—	$(101,258)	$(100,794)
Accretion of carrying value to redemption value	—	—	—	(26,315)	(26,315)
Net loss	—	—	—	(513,085)	(513,085)
Balance – September 30, 2020 (restated)	4,642,500	$464	$—	$(640,658)	$(640,194)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENROSE ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months Ended September 30,
	2021	2020
		(Restated)
Cash Flows from Operating Activities:
Net (loss) income	$(2,911,072)	$1,178,558
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Interest earned on marketable securities held in Trust Account	(12,984)	(1,152,225)
Interest Expense – Promissory Note	1,117,630	183,222
Change in fair value of private warrants liability	(811,800)	(930,600)
Change in fair value of Convertible promissory note, net – related party	(959,287)	(299,794)
Changes in operating assets and liabilities:
Prepaid expenses	(21,440)	(6,299)
Other asset	(50,000)	—
Accrued expenses	1,615,265	235,988
Income taxes payable	—	35,746
Net cash used in operating activities	(2,033,688)	(755,404)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(569,250)	(172,500,000)
Cash withdrawn from trust account for taxes	300,170	—
Net cash used in investing activities	(269,080)	(172,500,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	169,050,000
Proceeds from sale of Private Units	—	3,300,000
Proceeds from sale of Private Warrants	—	1,650,000
Advances from related party	—	164,753
Repayment of advances from related party	—	(796,119)
Proceeds from promissory note – related party	1,095,000	—
Proceeds from Convertible promissory note – related party	1,000,000	1,000,000
Payment of offering costs	—	(368,949)
Net cash provided by financing activities	2,095,000	173,999,685

Net Change in Cash	(207,768)	744,281
Cash – Beginning of period	309,849	24,970
Cash – End of period	$102,081	$769,251

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	—	$172,500,000
Change in value of common stock subject to possible redemption	$1,018,769	$966,479
Initial classification of private warrants liability	—	$1,405,800
Initial classification of Convertible promissory note, net – related party	1,087,401	492,165
Offering costs included in accrued offering costs	$—	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations

Greenrose Acquisition Corp. (the “Company”) was incorporated in Delaware on August 26, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On March 12, 2021, the Company entered into definitive agreements to acquire four cannabis companies. The companies are Shango Holdings Inc. (Shango), Futureworks LLC (d/b/a The Health Center), Theraplant, LLC, and True Harvest, LLC. As part of the acquisition, the company formed wholly owned subsidiaries to effect the business combinations: i) GNRS NV Merger Sub, Inc., a Nevada corporation on March 10, 2021, ii) GNRS CT Merger Sub, LLC, a Connecticut limited liability company on March 5, 2021, iii) Futureworks Holdings, Inc. a Delaware corporation on March 11, 2021, and iv) True Harvest Holdings, Inc., a Delaware corporation on March 10, 2021, (see Note 7).

As of September 30, 2021, the Company had not commenced any operations. All activity through September 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company or companies for a Business Combination and working towards the consummation of the Business Combination more fully described in Note 7. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from assets held in the Trust Account, interest expense from the amortization of the debt discount on our promissory note and recognizes changes in the fair value of derivative liabilities as other income (expense).

The registration statement for the Company’s Initial Public Offering was declared effective on February 10, 2020. On February 13, 2020, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $150,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 300,000 units (the “Private Units”) and 1,500,000 warrants (the “Private Warrants” and, together with the Private Units, the “Private Securities”) at a price of $10.00 per Private Unit and $1.00 per Private Warrant in a private placement to Greenrose Associates, LLC (the “Sponsor”) and Imperial Capital, LLC (“Imperial”), generating gross proceeds of $4,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on February 13, 2020, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Securities was placed in a trust account (the “Trust Account”) located in the United States, which will be only invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

On February 14, 2020, the underwriters notified the Company of their intention to exercise their over-allotment option in full. As such, on February 14, 2020, the Company consummated the sale of an additional 2,250,000 Units, at $10.00 per Unit, and the sale of an additional 30,000 Private Units, at $10.00 per Private Unit, and 150,000 Private Warrants, at $1.00 per Private Warrant, generating total gross proceeds of $22,950,000. A total of $22,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations (cont.)

Transaction costs amounted to $4,419,274 consisting of $3,450,000 of underwriting fees and $969,274 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Securities, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully complete a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and Imperial have agreed to vote their Founder’s Shares (as defined in Note 6), Private Shares (as defined in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

The Sponsor and Imperial have agreed (a) to waive their redemption rights with respect to their Founder’s Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder’s Shares and Private Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations (cont.)

The Company will have until August 13, 2021 (subject to its right to extend the period of time to consummate a Business Combination for up to an additional three months if the Sponsor agrees to deposit $569,250 in the Trust Account for each one month extension) to complete a Business Combination (the “Combination Period”). See note 11 for details regarding extension of the business combination and amendments to business combination agreements. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject (in each case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

Extension of Business Combination

On August 11, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from August 13, 2021 to September 13, 2021. Furthermore, in accordance with Investment Management Trust Agreement between Greenrose Acquisition Corp and Continental Stock Transfer & Trust Company, February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account. The Sponsor has the right to exercise its right to extend the time available to consummate a Business Combination for up to two additional months.

On September 8, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from September 13, 2021 to October 13, 2021. Furthermore, in accordance with Investment Management Trust Agreement between Greenrose and Continental Stock Transfer & Trust Company, dated to February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account.

On October 8, 2021 and October 27, 2021, the Company extended the dates by which the Company has to consummate a business combination from October 13, 2021 to November 13, 2021 and then to November 30, 2021 (see Note 11).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, none of the Company’s officers or directors, the Sponsor, Imperial or their respective officers, directors, shareholder or members (collectively, the “Insiders”) will be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Insiders will have to indemnify the

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations (cont.)

Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of September 30, 2021, the Company had cash of $102,081 held outside of the Trust Account, total current liabilities of $3,110,264 which excludes franchise taxes payable of $50,000, of which such amount will be paid from interest earned on the Trust Account. For the nine months ended September 30, 2021, we incurred a net loss of $2,911,072 and used $2,033,688 cash from operating activities.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 30, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. See note 11 for details regarding extension of the business combination and additional financing.

Senior Secured Loan

On July 30, 2021, the Company entered into a commitment letter (the “Commitment Letter”) with SunStream Bancorp Inc. (“Sunstream”), pursuant to which Sunstream committed to provide, subject to the satisfaction of customary closing conditions stipulated in the Commitment Letter, a multi-tranche senior secured loan (the “Loan”) to the Company. The proceeds of the Loan are expected to be used (i) to consummate one or more of the Company’s previously announced Business Combinations and (ii) for general working capital purposes.

The Loan consists of $78.1 million of loan principal including an initial tranche of $52.1 million (“Tranche I”) on the closing date of the Loan and second tranche of $26.0 million (“Tranche II”) available prior to the 12-month anniversary of the closing date of the Loan, in each case.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations (cont.)

The Loan will be collateralized by a senior secured first-priority lien over all of the assets of the Company and its subsidiaries, subject to to-be-agreed upon carve-outs and exceptions. The Loan matures 48 months following the closing date of the Loan and has an interest rate, payable monthly, of 11.9% per annum on the outstanding principal. The Loan amortizes at a rate of 15.0% of outstanding principal per annum, beginning on the 24-month anniversary of the closing date of the Loan.

Tranche I of the Loan is prepayable, at Greenrose’s option, prior to the 36-month anniversary of the closing of the loan, subject to certain fees. In addition, Tranche II of the Loan is prepayable, at the Company’s option, prior to the 36-month anniversary of the Tranche II drawdown date, subject to certain fees.

The Company has also agreed to pay to Sunstream certain additional fees customary to transactions of this type.

In connection with the Loan commitments, Sunstream will be issued warrants with a five-year term to acquire additional shares of common stock of Greenrose with terms substantially similar to the warrants issued to the Company’s sponsors in connection with the initial public offering of the Company.

In addition, the Loan will be subject to the Company’s compliance with certain on-going financial covenants customary to other senior secured loans of this type, as will be negotiated by Sunstream and the Company in the course of ongoing due diligence by Sunstream prior to funding of the Loan.

In connection with the Commitment Letter, the Company and Sunstream have agreed to deal exclusively with one another until the earlier of September 30, 2021 or the closing of one or more of the Company’s previously announced Business Combinations with respect to any financing proposals similar to the financings contemplated by the Loan commitments.

Tranche I of the Loan is anticipated to close substantially simultaneously with the consummation of one or more of the Company’s previously announced Business Combinations.

The accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

Note 2 — Restatement of Previously Issued Financial Statements

In connection with the preparation of the Company’s financial statements as of September 30, 2021, management identified errors made in its historical financial statements where, at the closing of the Company’s Initial Public Offering, the Company improperly valued its common stock subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Public Shares underlying the Units issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all shares of common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to their redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock. (see Note 8 for discussion of permanent equity).

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

In connection with the change in presentation for the common stock subject to redemption, the Company also restated its income (loss) per common share calculation to allocate net income (loss) evenly to all common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, all common stock share pro rata in the income (loss) of the Company.

The impact of the revision on the Company’s financial statements is reflected in the following table.

(Unaudited)
Balance Sheet as of February 13, 2020 (restated)	As Previously Reported	Restatement Adjustment	As Restated
Common stock subject to possible redemption	$144,147,194	$5,852,806	$150,000,000
Common stock	$521	$(59)	$462
Additional paid-in capital	$5,002,212	$(5,002,212)	$—
Accumulated deficit	$(2,731)	$(850,535)	$(853,266)
Total Permanent Equity (Deficit)	$5,000,001	$(5,852,806)	$(852,805)
Number of shares subject to possible redemption	14,414,719	581,281	15,000,000

Balance Sheet as of March 31, 2020 (restated)
Common stock subject to possible redemption	$167,777,974	$5,611,341	$173,389,315
Common stock	$520	$(56)	$464
Additional paid-in capital	$3,871,432	$(3,871,432)	$—
Accumulated deficit	$1,128,055	$(1,739,853)	$(611,798)
Total Permanent Equity (Deficit)	$5,000,007	$(5,611,341)	$(611,334)
Number of shares subject to possible redemption	16,691,744	558,256	17,250,000

Balance Sheet as of June 30, 2020 (restated)
Common stock subject to possible redemption	$168,339,363	$5,100,801	$173,440,164
Common stock	$514	$(50)	$464
Additional paid-in capital	$3,310,049	$(3,310,049)	$—
Accumulated deficit	$1,689,444	$(1,790,702)	$(101,258)
Total Permanent Equity (Deficit)	$5,000,007	$(5,100,801)	$(100,794)
Number of shares subject to possible redemption	16,745,577	504,423	17,250,000

Balance Sheet as of September 31, 2020 (restated)
Common stock subject to possible redemption	$167,826,278	$5,640,201	$173,466,479
Common stock	$520	$(56)	$464
Additional paid-in capital	$3,823,128	$(3,823,128)	$—
Accumulated deficit	$1,176,359	$(1,817,017)	$(640,658)
Total Permanent Equity (Deficit)	$5,000,007	$(5,640,201)	$(640,194)
Number of shares subject to possible redemption	16,692,005	557,995	17,250,000

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

(Unaudited)
Balance Sheet as of December 31, 2020 (restated)	As Previously Reported	Restatement Adjustment	As Restated
Common stock subject to possible redemption	$165,037,937	$8,401,211	$173,439,148
Common stock	$548	$(84)	$464
Additional paid-in capital	$6,611,441	$(6,611,441)	$—
Accumulated deficit	$(1,611,982)	$(1,789,686)	$(3,401,668)
Total Permanent Equity (Deficit)	$5,000,007	$(8,401,211)	$(3,401,204)
Number of shares subject to possible redemption	16,414,428	835,572	17,250,000

Balance Sheet as of March 31, 2021 (restated)
Common stock subject to possible redemption	$164,252,986	$9,170,198	$173,423,184
Common stock	$556	$(92)	$464
Additional paid-in capital	$7,396,384	$(7,396,384)	$—
Accumulated deficit	$(2,396,933)	$(1,773,722)	$(4,170,655)
Total Permanent Equity (Deficit)	$5,000,007	$(9,170,198	$(4,170,191)
Number of shares subject to possible redemption	16,333,556	916,444	17,250,000

Balance Sheet as of June 30, 2021 (restated)
Common stock subject to possible redemption	$162,904,607	$10,447,922	$173,352,529
Common stock	$568	$(104)	$464
Additional paid-in capital	$8,744,751	$(8,744,751)	$—
Accumulated deficit	$(3,745,311)	$(1,703,067)	$(5,448,378)
Total Permanent Equity (Deficit)	$5,000,008	$(10,447,922)	$(5,447,914)
Number of shares subject to possible redemption	16,210,346	1,039,654	17,250,000

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

	As Previously Reported: Redeemable and Non- Redeemable	Restatement Adjustment	As Restated: Common Stock
Statement of Operations for the Three Month Period Ended March 31, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,664,719	(16,664,719)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	4,785,228	8,607,052	13,392,280
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.06	$0.02	$0.08

Statement of Operations for the Three Month Period Ended June 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,694,628	(16,694,628)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,197,872	16,694,628	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.10	$(0.07)	$0.03

Statement of Operations for the Six Month Period Ended June 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,684,442	(16,684,442	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	4,991,550	12,650,840	17,642,390
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.16	$(0.06)	$0.10

Statement of Operations for the Three Month Period Ended September 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,745,577	(16,745,577)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,146,923	16,745,577	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.10)	$0.08	$(0.02)

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

	As Previously Reported: Redeemable and Non- Redeemable	Restatement Adjustment	As Restated: Common Stock
Statement of Operations for the Nine Period Ended September 30, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,708,896	(16,708,896)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,043,719	14,025,715	19,069,434
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$0.05	$0.01	$0.06

Statement of Operations for the Year Ended December 31, 2020 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,704,070	(16,704,070)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.05	$(0.05)	—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,083,127	14,695,930	19,779,057
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.49)	$0.41	$(0.08)

Statement of Operations for the Three Month Period Ended March 31, 2021 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,414,428	(16,414,428)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,478,072	16,414,428	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.14)	$0.10	$(0.04)

Statement of Operations for the Three Month Period Ended June 30, 2021 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,337,862	(16,337,862)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,554,638	16,337,862	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.24)	$0.18	$(0.06)

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

	As Previously Reported: Redeemable and Non- Redeemable	Restatement Adjustment	As Restated: Common Stock
Statement of Operations for the Six Month Period Ended June 30, 2021 (restated)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	16,375,933	(16,375,933)	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock, Common Stock	5,516,567	16,375,933	21,892,500
Basic and diluted net loss per share, Non-redeemable common stock, Common Stock	$(0.39)	$0.29	$(0.10)

Statement of Changes in Permanent Equity (Deficit) for the Three Months Ended March 31, 2020 (restated)
Sale of 17,250,000 Units, net of underwriting discounts, offering costs and warrant liability	$168,080,726	$(168,080,726)	$—
Common stock subject to possible redemption	$(167,777,974)	$167,777,974	$—
Change in value of common stock subject to redemption	$302,752	$(302,752)	$—
Accretion for common stock subject to redemption amount	$—	$(5,308,589)	$(5,308,589)

Statement of Changes in Permanent Equity (Deficit) for the Three Months Ended June 30, 2020 (restated)
Change in value of common stock subject to redemption	$(561,389)	$561,389	$—
Accretion for common stock subject to redemption amount	$—	$(50,849)	$(50,849)

Statement of Changes in Permanent Equity (Deficit) for the Three Months Ended September 30, 2020 (restated)
Change in value of common stock subject to redemption	$513,085	$(513,085)	$—
Accretion for common stock subject to redemption amount	$—	$(26,315)	$(26,315)

Statement of Changes in Permanent Equity (Deficit) for the Three Months Ended December 31, 2020 (restated)
Change in value of common stock subject to redemption	$2,788,341	$(2,788,341)	$—
Accretion for common stock subject to redemption amount	$—	$27,331	$27,331

Statement of Changes in Permanent Equity (Deficit) for the Three Months Ended March 30, 2021 (restated)
Change in value of common stock subject to redemption	$784,950	$(784,950)	$—
Accretion for common stock subject to redemption amount	$—	$15,964	$15,964

Statement of Changes in Permanent Equity (Deficit) for the Three Months Ended June 30, 2021 (restated)
Change in value of common stock subject to redemption	$1,348,380	$(1,348,380)	$—
Accretion for common stock subject to redemption amount	$—	$70,655	$70,655

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

Non-Cash investing and financing activities:	As Previously Reported	Restatement Adjustments	As Restated
Statement of Cash Flows for the Period Ended March 31, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$5,852,810	$172,500,000
Change in value of common stock subject to possible redemption	$1,130,784	$(241,469)	$889,315

Statement of Cash Flows for the Period Ended June 30, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$5,852,810	$172,500,000
Change in value of common stock subject to possible redemption	$(1,609,253)	$2,549,417	$940,164

Statement of Cash Flows for the Period Ended September 30, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$5,852,810	$172,500,000
Change in value of common stock subject to possible redemption	$1,179,088	$(212,609)	$966,479

Statement of Cash Flows for the Year Ended December 31, 2020 (restated)
Initial classification of common stock subject to possible redemption	$166,647,190	$5,852,810	$172,500,000
Change in value of common stock subject to possible redemption	$(1,609,253)	$2,548,401	$939,148

Statement of Cash Flows for the Period Ended March 30, 2021 (restated)
Change in value of common stock subject to possible redemption	$(784,951)	$784,951	$—

Statement of Cash Flows for the Period Ended June 30, 2021 (restated)
Change in value of common stock subject to possible redemption	$(2,133,329)	$2,133,329	$—

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. We consolidate the financial statements of our wholly-owned subsidiaries and all intercompany transactions and account balances have been eliminated in consolidation. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed consolidated or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 27, 2021, which contains the audited financial statements and notes thereto. The Company restated the condensed consolidated financial statements for the period ended September 30, 2020 and for the year ended December 31, 2020 in its previously filed Form 10-K. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(l) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At September 30, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which are invested in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Derivative Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding.

For issued or modified instruments that meet all of the criteria for equity classification, the instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified instruments that do not meet all the criteria for equity classification, the instruments are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the instruments are recognized as a non-cash gain or loss on the statements of operations. The fair value of the instruments was estimated using a Black-Scholes model.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

At September 30, 2021, the common stock reflected in the condensed consolidated balance sheet and at December 31, 2020, the common stock reflected in the consolidated balance sheet are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Common stock issuance costs	(4,419,274)
Plus:
Accretion of carrying value to redemption value	5,358,422

Common stock subject to possible redemption at December 31, 2020	173,439,148
Plus:
Accretion of carrying value to redemption value	1,018,769
Common stock subject to possible redemption at September 30, 2021	$174,457,917

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three months and nine months ended September 30, 2021, the Company recorded no income tax expense.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common share outstanding for the period. The Company applies the two-class method in calculating income (loss) per share. Accretion associated with the redeemable shares of common stock is excluded from income (loss) per share as the redemption value approximates fair value.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 19,230,000 shares of common stock in the aggregate. As of September 30, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
	Common Stock	Common Stock	Common Stock	Common Stock
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss), as adjusted	$(777,743)	$(513,085)	$(2,911,072)	$1,178,558
Denominator:
Basic and diluted weighted average stock outstanding	21,892,500	21,892,500	21,892,500	19,069,434
Basic and diluted net income (loss) per common share	$(0.04)	$(0.02)	$(0.13)	$0.06

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 4 — Public Offering

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 2,250,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

Note 5 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Imperial purchased an aggregate of 300,000 Private Units at a price of $10.00 per Private Unit and 1,500,000 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $4,500,000. The Sponsor purchased 200,000 Private Units and 1,000,000 Private Warrants and Imperial purchased 100,000 Private Units and 500,000 Private Warrants. As a result of the underwriters’ election to fully exercise their over-allotment option on February 14, 2020, the Sponsor and Imperial purchased an additional 30,000 Private Units, at a purchase price of $10.00 per Private Unit, and 150,000 Private Warrants, at a purchase price of $1.00 per Private Warrant, for an aggregate purchase price of $450,000. Each Private Unit consists of one share of common stock (“Private Share”) and one warrant. Each Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the Private Securities were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Securities will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Shares will expire worthless.

Note 6 — Related Party Transactions

Founder’s Shares

In August 2019, the Sponsor purchased 4,312,500 shares (the “Founder’s Shares”) of the Company’s common stock for an aggregate price of $25,000. The Founder’s Shares included an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares underlying the Private Securities). On February 14, 2020, as a result of the underwriters’ election to fully exercise their over-allotment option, 562,500 Founder’s Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, it will not transfer, assign or sell any of the Founder’s Shares until (i) with respect to 50% of the Founder’s Shares, for a period ending on the earlier of the one-year anniversary of the date of the consummation of the Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (ii) with respect to the remaining 50% of the Founder’s Shares, for a period ending on the one-year anniversary of the date of the consummation of the Business Combination, or earlier if, subsequent to the Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to the Company’s or Sponsor’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, or (vii) in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with the Company’s prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 6 — Related Party Transactions (cont.)

In addition, the Sponsor has agreed not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder’s Shares unless, prior to (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Founder’s Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

Advances — Related Party

As of December 31, 2019, the Sponsor had advanced an aggregate of $631,366 on the Company’s behalf to cover certain expenses (the “Advances”). An additional $164,753 was advanced as of February 2020. The Advances were non-interest bearing and due on demand. Total advances of $796,119 were repaid on March 9, 2020.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of the Working Capital Loans may be convertible into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the Private Warrants.

On March 26, 2020, the Company issued an unsecured promissory note (the “2020 Note”) in the principal amount of $1,000,000 to the Sponsor. The Note is non-interest bearing and payable upon the consummation of a Business Combination. Up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the Private Warrants.

On January 29, 2021, the Company issued an unsecured promissory note (the “2021 Note”) in the principal amount of $1,000,000 to the Sponsor. The Note is non-interest bearing and payable upon the consummation of a Business Combination. Up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit and/or warrants at a price of $1.00 per warrant. The units would be identical to the Private Units and the warrants would be identical to the Private Warrants.

The Company assessed the provisions of the convertible promissory note under ASC 815-15. The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to a discount on the promissory note. The discount will be amortized over the life of the Note. For the three and nine months ended September 30, 2021, $267,372 and $1,306,683, respectively, were included within interest expense. To calculate the value of the embedded derivative we utilized a “with” and “without” approach. In the “with” scenario we valued the convertible promissory notes using a Black-Scholes model as it was determined that on a business combination, a holder would likely convert into private warrants, which were themselves valued using a Black-Scholes model and are considered to be a Level 3 fair value measurement (see Note 10). In the “without” scenario, we valued the repayment of the notional value of the convertible promissory note using a risk-adjusted discounted cash flow model. The primary unobservable inputs utilized in determining the fair value of the conversion option are volatility and credit spread.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 6 — Related Party Transactions (cont.)

For the 2020 and 2021 Notes, the assumptions used to value the conversion option were consistent with those utilized in the Company’s Black-Scholes valuation for private warrants and are detailed below:

	January 29, 2021	September 30, 2021(2)
Expected volatility (%)	17.5%	10.1%
Risk-free interest rate (%)	0.54%	1.00%
Expected dividend yield (%)	0.0%	0.0%
Contractual term (years)	0.5	0.12
Conversion price(1)	((1))	((1))
Underlying share price	10.28	10.08
Convertible notes amount	$1,000,000	$2,000,000
Fair value of the conversion feature(3)	$1,087,401	$941,000

____________

(1)      The conversion price is $10.00 per unit and/or $1.00 per warrant

(2)      September 30, 2021 reflects the inputs for the fair value assumptions for the 2020 Note, 2021 Note, and private warrants

(3)      The fair value adjustments for both the 2020 Note and 2021 Note are included in the September 30, 2021 column

The following table presents the change in the fair value of conversion option:

	2020 Note	2021 Note
Fair value as of January 1, 2020	$—	$—
Initial measurement on March 26, 2020	492,165	—
Change in valuation inputs and other assumptions	320,721	—
Fair value as of December 31, 2020	$812,886	$—
Initial measurement on January 29, 2021		1,087,401
Change in valuation inputs and other assumptions	(342,385)	(616,901)
Fair value as of September 30, 2021	$470,500	$470,500

The assumptions used to value the conversion option were consistent with those utilized in the Company’s Black-Scholes valuation for stock options are detailed below:

	March 26, 2020	December 31, 2020
Expected volatility (%)	15.0%	15.0%
Risk-free interest rate (%)	0.60%	0.43%
Discount Rate (%)	25.0%	25.0%
Expected dividend yield (%)	0.0%	0.0%
Contractual term (years)	0.88	0.5
Conversion price	(* )	(* )
Underlying share price	8.97	10.13
Convertible notes amount	$1,000,000	$1,000,000
Fair value of the conversion feature	$492,165	$812,886

____________

(*)      the conversion price is $10.00 per unit and/or $1.00 per warrant

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 6 — Related Party Transactions (cont.)

The following table presents the change in the fair value of conversion option:

Fair value as of January 1, 2020	$—
Initial measurement on March 26, 2020	492,165
Change in valuation inputs and other assumptions	320,721
Fair value as of December 31, 2020	$812,886

On June 18, 2021, the Company issued an unsecured promissory note (the “Note”), in the principal amount of $300,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $300,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On August 26, 2021, the Company issued an unsecured promissory note (the “Note”), in the principal amount of $450,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $450,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On September 9, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) issued an unsecured promissory note (the “Note”), in the principal amount of $180,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $180,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On September 20, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) issued an unsecured promissory note (the “Note”), in the principal amount of $65,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $65,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

On October 1, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of $100,000 to Greenrose Associates LLC (the “Sponsor”), the Company’s sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $100,000. The Note is non-interest bearing and payable upon the consummation of a business combination.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on February 10, 2020, through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three months ended September 30, 2021 and 2020, the Company incurred and paid $30,000 and $30,000 in fees for these services, respectively. For the nine months ended September 30, 2021 and 2020, the Company incurred and paid $90,000 and $80,000 in fees for these services, respectively.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 7 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on February 11, 2020, the holders of the Founder’s Shares, Private Units, Private Warrants, and any units or warrants that may be issued upon conversion of Working Capital Loans (and all underlying securities) are entitled to registration rights. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder’s Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder’s Shares are to be released from escrow. The holders of a majority of the Private Units or units issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time commencing after the Company consummates a Business Combination. Notwithstanding anything to the contrary, Imperial may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Initial Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that Imperial may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Initial Public Offering underwriting agreement provides that in the event the Company completes a financing transaction similar to the Initial Public Offering or Business Combination, or enters into a statement or letter of intent that results in such a transaction, within 18 months following its termination, Imperial shall be entitled to receive any expense reimbursement due to it along with payment in full of its applicable fee of either (i) 2% of the gross proceeds of the offering, of which 1% will be in cash and 1% will be in equity of the Company for a financing transaction, or (ii) an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable). Additionally, Imperial has the right to act as a book-runner and managing underwriter for all underwritten follow-on offerings for 18 months following completion of the Initial Public Offering and the right to approve any co-lead managing underwriter or co-book runner.

Business Combination Marketing Agreement

The Company has engaged Imperial as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Imperial a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of Initial Public Offering, or $7,762,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 20% of the fee may be allocated at the Company’s sole discretion to other FINRA members that assist the Company in identifying and consummating a Business Combination.

Additionally, the Company has agreed to pay Imperial a cash fee for assisting it in obtaining financing for the Business Combination in an amount equal to 5% of the face amount of any equity securities and 3% of the face amount of any debt sold or arranged as part of the Business Combination (exclusive of any applicable finders’ fees which might become payable).

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 7 — Commitments and Contingencies (cont.)

Merger Agreement

True Harvest

On July 2, 2021, the Company entered into an amendment (the “True Harvest Amendment No.1”) to the True Harvest Holdings, Inc. Asset Purchase Agreement, dated as of March 12, 2021. Pursuant to True Harvest Amendment No. 1, the table in Section 1.05(c) of the Purchase Agreement was deleted and replaced with the following table:

36 Month Price Point
Percentage of Earnout	Flower Production – average price
0%	<$2,199
20%	$2,200 – $2,199
50%	$2,200 – $2,499
80%	$2,500 – $2,799
100%	$2,800+

In addition, pursuant to the True Harvest Amendment No. 1, a new Section 1.05.1 Hurdle Amount is added to the Purchase Agreement, whereby the purchase price of True Harvest would be adjusted by the addition of (i) up to a maximum of four million seven hundred thousand dollars ($4,700,000) added to the principal amount of the secured note to be issued at closing and (ii) up to a maximum of one million four hundred thousand dollars ($1,400,000) of additional debt to be assumed by the Buyer at closing, in each case, subject to True Harvest achieving certain revenue targets, as well as True Harvest having constructed eight grow rooms in a condition ready to accept plants for grow prior to closing, in each case as set forth in the True Harvest Amendment No. 1. Also in addition, pursuant to the True Harvest Amendment No. 1, the “drop dead” date for closing was amended to be November 30, 2021.

Theraplant

On August 10, 2021, the Company entered into an amendment (the “Theraplant Amendment No.1”) to the Agreement and Plan of Merger dated as of March 12, 2021, by and among the Company, GNRS CT Merger Sub, LLC, Theraplant and Shareholder Representative Services LLC (the “Merger Agreement”).

Pursuant to the Theraplant Amendment No. 1, the purchase price of Theraplant would be adjusted by the addition of the issuance registered shares of the Company’s common stock, par value $10.00 per share, in the aggregate amount of Fifty Million Dollars ($50,000,000). Theraplant’s selling shareholders will receive customary registration rights in connection with the issuance of shares of the Company’s common stock as part of the merger consideration. Also in addition, pursuant to the Theraplant Amendment No. 1, the “drop dead” date for closing was amended to be November 30, 2021.

The Theraplant Amendment No.1 also provides that the Company shall bear (i) 50% of all documented accounting transaction expenses incurred by Theraplant in connection with the auditor review of the Theraplant’s 2021 first quarter financial statements and (ii) all documented legal, accounting and other transaction expenses of Theraplant incurred in connection with the Merger from and after the date of the Theraplant Amendment No. 1.

Vendor Agreements

On December 15, 2020, the Company entered into an agreement with a vendor to provide accounting advisory services. The agreement requires that the Company pay $10,000 per month based on an agreed hourly time and materials rate for work performed with any additional services to be only payable upon the consummation of a Business Combination. As of September 30, 2021, the Company had paid $60,000 pursuant to this agreement and has incurred an additional 441,790 of which an additional $30,000 is included in accrued expenses and would become due upon a successful Business Combination.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 7 — Commitments and Contingencies (cont.)

On October 9, 2020, the Company entered into an agreement with a vendor to provide investor relations services related to the Company’s Business Combination. The agreement requires that the Company pay $15,000 upon commencement of the agreement plus reimbursement for any out-of-pocket expenses. In addition, the Company has agreed to pay a $100,000 fee only upon the consummation of a Business Combination. The agreement also requires the continuation of investor relations services for a minimum of six months subsequent to the consummation of a Business Combination at the rate of $15,000 per month.

On September 1, 2021, the Company entered into an agreement with a vendor to provide multimedia services related to the Company’s Business Combination and virtual investor event. This agreement requires that the Company pay $32,500 when the current financing closes-the consummation of a Business Combination. The agreement will terminate on August 31, 2022.

Note 8 — Common Stock Subject To Possible Redemption

Common Stock — On February 10, 2020, the Company amended its certificate of incorporation such that the Company is authorized to issue up to 70,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the common stock are entitled to one vote for each share. At September 30, 2021 and December 31, 2020, there were 4,642,500 shares of Common stock issued and outstanding, excluding 17,250,000 shares of Common stock subject to possible redemption which are presented as temporary equity.

Note 9 — Stockholders’ Equity

Preferred Stock — On February 10, 2020, the Company amended its certificate of incorporation such that the Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption;

•        if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 9 — Stockholders’ Equity (cont.)

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of an initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20-trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 10 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 10 — Fair Value Measurements (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2021
Assets:
Marketable securities held in Trust Account	1	$174,507,917

Liabilities:
Private warrants liability	2	$1,168,200
Convertible component of convertible promissory note	3	$941,000

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$173,656,603

Liabilities:
Private warrants liability	2	$1,980,000
Convertible component of convertible promissory note	3	$812,886

The private warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the private warrants and the shares of common stock issuable upon the exercise of the private warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the private warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The private placement warrants and the convertible component of the convertible promissory note (collectively, the “Derivative Instruments”) were accounted for as liabilities in accordance with ASC 815-40 and are presented within the private warrant liabilities and convertible promissory note, net — related party on our condensed consolidated balance sheets. The instruments are measured at fair value at inception and on a recurring basis, with changes in fair value presented within Change in fair value of private warrant liabilities and change in fair value of Convertible promissory note, net — related party in the condensed consolidated statements of operations.

Initial Measurement

The Company established the initial fair value for the warrants on February 13, 2020, the date of the Company’s Initial Public Offering, using a Black-Scholes model for the private warrants. The Company allocated the proceeds received from the sale of private warrants first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common stock subject to possible redemption and common stock based on their relative fair values at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs, and they move to a Level 2 when the public warrants begin trading separately on May 11, 2020.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 10 — Fair Value Measurements (cont.)

Subsequent Measurement

The private warrants are measured at fair value on a recurring basis. As of March 31, 2020, the private warrants are classified as Level 2 due to the use of an observable market quote in an active market.

As of September 30, 2021, the aggregate values of the private warrants and the convertible component of convertible promissory note were $1,168,200 and $941,000, respectively. The fair value assumptions are included in Note 6.

The following tables present the changes in the fair value of private warrants and the convertible component of Convertible promissory note:

Private Warrants
Fair value as of December 31, 2020	$1,980,000
Change in fair value	(811,800)
Fair value as of September 30, 2021	$1,168,200
Convertible Components
Fair value as of December 31, 2020	$812,886
Convertible Components issued in 2021	1,087,401
Change in fair value	(959,286)
Fair value as of September 30, 2021	$941,000

The private warrants are measured at fair value on a recurring basis. As of March 31, 2020, the private warrants are classified as Level 2 due to the use of an observable market quote in an active market.

As of December 31, 2020, the aggregate values of the private warrants and the convertible component of convertible promissory note were $1,980,000 and $812,886, respectively.

The following table presents the changes in the fair value of derivative liabilities:

	Private Warrants	Convertible Component
Fair value as of January 1, 2020	$—	$—
Initial measurement on February 13, 2020	1,405,800
Initial measurement on March 26, 2020		492,165
Changes in fair value	574,200	320,721
Fair value as of December 31, 2020	$1,980,000	$812,886

Note 11 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 11 — Subsequent Events (cont.)

Promissory Note

On October 1, 2021, Greenrose issued an unsecured promissory note in the principal amount of $100,000 to the Company’s Sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $100,000. The note is non-interest bearing and payable upon the consummation of a business combination.

On November 1, 2021, Greenrose issued an unsecured promissory note in the principal amount of $140,000 to the Company’s Sponsor and owner of more than 10% of the Company’s issued and outstanding Common Stock, evidencing a loan in the amount of $140,000. The note is non-interest bearing and payable upon the consummation of a business combination.

Business Combination Extension

On October 8, 2021, Greenrose notified Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate a Business Combination with the target businesses by an additional month, thereby extending the de-SPAC deadline from October 13, 2021 to November 13, 2021. Furthermore, in accordance with the Investment Management Trust Agreement between Greenrose and Continental Stock Transfer& Trust Company, dated February 11, 2020, Greenrose authorized the trustees to deposit $569,250 into the trust account on October 13, 2021.

On October 27, 2021, the stockholders approved to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from November 13, 2021 to November 30, 2021. The amended and restated certificate of incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 9, 2021.

Non-Redemption Agreement

In order to help facilitate the closing of Greenrose’s previously announced Qualified Business Combinations (as defined in the Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 5, 2021 (the “Proxy”)), on October 20, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) and YA II PN, LTD. (the “Investor”), a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP, entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”), pursuant to which the Investor has agreed to commit to purchase (collectively, the “Purchased Shares”) up to 1,000,000 shares common stock of the Company, $0.0001 par value per share, in open market transactions or in private transactions from the certain selling shareholders who are not affiliated with the Company, at a purchase price not to exceed $10.14 per share, or a combination of the foregoing.

Standby Equity Purchase Agreement

On October 20, 2021, Greenrose and the Investor, entered into a Standby Equity Purchase Agreement (the “Equity Purchase Agreement”), whereby the Investor agreed to purchase from the Company up to $100 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of 96% multiplied by the lowest daily volume weighted average price of shares during regular trading hours as reported by Bloomberg L.P. of the Company’s common stock during the three (3) consecutive trading days commencing on the advance notice date.

GREENROSE ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 11 — Subsequent Events (cont.)

Registration Rights Agreement

In connection with the entry of the Non-Redemption Agreement, Greenrose entered into a Registration Rights Agreement with the Investor (the “Yorkville Registration Rights Agreement”) pursuant to which Greenrose agrees that to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose shall use its best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the 45th calendar day following the filing of the Resale Registration Statement (or, the fifth calendar day following the date on which the Company is notified by the SEC that the Resale Registration Statement will not be or is no longer subject to further review and comments.

Amendment No. 2 to True Harvest Asset Purchase Agreement

On October 28, 2021, Company entered into an amendment (“Amendment No. 2”) to the Purchase Agreement. Pursuant to Amendment No. 2, Greenrose and True Harvest agreed that the Purchase Price Adjustment for the year 2021 will be calculated using the cumulative year-to-date revenue of the Business as of September 30, 2021.

Cancellation of Commitment for Senior Secured Loan

On November 8, 2021, SunStream Bancorp Inc. (“Sunstream”) notified the Company that the conditions precedent in connection with the previously announced financing have not been satisfied, and until such time as they are satisfied, Sunstream was not prepared to proceed with the proposed financing. In addition, on November 8, 2021, Sunstream waived the Company’s obligation to deal exclusively with Sunstream and indicated its support of the Company’s exploration of alternative financing sources. Sunstream also communicated its agreement to revisit financing opportunities at a future date, including on a co-lending basis.

Report of Independent Registered Public Accounting Firm

To the Members

Theraplant, LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Theraplant, LLC (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

March 18, 2021, except for earnings per share information included in the consolidated statements of operations and Notes 2P and 9, which is as of May 18, 2021.

THERAPLANT, LLC

Consolidated Balance Sheets
December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,263,061	$7,185,250
Accounts Receivable, Net	1,420,896	1,113,997
Inventories	3,298,310	3,998,456
Prepaid Expenses and Other Current Assets	233,221	141,337
Total Current Assets	7,215,488	12,439,040

Property and Equipment, Net	8,073,028	7,937,128
Deferred Loan Expenses, Net	23,869	25,989

TOTAL ASSETS	$15,312,385	$20,402,157

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Liabilities	$1,349,285	$1,038,090
Current Portion of Note Payable	68,674	64,742
Distributions Payable to Members	169,782	4,704,197
Total Current Liabilities	1,587,741	5,807,029

Deferred Tax Liability	57,500	54,000
Note Payable, Net of Current Portion	1,710,051	1,778,725
TOTAL LIABILITIES	3,355,292	7,639,754

COMMITMENTS AND CONTINGENCIES

TOTAL MEMBERS’ EQUITY	11,957,093	12,762,403

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$15,312,385	$20,402,157

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

THERAPLANT, LLC

Consolidated Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019
Revenues, net of discounts	$28,375,477	$17,773,900

Costs and Expenses from Operations:
Cost of Goods Sold (excludes depreciation and amortization)	8,874,978	5,166,916
Selling and Marketing	333,114	330,627
General, and Administrative	2,504,877	2,504,874
Depreciation and Amortization	798,538	976,702
Total Costs and Expenses from Operations	12,511,507	8,979,119

Income From Operations	15,863,970	8,794,781

Other Income (Expense):
Other Income (Expense), net	18	2,057
Gai on Sale of Property and Equipment	6,000	—
Interest Expense, net	(101,560)	(112,017)
Total Other Income (Expense)	(95,542)	(109,960)

Income Before Provision for Income Taxes	15,768,428	8,684,821

Provision for Income Taxes	(1,178,500)	(747,527)

Net Income	$14,589,928	$7,937,294

Net Income per share – basic and diluted – attributable to:
Angel Founder Units	$48.65	$43.96
Series A Units	$158.35	$72.53
Series R Units	$45.69	$—

Weighted average shares – basic and diluted – attributable to:
Angel Founder Units	110,000	110,000
Series A Units	42,761	42,761
Series R Units	54,000	54,000

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

THERAPLANT, LLC

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2020 and 2019

Total
Balance, January 1, 2019	$9,529,306
Distributions to Members	(4,704,197)
Net Income	7,937,294

Balance, December 31, 2019	$12,762,403
Distributions to Members	(15,449,238)
Warrants Exercised for Cash	54,000
Net Income	14,589,928
Balance, December 31, 2020	$11,957,093

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

THERAPLANT, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$14,589,928	$7,937,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	798,538	976,702
Deferred tax liabilities	3,500	54,000
Gain on sale of property and equipment	(6,000)	—
Changes in operating assets and liabilities:
Accounts receivable	(306,899)	(985,623)
Inventories	700,146	(2,116,443)
Prepaid expenses and other current assets	(91,884)	(118,773)
Accounts payable and accrued liabilities	311,195	434,596
NET CASH PROVIDED BY OPERATING ACTIVITIES	15,998,524	6,181,753

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(932,318)	(693,519)
Proceeds from sale of property and equipment	6,000	—
NET CASH USED IN INVESTING ACTIVITIES	(926,318)	(693,519)

CASH FLOW FROM FINANCING ACTIVITIES
Warrants exercised for cash	54,000	—
Distributions to members	(19,983,653)	(1,978,947)
Escrow Refund – State of Connecticut	—	500,000
Principal repayments of notes payable	(64,742)	(61,515)
NET CASH USED IN FINANCING ACTIVITIES	(19,994,395)	(1,540,462)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(4,922,189)	3,947,772

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,185,250	3,237,478

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,263,061	$7,185,250

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$101,560	$112,017

NON-CASH TRANSACTIONS
Distributions to members	4,534,415	(2,725,250)

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

1. NATURE OF OPERATIONS

Theraplant, LLC, (the “Company”) is a Connecticut State licensed marijuana producer, dedicated to providing patients options to improve their wellbeing. The Company hand selects premium cannabis genetics grown in a controlled, clean environment, under the watch of an award-winning cultivation team, and tested by a third-party laboratory for pesticides and microbiologics.

The Company is a licensed producer of medical cannabis in Connecticut pursuant to the provisions of the State of Connecticut regulations on such. The Company received its license from the State of Connecticut Department of Consumer Protection on February 7, 2014.

The Company has one wholly-owned subsidiary, TPT Holdings, LLC. TPT Holdings, LLC, has not had any activity since inception other than its singular purpose of holding securities — Leafline Industries, LLC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Preparation

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and reflect the accounts and operations of the Company.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, customers, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses, including those of the Company. This outbreak could decrease spending, adversely affect demand for the Company’s product and harm the Company’s business and results of operations. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

(b)    Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Theraplant, LLC, and its wholly-owned subsidiary, TPT Holdings, LLC.

(c)     Cash and Cash Equivalents

Cash and Cash Equivalents include cash deposits in financial institutions and other deposits that are readily convertible to cash. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. At December 31, 2020 and 2019, the Company had balances in excess of insured limits totaling approximately $7,370,705 and $6,422,452, respectively. The Company has not experienced any losses in such accounts.

(d)    Accounts Receivable and Allowances

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Allowances for doubtful accounts reflect the Company’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. The allowance is determined based on a combination of factors, including the Company’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Though infrequent, if ever, account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. No allowance for doubtful accounts was required as of December 31, 2020 and 2019.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e)     Inventories

Inventories purchased from third parties, which include work in process, finished goods, and packaging and supplies, are valued at the lower of cost and net realizable value. Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. Cost is determined using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant, and slow-moving goods and any such inventories identified are written down to net realizable value. As of December 31, 2020 and 2019, no reserve for inventories was required.

On February 8, 2020, one of the Company’s grow rooms had a fire, destroying the plants housed within that room. The inventory was immediately adjusted down to account for the loss of plants. The insurance company paid for the repairs to the room, and a claim is still pending for lost revenues of $1,000,000, the policy limit.

(f)     Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land Improvements	15 Years
Buildings and Improvements	39 Years
Furniture and Fixtures	7 Years
Computer Equipment and Software	3 Years
Vehicles	5 Years
Production and Processing Equipment	7 Years

(g)    Income Taxes

The Company’s Members have elected to have the Company treated as a partnership for income tax purposes. As such, all the Company’s items of income, loss, deduction, and credit are passed through to, and taken into account by, the Company’s Members in computing their own taxable income.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

The State of Connecticut imposes a corporate flow through tax on partnership earnings, resulting in an accrued tax liability on the consolidated balance sheets as of December 31, 2020 and 2019 in the amounts of $209,046 and $92,807, respectively.

The deferred tax amounts arise from timing differences between federal and state depreciation regulations. The deferred tax liabilities on the consolidated balance sheets as of December 31, 2020 and 2019 are $57,500 and $54,000, respectively.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h)    Revenue Recognition

For the years ended December 31, 2020 and 2019, the Company has adopted Financial Accounting Standards Board (“FASB”) Audit Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” and all the related amendments, which are also codified into Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”.

Through application of this standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

•        Identify a customer along with a corresponding contract;

•        Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•        Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•        Allocate the transaction price to the performance obligation(s) in the contract;

•        Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues is generally recognized at a point in time when control over goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s policy. Sales discounts were not material during the years ended December 31, 2020 and 2019.

(i)     Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, accrued liabilities, and short-term borrowings, approximate fair value due to the short maturity of these instruments. The carrying amounts of long-term debt approximate fair value because the interest rates fluctuate with market interest rates or the fix rate are based on current rates received by the Company for instruments with similar terms and maturities.

It is the Company’s policy, in general, to measure nonfinancial assets and liabilities at fair value on a nonrecurring basis. These items are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (such as evidence of impairment) which, if material, are disclosed in the accompanying notes to these consolidated financial statements.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3:	Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the years ended December 31, 2020 and 2019.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(j)     Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and related disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from the estimates.

The Company is subject to a number of risks similar to those of other companies of similar size and having a focus on serving the cannabis industry, including limited number of suppliers, acquisitions and integration, and government regulations.

(k)    Impairment of Long-Lived Assets

The Company accounts for its long-lived assets such as property and equipment in accordance with FASB ASC Topic No. 360, “Accounting for the Impairment or Disposal of Long-lived Assets” (“ASC 360”).

Management reviews long-lived assets for impairment whenever changes in events or circumstances indicate the assets may be impaired, but no less frequently than annually. Pursuant to ASC 360, an impairment loss is to be recorded when the net book value of an asset exceeds the undiscounted cash flows expected to be generated from the use of the asset. If an asset is determined to be impaired, the asset is written down to its realizable value, and the loss is recognized in the consolidated statement of operations in the period when the determination is made. No impairment charges for long-lived assets have been recorded for the years ended December 31, 2020 and 2019.

(l)     Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the historical collectability and large number of customers. The Company does not believe it is subject to any significant risk of loss related to concentrations of credit risk.

(m)   Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2020, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. At December 31, 2020 and 2019, the Company does not have any leases that qualify under ASU 2016-02.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. For private companies, ASU 2018-13 is effective for annual beginning after December 15, 2019. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In June 2016, the FASB issued ASC 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to measure all expected credit losses for most financial assets held at the reporting date based on an expected loss model which includes historical experience, current conditions, and reasonable and supportable forecasts. Companies will now use forward-looking information to better form their credit loss estimates. ASU 2016-13 also requires enhanced disclosures to help financial statement users better understand significant estimates and judgements used in estimating credit losses, as well as the credit quality and underwriting standards of a company’s portfolio. For private companies, ASU 2016-13 is effective for annual periods beginning after December 15, 2022. The Company does not believe that the impact of the new standard on its consolidated financial statements will be material.

(n)    Advertising

Advertising amounts are expensed as incurred. For the years ended December 31, 2020 and 2019 the advertising amounts were $333,114 and $330,627, respectively.

(o)    Stock-Based Compensation

The Company accounts for its share-based awards in accordance with ASC Subtopic 718-10, “Compensation — Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all share-based payment awards made to employees and directors, including restricted share awards. The Company estimates the fair value using a closed option valuation (Black-Scholes) model. The fair value model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected share price volatility of the underlying share. The assumptions used in calculating the fair value of share-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, share-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If the actual forfeiture rate is materially different from management’s estimates, the share-based compensation expense could be significantly different from what the Company has recorded in the current period.

(p)    Net Income Per Share

The Company follows the two-class method when computing net income per unit as the Company has issued units that meet the definition of participating securities. The two- class method determines net income per unit for each class of Angel Founder Units, Series A and Series R Units and participating units according to distributions declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to the Angel Founder Units, Series A Units and Series R Units for the period to be allocated between the Angel Founder Units, Series R Units, and Series A Units based upon their respective rights to share in undistributed earnings as if all income for the period had been distributed.

Basic net income per unit attributable to Angel Founder Units, Series A Units and Series R Units is computed by dividing net income attributable to those units by the respective weighted-average number of units outstanding for the period. Diluted net income per unit attributable to Angel Founder Units and Series R Units is computed by adjusting net income attributable to Angel Founder Units, Series A Units and Series R Units to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income per unit attributable to Angel Founder Units, Series A Units and Series R Units is computed by dividing the diluted net income attributable to the respective unit class by the weighted-average number of units outstanding for the period, including potentially dilutive units. For purposes of this calculation, the Company’s outstanding warrants are considered potentially dilutive Series R Units.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s Series A Units contractually entitle the holders of such securities to participate in dividends limited to their original investment plus 35%. Once the Series A Units have been repaid their investment plus a 35% return, they share equally with the Angel Founder Units and Series R Units, respectively. The Company completed the repayment of the Series A Unit holders original investment plus 35% return in the first half of 2020.

(q)    Segment Reporting

Operating segments are identified as components of an enterprise where separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions on how to allocate resources and assess performance. The Company operates as a single segment which is its only reportable segment: the production and sale of cannabis products. The Company has determined that its Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer, and the CODM makes decisions based on the Company as a whole.

3. INVENTORIES

At December 31, 2020 and 2019, the Company’s inventories include the following:

	2020	2019
Raw Materials	$666,516	$579,221
Work In Process	2,131,736	2,616,069
Finished Goods	500,058	803,166

Total Inventories	$3,298,310	$3,998,456

4. PROPERTY AND EQUIPMENT

At December 31, 2020 and 2019, the Company’s property and equipment consisted of the following:

	2020	2019
Land	$488,193	$488,193
Land Improvements	356,628	356,628
Buildings and Improvements	6,612,492	6,101,519
Furniture and Fixtures	180,155	167,775
Computer Equipment and Software	74,448	74,448
Vehicles	100,473	100,473
Production and Processing Equipment	4,856,512	4,505,411
Total Property and Equipment, Gross	12,668,901	11,794,447
Less accumulated depreciation	(4,595,873)	(3,857,319)

Property and Equipment, Net	$8,073,028	$7,937,128

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 totaled $798,538 and $976,702, respectively.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

5. NOTE PAYABLE

At December 31, 2020 and 2019, note payable consisted of the following:

	2020	2019
Promissory note dated March 31, 2017, in the original amount of $2,000,000, which matures April 1, 2027. Principal and interest (5.5% per annum) payments of $13,849 are due monthly through March 2022. On April 1, 2022, the interest rate adjusts to equal 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” for 5 years, however, monthly payments of principal and interest may not be less than $13,849 through April 1, 2027, upon which date the unpaid principal amount is due.*	$1,778,725	$1,843,467

Total Note Payable	1,778,725	1,843,467
Less: current portion	(68,674)	(64,742)

Note payable, net of current portion	$1,710,051	$1,778,725

Maturities of note payable are as follows:

Year Ending December 31:
2021	68,674
2022	72,606
2023	76,763
2024	81,159
2025	85,805
Thereafter	1,393,718
$1,778,725

____________

*        The promissory note is secured by the Mortgage attached to the real property located at 856 Echo Lake Road, Watertown, CT (the “Premises”), and is subject to various financial and non-financial covenants.

6. MEMBERS’ EQUITY

The Company’s operating agreement provides for the issuance of Series A Units, Angel Founder Units, Series R Units and Service Units.

The Series A Units, Angel Founder Units and Series R Units have voting rights, whereas the Service Units are non-voting.

The operating agreement allows for Managing Members to make periodic distributions to Members in connection with taxable income allocated to Members for income tax purposes multiplied by the assumed income tax rate of 44% (“Tax Distributions”). Other distributions, as approved by Managing Members, are based on each Members’ unit percentage interest. Distributions to Angel Founder Members were subordinated to a return of the Series A Members value of their capital interests at the time of the issuance of the Series R Units. The Series A Preferred Members had a preference on distributions (“Preferred Distributions”) totaling 90% of any distributions until they received their initial investment plus an additional 35%. Only Angel Founder Members were entitled to the 10% distribution until the Series A Members were paid off. Once the Series A Members have received their initial investment plus the 35%, all distributions going forward are paid pro-rata amongst all units.

The Company issued 110,000 Angel Founder Units, and 42,761 Series A Units during 2013. On September 17, 2018, the Company issued 54,000 Series R Warrants. On January 7, 2020, 29,000 Series R Warrants were exercised, and on March 12, 2020, the remaining 25,000 Series R Warrants were exercised, resulting in 54,000 Series R Units being issued in exchange for the warrants. As of December 31, 2020, the Company has issued 110,000 of Angel Founder Units, 54,000 of Series R Units, and 42,761 of Series A Units.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

6. MEMBERS’ EQUITY (cont.)

Except for Tax Distributions and Preferred Distributions as discussed above, distributions are to be made to Members in proportion to their respective Percentage Interests as of the time of such distribution.

All Service units are intended to constitute profit interests for U.S. federal income tax purposes. As of December 31, 2020 and 2019, no Service Units have been issued.

7. STOCK-BASED COMPENSATION

On September 17, 2018, the Company issued 54,000 warrants to various members of management. The warrants vested immediately and had an exercise price of $1 per unit. The fair value of the warrants at the time of issuance was determined to be $1,921,860. As the warrants vested immediately, the Company recorded stock-based compensation of $1,921,860 on the date of issuance. During the first quarter of 2020, the warrant holders exercised their options resulting in the Company issuing 54,000 Series R Units to the warrant holders.

The fair value of warrants granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	Number of Warrants	Weighted Average Exercise price
Balance, January 1, 2019	54,000	$1
Granted	—	—
Balance, December 31, 2019	54,000	$1
Granted	—	—
Exercised	(54,000)	$1
Balance, December 31, 2020	—	$—
September 17, 2018
Weighted-Average Risk-Free Annual Interest Rate	2.81%
Weighted-Average Expected Annual Dividend Yield	0.00%
Weighted-Average Expected Annual Stock Price Volatility	111.92%
Weighted-Average Expected Annual Life in Years	3
Weighted-Average Estimated Forfeiture Rate	0.00%

Stock price volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life represents the period of time that the warrants granted are expected to be outstanding. The risk-free rate was based on United States Treasury zero coupon bond with a remaining term equal to the expected life of the options.

8. COMMITMENTS AND CONTINGENCIES

(a)    Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2020 and 2019, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

8. COMMITMENTS AND CONTINGENCIES (cont.)

(b)    Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2020 and 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s Managing Members or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

9. NET INCOME PER SHARE

Basic and diluted net loss per share attributable to members was calculated as follows:

	Year ended December 31,
	2020			2019
	Angel Founder Units	Series A Units	Series R Units	Angel Founder Units	Series A Units	Series R Units
Net income allocation	$5,351,769	$6,770,995	$2,467,164	$4,835,814	$3,101,480	$—
Weighted averaged units – basic	110,000	42,761	54,000	110,000	42,761	54,000
Weighted averaged units – diluted	110,000	42,761	54,000	110,000	42,761	54,000
Earnings per unit – basic	$48.65	$158.35	$45.69	$43.96	$72.53	$—
Earnings per unit – diluted	$48.65	$158.35	$45.69	$43.96	$72.53	$—

10. SUBSEQUENT EVENTS

The Company entered into a construction loan in the amount of $4,036,000, and a commercial term loan in the amount of $550,000 on February 22, 2021.

The construction loan note matures February 1, 2032. The note shall bear interest through January 31, 2027, at a rate of 6.875% per annum, adjusting to 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” on February 1, 2027 for the duration of the loan, with a “floor interest rate” of 5.5%. The construction loan note is secured by the Mortgage attached to the real property located at 856 Echo Lake Road, Watertown, CT (the “Premises”), and is subject to various financial and non-financial covenants.

The commercial term note matures March 1, 2026. The note shall bear interest for the entire term of the loan at a rate of 6.875% per annum. The commercial term note is secured by a General Security Agreement and other Loan Documents, and is subject to various financial and non-financial covenants.

On March 12, 2021, the Company managing members entered into an agreement with Greenrose Acquisition Corp, (Greenrose), a special purpose acquisition company, to sell the entity to Greenrose for approximately one hundred million dollars subject to regulatory and stockholder/equity holder’s approval as well as other customary closing conditions.

THERAPLANT, LLC

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

10. SUBSEQUENT EVENTS (cont.)

On March 14, 2021, the Company received a letter from counsel for four (4) members of the Company (i) requesting information regarding the 2018 issuance of warrants to certain members of management and a consultant of the Company, and (ii) alleging potential claims against the Company, including for breach of fiduciary duty, fraudulent misrepresentation and omissions, and potentially breach of the Company’s operating agreement. The Company is preparing a written response and no claims have been filed.

With respect to the foregoing matter, because the Company has not concluded that the likelihood of an unfavorable outcome is either “probable” or “remote”, the Company expresses no opinion as to the likely outcome of such matter. Furthermore, the Company is unable to provide an estimate of the amount or range of potential loss if the outcome of pending or overtly threatened litigation, claims or assessments should be unfavorable.

Subsequent events have been evaluated through May 18, 2021, which is the date these consolidated financial statements were available to be issued.

THERAPLANT, LLC
Consolidated Balance Sheets
September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,678,125	$2,263,061
Accounts Receivable, Net	1,381,115	1,420,896
Inventories	3,230,929	3,298,310
Prepaid Expenses and Other Current Assets	239,756	233,221
Total Current Assets	8,529,925	7,215,488
Property and Equipment, Net	12,264,611	8,073,028
TOTAL ASSETS	$20,794,536	$15,288,516

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Liabilities	$1,494,426	$1,349,285
Current Portion of Notes Payable	216,676	68,674
Distributions Payable to Members	—	169,782
Total Current Liabilities	1,711,102	1,587,741
Deferred Tax Liabilities	58,000	57,500
Note Payables, Net of Current Portion	5,147,027	1,686,182
TOTAL LIABILITIES	6,916,129	3,331,423
Commitments and Contingencies
TOTAL MEMBERS’ EQUITY	13,878,407	11,957,093
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,794,536	$15,288,516

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC
Unaudited Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2021 and 2020

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues, net of discounts	$6,235,744	$7,366,062	$19,955,892	$21,344,457
Cost and expenses from operations:
Costs of goods sold (excluding depreciation)	2,001,181	2,469,397	6,420,529	6,881,485
Selling and Marketing	12,004	116,148	198,159	256,353
General, and Administrative	853,002	532,961	2,850,983	1,972,998
Depreciation	204,805	199,105	606,780	597,314
Total costs and expenses	3,070,992	3,317,611	10,076,451	9,708,150
Income from operations	3,164,752	4,048,451	9,879,441	11,636,307
Other Income (Expense):
Interest Expense, net	(62,491)	(25,987)	(145,652)	(78,263)
Total Other Income (Expense)	(62,491)	(25,987)	(145,652)	(78,263)
Income Before Provision for Income Taxes	3,102,261	4,022,464	9,733,789	11,558,044
Provision for Income Taxes	(262,625)	(286,125)	(812,475)	(889,500)
Net Income	$2,839,636	$3,736,339	$8,921,314	$10,668,544

Net Income per share – basic and diluted – attributable to:
Angel Founder Units	$13.73	$18.07	$43.15	$29.93
Series A Units	13.73	18.07	43.15	139.07
Series R Units	13.73	18.07	43.15	26.48

Weighted average shares – basic and diluted – attributable to:
Angel Founder Units	110,000	110,000	110,000	110,000
Series A Units	42,761	42,761	42,761	42,761
Series R Units	54,000	54,000	54,000	54,000

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC
Unaudited Consolidated Statements of Changes in Members’ Equity
Nine Months Ended September 30, 2021 and 2020

Total
Balance, December 31, 2020	$11,957,093
Distributions to Members	(7,000,000)
Net Income	8,921,314
Balance, September 30, 2021	$13,878,407
Balance, December 31, 2019	$12,762,403
Distributions to Members	(8,449,238)
Warrants Exercised for Cash	54,000
Net Income	10,668,544
Balance, September 30, 2020	$15,035,709

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2021 and 2020

	September 30, 2021	September 30, 2020
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$8,921,314	$10,668,544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	606,780	597,314
Deferred tax liabilities	500	5,250
Changes in operating assets and liabilities:
Accounts receivable	39,781	(140,973)
Inventories	67,381	523,782
Prepaid expenses and other current assets	(6,535)	(72,982)
Accounts payable and accrued liabilities	145,141	827,399
NET CASH PROVIDED BY OPERATING ACTIVITIES	9,774,362	12,408,334
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,798,363)	(480,370)
NET CASH USED IN INVESTING ACTIVITIES	(4,798,363)	(480,370)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from notes payable, net of loan fees	3,696,230	—
Distributions to members	(7,169,782)	(12,931,213)
Warrants exercised for cash	—	54,000
Principal repayments of notes payable	(87,383)	(46,489)
NET CASH USED IN FINANCING ACTIVITIES	(3,560,935)	(12,923,702)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,415,064	(995,738)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,263,061	7,185,250
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,678,125	$6,189,512
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$135,242	$76,673
Distributions To Members
Accrued distributions as of December 31, 2020 and 2019	$169,782	$4,704,197
Distribution to members, September 30, 2021 and 2020	7,000,000	8,449,238
Accrued distributions as of September 30, 2021 and 2020	—	(222,222)
Cash distributions to members	$7,169,782	$12,931,213

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC
Notes to Consolidated Financial Statements

1. NATURE OF OPERATIONS

Theraplant, LLC, (the “Company”) is a licensed producer of medical cannabis in Connecticut pursuant to the provisions of the State of Connecticut, Department of Consumer Protection rules & regulations. The Company received its license from the State of Connecticut Department of Consumer Protection on February 7, 2014.

The Company has one wholly-owned subsidiary, TPT Holdings, LLC. TPT Holdings, LLC, has not had any activity since inception other than its singular purpose of holding units (0.78% ownership) in Leafline Industries, LLC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Preparation

The accompanying unaudited consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and reflect the accounts and operations of the Company. The accompanying financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020. Results for the nine months ended September 30, 2021 are not necessarily an indication of the results that may be expected for the full year ending December 31, 2021.

In March 2020, the World Health Organization declared the coronavirus (COVID-19) a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, customers, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses, including those of the Company. This outbreak could decrease spending, adversely affect demand for the Company’s product and harm the Company’s business and results of operations. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

(b) Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Theraplant, LLC, and its wholly-owned subsidiary, TPT Holdings, LLC. TPT Holdings, LLC is fully consolidated and will continue to be consolidated until the date when such control ceases. The financial statements of TPT Holdings, LLC is prepared for the same reporting period as the Company. All intercompany balances and transactions are eliminated.

(c) Cash and Cash Equivalents

Cash and Cash Equivalents include cash deposits in financial institutions and other deposits that are readily convertible to cash. However, these deposits in the financial institutions are not covered by FDIC Insurance.

(d) Income Taxes

The Company’s Members have elected to have the Company treated as a partnership for federal income tax purposes. As such, all the Company’s items of income, loss, deduction, and credit are passed through to, and reported by the Company’s Members in computing their own taxable income.

The State of Connecticut imposes a 6.99% pass through income based tax on partnership earnings, resulting in the applicability of ASC 740.

The Company has computed its provision for income taxes under the discrete method which treats the year-to-date period as if it were the annual period and determines the income tax expense or benefit on that basis. The discrete method is applied when application of the estimated annual effective tax rate is impractical because it is not possible to reliably estimate the annual effective tax rate. We believe that, at this time, the use of this discrete method is more appropriate than the annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to the high degree of uncertainty in estimating annual pre-tax income due to the early growth stage of the business.

THERAPLANT, LLC
Notes to Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

State income tax expense for the three months ended September 30, 2021 and 2020 is $262,625 and $286,125, respectively. State income tax expenses for the nine months ended September 30, 2021 and 2020 is $812,475 and $889,500, respectively. State tax payable/(prepaid) included in “Accounts Payable and Accrued Expenses” on the consolidated balance sheets as of September 30, 2021 and December 31, 2020 is ($22,979) and $209,046, respectively.

The deferred tax amounts relate to temporary differences between federal and state depreciation regulations. The deferred tax liabilities on the consolidated balance sheets as of September 30, 2021 and December 31, 2020, are $58,000 and $57,500, respectively.

(e) Revenue Recognition

On January 1, 2020, the Company adopted Financial Accounting Standards Board (“FASB”) Audit Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” and all the related amendments, which are also codified into Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”.

Through application of this standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

1.      Identify a customer along with a corresponding contract;

2.      Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

3.      Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

4.      Allocate the transaction price to the performance obligation(s) in the contract;

5.      Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues is generally recognized at a point in time when control over goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s policy.

The Company’s policy is not to offer returns and credits on products sold.

(f) Net Income Per Unit

The Company follows the two-class method when computing net income per unit as the Company has issued units that meet the definition of participating securities. The two-class method determines net income per unit for each class of Angel Founder Units, Series A and Series R Units and Service units according to distributions declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to the Angel Founder Units, Series A Units and Series R Units for the period to be allocated between the Angel Founder Units, Series R Units, and Series A Units based upon their respective ownership rights. To share in undistributed earnings as if all income for the period had been distributed.

Basic net income per unit attributable to Angel Founder Units, Series A Units and Series R Units is computed by dividing net income attributable to those units by the respective weighted-average number of units outstanding for the period. Diluted net income per unit attributable to Angel Founder Units, Series A and Series R Units is computed

THERAPLANT, LLC
Notes to Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

by adjusting net income attributable to Angel Founder Units, Series A Units and Series R Units to consider reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income per unit attributable to Angel Founder Units, Series A Units and Series R Units is computed by dividing the diluted net income attributable to the respective unit class by the weighted-average number of units outstanding for the period, including potentially dilutive units. For purposes of this calculation, the Company’s outstanding warrants are considered potentially dilutive Series R Units.

The Company’s Series A Units contractually entitle the holders of such securities to participate in distributions limited to their original investment plus 35%. Once the Series A Units have been repaid their investment plus a 35% return, they share based on their ownership percentage with the Angel Founder Units and Series R Units, respectively. The Company completed the repayment of the Series A Unit holders’ original investment plus 35% return during 2020.

(g) Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from the estimates and those differences could be material.

(h) Recently Issued But Not Yet Adopted Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04 (ASU), Reference Rate Reform (Topic 848) (“ASC 848”), this standard provides optional guidance for a limited period of time to ease the potential burden in accounting for the effects of reference rate reform on financial reporting. Reference rates are widely used in a broad range of financial instruments and other agreements. In response to concerns about structural risks of interbank offered rates, regulators in several jurisdictions around the world have undertaken efforts generally referred to as reference rate reform, to identify alternative reference rates that are more observable or transaction-based and less susceptible to manipulation. As a result of the reference rate reform initiative, certain widely used reference rates are expected to be discontinued. The ASU can be adopted no later than December 31, 2022 with early adoption permitted. The Company is evaluating the effect of adopting this new accounting guidance.

(i) Reclassification

Certain prior year/period amounts have been reclassified for consistency with the current period presentation.

(j) Segment Reporting

Operating segments are identified as components of an enterprise where separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions on how to allocate resources and assess performance. The Company operates as a single segment which is its only reportable segment: the production and sale of cannabis products. The Company has determined that its Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer, and the CODM makes decisions based on the Company as a whole.

3. INVENTORIES

At September 30, 2021 and December 31, 2020, the Company’s inventories consisted of the following:

	September 30, 2021	December 31, 2020
Raw materials, packaging supplies and consumables	$722,234	$666,516
Work In process	2,025,516	2,131,736
Finished goods	483,179	500,058
Total Inventories	$3,230,929	$3,298,310

THERAPLANT, LLC
Notes to Consolidated Financial Statements

4. PROPERTY AND EQUIPMENT

At September 30, 2021 and December 31, 2020, the Company’s property and equipment consisted of the following:

	September 30, 2021	December 31, 2020
Land	$488,193	$488,193
Land Improvements	356,628	356,628
Buildings and Improvements	10,900,006	6,612,492
Furniture and Fixtures	460,561	180,155
Computer Equipment and Software	81,492	74,448
Vehicles	131,466	100,473
Production and Processing Equipment	5,048,918	4,856,512
Total Property and Equipment, Gross	17,467,264	12,668,901
Less accumulated depreciation	(5,202,653)	(4,595,873)
Property and Equipment, Net	$12,264,611	$8,073,028

Depreciation expense for the three months ended September 30, 2021 and 2020 totaled $204,805 and $199,105, respectively. Depreciation expense for the nine months ended September 30, 2021 and 2020 totaled $606,780 and $597,314, respectively.

5. NOTES PAYABLE

At September 30, 2021 and December 31, 2020, notes payable consisted of the following:

	September 30, 2021	December 31, 2020
Promissory note dated March 31, 2017, in the original amount of $2,000,000, which matures April 1, 2027. Principal and interest (compute at 5.5% per annum) payments of $13,849 are due monthly through March 2022. On April 1, 2022, the interest rate adjusts to equal 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” for 5 years, however, monthly payments of principal and interest may not be less than $13,849 through April 1, 2027, upon which date the unpaid principal amount is due.	$1,727,597	$1,778,725
Construction loan dated February 22, 2021, provides for borrowing up to $4,360,000, which matures on February 1, 2032. The note shall bear interest through January 31, 2027, at a rate of 6.875% per annum, adjusting to 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” on February 1, 2027 for the duration of the loan, with a “floor interest rate” of 5.5%.	3,287,961	—
Commercial term loan dated February 22, 2021, in the original amount of $550,000, which matures on March 1, 2026. The note shall bear interest for the entire term of the loan at a rate of 6.875% per annum. The commercial term note is secured by a General Security Agreement and other Loan Documents and is subject to various financial and non-financial covenants.	503,335	—
Total Notes Payable	$5,518,893	$1,778,725
Less deferred loan finance costs	(155,190)	(23,869)
Less current portion	(216,676)	(68,674)
Note Payables, Net of Current Portion	$5,147,027	$1,686,182

THERAPLANT, LLC
Notes to Consolidated Financial Statements

5. NOTES PAYABLE (cont.)

The aggregate annual principal maturities of debt as of September 30, 2021 and December 31, 2020 for the next five years and thereafter are as follows:

2022	$216,676	$68,674
2023	264,475	72,606
2024	282,205	76,763
2025	301,133	81,159
2026	253,193	85,805
Thereafter	4,201,211	1,393,718
	$5,518,893	$1,778,725

6. MEMBERS’ EQUITY

The Company’s operating agreement provides for the issuance of Angel Founders Units, Series A Units, Series R Units and Service Units.

The Angel Founders Units, Series A Units and Series R Units have voting rights, whereas the Service Units are non-voting.

The operating agreement allows for Managing Members to make periodic distributions to Members in connection with taxable income allocated to Members for income tax purposes multiplied by the top individual income tax rate at the time of the distribution (“Tax Distributions”). Other distributions, as approved by Managing Members, are based on each Members’ unit percentage interest. Distributions to Angel Founder Members were subordinated to a return of the Series A Members value of their capital interests at the time of the issuance of the Series R Units. The Series A Preferred Members had a preference on distributions (“Preferred Distributions”) totaling 90% of any distributions until they received their initial investment plus an additional 35%. Only Angel Founder Members were entitled to the 10% distribution until the Series A Members were paid off. Once the Series A Members have received their initial investment plus the 35%, all distributions going forward are paid pro-rata amongst all units.

The Company issued 110,000 Angel Founder Units, and 42,761 Series A Units during 2013. On September 17, 2018, the Company issued 54,000 Series R Warrants. On January 7, 2020, 29,000 Series R Warrants were exercised, and on March 12, 2020, the remaining 25,000 Series R Warrants were exercised, resulting in 54,000 Series R Units being issued in exchange for the warrants. As of September 30, 2021 and December 31, 2020, the Company has issued and outstanding 110,000 of Angel Founder Units, 54,000 of Series R Units, and 42,761 of Series A Units. Except for Tax Distributions and Preferred Distributions as discussed above, distributions are to be made to Members in proportion to their respective Percentage Interests as of the time of such distribution.

All Service units are intended to constitute profit interests for U.S. federal income tax purposes. As of September 30, 2021, and December 31, 2020, no Service Units have been issued.

7. STOCK-BASED COMPENSATION

On September 17, 2018, the Company issued 54,000 warrants to various members of management. The warrants vested immediately and had an exercise price of $1 per unit. The fair value of the warrants at the time of issuance was determined to be $1,921,860. As the warrants vested immediately, the Company recorded stock-based compensation of $1,921,860 on the date of issuance. During the nine months ended September 30, 2020, the warrant holders exercised their options resulting in the Company issuing 54,000 Series R Units to the warrant holders (see Note 6).

THERAPLANT, LLC
Notes to Consolidated Financial Statements

7. STOCK-BASED COMPENSATION (cont.)

The fair value of warrants granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	Number of Warrants	Weighted Average Exercise Price
Balance, December 31, 2019	54,000	$1
Granted	—	—
Exercised	(54,000)	$1
Balance, September 30, 2020	—	$—

Stock price volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life represents the period of time that the warrants granted are expected to be outstanding. The risk-free rate was based on United States Treasury zero coupon bond with a remaining term equal to the expected life of the options.

8. COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

On March 14, 2021, the Company received a letter from counsel for four (4) members of the Company (i) requesting information regarding the 2018 issuance of warrants to certain members of management and a consultant of the Company, and (ii) alleging potential claims against the Company, including for breach of fiduciary duty, fraudulent misrepresentation and omissions, and potentially breach of the Company’s operating agreement. The Company, through its legal counsel has responded to two separate information requests and no claims have been filed. Because the Company has not concluded that the likelihood of an unfavorable outcome in either “probable” or “remote,” the Company expresses no opinion as to the likely outcome of such matter. Furthermore, the Company is unable to provide an estimate of the amount or range of potential loss if the outcome of pending or overtly threatened litigation, claims or assessments should be unfavorable.

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At September 30, 2021 and December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s Managing Members or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

On March 12, 2021, the Company entered into a definitive agreement with Greenrose Acquisition Corp, (Greenrose), a special purpose acquisition company, to sell 100% of its equity to Greenrose for approximately one hundred million dollars and assumption of its debt, subject to regulatory and stockholder/equity holder’s approval as well as other customary closing conditions.

On August 10, 2021, the Company agreed to an amendment of the original agreement with the Acquirer. The amendment provides for $50,000,000 of additional consideration, in the form of common stock of the Acquirer, valued at $10 per share. This additional consideration is in addition to the $100,000,000 of cash consideration provided for in the original agreement. The Company also agreed to extend the date on which either party can terminate the definitive agreement from August 13, 2021 to November 30, 2021.

THERAPLANT, LLC
Notes to Consolidated Financial Statements

9. NET INCOME PER SHARE

Basic and diluted net income per share attributable to members was calculated as follows:

	Three Months Ended September 30,
	2021			2020
	Angel Founder Units	Series A Units	Series R Units	Angel Founder Units	Series A Units	Series R Units
Net income allocation	$1,510,729	$587,276	$741,631	$1,987,789	$772,726	$975,823
Weighted average units – basic	110,000	42,761	54,000	110,000	42,761	54,000
Weighted average units – diluted	110,000	42,761	54,000	110,000	42,761	54,000
Earnings per unit – basic	$13.73	$13.73	$13.73	$18.07	$18.07	$18.07
Earnings per unit – diluted	13.73	13.73	13.73	18.07	18.07	18.07
	Nine Months Ended September 30,
	2021			2020
	Angel Founder Units	Series A Units	Series R Units	Angel Founder Units	Series A Units	Series R Units
Net income allocation	$4,746,275	$1,845,049	$2,329,990	$3,291,789	$5,946,696	$1,430,059
Weighted average units – basic	110,000	42,761	54,000	110,000	42,761	54,000
Weighted average units – diluted	110,000	42,761	54,000	110,000	42,761	54,000
Earnings per unit – basic	$43.15	$43.15	$43.15	$29.93	$139.07	$26.48
Earnings per unit – diluted	43.15	43.15	43.15	29.93	139.07	26.48

10. SUBSEQUENT EVENTS

For the nine months ended September 30, 2021, the Company has evaluated subsequent events for potential recognition and disclosures through the date the consolidated financial statements were available to be issued and no material subsequent events were identified.

Independent Auditor’s Report

Management and Those Charged with Governance
True Harvest, LLC
Phoenix, Arizona

Report on the Financial Statements

We have audited the accompanying financial statements of True Harvest, LLC (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Macias Gini & O’Connell LLP

San Diego, California
April 5, 2021

TRUE HARVEST, LLC

Balance Sheets
As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$447,455	$49,833
Restricted Cash	200,000	200,000
Accounts Receivable	267,577	190,322
Inventories	1,401,779	1,675,239
Other Current Assets	141,688	11,664
Total Current Assets	2,458,499	2,127,058
Property and Equipment, Net	3,335,849	2,547,437
Note Receivable from Customer	85,574	198,428
Deposits and Other Assets	133,347	214,347
TOTAL ASSETS	$6,013,269	$5,087,270
LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Current Liabilities:
Accounts Payable	$1,092,508	$1,140,963
Accrued Liabilities	851,978	1,756,509
Distribution Payable	37,500	—
Current Portion of Notes Payable	3,298,842	3,482,331
Total Current Liabilities	5,280,828	6,379,803
Long-Term Liabilities
Notes Payable, Net of Current Portion	8,042,405	4,896,233
Deferred Rent	533,210	464,163
TOTAL LIABILITIES	13,856,443	11,740,199
MEMBERS’ DEFICIT	(7,843,174)	(6,652,929)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$6,013,269	$5,087,270

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Statements of Operations
Years Ended December 31, 2020 and 2019

	2020	2019
Revenues, Net	$8,036,344	$1,281,452
Costs and Expenses from Operations:
Cost of Revenues (Excludes Depreciation)	5,817,553	2,406,351
Selling, General and Administrative	1,022,046	952,131
Depreciation	541,883	398,182
Total Costs and Expenses from Operations	7,381,482	3,756,664
Income (Loss) From Operations	654,862	(2,475,212)
Interest Expense	1,555,835	1,329,989
Other Expense, Net	101,032	1,955
Net Loss	$(1,002,005)	$(3,807,156)

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Statements of Changes in Members’ Deficit
Years Ended December 31, 2020 and 2019

Total
Balance, January 1, 2019	$(3,045,773)
Conversion of a note to membership interests	200,000
Net loss	(3,807,156)
Balance, December 31, 2019	(6,652,929)
Distribution to members	(188,240)
Net loss	(1,002,005)
Balance, December 31, 2020	$(7,843,174)

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Statements of Cash Flows
Years Ended December 31, 2020 and 2019

	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(1,002,005)	$(3,807,156)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	541,883	398,182
Loss on disposal of property and equipment	35,193	57,551
Loss on debt forgiveness	81,000	—
Changes in operating assets and liabilities:
Accounts receivable	(77,255)	(190,322)
Note receivable from customer	112,854	(198,428)
Inventories	273,460	(1,675,239)
Other current assets	(130,024)	(11,233)
Other assets		—
Accounts payable	(48,455)	697,290
Accrued liabilities	1,091,671	1,373,265
Deferred rent	69,047	103,529
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	947,369	(3,252,561)
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,365,488)	(493,025)
Proceeds from disposition of property and equipment	—	2,000
NET CASH USED IN INVESTING ACTIVITIES	(1,365,488)	(491,025)
CASH FLOW FROM INVESTING ACTIVITIES
Distributions to members	(150,740)	—
Proceeds from issuance of notes payable	1,814,432	3,993,419
Principal repayment of notes payable	(847,951)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	815,741	3,993,419

NET INCREASE IN CASH AND CASH EQUIVALENTS	397,622	249,833
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	249,833	—
CASH AND CASH EQUIVALENTS, END OF YEAR	$647,455	$249,833
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$396,011	$1,294
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of a note to membership interests	$—	$200,000
Conversion of existing promissory notes and associated accrued interest into new promissory notes	$10,317,044	$167,509
Distribution declared	$37,500	$—

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

1. NATURE OF OPERATIONS

True Harvest, LLC (the “Company”) is a limited liability company established in 2015 in the State of Arizona. The Company cultivates, manufactures, and sells medical marijuana in the State of Arizona, under a cultivation agreement with a third-party licensor, who has a medical marijuana dispensary registration certificate from Arizona Department of Health Services and is authorized to operate an off-site cultivation facility.

The Company managed and operated a facility located at 4301 W. Buckeye, Phoenix, AZ (the “Facility”) to cultivate and manufacture medical marijuana since its inception, expanding cultivation space within the Facility over time. The Facility is under a ten-year lease since 2017 with a ten-year renewal option. The Facility is the Company’s registered office and headquarters.

On March 25, 2019, Superior Court of Arizona granted the application for the appointment of a receiver, which resulted in a court receivership. On January 9, 2020, Superior Court of Arizona ordered that the receiver is discharged from all obligations, duties and liabilities, if any, owed under the receivership order, upon consideration of the motion to approve discharge of receiver, which ended the court receivership.

2. SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the accounts and operations of the Company.

(b)    Cash and Cash Equivalents

Cash and cash equivalents include cash on hands and cash deposits in financial institutions that are readily convertible into cash with original maturities of three months or less.

(c)     Restricted Cash

Restricted cash represents the fund in an escrow account in connection with a litigation. See note 9(b) — Commitment and Contingencies in the financial statements for more detail about the litigation.

(d)    Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers, individual customer’s circumstances and general economic conditions.

(e)     Inventories

Inventory is primarily comprised of work-in-progress and finished goods. Miscellaneous consumables are expensed. Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

(f)     Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairment losses. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Equipment	5 Years
Leasehold Improvements	Shorter of 10 years or lease term
Vehicle	5 Years

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset, calculated as the difference between the net disposal proceeds and the carrying value of the asset, is included in operations in the year the asset is derecognized.

(g)    Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets such as property and equipment, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. Factors which could trigger an impairment review include (i) a significant adverse change in the extent or manner in which long-lived asset or asset group is being used or in its physical condition, (ii) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group, and (iii) a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

When the Company determines that the carrying value of long-lived assets or asset group may not be recoverable based upon the existence of one or more of the indicators, the assets or asset group are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset or asset group and its eventual disposition. If the carrying value of an asset or asset group exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s or asset group’s carrying value over its fair value.

For the years ended December 31, 2020 and 2019, there was no impairment charge related to the Company’s long-lived assets.

(h)    Income Taxes

The Company is a limited liability company with multiple members, which is treated as a partnership for federal and state income tax purposes. Since the Company pass-through all tax attributes to its partners, the Company does not present tax expense, tax payable or deferred taxes in its financial statements.

The Company accounts for the effect of any uncertain tax positions based on a “more likely than not” threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax effect is estimated based on a “cumulative probability assessment” that aggregates the estimated tax liability for uncertain tax positions. The Company is taxed as a pass-through entity as a tax position and has determined that such tax position does not result in an uncertainty requiring recognition.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i)     Revenue Recognition

On January 1, 2020, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 Revenue from Contracts with Customers (“ASC 606”) using the modified retrospective method. Under the modified retrospective method, the new standard was applied to new contracts and those that were not completed as of January 1, 2020. The cumulative effect of initially applying ASC 606 was not material as of January 1, 2020.

Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

•        Identify a customer along with a corresponding contract;

•        Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•        Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•        Allocate the transaction price to the performance obligation(s) in the contract; and

•        Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of sales of cannabis product, which are recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts, if any. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy.

The cultivation agreement between the Company and a third-party licensor states the Company acts as an agent in the sale of cannabis products. However, economically, the Company effectively controls its products in the process of cultivation, manufacturing and sale. Therefore, the financial statements are prepared as if the Company acts as a principal in the sale and recognized revenue on a gross basis from an accounting perspective.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation upon delivery and acceptance of cannabis products by the customer.

Prior to the adoption of ASC 606, the Company recognized revenue in accordance with ASC Topic 605 Revenue Recognition, when all the following conditions were satisfied: (1) there was persuasive evidence of an arrangement; (2) the product had been delivered or the services had been provided to the customer; (3) the collection of fees was reasonably assured; and (4) the amount of fees to be paid by the customer was fixed or determinable.

Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in the financial statements.

Sales discounts were not material during the years ended December 31, 2020 and 2019. The Company experienced very little or no sales return for the years ended December 31, 2020 and 2019.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

(j)     Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

(k)    Concentration of Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable. As of December 31, 2020, the Company’s cash and cash equivalents were maintained by financial institutions in the United States. The Company believes that the financial institutions that hold its cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to these instruments. The Company had bank deposit of $446,709 as of December 31, 2020, up to $250,000 of which is covered by Federal Deposit Insurance Corporation insurance.

Accounts receivable relate to receivables from customers located in the United States. Generally, the Company’s accounts receivable settle relatively quickly, and the Company’s historical experience of credit loss was insignificant. As of December 31, 2020, accounts receivable from three customers made up 88% of total accounts receivable. As of December 31, 2019, accounts receivable from three customers made up 96% of total accounts receivable.

Top three customers for the year ended December 31, 2020 and top two customers for the year ended December 31, 2019 accounted for 10% or more of the Company’s revenue. The sales to these top three and top two customers made up 37% and 56% of the Company’s total revenue for the years ended December 31, 2020 and 2019, respectively.

(l)     Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market- based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 — Inputs for the asset or liability that are not based on observable market data.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of and for the years ended December 31, 2020 and 2019, the Company did not have financial assets or liabilities recognized at fair value on a recurring basis. The Company’s financial assets and liabilities include cash and cash equivalents, accounts receivable, note receivable, accounts payable and notes payable. As of December 31, 2020 and December 31, 2019, the book values of these financial assets and liabilities approximate fair values due to the short-term nature, market pricing, and/or the issue dates’ proximity to the balance sheet dates. There have been no transfers between fair value levels during the years ended December 31, 2020 and 2019.

(m)   Membership Interests

The Company is a limited liability company, owned by multiple members. The membership interest is classified in members’ equity. Contribution from members is recorded as an increase in membership interests. Incremental costs directly attributable to the issuance of membership interests, if any, are recognized as a reduction of membership interests. Distribution to members is recorded as a reduction of members’ equity.

(n)    Significant Accounting Judgments, Estimates and Assumptions

The preparation of the financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the financial statements are as follows:

(i)     Estimated Useful Lives and Impairment of Property and Equipment

Depreciation of property and equipment is recorded on a straight-line basis over their estimated useful lives, which do not exceed the lease term in the case of leasehold improvement. The Company evaluates the recoverability of property and equipment, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable.

(ii)    Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible receivables by evaluating individual receivable balances, customers’ financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received.

(iii)   Inventory

Inventory is recorded at lower of cost or net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

(iv)    Loss Contingency

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

(o)    Recent Accounting Pronouncements

(i)     In February 2016, the FASB issued new guidance on the recognition and measurement of leases, ASC 842 Leases. Under this guidance, a lessee recognizes right-of-use assets and lease liabilities on the balance sheet for leases. Lease expenses continue to be recognized on the income statement in a manner similar to current accounting. Additionally, this guidance requires enhanced disclosures regarding the amount, timing, and uncertainty of cash flows arising from leasing arrangements. This new guidance will be effective for the Company for fiscal years beginning after December 15, 2021. The Company is currently evaluating the effect of adopting this guidance on the Company’s financial statements.

(ii)    In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires the measurement of current expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require financial institutions and other organizations to use forward-looking information to better formulate their credit loss estimates. This update will be effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the effect of adopting this guidance on the Company’s financial statements.

(iii)   In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230). ASU 2018-13 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company adopted this guidance on January 1, 2019, which affected the presentation of its cash flow statements.

(iv)    In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. The Company adopted this guidance on January 1, 2020, which did not have material impact on the financial statements.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

3. REVENUES, ACCOUNT RECEIVABLE, AND NOTE RECEIVABLE FROM CUSTOMER

For the years ended December 31, 2020 and 2019, the Company’s revenues by key product consisted of the following:

	2020	2019
Flower	$6,569,066	$484,188
Trim	901,503	72,204
Others*	565,775	725,060
Total	$8,036,344	$1,281,452

____________

*        Others include kief, extracts and certain other products.

The Company sells its products to non-profit organization customers in the State of Arizona. Generally, customers pay cash upon delivery, or the payment is due 7~14 days from the delivery date. Accounts receivable arise from the sale of cannabis product on trade credit terms of 7~14 days. The Company recognizes revenue and accounts receivable upon delivery of the product. Therefore, accounts receivable represent the Company’s unconditional right to consideration. The Company does not have contract assets, which represent the Company’s right to consideration in exchange for goods or services, subject to the satisfaction of additional performance obligation. Customers do not pay prior to the delivery of the product. Therefore, the Company does not have any contract liability.

As of December 31, 2020 and 2019, the Company had accounts receivable of $267,577 and $190,322, respectively.

The Company has a note receivable from a third-party customer. In September 2019, the customer suspended the repayment of this promissory note, dated July 3, 2019. On January 30, 2020, the customer entered into a forbearance agreement with the Company and agreed to a revised repayment schedule for the full remaining balance and provided its then current and future equipment and certain other assets as collateral. As of December 31, 2020 and 2019, the Company had note receivable from customer of $85,574 and $198,428, respectively.

At each reporting date, the Company applies its judgment to evaluate the collectability of the accounts receivable and establishes an allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer’s circumstances. As of December 31, 2020 and 2019, the Company determined that an allowance for doubtful accounts was not required. Receivables are written off when it is determined not collectible. No accounts receivable were written off during the years ended December 31, 2020 and 2019.

4. INVENTORIES

The Company’s inventories include the following at December 31, 2020 and 2019:

	2020	2019
Work-in-progress	$1,194,156	$1,506,962
Finished goods	207,623	168,277
Total	$1,401,779	$1,675,239

Inventory is written down for any obsolescence, spoilage and excess inventory or when the net realizable value of inventory is less than the carrying value. During the years ended December 31, 2020 and 2019, the Company recorded charges for inventory and inventory-related write downs as a component of cost of sales in the amount of $9,552 and $403,649, respectively.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

5. PROPERTY AND EQUIPMENT

At December 31, 2020 and 2019, property and equipment consisted of the following:

	2020	2019
Equipment	$1,279,222	$529,710
Leasehold improvement	3,593,406	3,028,458
Vehicle	—	10,000
	4,872,628	3,568,168
Less: Accumulated depreciation	(1,536,779)	(1,020,731)
Property and equipment, net	$3,335,849	$2,547,437

Depreciation expense for the years ended December 31, 2020 and 2019 totaled $541,884 and $398,182, respectively, which is included in depreciation in the statements of operations. The Company disposed of certain property and equipment in 2020 and 2019 in the course of normal business and recognized a loss of $35,193 and $57,551, respectively, which is reflected in Other Expense, Net in the statements of operations.

6. NOTES PAYABLE

As of December 31, 2020 and December 31, 2019, notes payable consisted of the following:

	2020	2019
Financing from related parties – Certificate debt:
Three promissory notes dated April 15, 2020, in the aggregate original amount of $3,307,980: monthly payment amount, including interest at 1.0% per month, is calculated based on a percentage of available cash, as defined in the note, and will be made until all principal and interest is paid in full. There is no specified maturity date.	$2,819,214	$—
Receiver’s certificates of indebtedness at 12.0% interest per year for a loan term of up to 1 year, or as otherwise agreed by lenders and the receiver	—	3,032,067
Subtotal	2,819,214	3,032,067
Financing from related parties:
Three promissory notes dated April 15, 2020, in the aggregate original amount of $6,518,322: monthly payment amount, including interest at 1.25% per month, is calculated based on a percentage of available cash, as defined in the note, and will be made until all principal and interest is paid in full. There is no specified maturity date.	6,507,072	—
One promissory note dated July 20, 2018, in the original amount of $250,000, which matures on September 1, 2021, and two promissory notes dated July 11, 2018, in the aggregate original amount of $2,291,750, which matures on August 1, 2021: scheduled monthly payments, including interest at 1.25% per month. These notes were replaced with new promissory notes issued on April 15, 2020.	—	2,541,750
Line of credit promissory notes	1,301,963	2,059,180
Other promissory notes	36,000	43,183
Subtotal	7,845,035	4,644,113

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

6. NOTES PAYABLE (cont.)

	2020	2019
Financing from third parties:
Promissory note dated May 1, 2020, in the original amount of $490,743, which matures on April 15, 2023: scheduled monthly payments, including interest at 1.0% per month	386,114	—
One promissory note dated December 19, 2017, in the original amount of $250,000, and a promissory note dated November 2, 2017, in the original amount of $100,000: scheduled monthly interest only payments at 1.5% per month with a right to convert the unpaid principal and accrued interest to membership interests. These notes were replaced with a new promissory note issued on May 1, 2020.	—	350,000
Promissory note dated May 16, 2018, in the original amount of $200,000, which matures on July 1, 2023: scheduled monthly payment of $3,333. This note is interest free in the absence of default. The Company suspended its payment on this note in connection with a litigation. See note 9 – Commitment and Contingencies.	167,509	167,509
Promissory note dated December 31, 2016, in the original amount of $175,000, which matured on June 1, 2019: scheduled monthly payment of $6,250. This note is interest free and 2.0% in the case of late payment. The noteholder agreed to an unspecified extended payment term based on the Company’s liquidity. The note is expected to be fully paid in 2021.	114,375	121,875
Other promissory notes	9,000	63,000
Subtotal	676,998	702,384
Total notes payable	11,341,247	8,378,564
Less: Current portion of notes payable	3,298,842	3,482,331
Notes payable, net of current portion	$8,042,405	$4,896,233

Financing from Related Parties — Certificate Debt

On March 25, 2019, Superior Court of Arizona granted the application for the appointment of a receiver, which resulted in a court receivership. Under the court receivership, the three members of the Company loaned the Company funds pursuant to one or more receiver’s certificate of indebtedness approved by the Superior Court of Arizona (“Certificate Debt”). The Certificate Debt is collateralized with all of the Company’s right, title and interest in and to all accounts, chattel paper, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property, and letter of credit rights, including then and future personal property of the Company, insurance proceeds and the proceeds from the sale of such personal property.

The terms for repayment of the Certificate Debt are as follows: (i) loan term of up to 1 year, or as otherwise agreed by lenders and the receiver, (ii) on presentation and demand by the lenders, (iii) interest rate of 12% per annum, and (iv) otherwise all due and payable upon, termination or suspension of the receivership, the filing of bankruptcy or liquidation by the receiver of all or substantially all of the property of the Company.

On January 9, 2020, Superior Court of Arizona ordered that the receiver is discharged from all obligations, duties and liabilities, if any, owed under the receivership order, upon consideration of the motion to approve discharge of receiver, which ended the court receivership.

On April 15, 2020, the Company entered into promissory note and security agreements with the three members to memorialize the terms upon which the Company will repay over more extended periods without affecting the nature, character, or priority of the Certificate Debt. Unpaid accrued interest as of April 15, 2020 was added to the principal amount of the new promissory notes.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

6. NOTES PAYABLE (cont.)

According to the promissory note and security agreements, the amount of monthly payments to service the promissory notes dated April 15, 2020 is determined as 70% of available cash. Available cash is defined in the promissory note and security agreements as cash on hand as of the last day of the month, less operating reserve, less scheduled payments required to be made in the first 10 days of the subsequent month in the course of business, as determined by the management. Such monthly payments will continue until full repayment of principal and interest. The Company may prepay any Certificate Debt at any time without premium or penalty.

Financing from Related Parties

Prior to the receivership, the Company issued promissory notes to certain members of the Company to meet its financing needs. In addition, an immediate family member of a member provided a loan prior to 2019, $36,000 of which was outstanding as of December 31, 2020 and 2019. These borrowings were not part of the Certificate Debt (“Non-Certificate Debt”).

On April 15, 2020, the Company issued three promissory notes to certain members in the aggregate original amount of $6,518,322, which replaced existing Non-Certificate Debt. The amount of monthly payments to service these promissory notes is determined as 15% of available cash. Available cash is defined in the promissory note and security agreements as cash on hand as of the last day of the month, less operating reserve, less scheduled payments required to be made in the first 10 days of the subsequent month in the course of business, as determined by the management. Such monthly payments will continue until full repayment of principal and interest. No collateral was provided in connection with these promissory notes. The Company may prepay these promissory notes at any time without premium or penalty.

In 2020 and 2019, the Company issued line of credit promissory notes to certain member, under which the Company may draw borrowings up to certain amount for a specified period. As of December 31, 2020, the specified period ended, and the Company cannot draw any additional funds under the line of credit promissory notes. As of December 31, 2020 and 2019, the Company had borrowings of $1,301,963 and $2,059,180, respectively. The line of credit promissory notes accrue interest at 1.25% per month and are collateralized with all of the Company’s right, title and interest in and to all accounts, chattel paper, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property, and letter of credit rights, including then and future personal property of the Company, insurance proceeds and the proceeds from the sale of such personal property. The Company may prepay these line of credit promissory notes at any time without premium or penalty.

Financing from Third Parties

The Company issued promissory notes to certain third parties for financing. No collateral was provided in connection with these third-party borrowings, except for a promissory note dated May 16, 2018 in the original amount of $200,000, for which certain member’s equity interest was provided as collateral. The Company may prepay any of these third-party promissory notes at any time without premium or penalty.

Debt Issue Costs, Discount or Premium

All promissory notes were issued at par and no debt issue costs were incurred.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

6. NOTES PAYABLE (cont.)

Debt Payment

As of December 31, 2020, the estimated principal repayments of the Company’s notes payable were as follows:

2021	$3,298,842
2022	4,129,715
2023	3,912,690
Total	$11,341,247

7. MEMBERS’ EQUITY

The Company is a limited liability company, owned by multiple members. The Company’s equity interest is not unitized, and each member owns certain percentage of the membership interest (“percentage interests”). All membership interests have voting rights for any matters upon which members may vote under the Company’s operating agreement. According to the Company’s operating agreement, distributions among the members are determined by the manager based on the member’s percentage interests on a pro rata basis. Each member’s liability for the debts and obligations of the Company is limited as set forth in the Arizona Revised Statutes and other applicable law.

Certain members invested in equity interests to finance certain phase of cultivation space expansion within the Facility. Under the associated membership purchase agreements, those members are entitled to preferred distribution based on a preferred distribution pool, determined by a formula based on revenues from the cannabis product, cultivated in the expanded space within the Facility until such preferred distribution totals the amount of the original investment. After reaching the original investment, members will be entitled solely to distributions as defined in the operating agreement of the Company. The Company has the right to buy back up to 50% of the equity purchased by the members between 12 months and 48 months from the date of the membership purchase agreement at an escalating predetermined price.

The Company had a promissory note issued on November 15, 2017, in the original principal amount of $200,000. The note had scheduled monthly interest payments at 1.5% per month and contained a right to convert the unpaid principal and accrued interest to membership interests. On January 1, 2019, the Company entered into a membership purchase agreement with the note investor, under which the note investor exercised its right to convert unpaid principal amount of $200,000 into voting membership interests. The conversion of the promissory note increased the Company’s membership interests by $200,000 in 2019.

As of December 31, 2020 and 2019, the Company does not have any promissory note outstanding, which contains a right to convert to membership interests.

In 2020, the Company made preference and regular distribution of $113,052 and $37,688, respectively, and decided to make additional preference and regular distribution of $28,125 and $9,375, respectively, in January 2021. Such additional distribution was recorded as Distribution Payable as of December 31, 2020 and was paid in January 2021.

8. RELATED PARTY TRANSACTIONS

Historically, the Company issued promissory notes to members and immediate family members of the Company’s members. See note 6 — Note Payable in the financial statements for detail terms and conditions of such related party transactions.

In 2018, the Company loaned $81,000 to an officer at no interest. Such loan of $81,000 was outstanding as of December 31, 2019, which was included in Deposits and other assets in the balance sheets.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

9. COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

(a)    Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, losses of a third- party licensor’s permits or termination of the cultivation agreement with a third-party licensor that could result in the Company ceasing operations in the State of Arizona. While management of the Company believes that the Company is in compliance with applicable local and state regulations at December 31, 2020, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(b)    Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2020, there are no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest. In addition, as of December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations, except for the following:

Copper State Herbal Center, Inc. vs. True Harvest, LLC

The Company maintained a business relationship with Copper State Herbal Center, Inc. (“Copper State”) under an amended consulting services agreement entered into on April 1, 2017. Copper State and the Company have competing claims for breach of the amended consulting services agreement. In addition, the Company sued Copper State for breach of fiduciary duties arising out of Copper State’s failure, as an entity licensed by Arizona Department of Health Services, to protect the medical cannabis products and flowering plants in the Facility leading directly to the Company’s loss of several million dollars in revenue. The Company believes its damages outstrip Copper State’s alleged damages by at least 5:1. Currently, the parties are going through a discovery phase, which is nearing an end. The parties are ordered to participate in alternative dispute resolution by April 23, 2021. A trial date has not been set. Any gain or loss in connection with this litigation is currently not estimable. The Company did not recognize any receivable or liability in connection with the litigation as of December 31, 2020.

In 2019, in connection with the litigation, the Company suspended its payment on the promissory notes dated May 16, 2018 issued to Copper State. Certain member of the Company provided guarantee and all the membership interests of the guarantor member at the time of the issuance was provided as collateral. The promissory note bears no interest. However, upon default, the Company should pay penalty interest at 12% per year, compounded annually, and the lender may demand the repayment of the entire remaining notes payable. The Company recorded penalty interest expense of $21,400 and $11,667 in the years ended December 31, 2020 and 2019, respectively, and the entire remaining principal balance was included in Current Portion of Notes Payable in the balance sheets as of December 31, 2020 and 2019.

Non Profit Patient Center, Inc. vs. True Harvest, LLC

The Company maintained a business relationship with Non Profit Patient Center, Inc. (“NPPC”) since the Company entered into a cultivation service agreement with NPPC on November 5, 2018. In 2019, the Company sued NPPC for breach of contract, breach of the covenant of good faith and fair dealing,

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

9. COMMITMENTS AND CONTINGENCIES (cont.)

fraudulent inducement, negligent misrepresentation, and tortious interference with a business expectancy. These causes of action arose out of NPPC’s failure to abide by the cultivation services agreement with the Company.

On January 9, 2020, a trial court ordered settlement agreement and dismissed all matters. The Company deposited $200,000 in an escrow account for the settlement, included in Restricted Cash in the balance sheets as of December 31, 2020 and 2019. In addition, the Company had a payable of $200,000 for the settlement, included in accounts payable in the balance sheets as of December 31, 2020 and 2019.

On February 10, 2020, NPPC appealed the settlement order. The Court of Appeals dismissed the appeal, because the settlement order was not a final order from which an appeal lies. On February 5, 2021, the Company and its investors have filed a motion to dismiss this action in accordance with the settlement agreement. NPPC suggested that NPPC may appeal an order dismissing the case. Oral argument is set for April 16, 2021.

Rocinante Construction, LLC and PinderNation Electric, LLC vs. True Harvest, LLC

In 2020, True Harvest sued Rocinante Construction, LLC (“Rocinante”) and PinderNation Electric, LLC (“PinderNation”) for construction defects in relation to the electrical and lighting works at certain sections of the Facility, which resulted in losing the use of approximately 25% of the planned lighting in the sections. Rocinante has asserted a counterclaim against the Company for construction fees related to certain phase of construction work. Currently, the parties are going through a discovery phase, but the parties are committed to participate in alternative dispute resolution in 2021. A trial date has not been set. Any gain or loss in connection with this litigation is currently not estimable. The Company did not recognize any receivable or liability in connection with the litigation as of December 31, 2020.

(c)     Non-Cancellable Lease

The Company leased the Facility from a third party since its inception in 2015. The Company entered into a new lease agreement for the Facility in 2017 with a lease term of 10 years. The Company has an option to extend the lease term for a period of 10 years. Lease payments are annually escalated over the lease term and the Company recognizes lease expense on a straight-line basis. The Company recognized operating lease expense of $1,472,009 and $1,432,099 for the years ended December 31, 2020 and 2019, respectively, and recognized deferred rent of $533,210 and $464,163 as of December 31, 2020 and 2019, respectively.

Minimum lease payments of this non-cancellable operating lease as of December 31, 2020 were as follows:

2021	$1,219,403
2022	1,255,986
2023	1,293,665
2024	1,332,475
2025	1,372,449
2026 and Thereafter	2,620,946
$9,094,924

(d)    Cultivation Agreement

In May 2019, the Company entered into a cultivation agreement with Total Health & Wellness, Inc. (the “Licensor”). The Agreement has an initial term of five-years and will be automatically renewed for successive one-year terms in the absence of either party’s written notice.

TRUE HARVEST, LLC
Notes to the Financial Statements
Years ended December 31, 2020 and 2019

9. COMMITMENTS AND CONTINGENCIES (cont.)

Under the cultivation agreement, the Company is allowed to operate its facility in compliance with Arizona Medical Marijuana Act and certain other regulations. In return, the Company should pay monthly fees of $40,000 in the first year, which is escalated in each of the following year to reach $50,000 in the fifth year. The Company made prepayment of $200,000 in connection with such monthly fees. In addition, the Company should reimburse the Licensor’s designated compliance officer up to certain amount per month.

10. LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2020, the Company had cumulative members’ deficit of $7,843,174. In 2020, the Company continued to meet its liquidity needs through financing from its members and other related parties, along with the cash generated from operating activities. If management is unsuccessful in its efforts to generate profit and/or to meet its liquidity needs through financing, the Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern and to meet its obligations will be dependent upon a return to profitable operations and continued generation of positive cash flows. The accompanying financial statements do not reflect any adjustment that might result from the outcome of this uncertainty.

The Company has evaluated subsequent events through April 5, 2021, the date that the financial statements were issued. The following event occurred subsequent to the balance sheet date.

11. SUBSEQUENT EVENTS

Settlement and Mutual Release of Legal Fees

In March 2021, the Company entered into a settlement and mutual releases agreement with an external legal counsel that represented the Company in several litigation related matters several years ago to settle a total outstanding balance of $443,131 in accrued fees and interest by paying cash in the amount of $125,000. The payment was made in March 2021 and the Company recognized a settlement gain for the difference between the amount of recorded liability and the cash payment in fiscal year 2021.

Issuance of a Promissory Note

On January 5, 2021, the Company issued a promissory note to one of its past service providers in the amount of $37,000, which included both principal and interest, to settle existing accounts payable. The note matures in 10 month and may be prepaid at any time without penalty or premium.

Definitive Agreement to Sell the Company’s Business

On March 12, 2021, the Company entered into a definitive agreement with Greenrose Acquisition Corp (the “Acquirer”), a special purpose acquisition company, to sell, assign and transfer substantially all of its assets, liabilities and employees relating to its business (the “Business”) to the Acquirer for a total price of (i) $50.0 million, which consists of an initial cash payment of $21.8 million, a three year secured promissory note of $25.0 million and assumption of certain debt of $3.2 million and (ii) earnout payment of up to $35.0 million based on the Business’ attaining, within 36 months after the closing date, a certain price point per pound of cannabis flower as compared to total flower production, irrespective of the final form in which such flower is sold.

The closing of this agreement is subject to the satisfaction of certain closing conditions in the agreement.

TRUE HARVEST, LLC

Condensed Balance Sheets (Unaudited)
September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
		(See Note 2)
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,521,685	$447,455
Restricted Cash	284,550	200,000
Accounts Receivable	423,113	267,577
Inventories	2,131,962	1,401,779
Other Current Assets	21,688	141,688
Total Current Assets	4,382,998	2,458,499
Property and Equipment, Net	6,968,013	3,335,849
Note Receivable from Customer	—	85,574
Deposits and Other Assets	133,347	133,347
TOTAL ASSETS	$11,484,358	$6,013,269
LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Current Liabilities:
Accounts Payable	$774,228	$1,092,508
Accrued Liabilities	1,581,373	851,978
Distribution Payable	127,694	37,500
Current Portion of Notes Payable	5,683,619	3,298,842
Total Current Liabilities	8,166,914	5,280,828
Long-Term Liabilities
Notes Payable, Net of Current Portion	7,607,653	8,042,405
Deferred Rent	558,358	533,210
TOTAL LIABILITIES	16,332,925	13,856,443
MEMBERS’ DEFICIT	(4,848,567)	(7,843,174)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$11,484,358	$6,013,269

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Condensed Statements of Operations (Unaudited)
Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,
	2021	2020
Revenues, Net	$12,538,356	$5,418,133
Costs and Expenses from Operation:
Cost of Revenues (Excludes Depreciation)	5,579,420	4,214,417
Selling, General and Administrative	1,802,057	709,995
Depreciation	587,624	364,088
Total Costs and Expenses from Operation	7,969,101	5,288,500
Income From Operations	4,569,255	129,633
Interest Expense	1,330,366	1,177,769
Other Expense (Income), Net	(280,710)	15,092
Net Income (Loss)	$3,519,599	$(1,063,228)

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Condensed Statements of Changes in Members’ Deficit (Unaudited)
Nine Months Ended September 30, 2021 and 2020

Total
Balance, January 1, 2020	$(6,652,929)
Distribution to Members	(117,749)
Net Loss	(1,063,228)
Balance, September 30, 2020	$(7,833,906)
Balance, January 1, 2021	$(7,843,174)
Distribution to Members	(524,992)
Net Income	3,519,599
Balance, September 30, 2021	$(4,848,567)

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Condensed Statements of Cash Flows (Unaudited)
Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$3,519,599	$(1,063,228)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	587,624	364,088
Loss on disposal of property and equipment	34,504	35,192
Write down of inventory	32,523	39,623
Gain from settlement of certain payable	(349,159)	—
Amortization of debt issuance costs	37,500	—
Changes in operating assets and liabilities:
Accounts receivable	(155,536)	145,099
Note receivable from customer	85,574	88,854
Inventories	(762,706)	354,704
Other current assets	120,000	1,664
Accounts payable	30,879	(17,684)
Accrued liabilities	765,395	885,815
Deferred rent	25,148	51,786
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,971,345	885,913
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,261,332)	(791,640)
Disposal of property and equipment	7,040	—
NET CASH USED IN INVESTING ACTIVITIES	(4,254,292)	(791,640)
CASH FLOW FROM FINANCING ACTIVITIES
Distributions to members	(434,798)	(92,689)
Proceeds from issuance of notes payable	4,341,455	1,004,806
Principal repayment of notes payable	(2,364,930)	(702,062)
Payment of debt issuance costs	(100,000)	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,441,727	210,055
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	1,158,780	304,328
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	647,455	249,833
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$1,806,235	$554,161
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$722,767	$255,334
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Distribution declared but unpaid	$90,194	$25,060
Settlement of accounts payable by issuing a promissory note	$36,000	$—
Conversion of accrued interest to notes payable	$—	$2,014,202
Increase of property and equipment through capitalized interest	$110,301	$—

The Accompanying Notes Are an Integral Part of These Financial Statements.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

1.      NATURE OF OPERATIONS

True Harvest, LLC (the “Company”) is a limited liability company established in 2015 in the State of Arizona. The Company cultivates, manufactures, and sells medical marijuana in the State of Arizona, under a cultivation agreement with a third-party licensor, who has a medical marijuana dispensary registration certificate from Arizona Department of Health Services and is authorized to operate an off-site cultivation facility.

On March 12, 2021, the Company entered into a definitive agreement with Greenrose Acquisition Corp (the “Acquirer”), a special purpose acquisition company, to sell, assign and transfer substantially all of its assets, liabilities and employees relating to its business (the “Business”) to the Acquirer for a total price of

(i) $50.0 million, which consists of an initial cash payment of $21.8 million, a three year secured promissory note of $25.0 million and assumption of certain debt of $3.2 million and (ii) earnout payment of up to $35.0 million based on the Business’ attaining, within 36 months after the closing date, a certain price point per pound of cannabis flower as compared to total flower production, irrespective of the final form in which such flower is sold. The closing of this agreement is subject to the satisfaction of certain closing conditions in the agreement.

On July 2, 2021, the Company entered into an amendment to the agreement with the Acquirer. In the amendment, certain earnout percentage based on the price of flower was adjusted. In addition, hurdle amount was added to the agreement, whereby the purchase price would be adjusted as follows: (i) up to a maximum of $4,700,000 added to the principal amount of the secured promissory note to be issued at closing and (ii) up to a maximum of $1,400,000 of additional debt to be assumed by the Acquirer at closing, in each case, subject to the Company achieving certain revenue targets, as well as the Company having constructed eight grow rooms in a condition ready to accept plants for grow prior to closing, in each case as set forth in the amendment.

2.      SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2020 and 2019. The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. Accordingly, the accompanying condensed financial statements do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying condensed interim financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

Note 2, “Significant Accounting Policies”, to the audited financial statements for the year ended December 31, 2020 and 2019 include a discussion of the significant accounting policies and estimates used in the preparation of the Company’s financial statements. There have been no material changes to the Company’s significant accounting policies and estimates during the nine months ended September 30, 2021.

(b)    Significant Accounting Judgements, Estimates and Assumptions

The preparation of the financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market- based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 — Inputs for the asset or liability that are not based on observable market data.

As of and for the nine months ended September 30, 2021, the Company did not have financial assets or liabilities recognized at fair value on a recurring basis. The Company’s financial assets and liabilities include cash and cash equivalents, accounts receivable, note receivable, accounts payable, accrued liabilities and notes payable. As of September 30, 2021 and December 31, 2020, the book values of these financial assets and liabilities approximate fair values due to the short- term nature, market pricing, and/or the issue dates’ proximity to the balance sheet dates. There have been no transfers between fair value levels during the nine months ended September 30, 2021.

(d)    Restricted Cash

Restricted cash as of December 31, 2020 represents the fund in an escrow account in connection with a litigation. The fund was used to make a settlement payment in April 2021. See note 9(b)–Commitment and Contingencies in the condensed interim financial statements for more detail about the litigation. Restricted cash as of September 30, 2021 represents the fund in an escrow account, established to pay for construction costs to a vendor.

(e)     Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition and measurement of leases, Accounting Standards Codification (“ASC”) Topic 842 Leases. Under this guidance, a lessee recognizes right-of-use assets and lease liabilities on the balance sheet for leases. Lease expenses continue to be recognized on the income statement in a manner similar to current accounting. Additionally, this guidance requires enhanced disclosures regarding the amount, timing, and uncertainty of cash flows arising from leasing arrangements. This new guidance will be effective for the Company for fiscal years beginning after December 15, 2021. The Company is currently evaluating the effect of adopting this guidance on the Company’s financial statements.

In January 2021, the FASB issued an amended guidance on ASC Topic 848 Reference Rate Reform. The amendments in this guidance clarify that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this guidance are effective immediately for all entities. The guidance did not have any effect on the Company’s financial statements.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

3.      REVENUES, ACCOUNT RECEIVABLE, AND NOTE RECEIVABLE FROM CUSTOMER

For the nine months ended September 30, 2021 and 2020, the Company’s revenues by key product consisted of the following:

	2021	2020
Flower	$9,335,104	$4,433,180
Trim	1,884,653	575,650
Others(*)	1,318,599	409,303
Total	$12,538,356	$5,418,133

____________

(*) Others include kief, extracts and certain other products.

The Company sells its products to non-profit organization customers in the State of Arizona. Generally, customers pay cash upon delivery, or the payment is due 7~14 days from the delivery date. Accounts receivable arise from the sale of cannabis product on trade credit terms of 7~14 days. The Company recognizes revenue and accounts receivable upon delivery of the product. Therefore, accounts receivable represent the Company’s unconditional right to consideration. The Company does not have contract assets, which represent the Company’s right to consideration in exchange for goods or services, subject to the satisfaction of additional performance obligation. Customers do not pay prior to the delivery of the product. Therefore, the Company does not have any contract liability.

As of September 30, 2021 and December 31, 2020, the Company had accounts receivable of $423,113 and $267,577, respectively.

The Company has a note receivable from a third-party customer. In September 2019, the customer suspended the repayment of this promissory note, dated July 3, 2019. On January 30, 2020, the customer entered into a forbearance agreement with the Company and agreed to a revised repayment schedule for the full remaining balance and provided its then current and future equipment and certain other assets as collateral. As of September 30, 2021 and December 31, 2020, the Company had note receivable from customer of $0 and $85,574, respectively.

At each reporting date, the Company applies its judgment to evaluate the collectability of the accounts receivable and establishes an allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer’s circumstances. As of September 30, 2021 and December 31, 2020, the Company determined that an allowance for doubtful accounts was not required. Receivables are written off when it is determined not collectible. No accounts receivable were written off during the nine months ended September 30, 2021 and 2020.

4.      INVENTORIES

The Company’s inventories include the following at September 30, 2021 and December 31, 2020:

	2021	2020
Work-in-progress	$1,159,119	$1,194,156
Finished goods	972,843	207,623
Total	$2,131,962	$1,401,779

Inventory is written down for any obsolescence, spoilage and excess inventory or when the net realizable value of inventory is less than the carrying value. During the nine months ended September 30, 2021 and 2020, the Company recorded charges for inventory and inventory-related write downs as a component of cost of revenues in the amount of $32,523 and $39,623, respectively.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

5.      PROPERTY AND EQUIPMENT

At September 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	2021	2020
Equipment	$2,330,624	$1,279,222
Leasehold improvement	4,399,026	3,593,406
Construction-in-progress	2,340,015	—
	9,069,665	4,872,628
Less: Accumulated depreciation	(2,101,652)	(1,536,779)
Property and equipment, net	$6,968,013	$3,335,849

The Company began the construction of additional grow rooms during the nine months ended September 30, 2021. The construction was primarily financed from the issuance of certain line-of-credit promissory notes. Costs incurred for the construction, including interest expense of $110,301, were capitalized as construction-in-progress during the nine months ended September 30, 2021. Construction-in-progress is not depreciated.

Depreciation expense for the nine months ended September 30, 2021 and 2020 totaled $587,624 and $364,088, respectively, which is included in Depreciation in the condensed interim statements of operations. The Company disposed of certain property and equipment in the nine months ended September 30, 2021 and 2020 in the course of normal business and recognized a loss of $34,504 and $35,192, respectively, which is reflected in Other Expense (Income), Net in the condensed interim statements of operations.

For the nine months ended September 30, 2021 and 2020, there was no impairment charge related to the Company’s long-lived assets.

6.      NOTES PAYABLE

As of September 30, 2021 and December 31, 2020, notes payable consisted of the following:

	2021	2020
Financing from related parties – Certificate debt:
Three promissory notes dated April 15, 2020, in the aggregate original amount of $3,307,980: monthly payment amount, including interest at 1.0% per month, is calculated based on a percentage of available cash, as defined in the note, and will be made until all principal and interest is paid in full. There is no specified maturity date.	$648,549	$2,819,214
Financing from related parties:
Three promissory notes dated April 15, 2020, in the aggregate original amount of $6,518,322: monthly payment amount, including interest at 1.25% per month, is calculated based on a percentage of available cash, as defined in the note, and will be made until all principal and interest is paid in full. There is no specified maturity date.	6,507,072	6,507,072
Line-of-credit promissory notes	5,643,418	1,301,963
Other promissory notes	18,000	36,000
Subtotal	12,168,490	7,845,035
Financing from third parties:
Promissory note dated May 1, 2020, in the original amount of $490,743, which matures on April 15, 2023: scheduled monthly payments, including interest at 1.0% per month.	273,449	386,114
Promissory note dated May 16, 2018, in the original amount of $200,000, which matures on July 1, 2023: scheduled monthly payment of $3,333. This note is interest free in the absence of default. The Company suspended its payment on this note in connection with a litigation. See note 9 – Commitment and Contingencies.	167,509	167,509

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

6.      NOTES PAYABLE (cont.)

	2021	2020
Promissory note dated December 31, 2016, in the original amount of $175,000, which matured on June 1, 2019: scheduled monthly payment of $6,250. This note is interest free and 2.0% in the case of late payment. The noteholder agreed to an unspecified extended payment term based on the Company’s liquidity. The note is expected to be fully paid in 2021.	79,375	114,375
Other promissory notes	16,400	9,000
Subtotal	536,733	676,998
Total notes payable	13,353,772	11,341,247
Less: Current portion of notes payable	5,683,619	3,298,842
Less: Debt issuance cost and discount	62,500	—
Notes payable, net of current portion	$7,607,653	$8,042,405

On January 1, 2021, the Company issued additional three line-of-credit promissory notes to certain members of the Company, under which the Company could borrow up to total principal amount of $2,500,000 for the build-out of additional cultivation rooms for a period of up to seven months ending July 31, 2021 or at such time as the total amount of the loan has been disbursed. The promissory notes have interest rate of 1.25% per month. There is no repayment requirement until September 1, 2021. The Company should make monthly payments of principal and interest on a fully amortized basis based on a 24-month repayment period beginning September 1, 2021. The principal and interest may be prepaid at any time without penalty or premium. In September 2021, these line-of-credit promissory notes were amended, so that there is no repayment requirement until January 1, 2022.

In June 2021, the three line-of-credit promissory notes were amended to increase the borrowing limit from $2,500,000 to $4,940,000 in aggregate, which can be drawn anytime until October 31, 2021 or at such time as the total amount of the loan has been disbursed. During the nine months ended September 30, 2021, the Company borrowed $4,241,455 in total and repaid $0 under these line-of-credit promissory notes.

While any principal amount remains outstanding and unpaid under these notes, the Company shall not incur additional indebtedness except for (a) accounts payable arising from the Company’s ordinary course of business, unless the holders of such indebtedness expressly agree to subordinate their claims to the notes and (b) other indebtedness in excess of $25,000 unless the Company obtains the note holders’ prior written approval. The notes are collateralized with all of the Company’s right, title and interest in and to all accounts, chattel paper, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property, and letter of credit rights, including then and future personal property of the Company, insurance proceeds and the proceeds from the sale of such personal property.

In addition, during the nine months ended September 30, 2021, the Company borrowed additional $100,000 under the existing two line-of-credit promissory notes issued in 2020. The existing line-of-credit promissory notes were issued to certain members, under which the Company may draw borrowings up to certain amount for a specified period. The line of credit promissory notes accrue interest at 1.25% per month and are collateralized with all of the Company’s right, title and interest in and to all accounts, chattel paper, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property, and letter of credit rights, including then and future personal property of the Company, insurance proceeds and the proceeds from the sale of such personal property. The Company may prepay these line-of-credit promissory notes at any time without premium or penalty. As of September 30, 2021, the Company cannot borrow more under these line-of-credit promissory notes as full principal amount was drawn under these notes.

On January 5, 2021, the Company issued a promissory note to one of its past service providers in the amount of $36,000, which included both principal and interest, to settle existing accounts payable. The note matures in ten months and may be prepaid at any time without penalty or premium. The note is included in Financing from third parties — Other promissory note in the table above and had outstanding principal amount of $7,400 as of September 30, 2021.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

6.      NOTES PAYABLE (cont.)

Debt Issue Costs, Discount or Premium

In connection with the additional borrowings in the nine months ended September 30, 2021, the Company incurred financing cost of $100,000 payable to the note holder members. The debt issue costs were recognized as a reduction of notes payable and were amortized as interest expense over the contractual term of the related promissory notes.

7.      MEMBERS’ EQUITY

During the nine months ended September 30, 2021, the Company decided to make preference and regular distribution of $393,750 and $131,242, respectively, a portion of which was paid in the nine months ended September 30, 2021. The remaining unpaid amount is presented in Distribution Payable as of September 30, 2021.

8.      RELATED PARTY TRANSACTIONS

Historically, the Company issued promissory notes to members and immediate family members of the Company’s members. See note 6 — Notes Payable in the financial statements for detail terms and conditions of such related party transactions.

9.      COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

(a)    Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, losses of a third- party licensor’s permits or termination of the cultivation agreement with a third-party licensor that could result in the Company ceasing operations in the State of Arizona. While management of the Company believes that the Company is in compliance with applicable local and state regulations at September 30, 2021, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(b)   Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 30, 2021, there are no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest. In addition, as of September 30, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations, except for the following:

Copper State Herbal Center, Inc. vs. True Harvest, LLC

The Company maintained a business relationship with Copper State Herbal Center, Inc. (“Copper State”) under an amended consulting services agreement entered into on April 1, 2017. Copper State and the Company have competing claims for breach of the amended consulting services agreement. In addition, the Company sued Copper State for breach of fiduciary duties arising out of Copper State’s failure, as an entity licensed by Arizona Department of Health Services, to protect the medical cannabis products and flowering plants in the Facility leading directly to the Company’s loss of several million dollars in revenue.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

9.      COMMITMENTS AND CONTINGENCIES (cont.)

The Company believes its damages outstrip Copper State’s alleged damages by at least 5:1. Currently, the parties are going through a discovery phase, which is nearing an end. A trial date has not been set. Any gain or loss in connection with this litigation is currently not estimable. The Company did not recognize any receivable or liability in connection with the litigation as of September 30, 2021.

(b)   Claims and Litigation

In 2019, in connection with the litigation, the Company suspended its payment on the promissory notes dated May 16, 2018 issued to Copper State. Certain member of the Company provided guarantee and all the membership interests of the guarantor member at the time of the issuance was provided as collateral. The promissory note bears no interest. However, upon default, the Company should pay penalty interest at 12% per year, compounded annually, and the lender may demand the repayment of the entire remaining notes payable. The Company recorded penalty interest expense, and the entire remaining principal balance was included in Current Portion of Notes Payable in the condensed balance sheets as of September 30, 2021 and December 31, 2020.

Non Profit Patient Center, Inc. vs. True Harvest, LLC

The Company maintained a business relationship with Non Profit Patient Center, Inc. (“NPPC”) since the Company entered into a cultivation service agreement with NPPC on November 5, 2018. In 2019, the Company sued NPPC for breach of contract, breach of the covenant of good faith and fair dealing, fraudulent inducement, negligent misrepresentation, and tortious interference with a business expectancy. These causes of action arose out of NPPC’s failure to abide by the cultivation services agreement with the Company.

On January 9, 2020, a trial court ordered settlement agreement and dismissed all matters. The Company deposited $200,000 in an escrow account for the settlement, included in Restricted Cash in the condensed balance sheets as of December 31, 2020. In addition, the Company had a payable of $200,000 for the settlement, included in Accounts Payable in the condensed balance sheets as of December 31, 2020.

On February 10, 2020, NPPC appealed the settlement order. The Court of Appeals dismissed the appeal, because the settlement order was not a final order from which an appeal lies. On February 5, 2021, the Company and its investors have filed a motion to dismiss this action in accordance with the settlement agreement. NPPC suggested that NPPC may appeal an order dismissing the case.

On or about April 16, 2021, the lawsuit was resolved by the entry of a consensual order dismissing the case, with prejudice. The dismissal fulfilled the final terms of the settlement that was reached between the litigants. Since the dismissal was with prejudice, all litigation between the Company and NPPC arising out of their prior contractual relationship should be concluded. Based on this, the Company made the payment of $200,000 and NPPC accepted the settlement payment in April 2021, which reduced the Company’s restricted cash and accounts payable.

Rocinante Construction, LLC and PinderNation Electric, LLC vs. True Harvest, LLC

In 2020, True Harvest sued Rocinante Construction, LLC (“Rocinante”) and PinderNation Electric, LLC (“PinderNation”) for construction defects in relation to the electrical and lighting works at certain sections of the Facility, which resulted in losing the use of approximately 25% of the planned lighting in the sections. Rocinante has asserted a counterclaim against the Company for construction fees related to certain phase of construction work. Currently, the parties are going through a discovery phase, but the parties are committed to participate in alternative dispute resolution in 2021. A trial date has not been set. Any gain or loss in connection with this litigation is currently not estimable. The Company did not recognize any receivable or liability in connection with the litigation as of September 30, 2021.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

9.      COMMITMENTS AND CONTINGENCIES (cont.)

(c)    Non-Cancellable Lease

The Company leased the Facility from a third party since its inception in 2015. The Company entered into a new lease agreement for the Facility in 2017 with a lease term of 10 years. The Company has an option to extend the lease term for a period of 10 years. Lease payments are annually escalated over the lease term and the Company recognizes lease expense on a straight-line basis. The Company recognized operating lease expense of $1,160,310 and $1,081,943 for the nine months ended September 30, 2021 and 2020, respectively, and recognized deferred rent of $558,358 and $533,210 as of September 30, 2021 and December 31, 2020, respectively.

Minimum lease payments of this non-cancellable operating lease as of September 30, 2021 were as follows:

Remaining 2021	$309,401
2022	1,255,986
2023	1,293,665
2024	1,332,475
2025	1,372,449
2026 and Thereafter	2,620,946
$8,184,922

(d)   Cultivation Agreement

In May 2019, the Company entered into a cultivation agreement with Total Health & Wellness, Inc. (the “Licensor”). The Agreement has an initial term of five-years and will be automatically renewed for successive one-year terms in the absence of either party’s written notice.

Under the cultivation agreement, the Company is allowed to operate its facility in compliance with Arizona Medical Marijuana Act and certain other regulations. In return, the Company should pay monthly fees of $40,000 in the first year, which is escalated in each of the following year to reach $50,000 in the fifth year. The Company made prepayment of $200,000 in connection with such monthly fees. In addition, the Company should reimburse the Licensor’s designated compliance officer up to certain amount per month.

Certain payments from the Company’s customers are made to a designated bank account of the Licensor, which can be drawn by the Company at any time. As of September 30, 2021 and December 31, 2020, the Company had $1,832 and $1,973 in the designated bank account of the Licensor, respectively. Such amount is included in Other Current Assets in the condensed balance sheet.

(e)    Settlement and Mutual Release Agreement

In March 2021, the Company entered into a settlement and mutual releases agreement with an external legal counsel that represented the Company in several litigation related matters several years ago to settle a total outstanding balance of $443,131 in accrued fees and interest by paying cash in the amount of $125,000. The payment was made in March 2021 and the Company recognized a settlement gain of $318,131 for the difference between the amount of recorded liability and the cash payment, which is included in Other Expense (Income), Net in the condensed interim statements of operations.

In addition, the Company recognized gain of $31,028 from the settlement of certain vendor payable in the nine months ended September 30, 2021.

TRUE HARVEST, LLC
Notes to the Condensed Financial Statements (Unaudited)

10.    LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2021, the Company had cumulative members’ deficit of $4,848,567. In the nine months ended September 30, 2021, the Company continued to meet its liquidity needs through financing from its members and other related parties, along with the cash generated from operating activities. If management is unsuccessful in its efforts to generate profit and/or to meet its liquidity needs through financing, the Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern and to meet its obligations will be dependent upon a return to profitable operations and continued generation of positive cash flows. The accompanying financial statements do not reflect any adjustment that might result from the outcome of this uncertainty.

11.    SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 8, 2021, the date that the condensed interim financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC expenses	$3,888.39
Accounting fees and expenses	120,000
Printing and engraving expenses	25,000
Legal fees and expenses	100,000
Miscellaneous	5,000
Total	$253,888.39

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

(a)     During the past three years, we sold the following shares of common stock and warrants without registration under the Securities Act:

Shareholders	Number of Shares
Greenrose Associates LLC	4,532,500
Imperial Capital, LLC	88,000
I-Bankers Securities, Inc.	22,000
YA II PN, LTD.	500,000
Former equity owners of Theraplant, LLC	5,000,000
True Harvest, LLC	4,430,378
Warrant holders	Number of Warrants
Imperial Capital, LLC	528,000
I-Bankers Securities, Inc.	132,000

Such shares were issued in August 2019 in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.006 per share.

No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1†

Amendment No. 3 to the Asset Purchase Agreement dated as of December 31, 2021, by and among True Harvest, LLC, an Arizona limited liability company, Greenrose Acquisition Corp, a Delaware corporation, and True Harvest Holdings, Inc., a Delaware corporation.

3.1(1)	Second Amended & Restated Certificate of Incorporation.
4.1(2)	Registration Rights Agreement of Former Equity holders of Theraplant, LLC.
4.2(3)	Registration Rights Agreement of Imperial Capital, LLC.
4.3	Registration Rights Agreement of True Harvest, LLC.
10.1††

Amendment No. 1 to the Senior Secured Credit Agreement among the Company, TPT Merger Sub, Theraplant, DXR Finance, LLC as Agent (“Agent”) and DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC as lenders.

23.1	Consent of Marcum LLP.
23.2	Consent of Macias Gini & O’Connell, LLP for Theraplant, LLC.
23.3	Consent of Macias Gini & O’Connell, LLP. for True Harvest, LLC.
24	Power of Attorney (included on signature page).

____________

†        Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

††      Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

1        Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2021

2        Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2021

3        Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on January 14, 2021

4        Filed herewith

ITEM 17. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amityville,, New York, on the 4th day of January, 2022.

GREENROSE ACQUISITION CORP.
By:	/s/ William F. Harley III
Name:	William F. Harley III
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Harley III and Scott Cohen his or her true and lawful attorney-in-fact, each with full power of substitution and re-substitution, severally, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, on Form S-1 any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ William F. Harley III	Chief Executive Officer, Director	January 4, 2022
William F. Harley III	(Principal Executive Officer)
/s/ Paul Wimer	President & Chief Business Officer	January 4, 2022
Paul Wimer
/s/ Scott Cohen	Chief Financial Officer	January 4, 2022
Scott Cohen	(Principal Financial and Accounting Officer)
/s/ Daniel Harley	Executive Vice President,	January 4, 2022
Daniel Harley	Business Development, Director
/s/ Brendan Sheehan	Director	January 4, 2022
Brendan Sheehan
/s/ Steven Cummings	Director	January 4, 2022
Steven Cummings
/s/ John Falcon	Chairman	January 4, 2022
John Falcon
/s/ Thomas Megale	Director	January 4, 2022
Thomas Megale
/s/ John Torrance, III	Director	January 4, 2022
John Torrance, III